As filed with the Securities and Exchange Commission on January 19, 2017

Registration No. 333-215188

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Function(x) Inc.

(Exact name of registrant as specified in its charter)

Delaware	7370	33-0637631
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor
New York, New York 10010
(212) 231-0092

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert F. X. Sillerman
Chief Executive Officer
902 Broadway, 11th Floor
New York, New York 10010
(212) 231-0092

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aron Izower Reed Smith LLP 599 Lexington Avenue New York, New York 10022-7650 (212) 521-5400	Thomas A. Rose Sichenzia Ross Ference Kesner LLP 61 Broadway, 32nd Floor New York, New York 10006 (212) 930-9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee*
Common Stock, $0.001 par value per share(2)	$11,500,000	$1,368.50
Representatives’ Warrant to Purchase Common Stock(5), Common Stock, par value $0.001 per share, underlying Representatives’ Warrants(2)(4)	$312,500	$36.22
Total	$11,812,500	$1,404.72

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). Includes offering price of shares which the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock split, stock dividends, recapitalizations, or other similar transactions.
(3)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The proposed maximum aggregate offering price of the Representative’s Warrant is $312,500, which is equal to 125% of $250,000 (2.5% of $10,000,000).
*	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 19, 2017

     Shares
Common Stock

This is a firm commitment public offering of      shares of our common stock at a price of $    per share. We are also offering warrants to the underwriters to purchase up to      shares of our common stock.

We currently have an effective registration statement on Form S-1 (File No. 333-213084) pursuant to which the selling stock holders named therein may sell their common stock.

Our common stock is traded on the NASDAQ Capital Market under the symbol “FNCX.” On January 17, 2017, the closing price of our common stock was $2.20 per share. Our auditors have included a disclosure paragraph in their opinion regarding their uncertainty of our ability to continue as a going concern as of June 30, 2016.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 15 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Aegis Capital Corp., the representative of the underwriters. See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to     additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about     , 2017.

Joint Book-Running Managers

Aegis Capital Corp	Laidlaw & Company (UK) Ltd.

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About This Prospectus

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

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PROSPECTUS SUMMARY

This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed in this prospectus under “Risk Factors” beginning on page 15 of this prospectus and our financial statements and the accompanying notes beginning on page F-8 of this prospectus. As used in this prospectus, unless the context requires otherwise, the “Company”, “we”, “us”, and “our” refer to Function(x) Inc., a Delaware corporation.

All dollar amounts are in thousands except share and per share data, unless otherwise noted.

Our Company

Function(x) Inc. (the “Company”) was incorporated in Delaware in July 1994. We are a diversified media and entertainment company and conduct business through our three operating segments, including digital publishing through Wetpaint.com (“Wetpaint”) and Rant Inc. (“Rant”), fantasy sports gaming through DraftDay Gaming Group, Inc. (“DDGG”), and digital content distribution through Choose Digital, Inc. (“Choose Digital”).

We recently rebranded, evolving into a standalone business with a completely new focus and business strategy from our predecessor, Viggle. The assets of the Viggle business were sold to Perk Media (“Perk”) on February 7, 2016 (see “Perk.com Transaction-Perk Agreement”).

We are a Social Publishing and Interactive Media platform, focused on creating uniquely differentiated user experience across various content verticals utilizing multiple types of media for ultimate user engagement.

We plan to execute on this plan via a three-pronged approach:

•	Organic Growth: Development of our existing properties and continued creation of exclusive, premium video content. As we continue to grow the business, we will leverage our optimized monetization model to continue to drive revenue growth to support the business via programmatic ad sales;
•	Optimal utilization of strategic assets (SDS, Choose and DraftDay): these assets complement our core business and can facilitate audience engagement and contribute to the growth of our audience. Focus on traffic growth utilizing SDS, which is patented, proprietary technology that allows for dynamic learning of audience behavior and interactions on social media; and
•	Acquisition: In an effort to scale and grow the business, we will evaluate potential acquisitions in accordance with established, thoughtful and pre-determined parameters. We will seek acquisitions that can be easily integrated into the platform with minimal increases to expenses.

Key Milestones:

•	New Management Team: Implementation of a new and experienced Management Team, each of whom have had professional relationships with Robert F.X. Sillerman, our Chairman and Chief Executive Officer;
•	Deleveraging the balance sheet: Affiliates of Robert F.X. Sillerman, our Chairman and Chief Executive Officer own a majority of our common stock and held substantial debt in the Company, substantially all of which has been converted into Preferred Equity. These affiliates have committed to converting approximately $36,500 in preferred equity into shares of our common stock;
•	Defined key performance metrics: These are being tracked and analyzed on a daily basis via automated reporting; and analytics; and
•	Key foundation for our future growth has been established: This includes a rationalized headcount from which the business can be brought to scale, disciplined financial controls and an improved expense model, revamped technology platform and acquisition team intended to drive incremental growth.

Near Future:

•	Focus on direct sales and sponsorship revenue as we build out the video platform, which will allow for further diversification of the revenue stream; and
•	Leverage our intellectual property and technology to commercialize and monetize core and non-core assets.

We aspire to become the #1 Interactive Media Platform by leveraging and building on our existing platform and current user base. Our three pronged strategy includes, (a) to further develop our platform connecting content owners with their audience through live or on-demand video channels, (b) to enhance our comprehensive built-in monetization model for content contributors and distribution partners, and (c) to focus on building a technology driven ultimate user engagement platform supporting video, blogs, mobile, social, e-commerce and analytics. We intend to grow our business organically by integrating our recently acquired businesses and by pursuing acquisitions of assets or businesses that would enhance our presence as a media platform.

Our immediate objective is to successfully integrate Wetpaint and Rant assets and lay the foundation and refine processes that can serve as a blueprint for future acquisitions and growth. As part of the integration process we plan to develop a solid and predictable revenue model for our Social Publishing business aiming for profitability in near-term, implement scalable but lean operational processes and staffing within product development and ad revenue divisions and finalize a long-term plan that embraces product innovation with the sole purpose of defining us as the leading player in Interactive Media Publishing with a focus on video, social, mobile, e-commerce and predictive analytics.

Digital Publishing

Our digital publishing businesses include Wetpaint and Rant. Wetpaint is a leading entertainment news destination for millennial women. Covering the latest in television, music, celebrities, entertainment news, fashion, and pop culture, Wetpaint reaches millions of unique users on a monthly basis. Through Wetpaint, we publish more than 55 new articles, videos, and galleries each day. Wetpaint is a social publisher whose target audience is millennial women, primarily 18- to 34-year-old women. With social packaging around original entertainment news content, we showcase exclusive interviews, breaking stories, and our fangirl spin on pop culture. We generate content through our team of in-house professional writers and editors who are experts in their fields. Each writer is immersed in pop culture and what is happening on-screen and behind the scenes of fans’ favorite TV shows and movies. They seek to deliver content to our readers in a fun, visual and informative way and to ensure that our fans are up to date on all the latest entertainment news and gossip.

Wetpaint is a leading-edge media platform that uses its proprietary state-of-the-art technologies and expertise in social media to build and monetize audiences. We are very focused on knowing our audience, which is made possible through our proprietary Social Distribution System (“SDS”), a patented technology-based social experimentation and publishing platform. Wetpaint’s competitive advantage is this complete audience-development engine, which optimizes the packaging and distribution of content by getting it to the right audience at the right place and time on the internet.

To enhance our digital publishing business, we recently acquired assets of Rant, a leading digital publisher that publishes original content in 13 different verticals, most notably in sports, entertainment, pets, cars, and food. Adweek published that Rant’s flagship RantSports.com property was ranked #1 by Quantcast for target digital ad buying for the 2015 holiday season, indicating the power of reaching a targeted audience. Rant and its expanding internet property lineup has established itself as a leading innovator in online media consumption. Known for the well-established brand RantSports, Rant has since expanded its reach towards the areas of lifestyle, fitness, exercise, entertainment, technology, and celebrities. Rant was recently named both #18 overall on Inc 500’s Fastest Growing Companies — #1 in Media — and #31 on Forbes’ Most Promising Companies of 2015.

As a complement to our existing Wetpaint publishing business, Rant brings an expanded reach into sports, lifestyle, and entertainment publishing. The combined properties currently have approximately 13.5 million fans on their Facebook pages and, for the quarter ended September 30, 2016, generated an average of 14.4 million visits per month. With the acquisition of Rant, we gain a highly optimized digital media delivery technology which amplifies the speed of digital content publishing, getting information and relevant advertising to the end user more quickly than before. Rant’s platform is designed for desktop and mobile content at the billions-of-pageviews per year level. Because of its low cost of operation, the coupling of the Rant platform and the SDS technology creates powerful tools in digital content publishing.

Our digital publishing businesses are very focused on knowing their audience. This is made possible through our proprietary SDS platform. Our competitive advantage is this complete audience-development engine, which optimizes the packaging and distribution of content, getting it to the right audience at the right place at the right time primarily through social media. The technology is designed to generate fans on our pages on Facebook and other social media outlets. Our content is then displayed in the fans’ feeds on Facebook and other social media sites, which can then drive traffic to our websites. Our technology contains a test and measurement system that delivers real-time audience insights, and provides optimized distribution by audience. Because we use this proprietary technology, a significant amount of our website traffic is generated through social media channels, particularly Facebook. Facebook and other social media outlets routinely update their algorithms to adjust what content is displayed in users’ feeds. The test and measurement feature of our technology help us to stay current in maximizing website traffic from social media channels as these algorithms change. We have seven issued patents related to the SDS technology.

Our digital publishing businesses generate revenue by displaying advertisements to our users as they view content on our websites. We source ads by working directly with advertisers, or their advertising agencies, and by working through several third party ad networks who are all bidding against each other for our advertising inventory in real time. Advertisements are typically priced as a base price per thousand views, also known as Cost-Per-Mille (CPM), but can also be priced as a base price per click, also known as Cost-Per-Click (CPC), or as a base price per intended action, also known as Cost-Per-Action (CPA). The vast majority of our revenues are derived from ads sourced from third party ad networks.

The table below shows our Digital Publishing revenue increase from approximately $70 in July 2016 to approximately $380 in December 2016.

The table below shows the increase in our Digital Publishing pageviews from just under 20,000,000 in July 2016 to approximately 80,000,000 in December 2016.

Pageviews (in 000's)
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
312% Growth
Jul
Aug
Sep
Oct
Nov
Dec

- *Represents Publishing Segment*
- *All figures shown are unaudited*

DraftDay.com

DDGG operates a daily fantasy sports website at DraftDay.com, and other white-label websites on behalf of its business-to-business clients. The DraftDay business is focused on the business-to-business market allowing consumer brands entry into the fantasy sports market with turnkey solutions in the United States and Canada. Outside of the U.S., Draft Day Gaming Group launched the DraftStars daily fantasy platform for CrownBet, the leading sports betting operation in Australia. However, within the U.S., by October of 2015 the regulatory landscape adversely shifted and all daily fantasy sports companies, including DDGG, were faced with regulatory uncertainty. DDGG’s model provides three unique benefits to white-label customers: (1) business-to-business white-label strategy that significantly reduces customer acquisition cost risks, (2) partner liquidity sharing that provides opportunity for large prize pools via aggregation, and (3) a platform with the latest in consumer protections in the industry.

DDGG supplies a full white-label solution that allows businesses to participate in the fast growing skill-based game market. By using DDGG’s white-label solution, a business can offer a fantasy sports product to its customers without incurring the ongoing technology costs and other capital expenditures. By focusing on offering white-label solutions to businesses, DDGG’s strategy is to build a network of players through the established databases of DDGG’s participating clients. This model is strategically focused to minimize costs of user acquisition. In addition, the aggregated network of users across DDGG’s clients’ databases creates larger prize pools to generate higher player engagement and retention. DDGG continues to develop its business plan by focusing on the regulated market of casinos as well as the entertainment and sports industries.

On September 8, 2015, we and our subsidiary DDGG entered into an Asset Purchase Agreement (the “DraftDay Asset Purchase Agreement”) with MGT Capital Investments, Inc. (“MGT Capital”) and MGT Sports, Inc. (“MGT Sports”), pursuant to which we acquired all of the assets of the DraftDay Business from MGT Capital and MGT Sports. The DraftDay Business operates a daily fantasy sports website at DraftDay.com. The DraftDay Business is focused on the business-to-business market allowing consumer brands entry into the fantasy sports market with turnkey solutions.

In exchange for the acquisition of the DraftDay Business, we paid MGT Sports the following: (a) 63,467 shares of our Common Stock, par value $0.001 per share (“Common Stock”), (b) a promissory note in the amount of $234, due September 29, 2015, (c) a promissory note in the amount of $1,875 due

March 8, 2016, and (d) 2,550 shares of common stock of DDGG. In addition, in exchange for providing certain transitional services, DDGG will issue to MGT Sports a warrant to purchase 1,500 shares of DDGG common stock at an exercise price of $400 per share. In addition, in exchange for the release of various liens and encumbrances, we also agreed to issue to third parties: (a) 4,232 shares of our Common Stock, (b) a promissory note in the amount of $16 due September 29, 2015 and (c) a promissory note in the amount of $125 due March 8, 2016, and DDGG issued: (i) 150 shares of DDGG common stock and (ii) a warrant to purchase 350 shares of DDGG common stock at $400 per share. Accordingly, we issued a total of 67,879 shares of Common Stock in connection with the acquisition of the DraftDay Business. We contributed the assets of the DraftDay Business to DDGG, such that we now own a total of 11,250 shares of DDGG common stock.

In the aggregate, we issued promissory notes in the principal amount of $250 due and paid on September 29, 2015 and in the aggregate principal amount of $2,000 due March 8, 2016. We were not able to make the payment at the due date and, on March 24, 2016, converted $824 of the promissory notes to common stock and $110 of the promissory notes to a Series D Preferred Stock. On April 13, 2016, MGT Sports converted all 110 shares of our Series D Preferred Stock into shares of our common stock. Accordingly, we issued 18,332 shares of common stock to MGT Sports and, thereafter, there are no shares of our Series D Preferred Stock outstanding. On June 14, 2016, we entered into a second exchange agreement with MGT (the “Second MGT Exchange Agreement”) relating to the $940 remaining due under the MGT Note. Under the Second MGT Exchange Agreement, the MGT Note shall be exchanged in full for (a) $11 in cash representing accrued interest and (b) 132,092 shares of our common stock, subject to certain adjustments. Issuance of the shares is conditioned upon approval of our shareholders and approval of our listing of additional shares application with NASDAQ. On October 10, 2016, we satisfied the MGT Note through the issuance of 136,304 shares of our common stock and payment of interest of $16.

In addition, on September 8, 2015, DDGG entered into an agreement with Sportech Racing, LLC (“Sportech”) pursuant to which Sportech agreed to provide certain management services to DDGG in exchange for 9,000 shares of DDGG common stock. As a result of the transactions described above, we own a total of 11,250 shares of DDGG common stock, Sportech Inc., an affiliate of Sportech, owns 9,000 shares of DDGG common stock, MGT Sports owns 2,550 shares of DDGG common stock and an additional third party owns 150 shares of DDGG common stock. In addition, MGT Sports holds a warrant to purchase 1,500 shares of DDGG common stock at an exercise price of $400 and an additional third party holds a warrant to purchase 350 shares of DDGG common stock at $400 per share.

On December 28, 2015, DDGG’s Board of Directors effectuated a 1-for-1,000 reverse stock split (the “1-for-1,000 Reverse Split”). Under the terms of the 1-for-1,000 Reverse Split, each share of DDGG’s common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-thousandth of one share of common stock, without any action by the stockholders. Fractional shares were cashed out.

On April 12, 2016, DDGG entered into an amendment to the transitional management services agreement pursuant to which the DDGG’s Management Services Agreement By and Between DraftDay Gaming Group, Inc. and Sportech Racing, LLC (“Sportech MSA”) terminated effective June 30, 2016. Sportech paid a $75 termination fee, reverted 4,200 shares of DDGG stock back to us, and provided 45 days of transition services. on July 1, 2016, and to provide transitional services for 45 days. We previously recorded the value of the services provided by Sportech under the Sportech MSA to prepaid assets, to be recognized as a professional services expense in the Consolidated Statements of Operations over the term of the agreement. Due to the termination of the agreement, we expensed the remaining value of the Sportech services, except for the value associated with the 4,200 shares of DDGG stock which were returned and 45 days of transitional services. The termination of the Sportech MSA requires DDGG to perform certain management functions on its own.

On May 12, 2016, we entered into a subscription agreement with DDGG pursuant to which we agreed to purchase up to 550 shares of Series A Preferred Stock of DDGG for $1 per share. DDGG also entered into a subscription agreement with Sportech pursuant to which Sportech agreed to purchase up to 450 shares of Series A Preferred Stock of DDGG for $1 per share. In accordance with this agreement, we transferred a total of $550 to the DDGG subsidiary since the date of acquisition and through the date of this prospectus.

Choose Digital

Choose Digital was founded in 2011 as a supply chain to the loyalty and incentive industry, allowing major programs (airline frequent flier, banks and hotel loyalty programs, etc.) to offer digital content as a reward redemption option. Choose Digital’s products and services allow any reward program to integrate our large digital media marketplace, giving their members the ability to browse, redeem, and download latest releases or classic favorites.

Choose Digital is a white-label digital marketplace featuring a recent and wide range of digital content, including music, eBooks and audiobooks. The content is sourced from leading record companies and book publishers. The marketplace can be fully branded and integrated seamlessly into clients’ current online environments. Today Choose Digital’s marketplace powers a number of loyalty programs in the U.S. and Canada allowing customers and participants to enjoy the latest in digital content instantly.

Choose Digital generates revenues when participants in Choose Digital’s clients’ loyalty programs redeem loyalty credits for digital content provided by Choose Digital. For example, if a participant in a loyalty program redeems credits for a song download provided by Choose Digital, the client loyalty program pays Choose Digital for the download.

Choose Digital offers several custom and turnkey products for creating e-commerce web apps for selling digital music, eBooks, and audiobooks within small or large loyalty programs. The digital media catalog consists of the new releases and large back-catalogs of major music labels and book publishers. New catalog items are added daily.

Choose Digital’s technology and expertise provides the ability for client companies and organizations to quickly add digital media items to their loyalty reward programs. The digital media catalog can be fully customized to the client’s needs and can involve integrating our full-featured API, or employing our services to create a custom, seamless, standalone, and managed storefront accessible by their member base. We are currently restructuring this line of business.

Technology

Our digital publishing, gaming and digital content distribution businesses are enabled by multiple technology platforms primarily developed internally including proprietary and patented software some of which are briefly described below.

Our digital content distribution businesses are very focused on knowing their audience. This is made possible through our proprietary SDS technology. Our competitive advantage is this complete audience-development engine, which optimizes the packaging and distribution of content — getting it to the right audience at the right place at the right time primarily through social media. The technology is designed to generate fans on our pages on Facebook and other social media outlets. Our content is then displayed in the fans’ feeds on Facebook and other social media sites, which can then drive traffic to our websites. Our technology contains a test and measurement system that delivers real-time audience insights, and provides optimized distribution by audience. Because we use this proprietary technology, a significant amount of our website traffic is generated through social media channels, particularly Facebook. Facebook and other social media outlets routinely update their algorithms for what content is displayed in users’ feeds. The test and measurement features of our technology help us to stay current in maximizing website traffic from social media channels as these algorithms change. We have seven issued patents related to the SDS technology.

With the acquisition of Rant, we gain a highly optimized digital media delivery technology which amplifies the speed of digital content publishing, getting information and relevant advertising to the end user more quickly than before. Rant’s platform is designed for desktop and mobile content at the billions-of-page views per year level. Because of its low cost of operation, the coupling of the Rant platform and our SDS technology creates extremely powerful tools in digital content publishing.

Choose Digital’s technology platform and expertise provides the ability for any client companies and organizations to quickly add digital media items to their loyalty reward programs. The digital media catalog can be fully customized to the client’s needs and can involve integrating our full-featured API, or employing our services to create a custom, seamless, standalone, and managed storefront accessible by their member base. The platform is highly scalable and has multiple e-commerce capabilities.

DraftDay has built a sophisticated platform that allows for each operator to have their own portal to drive their customers to, own the data and feed into a pool with other operators. The state of the art technology platform enables us to offer multiple gaming products covering all major sports. Our technology platform is highly scalable and also has proven business-to-business white-label capabilities. In addition, the platform is complemented by a highly responsive design/HTML5 mobile webapp capabilities.

We protect our technology through seeking intellectual property registration and filings. We register certain domain names, trademarks and service marks in the United States and in certain locations outside the United States. Circumstances outside of our control could pose a threat to our intellectual property rights. Effective intellectual property protection may not be available in the United States or other countries in which we provide our solution. In addition, the efforts we have taken to protect our intellectual property rights may not be sufficient or effective. Any impairment of our intellectual property rights could harm our business, our ability to compete and our operating results.

Viggle Rewards Business — Discontinued Operations

Viggle is a mobile and web-based entertainment marketing platform that uses incentives to make content consumption and discovery more rewarding for media companies, brands and consumers. Viggle helps guide consumers towards various forms of media consumption with television enhancement, music discovery, entertainment content publishing and distributed viewing reminders. Viggle helps consumers decide what to watch and when, broadens the viewing experience with real time games and additional content, and rewards viewers for being loyal to their favorite shows throughout a season, allowing them to earn points. For brands, Viggle provides advertising clients with targeted interactive ads to amplify their TV messaging to verified audiences. For media companies, Viggle delivers promotional benefits by driving viewers to specific shows, engaging them in a richer content experience, and increasing awareness of promoted shows through web, mobile and social channels. We sold this business to Perk in a transaction that closed on February 8, 2016.

Perk.com Transaction

Perk Agreement

On December 13, 2015, we entered into an Asset Purchase Agreement with Perk (the “Perk Agreement”). Perk’s shares are currently traded on the Toronto Stock Exchange. In connection with the Perk Agreement, we agreed to sell to Perk certain assets relating to the Viggle rewards business, including the Viggle App. We retained our interest in DDGG, Wetpaint, Choose Digital and the assets relating to our MyGuy game. The closing of this transaction subsequently occurred on February 8, 2016.

Purchase Price and Adjustments

As consideration for the assets sold, we received the following consideration:

•	1,500,000 shares of Perk common shares free and clear of all liens, less the number of shares of Perk common shares applied to the repayment of principal and interest of the credit facility described below (the “Initial Perk Shares”);
•	2,000,000 shares of Perk common shares if Perk’s combined revenue, as calculated pursuant to the Perk Agreement, is at least $130,000 for the calendar year commencing on January 1, 2016 or January 1, 2017 (the “Earn-Out”);
•	A warrant (“Warrant 1”) entitling us to purchase 1,000,000 shares of Perk common shares at a strike price of CDN $6.25 per share in the event the volume weighted average price (“VWAP”) of shares of Perk common shares is greater than or equal to CDN $12.50 per share for 20 consecutive trading days in the two year period following the closing of the Perk.com Transaction;

•	A warrant (“Warrant 2”, and together with Warrant 1, the “Perk Warrants”) entitling the us purchase 1,000,000 shares of Perk common shares at a strike price of CDN $6.25 per share in the event that the VWAP of Perk common shares is greater than or equal to CDN $18.75 per share for 20 consecutive trading days in the two year period following the closing of the Perk.com Transaction; and
•	Perk also assumed certain of our liabilities, including points liability.

At the time we entered into the Perk Agreement, Perk provided us with a $1,000 secured line of credit, which we fully drew down. We had the option of repaying amounts outstanding under that line of credit by reducing the number of Initial Perk Shares by 130,000. We exercised this option, so we received 1,370,000 shares of Perk common stock at closing, and the amounts outstanding under the Line of Credit were deemed paid in full.

At the closing, 37.5% (562,600) of the Initial Perk Shares were issued and delivered to an escrow agent to be used exclusively for the purpose of securing our indemnification obligations under the Perk Agreement.

Additionally, after the closing, we delivered 357,032 Perk shares to satisfy an obligation to a prior trade creditor.

On September 30, 2016, the Company sold to Perk the remaining shares (1,013,068) of Perk common stock, the warrants for additional shares, and the right to the Earn-Out Shares received from Perk on the sale of the Viggle rewards business on February 8, 2016. The Company received $1,300 from Perk as consideration therefor. The execution of the Securities Purchase Agreement and closing were simultaneous. The escrowed shares were released as part of this transaction.

Intellectual Property

As of September 30, 2016, we have filed to protect our trademarks and patents to protect our technology, some of which have been granted, and some of which are currently pending. It is anticipated that there will be patent and other filings in the future. We intend to protect any intellectual property rights that we may acquire in the future through a combination of patent, trademark, copyright, rights of publicity, and other laws, as well as licensing agreements and third party nondisclosure and assignment agreements. Failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, financial condition and results of operations.

Private Placement

On July 12, 2016, we closed a private placement (the “Private Placement”) of $4,444 principal amount of convertible debentures (the “Debentures”) and common stock purchase warrants (the “Warrants”). The Debentures and Warrants were issued pursuant to a Securities Purchase Agreement, dated July 12, 2016 (the “Purchase Agreement”), by and among us and certain accredited investors within the meaning of the Securities Act of 1933, as amended (the “Purchasers”). Upon the closing of the Private Placement, we received gross proceeds of $4,000 before placement agent fees and other expenses associated with the transaction. We will use the net proceeds from the transaction for general business and working capital purposes.

The Debentures mature on the one-year anniversary of the issuance date thereof. The Debentures are convertible at any time at the option of the holder into shares of our common stock at an initial conversion price of $6.266 per share (the “Conversion Price”). Based on such initial Conversion Price, the Debentures will be convertible into up to 780,230 shares of common stock. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the Conversion Price then in effect, the Conversion Price then in effect will be decreased to equal such lower price. The adjustments to the Conversion Price will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans or for certain acquisitions. In addition, the Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. However, in no event will the Conversion Price be less than $0.10 per share. The Debentures are secured by a first priority lien on substantially all of our assets in accordance with a security agreement.

The Debentures bear interest at 10% per annum with interest payable upon maturity or on any earlier redemption date. At any time after the issuance date, we will have the right to redeem all or any portion of the outstanding principal balance of the Debentures, plus all accrued but unpaid interest at a price equal to 120% of such amount. The holders of Debentures shall have the right to convert any or all of the amount to be redeemed into common stock prior to redemption. Subject to certain exceptions, the Debentures contain customary covenants against incurring additional indebtedness and granting additional liens and contain customary events of default. Upon the occurrence of an event of default under the Debentures, a holder of Debentures may require us to pay the greater of (i) the outstanding principal amount, plus all accrued and unpaid interest, divided by the Conversion Price multiplied by the daily volume weighted average price or (ii) 115% of the outstanding principal amount plus 100% of accrued and unpaid interest. Pursuant to the Debentures, we are required to make amortizing payments of the aggregate principal amount, interest, and other amounts outstanding under the Debentures. Such payments must be made beginning three months from the issuance of the Debentures and on the monthly anniversary through and including the maturity date. The Amortization Amount is payable in cash or in shares of our common stock pursuant to the conversion mechanism contained in the Debentures.

On July 20, 2016, we and the Purchasers entered into an Amendment to Securities Purchase Agreement and Consent to Modify Debentures (the “Amendment and Consent”). The Amendment and Consent provides that, while the Debentures are outstanding, Mr. Sillerman will guarantee that we shall have $1,000 available in our commercial bank account or otherwise available in liquid funds. At any time when our available funds fall below $1,000, Mr. Sillerman will provide (the “Sillerman Guaranty”) the amounts necessary to make-up the shortfall in an aggregate amount not to exceed $6,000; however, the first $5,000 of the guaranty shall be provided by drawing down on our Line of Credit with Sillerman Investment Company IV, LLC (“SIC IV”). Any remaining amounts, up to a maximum aggregate of $1,000 shall be provided by Mr. Sillerman. In connection with the Sillerman Guaranty, the Company’s independent directors approved a fee of $100 as compensation for providing such guaranty.

As a part of the Private Placement, we issued Warrants to the Purchasers providing them with the right to purchase up to an aggregate of 354,650 shares of our common stock at an initial exercise price of $6.528 per share. Subject to certain limitations, the Warrants are exercisable on any date after the date of issuance and the exercise price for the Warrant is subject to adjustment for certain events, such as stock splits and stock dividends. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the conversion price of the Debentures, the exercise price of the Warrants will be decreased to a lower price based on the amount by which the conversion price of the Debentures was reduced due to such transaction. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans or for certain acquisitions. In addition, the exercise price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The Warrants will expire 5 years from the initial issuance date.

In addition, we issued to Aegis Capital Corporation (“Aegis”), the placement agent in connection with the Private Placement, Warrants providing them with the right to purchase up to an aggregate of 53,200 shares of our common stock at initial exercise price of $6.528 per share. The Warrants issued to Aegis contain substantially the same terms as the Warrants issued to the Purchasers.

The Purchasers shall not have the right to convert the Debentures or exercise the Warrants to the extent that such conversion or exercise would result in such Purchaser being the beneficial owner in excess of 4.99% of our common stock. In addition, the Purchasers have no right to convert the Debentures or exercise the Warrants if the issuance of the shares of common stock upon such conversion or exercise would exceed the aggregate number of shares of our common stock which we may issue upon conversion of the Note and exercise of the Warrant without breaching our obligations under NASDAQ listing rules. Such limitation does not apply if our shareholders approve such issuances. We have obtained shareholder approval for issuances of shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants.

In connection with the Private Placement, we and the Purchasers entered into a Registration Rights Agreement under which we were required, on or before 30 days after the closing of the Private Placement, to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of our common stock issuable pursuant to the Debentures and Warrants and to use commercially reasonable efforts to have the registration declared effective as soon as practicable, but in no event later than 90 days after the filing date. The resale Registration Statement was declared effective on December 6, 2016. As a result, the Purchasers were entitled to liquidated damages calculated as follows:

•	$62, 1.5% of the purchase price paid for securities purchased pursuant to the Purchase Agreement, payable in cash; and
•	19,741 shares of our common stock, equivalent to 1.5%, or $62, of the purchase price divided by the average closing bid price for our common stock for the five-day period prior to the date liquidated damages became due.

Also in connection with the Private Placement, certain stockholders of ours have executed Lock-Up Agreements, pursuant to which they have agreed not to sell any shares of our common stock until the later of (i) six months following the issuance of the Debentures or (ii) 90 days following the effectiveness of a resale registration statement filed pursuant to the requirements of the Registration Rights Agreement.

We are currently in default under the Debentures issued in the Private Placement for failure to make amortization payments and for failure to maintain the Minimum Cash Reserve.

On October 12, 2016, the first amortization payment in the amount of $444, plus accrued interest of approximately $114 pursuant to the terms of the Debentures became due and payable to the Purchasers. We did not make such payment at the time it was due. We entered into waiver agreements with Purchasers holding approximately 87% of the principal amount of the Debentures. Such waivers are not binding on the remaining Purchaser of the Debentures. Pursuant to the terms of the Waiver, the Purchasers have agreed to waive the payment of the amortization payments and accrued interest due for October 2016 and November 2016. In consideration for waiving the payment terms of the Debentures, we paid, upon execution of the Waiver, 10% of the Amortization Amount that became due on October 12, 2016 and paid on November 12, 2016 10% of the Amortization Amount due in November 2016. All other amounts will be due and payable in accordance with the terms of the Debentures, with the deferred payments due at maturity. We did not receive a waiver from one of its debenture holders, holding approximately 13% of the principal amount of the Debentures with respect to the event of default arising out of our failure to make the first amortization payment when due. Pursuant to the terms of the Debentures, such holder has sent a notice of acceleration, stating that the Company owes $696, reflecting the principal amount of the Debenture plus interest through November 1, 2016. Interest will accrue at 18% until this amount is satisfied. We are seeking to settle the matter with the holder; however, there can be no assurance that an agreement will be reached.

The waivers entered into with some of the Purchasers related to the failure to pay the amortization amount do not address the failure to maintain the Minimum Cash Reserve. In addition, we are currently in default with respect to the amortization payment due in January 2017.

Pursuant to the terms of the Debentures, the failure to cure the non-payment of amortization or failure to maintain the Minimum Cash Reserve within three trading days after the due date constituted an Event of Default. Following the occurrence of an event of default, among other things: (1) at the Purchaser’s election, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through the one year anniversary of the original issue date if such interest has not yet accrued, liquidated damages and other amounts owed through the date of acceleration, shall become, immediately due and payable in either cash or stock pursuant to the terms of the Debentures; and (2) the interest rate on the Debentures will increase to the lesser of 18% or the maximum allowed by law. In addition to other remedies available to the Purchasers. the Company’s obligation to repay amounts due under the Debentures is secured by a first priority security interest in and lien on all of the Company’s assets and property, including our intellectual property, and such remedies can be exercised by the Purchasers without additional notice to the Company.

Under terms of the $3,000 Secured Convertible Note issued in connection with the acquisition of Rant, a default under other indebtedness owed by us constitutes a default under the Rant Note. As a result of such Event of Default, the holder of the Rant Note has executed a waiver that provides that, until May 15, 2017, the events of default arising out of the failure to pay the amounts due under the Debentures as of the date of the waiver and the failure by us to maintain the Minimum Cash Reserve shall not constitute events of default for purposes of the Rant Note.

Recent Developments

We are negotiating the sale of a majority stake in our non-core assets principally in the technology space, including certain intellectual property related to SDS and the assets related to the Draft Day daily fantasy sports business. If completed, the contemplated transaction would combine these assets in to a new company, Element(X). We intend to sell 80.1% of Element(X) to a newly formed and separately funded entity owned by current and former employees of Function(x). In addition, the Company intends to enter into a shared services agreement with Element(X) providing for payment for services related to legal, accounting and office-related services, among other things. The terms of any such transaction will be determined on an arms-length basis and will only be consummated if the board of directors determines that the transaction is in our best interests as a company. There can be no assurance that we will be successful in consummating such a transaction on the terms as described, or at all.

We are currently in negotiations with holders of approximately 87% of the debentures issued in July 2016 in order to permit us to pay them the outstanding principal of approximately $3,880, out of the proceeds of this offering and to pay any accrued interest and other amounts owed in shares of common stock at the same price as this offering.

We are also negotiating an amendment to the exchange agreement with Mr. Sillerman, pursuant to which he and his affiliated entities would agree to convert 100% of their Series C Preferred shares plus accrued dividends at $2.34. The amendment would permit the line of credit from an affiliate of Mr. Sillerman in the amount of $2,865 to remain outstanding after the consummation of this offering and exchange. The conversion price represents a 4% premium to the closing price of our common stock on January 13, 2017.

Going Concern

Our Consolidated Financial Statements as of June 30, 2016, and the auditor’s report on those consolidated financial statements, include a disclosure paragraph regarding the uncertainty of our ability to remain a going concern, which implies that we will continue to realize our assets and discharge our liabilities in the normal course of business. We are unlikely to pay dividends or generate significant revenue or earnings in the immediate or foreseeable future. The continuation of us as a going concern is dependent upon the continued financial support from its stockholders and our ability to obtain necessary equity and/or debt financing to continue development of our business and to increase revenue. Management intends to raise additional funds through equity and/or debt offerings until sustainable revenues are developed. There is no assurance such equity and/or debt offerings will be successful or that development of the business will be successful, and therefore there is substantial doubt about our ability to continue as a going concern within one year after the financial statements are issued. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

We have assessed the effectiveness of our internal control over disclosure controls and procedures as of September 30, 2016. As a result of this assessment, we concluded that, as of September 30, 2016, our internal control over disclosure controls and procedures was not effective. Our management identified a material weakness in our internal control over disclosure controls and procedures as a result of insufficient levels of supervision and review of the disclosure controls and procedures process.

We plan to take steps to enhance and improve the design of our internal control over disclosure controls and procedures. To remediate such weaknesses, we intend to appoint in the near future additional qualified personnel to address inadequate segregation of duties and ineffective risk management. These remediation efforts are largely dependent upon our securing additional financing to cover the costs of implementing the changes required. If we are unsuccessful in securing such funds, remediation efforts may be adversely affected in a material manner.

Corporate Information

We were incorporated in Delaware in July 1994, and were formerly known as DraftDay Fantasy Sports, Inc., Viggle Inc., Function(x) Inc., and Gateway Industries, Inc.

Our principal executive offices are located at 902 Broadway, 11th Floor, New York, New York 10010. The telephone number at our principal executive office is (212) 231-0092. Our website address is www.functionxinc.com. Information contained on our website is not deemed part of this prospectus.

THE OFFERING

Common stock offered by us
shares of our common stock (or shares if the underwriters exercise their over-allotment option in full).
Over-allotment option
We have granted the underwriters an option for a period of up to 45 days to purchase up to additional shares of common stock to cover overallotments, if any.
Common stock to be outstanding immediately after this offering shares (or shares if the underwriters exercise their over-allotment option in full).
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $ million, or approximately $ million if the underwriters exercise their overallotment option in full, at an assumed initial public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will use the proceeds to reduce or satisfy indebtedness, including reducing the outstanding principal of the debentures issued in July 2016 to settle trade payables, for acquisitions, and for general corporate working capital. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.
Representative’s Warrants
The registration statement of which this prospectus is a part also registers for sale warrants to purchase shares of our common stock to the representative of the underwriters as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The warrants will be exercisable for a four-year period commencing one year following the effective date of this offering at an exercise price equal to 125% of the public offering price of the common stock. Please see “Underwriting — Representatives’ Warrants” for a description of these warrants.
Risk Factors
You should read the “Risk Factors” section of this prospectus beginning on page 15 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
NASDAQ Capital Market Trading Symbol
“FNCX”

The number of shares of our common stock that will be outstanding immediately after this offering is based on 3,244,275 shares of common stock outstanding as of January 13, 2017, and excludes the following:

•	45,351 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2016, with a weighted-average exercise price of $238.40 per share;
•	264,070 shares of common stock reserved for future issuance under our 2011 Executive Incentive Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the plan;

•	780,230 shares of common stock issuable upon conversion of outstanding Debentures (including accrued interest) held by the selling stockholders at a conversion price of $6.266; and
•	407,850 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock with an exercise price of $6.528 per share.

Except as otherwise stated herein, the information in this prospectus assumes no exercise by the underwriters of their option to purchase up to an additional     shares of common stock to cover over-allotments, if any.

RISK FACTORS

Various portions of this report contain forward-looking statements that involve risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in these forward-looking statements as a result of certain risk factors, including those set forth below and elsewhere in this report (amounts in thousands, except share data).

Our business has substantial indebtedness and trade payables.

We currently have, and will likely continue to have, a substantial amount of indebtedness and trade payables. These obligations could, among other things, make it more difficult for us to satisfy our debt obligations, require us to use a large portion of our cash flow from operations to repay and service our debt or otherwise create liquidity problems, limit our flexibility to adjust to market conditions, place us at a competitive disadvantage and expose us to interest rate fluctuations. As of December 31, 2016, we had total indebtedness of approximately $13,190 and trade payables of approximately $10,266. During the quarter, we entered into the following transactions affecting indebtedness:

•	We and SIC III, SIC IV, and SIC VI, each an affiliate of Sillerman, entered into a Note Exchange Agreement pursuant to which all of the outstanding principal and accrued interest of certain notes held by SIC III, SIC IV, and SIC VI other than $900 of debt held by SIC IV pursuant to that certain Line of Credit Grid Promissory Note dated as of June 11, 2015, was exchanged for 30,175 shares of our Series C Preferred Stock; and
•	In connection with the Private Placement and the acquisition of the Rant Assets, we issued $4,444 principal amount of Debentures, delivered a Secured Convertible Promissory Note to Rant in the amount of $3,000 and assumed $2,000 of liabilities of Rant, thereby increasing our trade payables and total indebtedness significantly.

While we have attempted to settle with many of the vendors to which the trade payables are owed, there can be no assurances that we will be able to do so at all or be able to do so on favorable terms. Failure to settle these trade payables could result in litigation, which could lead to attachments and liens on our assets. In addition, vendors could potentially seek to file against us involuntary reorganization proceedings.

We expect to obtain the money to pay our expenses, to pay our trade payables and to pay the principal and interest on our indebtedness from cash flow from our operations and potentially from other debt and/or equity offerings. Accordingly, our ability to meet our obligations depends on our future performance and capital raising activities, which will be affected by financial, business, economic and other factors, many of which are beyond our control. If our cash flow and capital resources prove inadequate to allow us to pay the principal and interest on our debt and meet our other obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations, restructure or refinance our debt, which we may be unable to do on acceptable terms, and forgo attractive business opportunities. In addition, the terms of our existing or future debt agreements may restrict us from pursuing any of these alternatives.

We are currently in default under the Debentures issued in the Private Placement and the note issued in connection with the Rant Acquisition.

As described in “Private Placement; Events of Default”, we are currently in default under the Debentures issued in the Private Placement for failure to make amortization payments and for failure to maintain the Minimum Cash Reserve.

On October 12, 2016, the first amortization payment in the amount of $444, plus accrued interest of approximately $114 pursuant to the terms of the Debentures became due and payable to the Purchasers. We did not make such payment at the time it was due. We entered into waiver agreements with Purchasers holding approximately 87% of the principal amount of the Debentures. Such waivers are not binding on the remaining Purchaser of the Debentures. Pursuant to the terms of the Waiver, the Purchasers have agreed to waive the payment of the amortization payments and accrued interest due for October 2016 and November 2016. In consideration for waiving the payment terms of the Debentures, we paid, upon execution of the Waiver, 10% of the Amortization Amount that became due on October 12, 2016 and paid on November 12, 2016 10% of the Amortization Amount due in November 2016. All other amounts will be due and payable in accordance with the terms of the Debentures, with the deferred payments due at maturity. We did not receive a waiver from one of its debenture holders, holding approximately 13% of the principal amount of the Debentures with respect to the event of default arising out of our failure to make the first amortization payment when due. Pursuant to the terms of the Debentures, such holder has sent a notice of acceleration, stating that the Company owes $696, reflecting the principal amount of the Debenture plus interest through November 1, 2016. Interest will accrue at 18% until this amount is satisfied. We are seeking to settle the matter with the holder; however, there can be no assurance that an agreement will be reached.

The waivers entered into with some of the Purchasers related to the failure to pay the amortization amount do not address the failure to maintain the Minimum Cash Reserve. In addition, we are currently in default with respect to the amortization payment due in January 2017.

Pursuant to the terms of the Debentures, the failure to cure the non-payment of amortization or failure to maintain the Minimum Cash Reserve within three trading days after the due date constituted an Event of Default. Following the occurrence of an event of default, among other things: (1) at the Purchaser’s election, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through the one year anniversary of the original issue date if such interest has not yet accrued, liquidated damages and other amounts owed through the date of acceleration, shall become, immediately due and payable in either cash or stock pursuant to the terms of the Debentures; and (2) the interest rate on the Debentures will increase to the lesser of 18% or the maximum allowed by law. In addition to other remedies available to the Purchasers. the Company’s obligation to repay amounts due under the Debentures is secured by a first priority security interest in and lien on all of the Company’s assets and property, including our intellectual property, and such remedies can be exercised by the Purchasers without additional notice to the Company.

If holders of the Debentures accelerate the amounts owed under the Debentures as a result of the events of default and request such payment in shares of our common stock, the conversion price for those shares will be substantially less than the current conversion price of $6.266. As a result, we could be required to issue additional shares that would dilute the ownership of current stockholders.

Under terms of the $3,000 Secured Convertible Note issued in connection with the acquisition of Rant, a default under other indebtedness owed by us constitutes a default under the Rant Note. However, the holder of the Rant Note has executed a waiver that provides that, until May 15, 2017, the events of default arising out of the failure to pay the amounts due under the Debentures as of the date of the waiver and the failure by us to maintain the Minimum Cash Reserve shall not constitute events of default for purposes of the Rant Note.

Pursuant to the terms of the Registration Rights Agreement, we were required, on or before 30 days after the closing of the Private Placement, to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of our common stock issuable pursuant to the Debentures and Warrants and to use commercially reasonable efforts to have the registration declared effective as soon as practicable, but in no event later than 90 days after the filing date. The resale Registration Statement was declared effective on December 6, 2016. As a result, the Purchasers were entitled to liquidated damages calculated as follows:

•	$62, 1.5% of the purchase price paid for securities purchased pursuant to the Purchase Agreement, payable in cash; and
•	19,741 shares of our common stock, equivalent to 1.5%, or $62, of the purchase price divided by the average closing bid price for our common stock for the five-day period prior to the date liquidated damages became due (or the monthly anniversary thereof).

After the first monthly anniversary, any liquidated damages were pro-rated on a daily basis for any portion of a month before the Registration Statement was declared effective.

The Company has received substantial financial support from its Chairman and Chief Executive Officer and his affiliates.

Robert F.X. Sillerman, our Chairman and Chief Executive Officer, has from time to time made loans to the Company for working capital purposes. On August 22, 2016, approximately $30,175 of debt was converted into preferred stock of the Company, and $900 of debt remained outstanding. Pursuant to the terms of the Purchase Agreement entered into in connection with the Private Placement of Debentures, Mr. Sillerman agreed to guarantee for the benefit of the Debenture Holders that we will have $1,000 available in our commercial bank account or otherwise available in liquid funds, and if our available funds fall below $1,000, Mr. Sillerman agreed to provide the amounts necessary to make-up the shortfall in an aggregate amount not to exceed $6,000; however, the first $5,000 of the guaranty is to be provided by drawing down on our Line of Credit with Sillerman Investment Company IV, LLC, an affiliate of Mr. Sillerman. Any remaining amounts, up to a maximum aggregate of $1,000 shall be provided by Mr. Sillerman. Since the Private Placement, Sillerman Investment Company IV, LLC has loaned an additional $2,865 to the Company. However, these amounts have not been sufficient to maintain the minimum liquidity required. As a result, we are in default under the Debentures with respect to this guaranty. There can be no assurances that Mr. Sillerman or his affiliates will provide any additional funds to us.

If we do not consummate the restructuring transactions that we are currently negotiating, then we may be unable to complete this offering, and there can be no assurance that we will be able to secure additional funding on terms favorable to us, or at all.

We are negotiating the sale of a majority stake in our non-core assets principally in the technology space, including certain intellectual property related to SDS and the assets related to the Draft Day daily fantasy sports business. If completed, the contemplated transaction would combine these assets in to a new company, Element(X). We intend to sell 80.1% of Element(X) to a newly formed and separately funded entity owned by current and former employees of Function(x). In addition the Company intends to enter into a shared services agreement with Element(X) providing for payment a month for services related to legal, accounting and office-related services, among other things. The terms of any such transaction will be determined on an arms-length basis and will only be consummated if the board of directors determines that the transaction is in our best interests as a company. There can be no assurance that we will be successful in consummating such a transaction on the terms as described, or at all.

We are currently in negotiations with holders of approximately 87% of the debentures issued in July 2016 in order to permit us to pay them the outstanding principal of approximately $3,880, out of the proceeds of this offering and to pay any accrued interest and other amounts owed in shares of common stock at the same price as this offering.

We are also negotiating an amendment to the exchange agreement with Mr. Sillerman, pursuant to which he and his affiliated entities would agree to convert 100% of his Series C Preferred shares plus accrued dividends at $2.34. The amendment would permit the line of credit from an affiliate of Mr. Sillerman in the amount of $2,865 to remain outstanding after the consummation of this offering and exchange.

These transactions have not been consummated, and the parties have not yet agreed to final terms. If these transactions are not consummated, then it could become more difficult for us to complete this offering. In addition, we may have to seek alternative sources of funds, and there can be no guarantee that such funds will be available to us on favorable terms, or at all. Any of the foregoing could have a material adverse impact on our operations and financial condition and our ability to continue as a going concern.

The sale of our Viggle rewards business to Perk and the acquisition of the assets of Rant has changed our business model.

The sale of the Viggle rewards business to Perk and the acquisition of assets of Rant changed our business model. As a result of these transactions, we are a smaller business and are focused on the social publishing industry. Our revenue levels are likely to be different, and possibly lower, than those previously achieved. Our historic stock price has been volatile and the future market price for our common stock is likely to continue to be volatile.

The issuance and sale of common stock upon conversion of the Convertible Promissory Notes, the Debentures and the other convertible securities to be issued, may depress the market price of our common stock.

If there are sequential conversions of the debentures, and sales of such converted shares take place, the price of our common stock may decline. The shares of common stock issuable upon conversion of these securities may be sold without restriction pursuant to the resale registration statement. As a result, the sale of these shares may adversely affect the market price of our common stock. In addition, the common stock issuable upon conversion of the debentures may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb the shares, then the value of our common stock will likely decrease.

Our historic stock price has been volatile and the future market price for our common stock is likely to continue to be volatile.

The public market for our common stock has historically been volatile. Any future market price for our shares is likely to continue to be volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of specific companies. Broad market factors and the investing public’s negative perception of our business may reduce our stock price, regardless of our operating performance. Further, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, these factors may make it more difficult or impossible for you to sell shares of our common stock for a positive return on your investment.

We have a history of losses, expect future losses and cannot assure you that we will achieve profitability.

We have incurred significant net losses and negative cash flow from operations since our inception. We incurred net losses from continuing operations of $7,517 and $7,632 for the three months ended September 30, 2016 and September 30, 2015, respectively. We have an accumulated deficit of approximately $435,650 as of September 30, 2016 and $428,380 as of June 30, 2016. We have not achieved profitability since inception and cannot be certain that we will ever achieve profitability. Our ability to continue as a going concern is dependent upon raising capital from financing transactions, increasing revenue in our remaining businesses throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured. If we achieve profitability, we may not be able to sustain it.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

The report of our independent registered public accounting firm contained in our annual report on Form 10-K for the fiscal year ended June 30, 2016 contains an explanatory paragraph expressing substantial doubt about our ability to remain a going concern because we have suffered recurring losses from operations and, at June 30, 2016, had a working capital deficiency. We are unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of our Company as a going concern is dependent upon the continued financial support from our largest stockholders and the ability of our Company to obtain necessary equity and debt financing to continue development of our business and to generate revenue. Management intends to raise additional funds through equity and debt offerings until sustainable revenues are developed. No assurance can be given that such equity and debt offerings will be successful or that development of our business will continue successfully.

The independent directors are exploring strategic alternatives. There can be no assurances that any transaction will occur, or if such a transaction does occur, the value of that transaction to our company or our stockholders.

The independent directors are exploring strategic alternatives to enhance value. These alternatives could include, among others, possible joint ventures, strategic partnerships, marketing alliances, acquisitions, sale of all or some of our assets or other possible transactions, including the possibility of reorganization. However, there can be no assurance that any such strategic transaction will occur or be successful. In addition, if such a transaction occurs, there can be no assurances as to the value of any such transaction to us or our stockholders. While continuing to explore strategic alternatives, we have approved: (i) recapitalization plan involving the conversion of $34,800 of debt held by SIC III, SIC IV and SIC VI, each an affiliate of our Chairman and Chief Executive Officer and the conversion of 3,000 shares of our Series C Preferred Stock into up to 19,800,000 shares of our common stock; (ii) the Reverse Stock Split; (iii) the acquisition of substantially all of the assets of Rant.

Exercise of convertible instruments and conversion of preferred stock will dilute your percentage of ownership and could cause our stock price to fall.

As of September 30, 2016, we have outstanding stock options to purchase 45,351 shares of common stock and unvested restricted stock units for 4,042 shares of common stock. Exercise of any of these options or warrants, or conversion of any of the shares of preferred stock, would result in our issuing a significant number of additional shares of common stock. Additionally, we have more than 3 million shares available for issuance under the 2011 Executive Incentive Plan. In the future, we may further increase the number of shares available for issuance under that plan. We have entered into an Exchange Agreement and a Note Exchange Agreement (as described below) with affiliates of our Chief Executive Officer, Robert F.X. Sillerman that provides for the conversion of 33,175 shares of Series C Preferred Stock into up to 21,739,892 shares of our common stock. In connection with the Private Placement, we have issued convertible debentures and warrants that are convertible and exercisable for up to 3,502,318 shares of common stock (plus, if applicable, potential additional shares that may be required for liquidated damages.) The issuance of up to 9,484,691 shares of common stock upon the conversion of shares of our outstanding Series E Convertible Preferred stock and convertible notes issued to Rant would result in dilution of your percentage ownership of our Company.

We estimate that, if we issued all 33,276,690 (post Reverse Stock Split) of the shares that the Majority Shareholders have approved for issuance as described in the Information Statement on Schedule 14C filed August 19, 2016, existing shareholders, other than Mr. Sillerman, would own approximately 2.2% of the shares of our common stock outstanding immediately after the conversion is completed.

The Company entered into an Exchange Agreement on July 8, 2016, as amended July 20, 2016 (the “July Exchange Agreement”), with three of the affiliates of Mr. Sillerman, to allow for the exchange for shares of common stock of the Company of: (i) 3,000 shares of the Company’s Series C Convertible Redeemable Preferred Stock and a Line of Credit Promissory Note, dated October 24, 2014, in the amount of $20,000 plus accrued interest held by SIC III; (ii) a Line of Credit Grid Promissory Note, dated June 12, 2015, as amended July 20, 2016 in the amount of $3,401 plus accrued interest held by SIC IV as of the date hereof; (iii) a Revolving Secured Promissory Note, dated January 27, 2016, in the amount of $1,500 plus accrued interest, a Revolving Secured Promissory Note, dated March 29, 2016, in the amount of $500 plus accrued interest, a Revolving Secured Promissory Note, dated April 25, 2016 in the amount of $500 plus accrued interest, a Revolving Secured Promissory Note, dated May 16, 2016, in the amount of $500 plus accrued interest and a Revolving Secured Promissory Note, dated June 27, 2016, in the amount of $1,200 plus accrued interest held by SIC VI; and (iv) up to an additional $5,000 under the Line of Credit Grid Promissory Note dated June 12, 2015 and amended July 20, 2016 held by SIC IV.

Under the July Exchange Agreement, issuance of the shares in the exchange is conditioned upon approval of the Company’s shareholders, the closing of an offering of the Company’s common stock in the amount of at least $10,000, approval of its Listing of Additional Shares application with Nasdaq, the Company shall not be subject to any bankruptcy proceeding, and various other conditions. The Exchange Price shall be equal to the lesser of $5.20 and the price at which the Debentures can be exchanged for shares of the Company’s common stock, so long as the Company received a valuation that the exchange price reflects fair value. The agreement provides for termination in the event the conditions are not satisfied by March 31, 2017.

On August 22, 2016, we and SIC III, SIC IV, and SIC VI entered into an Note Exchange Agreement pursuant to which $30,175 which represents all of the then outstanding principal and accrued interest of certain notes held by SIC III, SIC IV, and SIC VI (the “Sillerman Notes”) other than $900 of debt held by SIC IV pursuant to that certain Line of Credit Grid Promissory Note dated as of June 11, 2015 (the “SIC IV Note”), was exchanged for 30,175 shares of the Company’s Series C Preferred Stock. The exchange price (and therefore the number of shares set forth above) was $1,000 per share. The Note Exchange Agreement provided for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement described in the Company’s Form 8-K filed on July 13, 2016, and subject to the additional obligations set forth in the Subordination Agreement and the Lockup Agreements also described therein. The $900 of debt that remained outstanding under the SIC IV Note will also remain subject to the Exchange Agreement. As a result of entering into such Agreement, the Certificate of Designation of the Class C Preferred Stock was modified to remove the right of the holder to convert any such Series C Preferred Shares into common shares, but Mr. Sillerman continues to be bound to convert such shares in accordance with the Exchange Agreement.

We may also grant additional stock options, warrants and convertible securities. The exercise, conversion or exchange of stock options, warrants or convertible securities will dilute the percentage ownership of our other stockholders. Sales of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.

Our ability to use our net operating loss carryforwards may be limited.

As of September 30, 2016, we had net operating loss carryforwards (“NOLs”) for U.S. federal income tax purposes of approximately $162,900. We generally are able to carry NOLs forward to reduce taxable income in future years. These NOLs will begin to expire in 2030, if not utilized before that time. However, our ability to utilize the NOLs is subject to the rules of Section 382 of the Internal Revenue Code of 1986 (“Section 382”). Section 382 generally restricts the use of NOLs after an “ownership change.” An ownership change occurs if, among other things, the stockholders (or specified groups of stockholders) who own or have owned, directly or indirectly, five percent or more of our common stock or are otherwise treated as five percent stockholders under Section 382 and the regulations promulgated thereunder increase their aggregate percentage ownership of our stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders over a three-year rolling period. In the event of an ownership change, Section 382 imposes an annual limitation on the amount of taxable income that we may offset with NOLs. This annual limitation is generally equal to the product of the value of our stock on the date of the ownership change, multiplied by the long-term tax-exempt rate published monthly by the Internal Revenue Service. Any unused annual limitation may be carried over to later years until the applicable expiration date for the respective NOLs.

The rules of Section 382 are complex and subject to varying interpretations. Because of our numerous capital raises, uncertainty exists as to whether we may have undergone an ownership change in the past or will undergo one as a result of the various transactions discussed herein. Accordingly, no assurance can be given that our NOLs will be fully available or utilizable.

If we are unable to successfully develop and market our products or features or our products or features do not perform as expected, our business and financial condition will be adversely affected.

With the release of any new product or any new features to an existing product, we are subject to the risks generally associated with new product or feature introductions and applications, including lack of market acceptance, delays in development and implementation, and failure of new products or features to perform as expected. In order to introduce and market new or enhanced products or features successfully with minimal disruption in customer purchasing patterns and user experiences, we must manage the transition from existing products in the market. There can be no assurance that we will successfully develop and market, on a timely basis, products, product enhancements or features that respond to technological advances by others, that our new products will adequately address the changing needs of the market or that we will successfully manage product transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved products and technologies could have a material adverse effect on our results of operations and financial condition.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock that would dilute your ownership.

We have financed our operations, and we expect to continue to finance our operations and acquisitions and to develop strategic relationships, by issuing equity or convertible debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing common stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our common stock. The holders of any debt securities or instruments we may issue would likely have rights superior to the rights of our common stockholders.

Since a significant amount of our voting securities are controlled by our Chairman and Chief Executive Officer and his affiliates, you and our other non-management stockholders may not be able to affect the outcome in matters requiring stockholder approval.

As of September 30, 2016, approximately 1,986,176 shares of our common stock, not including warrants, options, preferred stock or rights to acquire common stock, are owned by Mr. Sillerman and his affiliates, representing a significant percentage of the total voting power. As a result, Mr. Sillerman and his affiliates essentially have the ability to elect all of our directors and to approve any action requiring stockholder action. It is possible that the interests of Mr. Sillerman could conflict in certain circumstances with those of other stockholders. Such concentrated ownership may also make it difficult for our stockholders to receive a premium for their shares of common stock in the event we merge with a third party or enter into other transactions that require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

Pursuant to the Information Statement on Form 14C filed on August 19, 2016, the holder of a majority of our issued and outstanding shares has authorized the issuance of shares for a recapitalization plan involving the conversion of up to $34,800 of debt held by SIC III, SIC IV and SIC VI, each an affiliate of our Chairman and Chief Executive Officer, and the conversion of 3,000 shares of our Series C Preferred Stock into up to 21,739,892 shares of our common stock. Such approval became effective on behalf of our shareholders on September 15, 2016. As a result, there could be dilution of our shareholders if those conversions are effectuated. Mr. Sillerman now has voting control of the Company and, to the extent he also converts in accordance with his exchange agreements, he will remain majority shareholder.

We rely on key members of management, and the loss of their services could adversely affect our success and development.

Our success depends on the expertise and continued service of Mr. Sillerman and certain other key executives and technical personnel. These individuals are a significant factor in our growth and ability to meet our business objectives. In particular, our success is highly dependent upon the efforts of our executive officers and our directors, particularly Mr. Sillerman. It may be difficult to find a sufficiently qualified individual to replace Mr. Sillerman or other key executives in the event of death, disability or resignation, resulting in our being unable to satisfactorily execute our business. The loss of one or more of our executive officers and directors could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of an investor’s investment.

Compensation may be paid to our executive officers, directors and employees regardless of our profitability, which may limit our ability to finance our business and adversely affect our business.

Mr. Sillerman and other executive officers are receiving compensation, and other current and future employees of our company may be entitled to receive compensation, payments and reimbursements regardless of whether we operate at a profit or a loss. Any compensation received by Mr. Sillerman or any other senior executive in the future will be determined from time to time by our Board of Directors or our Compensation Committee. Such obligations may negatively affect our cash flow and our ability to finance our business, which could cause our business to be unsuccessful.

Some of our executive officers and directors may have conflicts of interest in business opportunities that may be disadvantageous to us.

Mr. Sillerman and Mitchell J. Nelson, our Executive Vice President, Secretary and a director, are each engaged in other business endeavors, including Circle Entertainment Inc. (“Circle”), in which Mr. Nelson is an executive officer. Mr. Sillerman was also the Chairman of SFX, a company in the live entertainment business, until December 2, 2016, when the reorganization of SFX under Chapter 11 of the Bankruptcy Code became effective. Under Mr. Sillerman’s employment agreement, he is obligated to devote his working time to our affairs, but was able to continue to perform his responsibilities as Chairman of SFX and as a director of Circle, and may be involved in other outside non-competitive businesses. Mr. Sillerman has agreed to present to us any business opportunities related to or appropriate for our business. Pursuant to Mr. Nelson’s employment agreement, he is obligated to devote such time and attention to the affairs of our company as is necessary for him to perform his duties as Executive Vice President. He is also entitled to perform similar functions for Circle, which is in liquidation. In addition, one of our directors, Michael Meyer, is a member of the board of directors and chair of the audit committee of Circle and was a director of SFX until December 2, 2016, when the reorganization of SFX under Chapter 11 of the Bankruptcy Code became effective. Although Circle, SFX and our company have generally different business plans, interests and programs, it is conceivable there may be a conflict of interest in determining where a potential opportunity should be brought. Conflicts of interest are prohibited as a matter of corporate policy, except under guidelines approved by the Board of Directors, as set forth in our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics also sets forth the procedures to follow in the event that a potential conflict of interest arises. In addition, not having the full time and attention of the executive officers could cause our business results to suffer.

Our business and growth may suffer if we are unable to attract and retain key officers or employees.

Our ability to expand operations to accommodate our anticipated growth will depend on our ability to attract and retain qualified media, management, finance, marketing, sales and technical personnel. However, competition for these types of employees is intense due to the limited number of qualified professionals. Our ability to meet our business development objectives will depend in part on our ability to recruit, train and retain top quality people with advanced skills who understand our technology and business. No assurance can be given that we will be successful in this regard. If we are unable to engage and retain the necessary personnel, our business may be materially and adversely affected.

We are uncertain of our ability to manage our growth.

Our ability to grow our business is dependent upon a number of factors, including our ability to hire, train and assimilate management and other employees, the adequacy of our financial resources, our ability to identify and efficiently provide such new products and services as our customers may require in the future, and our ability to adapt our own systems to accommodate expanded operations.

Because of pressures from competitors with more resources, we may fail to implement our business strategy profitably.

The social publishing business is highly fragmented, extremely competitive, and subject to rapid change. The market for customers is intensely competitive and such competition is expected to continue to increase. We believe that our ability to compete depends upon many factors within and beyond our control, including the ability to generate content and attract readers. If we are successful, larger and more established media companies, with significantly greater resources, may try to enter the market with similar products, and may be in better competitive positions than we are. Many consumers maintain simultaneous relationships with multiple digital brands and products and can easily shift consumption from one provider to another. Our principal competitors are in segments such as:

•	Digital publishing network providing original content in sports, entertainment and pets
•	Digital marketplace powering some of the largest loyalty programs

•	Digital content providers
•	Companies with daily fantasy sports offerings

Additionally, new competitors may be able to launch new businesses at relatively low cost. Either existing or new competitors may develop new technologies, and our existing and potential advertisers may shift their advertising expenditures to these new technologies. We cannot be sure that we will be able to successfully execute our business in the face of such competition.

Failure to successfully grow the Wetpaint, Rant, DraftDay or Choose Digital businesses in the expected time frame may adversely affect our future results.

The success of our acquisitions of Wetpaint, Rant, DraftDay, or Choose Digital will depend, in part, on our ability to realize the anticipated benefits from such businesses. Our management may face significant challenges in developing Wetpaint’s, Rant’s, DraftDay’s, or Choose Digital’s businesses, and their respective technologies, organizations, procedures, policies and operations, as well as addressing the different business cultures at these companies, and retaining key personnel. If Wetpaint, Rant, DraftDay, or Choose Digital are not successfully developed, the anticipated benefits of our acquisitions of these companies may not be realized fully or at all or may take longer to realize than expected. Developing these businesses may also be complex and time consuming, and require substantial resources and effort.

We will still incur significant transaction and merger-related expenses in connection with our acquisition of Choose Digital.

In connection with our acquisition of Choose Digital, we were required to make a contingent payment, which was due within five business days after June 24, 2015, of $4,800, which we failed to make timely. As a result, we entered into a Forbearance Agreement with AmossyKlein Family Holdings, LLLP (“AmossyKlein”), as representative of the former shareholders of Choose Digital Inc. (the “Stockholders”). The Forbearance Agreement provided that we would make monthly installment payments to the Stockholders and we agreed to deliver an affidavit of confession of judgment to be held in escrow by AmossyKlein s counsel in the event that we do not make such installment payments. We made the installment payments through December 2015, but failed to make the payment due on January 29, 2016. On May 12, 2016, we and AmossyKlein entered into an amendment to the Forbearance Agreement to provide for the payment of the remaining $1,800. The Forbearance Agreement provides that we would make a payment of approximately $300 by May 18, 2016, and thereafter, we would make monthly payments of $100, plus interest, until the remaining amount is paid in full. In addition, we pledged 100,000 shares of common stock we hold in Perk.com, Inc. as collateral for these obligations. As of the date of this filing, $454 is owed and the 100,000 shares have been released. Finally, we agreed if we consummate a sale of a substantial part of our assets or a public equity offering, we will first apply the proceeds to remaining amounts due to AmossyKlein, except for payments to advisors or expenses necessary to close such transactions. We also agreed to amend the confession of judgment. These payments under the amended forbearance agreement will create additional strain on our limited cash resources. In addition, the requirement to accelerate payments on a sale of a substantial part of our assets or from a public equity offering may hinder our access to additional cash.

We will incur significant transaction and merger-related expenses in connection with our acquisition of our interest in DraftDay.

In connection with our acquisition of an interest in DraftDay, we were required to make payments pursuant to promissory note in the principal amount of $2,000 on March 8, 2016. We negotiated with the holders of these notes to pay a portion of the outstanding amounts in our common stock. We were able to retire approximately $1,000 of the amounts outstanding under the notes through the issuance of 147,812 shares of our common stock and 110 shares of our Series D preferred stock. The 110 shares of our common stock were convertible into 18,331 shares of our common stock. Approximately $1,000 of the principal amount of these notes remains outstanding and will now be payable on July 31, 2016.

We will incur significant transaction and integration expenses in connection with our acquisition of the assets of Rant.

In connection with our acquisition of the assets of Rant, we were required to make payments pursuant to a secured convertible promissory note (the “Rant Note”) that bears interest at 12% per annum on principal amount of $3,000. The Rant Note matures on July 8, 2017. At the election of Rant, the secured convertible note is convertible into shares of our common stock at a price equal to the lower of (i) $5.20 per share, or (ii) such lower price as may have been set for conversion of any debt or securities into Common Stock held on or after the date hereof by Sillerman until the first to occur of March 31, 2017 or the date the Rant Note has been satisfied or converted. In connection with the Rant Note, we have entered into a Note Purchase Agreement and a Security Agreement with Rant, under which we have granted Rant a continuing security interest in substantially all of our assets. In connection with the issuance of the secured convertible note, Mr. Sillerman, his affiliates, and Rant entered into a subordination agreement subordinating repayment of the Rant Note to the Debentures and entered into an Intercreditor Agreement providing for the parties’ respective rights and remedies with respect to payments against the collateral held as security for both of them. The issuance of additional equity in conversion of the Rant Note would result in dilution to existing stockholders.

If we do not continue to develop and offer compelling content, products and services and attract new consumers or maintain the engagement of our existing consumers, our revenues could be adversely affected.

In order to attract consumers and maintain or increase engagement on our Wetpaint, Rant. DraftDay and Choose Digital properties, we believe that we must offer compelling content, products and services. Acquiring, developing and offering new content, products and services, as well as new functionality, features and enhanced performance of our existing content, products and services, may require significant investment and time to develop. In addition, consumer tastes are difficult to predict and subject to rapid change. If we are unable to develop online content, products and services that are attractive and relevant to Wetpaint, Rant, DraftDay and Choose Digital users, we may not be able to maintain or increase our existing users’ engagement on or attract new consumers to Choose Digital, DraftDay and Wetpaint and as a result our search rankings, traffic and usage metrics, and advertising revenues may be adversely affected.

Wetpaint and Rant rely on social media posts to drive traffic to its websites. Changes in rules, algorithms, and display formats of social media sites could result in a reduction in such traffic.

Wetpaint and Rant rely on posts on various social media platforms, including Facebook and Twitter, to drive users to its websites. In the event that Facebook or Twitter changes their respective terms and conditions to prevent such activity by Wetpaint or Rant, their user numbers could decrease. Further, these platforms change their algorithms and application programming interfaces, or API’s, in the ordinary course of business, often without notice or explanation to publishers. Changes to these algorithms and API’s may reduce the effectiveness of Wetpaint’s and Rant’s publishing capabilities, and result in temporary or permanent reductions to the net numbers of fans and followers added each month, as well as the rate at which Wetpaint or Rant content is displayed to users and clicked upon. In such cases, traffic to Wetpaint or Rant websites could be adversely affected.

Wetpaint and Rant rely upon traffic from search engines such as Google to bring an influx of website visitors each month. Search engine traffic is dynamic in nature, and is subject to an ever-changing mix of user-entered keywords, competitive offerings, and algorithmic fluctuations by the search engines themselves.

Search engines such as Google represent a significant source of Wetpaint and Rant traffic, and the originating source for many users who become Wetpaint or Rant fans and followers on the social networks. The ranking of Wetpaint and Rant content in the various search engines is always changing, and relates to algorithmic assessments by the search engines compared to offerings that compete with Wetpaint and Rant. The popular keywords for which Wetpaint or Rant rank highly could subside in their popularity, or Wetpaint or Rant may fail to maintain the rankings that it has had for such keywords. In addition, as new keywords become popular, Wetpaint or Rant content may fail to rank highly for those keywords.

If Wetpaint and Rant do not maintain talent, access, and reputation among sources for news stories, we would lose access to stories and our traffic and revenues could suffer.

Wetpaint and Rant are reliant upon an editorial organization and freelance talent that secures proprietary access to stories that interest our audience. Our ability to identify and create content that interests the audience is dependent on maintaining and growing our access to talent and sources. If we lose key editorial talent, or our reputation is not maintained, we could lose our ability to create the content that garners audience interests, and traffic and our revenues could be adversely affected.

Choose Digital previously generated a significant amount of its content sales through the Viggle App, which has now been sold to Perk. If Perk does not offer content provided by Choose Digital, or if it uses less content provided by Choose Digital than we used previously, Choose Digital’s business could suffer.

The Viggle App, which provides rewards to its users, previously offered digital content provided through Choose Digital. The content provided through the Viggle App was a significant part of Choose Digital’s sales. The Viggle App is now owned and operated by Perk. There can be no assurance that Perk will offer digital content provided through Choose Digital, or that Perk will offer digital content at the same levels that were offered historically. For this and other reasons, Choose Digital’s revenues have declined considerably, and the Company is in the process of restructuring the Choose Digital business.

Our business will suffer if our network systems fail or become unavailable.

A reduction in the performance, reliability and availability of our network infrastructure would harm our ability to distribute our products to our users, as well as our reputation and ability to attract and retain users and content providers. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems could also be subject to viruses, break-ins, sabotage, acts of terrorism, acts of vandalism, hacking, cyber-terrorism and similar misconduct. We might not carry adequate business interruption insurance to compensate us for losses that may occur from a system outage. Any system error or failure that causes interruption in availability of products, or an increase in response time, could result in a loss of potential customers or content providers, which could have a material adverse effect on our business, financial condition and results of operations. If we suffer sustained or repeated interruptions, our products and services could be less attractive to our users and our business would be materially harmed.

The SEC opened a formal order of investigation relating to a matter regarding certain dealings in our securities by an unaffiliated third party. In addition, we have also received an informal request from the SEC for the voluntary production of documents and information concerning certain aspects of our business and technology. Although we have provided documents in response to the SEC’s request, there is no assurance that the SEC will not take any action against us.

The SEC opened a formal order of investigation relating to a matter regarding certain dealings in our securities by an unaffiliated third party. We have also received an informal request from the staff of the SEC, dated June 11, 2012, for the voluntary production of documents and information concerning certain aspects of our business and technology. We initially provided documents in response to such request on July 2, 2012, and we have provided supplements and documents for additional questions, as requested. We intend to cooperate with the SEC regarding this matter and any other requests we may receive. However, there is no assurance that the SEC will not take any action against us. A determination by the SEC to take action against us could be costly and time consuming, could divert the efforts and attention of our directors, officers and employees from the operation of our business and could result in sanctions against us, any or all of which could have a material adverse effect on our business and operating results.

Changes to federal, state or international laws or regulations applicable to our business could adversely affect our business.

Our business is subject to a variety of federal, state and international laws and regulations, including those with respect to privacy, advertising generally, consumer protection, content regulation, intellectual property, defamation, child protection, advertising to and collecting information from children, taxation, employment classification and billing. These laws and regulations, and the interpretation or application of these laws and regulations, could change. In addition, new laws or regulations affecting our business could be enacted. These laws and regulations are frequently costly to comply with and may divert a significant portion of management’s attention. If we fail to comply with these applicable laws or regulations, we could be subject to significant liabilities which could adversely affect our business.

There are many federal, state and international laws that may affect our business, including measures to regulate consumer privacy, the use of copyrighted material, the collection of certain data, network neutrality, patent protection, cyber security, child protection, subpoena and warrant processes, taxes and tax reporting (including issuing Internal Revenue Service 1099 forms to our users), gift cards, employee classification, employee health care, and others. If we fail to comply with these applicable laws or regulations we could be subject to significant liabilities which could adversely affect our business.

In addition, most states have enacted legislation governing the breach of data security in which sensitive consumer information is released or accessed. If we fail to comply with these applicable laws or regulations we could be subject to significant liabilities which could adversely affect our business.

Many of our potential partners are subject to industry specific laws, regulations or licensing requirements, including in the following industries: pharmaceuticals, online gaming, alcohol, adult content, tobacco, firearms, insurance, securities brokerage, real estate, sweepstakes, free trial offers, automatic renewal services and legal services. If any of our advertising partners fail to comply with any of these licensing requirements or other applicable laws or regulations, or if such laws and regulations or licensing requirements become more stringent or are otherwise expanded, our business could be adversely affected. Furthermore, these laws may also limit the way we advertise our products and services or cause us to incur compliance costs, which could affect our revenues and could further adversely impact our business.

There are a number of significant matters under review and discussion with respect to government regulations which may affect the business we intend to enter and/or harm our customers, and thereby adversely affect our business, financial condition and results of operations.

Our earnings are subject to substantial quarterly and annual fluctuations and to market downturns.

Our revenues and earnings may fluctuate significantly in the future. General economic or other political conditions may cause a downturn in the market for our products or services. Despite the recent improvements in market conditions, a future downturn in the market for our products or services could adversely affect our operating results and increase the risk of substantial quarterly and annual fluctuations in our earnings. Our future operating results may be affected by many factors, including, but not limited to: our ability to retain existing or secure anticipated advertisers and publishers; our ability to develop, introduce and market new products and services on a timely basis; changes in the mix of products developed, produced and sold; and disputes with our advertisers and publishers. These factors affecting our future earnings are difficult to forecast and could harm our quarterly and/or annual operating results.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. We are required to establish and maintain appropriate internal controls over financial reporting and disclosure controls and procedures. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations.

We have noted material weaknesses in internal control over our financial reporting and disclosure controls and procedures. We intend to remediate these issues and have started efforts in that regard. There is no assurance that we will be able to do so.

We made an investment in DraftDay, which operates a daily fantasy sports website. Companies with daily fantasy sports offerings operate in an unclear and evolving regulatory environment. If a regulator, state attorney general or U.S. Attorney takes the position that DDGG’s business operates in violation of applicable laws, or if laws are changed, it could force DDGG to cease operating in certain states or to change its business models in ways that could materially and negatively impact its business. Current regulations require that the DraftDay Business operate in a manner that may result in financial risk.

At a U.S. federal level, Unlawful Internet Gambling Enforcement Act of 2006 (“UIGEA”) prohibits online gambling practices, but exempts fantasy sports, as long as they operate within certain parameters. The UIGEA specifically exempts fantasy sports games, educational games, or any online contest that “has an outcome that reflects the relative knowledge of the participants, or their skill at physical reaction or physical manipulation (but not chance), and, in the case of a fantasy or simulation sports game, has an outcome that is determined predominantly by accumulated statistical results of sporting events, including any non-participant’s individual performances in such sporting events...” However, all prizing must be determined and announced in advance of the competition and cannot be influenced by the fees or number of participants. This creates financial risk because we must determine prizes for games in advance, and if we do not have enough paying players in a game to cover the amount of the prize for the game, we could experience significant losses.

DDGG’s business is subject to an evolving legislative and regulatory landscape. Some states employ a “predominance” test or a “material factor” test to determine whether or not a game is one of skill. Others have specific laws prohibiting pay-to- play fantasy sports. Therefore, DDGG does not operate in Alabama, Arizona, Indiana, Iowa, Louisiana, Montana, Nevada, Tennessee, Texas, Vermont, Virginia, or Washington. Several state Attorneys General have issued opinions that daily fantasy sports either does or does not meet the states standards under their current laws. In those states with negative treatment, DDGG has suspended services until there is further clarity in those states through the legal, legislative, and regulatory processes. On November 10, 2015, the New York State Attorney General issued a letter to FanDuel and DraftKings, two of the largest competitors in the fantasy sports industry, stating that it believes that their activities constitute illegal gambling under New York law, and instructing them to cease their offerings to New York residents. As a result, DDGG has ceased its fantasy sports offerings to New York residents. However, on August 3, 2016, New York enacted a law that legalizes and regulates fantasy sports in New York. DDGG intends to seek that approval to operate from the New York state regulators. Approximately 33 states have introduced legislation authorizing and regulating daily fantasy sports ranging from clarifying current state laws to adding new laws regarding daily fantasy sports. DDGG continues to monitor the changing landscape and advocates a favorable position for daily fantasy sports in each of these states. However, any such change could materially and adversely affect DraftDay’s business.

DraftDay competes against well-established competitors in the fantasy sports industry. If DraftDay’s products do not achieve market acceptance, it may be unable to generate revenues, may experience significant losses, and may require additional capital to continue operations.

DraftDay competes with FanDuel and DraftKings, two established companies in the fantasy sports industry, as well as other competitors. Those competitors have already achieved a higher degree of market acceptance and have a large amount of resources to continue to expand their brands and competitive positions. Competing directly with these more established companies would require significant capital resources. In order to compete, DraftDay intends to establish marketing and white-label relationships with various third parties. However, there can be no assurance that this strategy will be successful, that DraftDay will be able to establish any such white label or marketing relationships or, even if it does, that such relationships will be successful in competing against other competitors in the industry.

We have suffered a loss of human capital as a result of the Perk Transaction. If we are unable to replace the employees lost, we may not be able to take advantage of opportunities in the marketplace.

As a result of the Perk Transaction and the resulting changes in our business, many of our employees have become Perk employees and others have left our Company. If we are unable to replace these employees, we may not have the manpower necessary to sell advertising, to market and publicize our businesses and to take advantage of changing market conditions.

We may be unable to compete with larger or more established companies.

We face a large and growing number of competitors across all our lines of business. Wetpaint and Rant are content publishers, and they face many competitors with far greater resources. They face competition from traditional media sources, such as newspapers and magazines, many of which have their own digital properties, as well as competition from other digital and online publishers, such as Buzzfeed and Vox Media., and many others. Choose Digital competes with other digital content providers. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in these industries than do we. In addition, as described in greater detail above, DraftDay faces competition from DraftKings and FanDuel, each of which has far greater established customer bases, name recognition, marketing resources and financial resources than DraftDay. As a result, certain of these competitors may be in better positions to compete with us for customers and audiences. Further, our current and/or future competitors in the digital and mobile technology industry may develop or license technology that is similar to ours. We cannot be sure that we will be able to compete successfully with existing or new competitors.

If our products do not achieve market acceptance, we may not have sufficient financial resources to fund our operations or further development.

While we believe that a viable market exists for our products, there is no assurance that our technology will prove to be an attractive alternative to conventional or competitive products in the markets that we have identified. In the event that a viable market for our products cannot be created for our business or our products do not achieve market acceptance, we may need to commit greater resources than are currently available to develop a commercially viable and competitive product. There can be no assurance that we would have sufficient financial resources to fund such development or that such development would be successful. In addition, if our products do not generate sufficient revenues, or we are unable to raise additional capital, we may be unable to fund our operations. Our ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond our control. There can be no assurance that, when required, sufficient funds will be available to us on satisfactory terms.

We may be unable to protect our intellectual property rights from third-party claims and litigation, which could be expensive, divert management’s attention, and harm our business.

Our success is dependent in part on obtaining, maintaining and enforcing our proprietary rights and our ability to avoid infringing on the proprietary rights of others. We seek patent protection for those inventions and technologies for which we believe such protection is suitable and is likely to provide a competitive advantage to us. Because patent applications in the United States are maintained in secrecy until either the patent application is published or a patent is issued, we may not be aware of third-party patents, patent applications and other intellectual property relevant to our products that may block our use of our intellectual property or may be used in third-party products that compete with our products and processes. In the event a competitor or other party successfully challenges our products, processes, patents or licenses, or claims that we have infringed upon their intellectual property, we could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on our business, operating results and financial condition.

We also rely substantially on trade secrets, proprietary technology, nondisclosure and other contractual agreements, and technical measures to protect our technology, application, design, and manufacturing know-how, and work actively to foster continuing technological innovation to maintain and protect our competitive position. We cannot assure you that steps taken by us to protect our intellectual property and other contractual agreements for our business will be adequate, that our competitors will not independently develop or patent substantially equivalent or superior technologies or be able to design around patents that we may receive, or that our intellectual property will not be misappropriated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in this prospectus may contain forward-looking statements. Except for the historical information contained in this discussion of the business and the discussion and analysis of financial condition and results of operations, the matters discussed herein are forward looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. In addition to the risks and uncertainties described in “Risk Factors” above and elsewhere in this prospectus, these risks and uncertainties may include risks related to:

•	General economic and business conditions;
•	Our ability to continue as a going concern;
•	Our ability to obtain financing necessary to operate our business;
•	Our ability to recruit and retain qualified personnel;
•	Our ability to manage future growth;
•	Our ability to successfully complete potential acquisitions and collaborative arrangements; and
•	Other factors discussed under the section entitled “Risk Factors.”

Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our common stock in this offering will be approximately $    million, assuming a public offering price of $    per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us in this offering. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds from this offering will be approximately $     million.

A $0.25 increase or decrease in the assumed public offering price of $    per share would increase or decrease the net proceeds from this offering by approximately $    million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions.

We intend to use the proceeds from this offing for the following purposes:

•	approximately $ to repay the principal outstanding under the debentures issued in July 2016, which are currently in default. The debentures mature on July 12, 2017 and bear interest at a rate of 10%;
•	approximately $ to settle outstanding trade payables; and
•	the reminder for general corporate working capital.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including reaching an agreement with the debenture holders to permit the repayment of the outstanding principal in cash. See “Risk Factors.” As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

Pending their use, we plan to invest the net proceeds in investment-grade, short-term, interest-bearing securities.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED MATTERS

Market Information

Since June 13, 2016, our common stock has traded on the NASDAQ Stock Market under the symbol “FNCX.” From January 28, 2016 to June 13, 2016, our common stock traded on the NASDAQ Stock Market under the symbol “DDAY.” From April 25, 2014 to January 28, 2016, our common stock traded on the NASDAQ Stock Market under the symbol “VGGL.” Prior to April 25, 2014, our common stock was traded in the over the counter market and was quoted on the OTC QB Electronic Quotation Service.

The following table sets forth the high and low bid prices of our common stock during the fiscal years ended June 30, 2016 and 2015, the first quarter and a portion of the second quarter of the fiscal year ending June 30, 2017. The high and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not represent actual transactions.

	High	Low
Fiscal 2015
First Quarter	$114.00	$39.00
Second Quarter	$97.60	$25.40
Third Quarter	$72.20	$26.20
Fourth Quarter	$84.80	$27.40
Fiscal 2016
First Quarter	$43.40	$16.00
Second Quarter	$21.40	$7.00
Third Quarter	$16.40	$4.00
Fourth Quarter	$11.60	$4.80
Fiscal 2017
First Quarter	$8.00	$3.00
Second Quarter	$5.62	$2.09
Third Quarter (through Janauary 13, 2017)	$2.66	$2.09

Transfer Agent and Registrar

Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC. Its mailing address is 6201 15th Avenue, Brooklyn, New York 11219, and its phone number is (718) 921-8206.

Holders of Common Stock

As of January 13, 2017, there were 109 holders of record of our common stock, not including an indeterminable number of stockholders whose shares are held in street or “nominee” name. As of such date, 3,244,275 shares of common stock were issued and outstanding.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

CAPITALIZATION

Amounts in millions (except share and per share data)

The table below illustrates what the capital structure would look like on January 16, 2017, right before the conversion. The pro-forma column represents the capital structure assuming all instruments are eligible to and do convert on January 16, 2017. Conversion in this instance happens at the stated conversion rates.

Post Conversion — Current Conversion Prices

Assumptions
Private Placement Debentures	$6.266
Private Placement Warrants	$6.528
Placement Agent Warrants	$6.528
Current Conversion by Sillerman Affiliates	$5.200
New Conversion by Sillerman Affiliates	$2.340
Offering Price	$2.250
Offering Size	$10,000,000

	Current(2)	Adjusted for Offering(3)%		Adjusted for New Exchange(4)%		Adjusted for Payoff of Debentures(5)%		Adjusted for New Exchange and Payoff of Debentures(6)%
Sillerman Debt and Accrued Interest (Subordinated)(1)	$4.4	$4.4		$4.4		$4.4		$4.4
Sillerman Preferreds & Accrued Dividend(1)	$36.5	—		—		—		—
Rant Note & Accrued Interest (Subordinated)(1)	$3.2	$3.2		$3.2		$3.2		$3.2
Rant Preferred	$4.5	—		—		—		—
Private Placement Debentures & Accrued Interest (Senior Secured)	$5.5	$5.5		$5.5		—		—
Other Notes(1)	$0.3	—		—		—		—
Private Placement Warrants	$2.3	$2.3		$0.8		$2.3		$0.8
Placement Agent Warrants	$0.3	$0.3		$0.1		$0.3		$0.1
Sillerman (Shares)	1,986,176	9,003,157	51.0%	15,593,291	59.5%	9,003,157	49.1%	15,593,291	58.0%
Public (Shares)	1,237,991	1,299,934	7.4%	1,386,405	5.3%	1,299,934	7.1%	1,386,405	5.2%
New Issuance (Shares)	—	4,444,445	25.2%	4,444,445	16.9%	4,444,445	24.3%	4,444,445	16.5%
Rant Preferreds (Shares)	—	2,909,755	16.5%	4,798,437	18.3%	2,909,755	15.9%	4,798,437	17.8%
						666,667	3.6%	666,667	2.5%
Net Cash from Offering	—	$10.0		$10.0		$6.0		$6.0
Debt, Preferreds & Warrants ($MM)	$57.0	$5.8		$4.0		$4.3		$2.6
Total Outstanding Shares	3,224,167	17,657,291	100.0%	26,222,578	100.0%	18,323,958	100.0%	26,889,245	100.0%

(1)	Accrued Interest and Accrued Dividends assumes a January 16, 2017 Conversion.
(2)	Represents the capitalization of the Company as of January 16, 2017.
(3)	Represents the capitalization of the Company as of January 16, 2017, adjusted for a $10MM equity offering priced at $2.25 and issuance of Representative Warrants to the underwriters of the offering. This further assumes the exchange of Sillerman preferreds into common stock occurs at a price of $5.20.
(4)	Represents the capitalization of the Company as of January 16, 2017, adjusted for a $10MM equity offering priced at $2.25 and issuance of Representative Warrants to the underwriters of the offering. This is further adjusted for a updated price of $2.34 for the exchange of Sillerman Preferreds into common stock. This exchange is also applicable to the Other Notes.

(5)	Represents the capitalization of the Company as of January 16, 2017, adjusted for a $10MM equity offering priced at $2.25 and issuance of Representative Warrants to the underwriters of the offering. This is further adjusted for an agreement to pay off the debentures, under which principal would be repaid in cash and interest and fees would be paid via $1.5MM in common stock at the same terms of the “New Issuance”. This assumes the exchange of Sillerman Preferreds into common stock occurs at a price of $5.20.
(6)	Represents the capitalization of the Company as of January 16, 2017, adjusted for a $10MM equity offering priced at $2.25 and issuance of Representative Warrants to the underwriters of the offering. This is further adjusted for an agreement to pay off the debentures, under which principal would be repaid in cash and interest and fees would be paid via $1.5MM in common stock at the same terms of the “New Issuance”. This assumes the exchange of Sillerman Preferreds into common stock occurs at an updated price of $2.34. This exchange is also applicable to the Other Notes.

DILUTION

If you purchase shares in this offering your interest will be diluted immediately to the extent of the difference between the assumed public offering price of $     per share and the as adjusted net tangible book value per share of our common stock immediately following this offering. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering.

Our net tangible book value as of September 30, 2016 was approximately negative $14.1 million, or approximately negative $4.60 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, excluding goodwill and customer relationship intangibles, divided by the number of shares of common stock outstanding as of September 30, 2016.

After giving effect to the sale of shares of our common stock in this offering at an assumed public offering price of $     per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2016, would have been $     million, or $     per share. This represents an immediate increase in as adjusted net tangible book value of approximately $     per share to our existing stockholders, and an immediate dilution of $     per share to purchasers of shares in this offering, as illustrated in the following table:

Assumed public offering price per share			$
Net tangible book value per share as of September 30, 2016		$4.60
Increase per share attributable to new investors	$
As adjusted net tangible book value per share after this offering			$
Dilution per share to investors in this offering			$

If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value will increase to $     per share, representing an immediate dilution of $     per share to new investors, assuming that the assumed public offering price remains the same and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

Each $0.50 increase (decrease) in the assumed public offering price of $     per share would increase (decrease) the as adjusted net tangible book value by approximately $     million, or approximately $     per share, and increase (decrease) the dilution per share to new investors by approximately $     per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us in this offering. An increase of 100,000 shares in the number of shares offered by us would increase the as adjusted net tangible book value by approximately $     million, or $     per share, and the dilution per share to new investors would be approximately $     per share, assuming that the assumed public offering price remains the same and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. Similarly, a decrease of 100,000 shares in the number of shares offered by us would decrease the as adjusted net tangible book value by approximately $     million, or approximately $     per share, and the dilution per share to new investors would be approximately $     per share, assuming that the assumed public offering price remains the same and after deducting the underwriting discounts and commissions and the offering expenses payable by us in this offering. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 3,244,275 shares of our common stock outstanding as of January 13, 2017 and excludes:

•	45,351 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2016, with a weighted-average exercise price of $238.40 per share;
•	264,070 shares of common stock reserved for future issuance under our 2011 Executive Incentive Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the plan;

•	780,230 shares of common stock issuable upon conversion of outstanding Debentures (including accrued interest) held by the selling stockholders at a conversion price of $6.266; and
•	407,850 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock with an exercise price of $6.528 per share.

DESCRIPTION OF SECURITIES

Recapitalization and 1-for-80 Reverse Stock Split

On March 19, 2014, we effectuated a 1-for-80 reverse stock split (the “1-for-80 Reverse Split”). Under the terms of the 1-for-80 Reverse Split, each share of our common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-eightieth of one share of common stock, without any action by the stockholders. Fractional shares were cashed out. On April 30, 2014, we completed a recapitalization, pursuant to which all of our Series A preferred stock and Series B preferred stock outstanding at the time were converted into shares of our common stock.

Reverse Stock Split

On September 16, 2016, we effected the Reverse Stock Split whereby shareholders received one share for each 20 shares of our common stock. Shareholders entitled to any fractional shares received cash in lieu of fractional shares. As a result of the Reverse Stock Split, we have 3,224,167 shares of common stock outstanding as of November 30, 2016. The Reverse Stock Split was approved by our Board of Directors on September 9, 2016, in part, to enable us to regain and maintain compliance with the minimum closing bid price of $1.00 per share for continued listing on NASDAQ Capital Market.

Authorized Capital Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share, including (i) 100,000 shares of Series A Convertible Redeemable Preferred Stock (with a stated value equal to $1,000 per share), (ii) 50,000 shares of Series B Convertible Preferred Stock (with a stated value equal to $1,000 per share), (iii) 100,000 shares of Series C Convertible Redeemable Preferred Stock (with a stated value equal to $1,000 per share), (iv) 150 shares of Series D Convertible Preferred Stock (with a stated value equal to $1,000 per share), and (v) 10,000 shares of Series E Convertible Preferred Stock (with a stated value equal to $1,000 per share).

Capital Stock Issued and Outstanding

As of November 30, 2016, there were issued and outstanding (i) 3,224,167 shares of common stock, (ii) zero shares of Series A Convertible Redeemable Preferred Stock; (iii) zero shares of Series B Convertible Preferred Stock; (iv) 3,000 shares of Series C Convertible Preferred Stock; (v) zero shares of Series D Convertible Preferred Stock; (vi) 4,335 shares of Series E Convertible Preferred Stock; (vii) warrants to purchase 45,351 shares of our common stock at exercise prices ranging from $0.01 to $8,000 per share (including the Warrants issued in the Private Placement), (viii) Debentures convertible into up to 780,230 shares of common stock, based on their initial conversion price of $6.266 per share; and (viii) options to purchase 96,826 shares of our common stock at exercise prices ranging from $0.46 to $3,680 per share.

Description of Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, declared from time to time by the directors out of legally available funds. We have never paid any cash dividends with respect to our common stock. Upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to the holders, subject to preferences that may be applicable to any then outstanding preferred stock.

Description of Series A Convertible Redeemable Preferred Stock

The designation, powers, preferences and rights of the shares of Series A Convertible Redeemable Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series A Convertible Redeemable Preferred Stock have an initial stated value of $1,000 per share.
•	The shares of Series A Convertible Redeemable Preferred Stock are entitled to receive quarterly cumulative dividends at a rate equal to 7% per annum of their stated value whenever funds are legally available and when and as declared by our board of directors. If we declare a dividend or the distribution of our assets, the holders of Series A Convertible Redeemable Preferred Stock will be entitled to participate in the distribution to the same extent as if they had converted each share of Series A Convertible Redeemable Preferred Stock held into our common stock.
•	Each share of Series A Convertible Redeemable Preferred Stock is convertible, at the option of the holders, into shares of our common stock at a conversion price of $23.00.
•	We may redeem any or all of the outstanding Series A Convertible Redeemable Preferred Stock at any time at their then current stated value, subject to a redemption premium of (i) 8% if redeemed prior to the one year anniversary of the initial issuance date; (ii) 6% if redeemed on or after the one year anniversary of the initial issuance date and prior to the two year anniversary of the initial issuance date; (iii) 4% if redeemed on or after the two year anniversary of the initial issuance date and prior to the three year anniversary of the initial issuance date; (iv) 2% if redeemed on or after the three year anniversary of the initial issuance date and prior to the 42 months anniversary of the initial issuance date; and (v) 0% if redeemed on or after the 42 months anniversary of the initial issuance date. However, no premium was due on the use of up to 33% of proceeds of a public offering of common shares at a price of $3,600 or more per share.
•	We are required to redeem the Series A Convertible Redeemable Preferred Stock on the fifth anniversary of its issuance.
•	Upon a change of control of the Company, the holders of Series A Convertible Redeemable Preferred Stock will be entitled to a change of control premium of (i) 8% if redeemed prior to the one year anniversary of the initial issuance date; (ii) 6% if redeemed on or after the one year anniversary of the initial issuance date and prior to the two year anniversary of the initial issuance date; (iii) 4% if redeemed on or after the two year anniversary of the initial issuance date and prior to the three year anniversary of the initial issuance date; (iv) 2% if redeemed on or after the three year anniversary of the initial issuance date and prior to the 42 months anniversary of the initial issuance date; and (v) 0% if redeemed on or after the 42 months anniversary of the initial issuance date.
•	The shares of Series A Convertible Redeemable Preferred Stock are senior in liquidation preference to the shares of our common stock.
•	The shares of Series A Convertible Redeemable Preferred Stock have no voting rights except as required by law.
•	The consent of the holders of 51% of the outstanding shares of Series A Convertible Redeemable Preferred Stock will be necessary for the Company to: (i) create or issue any capital stock (or any securities convertible into any of our capital stock) having rights, preferences or privileges senior to or on parity with the Series A Convertible Redeemable Preferred Stock; or (ii) amend the Series A Convertible Redeemable Preferred Stock.

Description of Series B Convertible Preferred Stock

The designation, powers, preferences and rights of the shares of Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series B Convertible Preferred Stock have an initial stated value of $1,000 per share.
•	The shares of Series B Convertible Preferred Stock are convertible, at the option of the holders, into shares of our common stock at a conversion price of $23.00. The shares of Series B Convertible Preferred Stock may only be converted from and after the earlier of either of: (x) the first trading day immediately following (i) the closing sale price of our common stock being equal to or greater than $33.40 per share (as adjusted for stock dividends, stock splits, stock combinations and other similar transactions occurring with respect to our common stock from and after the initial issuance date) for a period of five consecutive trading days following the initial issuance date and (ii) the average daily trading volume of our common stock (as reported on Bloomberg) on the principal securities exchange or trading market where our common stock is listed or traded during the measuring period equaling or exceeding 25,000 shares of our common stock per trading day (the conditions set forth in the immediately preceding clauses (i) and (ii) are referred to as the “Trading Price Conditions”) or (y) immediately prior to the consummation of a “fundamental transaction”, regardless of whether the Trading Price Conditions have been satisfied prior to such time. A “fundamental transaction” is defined as (i) a sale of all or substantially all of our assets, (ii) a sale of at least 90% of the shares of our capital stock or (iii) a merger, consolidation or other business combination as a result of which the holders of our capital stock prior to such merger, consolidation or other business combination (as the case may be) hold in the aggregate less than 50% of the voting stock of the surviving entity immediately following the consummation of such merger, consolidation or other business combination (as the case may be), in each case of clauses (i), (ii) and (iii), our board of directors has determined that the aggregate implied value of the Company’s capital stock in such transaction is equal to or greater than $125,000.
•	The shares of Series B Convertible Preferred Stock are not redeemable by either us or the holders thereof.
•	The shares of Series B Convertible Preferred Stock are on parity in dividends and liquidation preference with the shares of our common stock, which are payable only if then convertible into common stock.
•	The shares of Series B Convertible Preferred Stock have no voting rights except as required by law.
•	The consent of the holders of 51% of the outstanding shares of Series B Convertible Preferred Stock are necessary for us to alter, amend or change any of the terms of the Series B Convertible Preferred Stock.

Description of Series C Convertible Preferred Stock

We amended the Certificate of Designation of our Series C Convertible Preferred Stock as of August 22, 2016. As amended, the designation, powers, preferences, and rights of the shares of Series C Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series C Convertible Redeemable Preferred Stock have a stated value of $1,000 per share.
•	Each holder of a share of Series C Convertible Redeemable Preferred Stock shall be entitled to receive dividends (“Dividends”) on such share equal to twelve percent (12%) per annum (the “Dividend Rate”) of the Stated Value before any Dividends shall be declared, set apart for or paid upon any junior stock or parity stock. Dividends on a share of Series C Preferred Stock shall accrue daily at the Dividend Rate, commence accruing on the issuance date thereof, compound annually, be computed on the basis of a 360-day year consisting of twelve 30-day months.
•	The Company may redeem any or all of the outstanding Series C Preferred Stock at any time at the then current Stated Value plus accrued Dividends thereon plus a redemption premium equal to the Stated Value multiplied by 6%. However, no premium shall be due on the use of up to 33% of proceeds of a public offering of common stock at a price of $5.00 or more per share.
•	The Series C Preferred Stock is not redeemable or convertible into common stock by the holder (except the Series C Preferred Stock held by Mr. Sillerman and affiliates remains subject to the Exchange Agreement and is convertible in accordance therewith).
•	The consent of the holders of a majority of the shares of Series C Preferred Stock is necessary for the Company to amend the Series C certificate of designation.
•	Until the August 22, 2016 amendment, the Series C Convertible Preferred Stock was classified as a component of mezzanine equity in the accompanying Consolidated Balance Sheets. As a result of the amendment, the Series C Preferred Stock is now classified as a component of stockholders’ (deficit) equity.

Description of Series D Convertible Preferred Stock

The designation, powers, preferences and rights of the shares of Series D Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series D Convertible Preferred Stock have an initial stated value of $1,000 per share.
•	The holder of a share of Series D Convertible Preferred Stock will not be entitled to a liquidation preference or any dividends on such share.
•	The shares of Series D Convertible Preferred Stock have no voting rights except as required by law.
•	The consent of the holders of a majority of the shares of Series D Convertible Preferred Stock is necessary for us to amend the Series D certificate of designation.
•	Each share of Series D Convertible Preferred Stock is convertible, at the option of the holder, into shares of our common stock at a ratio of 3,333.33 shares of our common stock for each share of Series D Convertible Preferred Stock. The conversion price is not subject to antidilutive protection.
•	We may redeem any or all of the outstanding Series D Convertible Preferred Stock at any time at the then current stated value plus a redemption premium equal to the stated value multiplied by 10%.

Description of Series E Convertible Preferred Stock

The designation, powers, preferences and rights of the shares of Series E Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series E Convertible Preferred Stock have an initial stated value of $1,000 per share.
•	Subject to the satisfaction of certain conditions set forth in the certificate of designation related to the Series E Convertible Preferred Stock (the “Series E Certificate of Designation”), each share of Series E Convertible Preferred Stock is convertible, at the option of the holder, on the basis of its then stated value and accrued, but unpaid dividends, into shares of our common stock at a conversion price equal to the lesser of $5.20 or the Exchange Price (as such term is defined in the Series E Certificate of Designation).
•	The shares of Series E Convertible Preferred Stock have no voting rights except as required by law.
•	The consent of the holders of a majority of the shares of Series E Convertible Preferred Stock is necessary for us to amend the Series E Certificate of Designation.

Description of Debentures

As a part of the Private Placement, the Company issued $4.4 million principal amount of Debentures. The Debentures mature on the one-year anniversary of the issuance date thereof. The Debentures are convertible at any time at the option of the holder into shares of the Company’s common stock at an initial conversion price of $6.266 per share (the “Conversion Price”). Based on such initial Conversion Price, the Debentures will be convertible into up to 780,230 shares of common stock (including accrued interest). If the Company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the Conversion Price then in effect, the Conversion Price then in effect will be decreased to equal such lower price. The foregoing adjustments to the Conversion Price will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, the Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. However, in no event will the Conversion Price be less than $0.10 per share. The Debentures are secured by a first priority lien on substantially all of the Company assets in accordance with a security agreement (the “Security Agreement”).

The Debentures bear interest at 10% per annum with interest payable upon maturity or on any earlier redemption date. At any time after the issuance date, the Company will have the right to redeem all or any portion of the outstanding principal balance of the Debentures, plus all accrued but unpaid interest at a price equal to 120% of such amount. The holders of Debentures shall have the right to convert any or all of the amount to be redeemed into common stock prior to redemption. Subject to certain exceptions, the Debentures contain customary covenants against incurring additional indebtedness and granting additional liens and contain customary events of default. Upon the occurrence of an event of default under the Debentures, a holder of Debentures may require the Company to pay the greater of (i) the outstanding principal amount, plus all accrued and unpaid interest, divided by the Conversion Price multiplied by the daily volume weighted average price or (ii) 115% of the outstanding principal amount of plus 100% of accrued and unpaid interest.

On July 20, 2016, the Company and the Purchasers entered into an Amendment to Securities Purchase Agreement and Consent to Modify Debentures (the “Amendment and Consent”). The Amendment and Consent provides that, while the Debentures are outstanding, Mr. Sillerman will guarantee that the Company shall have $1.0 million available in its commercial bank account or otherwise available in liquid funds. At any time when the Company’s available funds fall below $1.0 million, Mr. Sillerman will provide (the “Sillerman Guaranty”) the amounts necessary to make-up the shortfall in an aggregate amount not to exceed $6.0 million; however, the first $5.0 million of the guaranty shall be provided by drawing down on the Company’s Line of Credit with SIC IV. Any remaining amounts, up to a maximum aggregate of $1.0 million shall be provided by Mr. Sillerman. In connection with the Sillerman Guaranty, the Company’s independent directors approved a fee of $100 as compensation for providing such guaranty.

Description of Warrants issued in Private Placement

As a part of the Private Placement, the Company issued Warrants to the Purchasers providing them with the right to purchase up to an aggregate of 354,650 shares of the Company’s common stock at an initial exercise price of $6.528 per share. Subject to certain limitations, the Warrants are exercisable on any date after the date of issuance and the exercise price for the Warrant is subject to adjustment for certain events, such as stock splits and stock dividends. If the Company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the conversion price of the Debentures, the exercise price of the Warrants will be decreased to a lower price based on the amount by which the conversion price of the Debentures was reduced due to such transaction. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, the exercise price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The Warrants will expire 5 years from the initial issuance date.

In addition, the Company issued to Aegis Capital Corp., the placement agent in connection with the Private Placement, warrants providing them with the right to purchase up to an aggregate of 53,200 shares of the Company’s common stock at an initial exercise price of $6.528 per share. The warrants issued to Aegis Capital Corp. contain substantially the same terms as the warrants issued to the Purchasers.

Representative’s Warrants

We have agreed to issue to Aegis Capital Corp., the underwriter in this offering, warrants to purchase up to ____ shares of our common stock. Please see “Underwriting — Representative’s Warrants” for a description of the warrants we have agreed to issue to the representative of the underwriters in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the Representative’s Warrants upon the closing of this offering.

Description of Other Warrants

In addition to the Warrants issued in the Financing, we have issued and outstanding warrants to purchase 97,918 shares of our common stock, as described below:

Name	Exercise Price	Number of Shares	Expiration
DGI Warrants	$0.20	4,000	Indefinite
SIC III Warrants for Line of Credit(1)	70.20	11,250	Oct 2019
SIC III Warrants for Line of Credit(1)	59.60	7,500	Nov 2019
SIC III Warrant for Line of Credit(1)	72.60	38,750	Dec 2019
SIC III Warrant for Line of Credit(1)	35.60	17,500	Mar 2020
RFXS LoC Commitment Warrants(1)	1,120.00	3,125	Jun 2018
RFXS DB Guarantee Warrants(1)	1,600.00	6,250	Mar 2018
RFXS Prior Line of Credit Warrants(1)	1,600.00	8,778	Apr 2018
Other Investors Prior Line of Credit Warrants	1,600.00	596	Apr 2018

(1)	Warrants held by affiliate entity of Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer.

Transfer Agent and Registrar

Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC. Its mailing address is 6201 15th Avenue, Brooklyn, New York 11219, and its phone number is (718) 921-8206.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and By-Laws

The provisions of Delaware law and our certificate of incorporation and bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision.  We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, or the DGCL. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.

Election and Removal of Directors.  Except as may otherwise be provided by the DGCL, any director or the entire board of directors may be removed, with or without cause, at an annual meeting or a special meeting called for that purpose, by the holders of a majority of the shares then entitled to vote at an election of directors, provided a quorum is present. Vacancies on our board of directors resulting from the removal of directors and newly created directorships resulting from any increase in the number of directors may be filled solely by the affirmative vote of a majority of the remaining directors then in office (although less than a quorum) or by the sole remaining director. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors. Our certificate of incorporation and bylaws will not provide for cumulative voting in the election of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.  Our bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 30 days or more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice, to be considered timely, must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Special Meetings of Stockholders.  Special meetings of the stockholders may be called at any time only by the President or by a majority of the directors then in office or by stockholders of record holding not less than 10% of the issued and outstanding shares entitled to vote at such meeting, subject to the rights of the holders of any series of preferred stock then outstanding.

Blank-Check Preferred Stock.  Our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Liability and Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of a Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, our bylaws and certificate of incorporation provide that we will indemnify and hold harmless any of our officers, directors, employees or agents and reimburse such persons for any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including attorney’s fees, incurred directly or indirectly in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, for which such persons served in any capacity at the request of us, to which such person is, was or is threatened to be made a party by reason of the fact that such person is, was or becomes a director, officer, employee or agent of us; provided that, (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of us, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) no indemnification is payable if a court having jurisdiction determined such indemnification to be unlawful. Additionally, no indemnification will be made in respect of any claim, issue or matter as to which such person was determined to be liable to us, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

We do not believe that such indemnification affects the capacity of such person acting as our officer, director or control person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management discussion and analysis of financial condition and results of operations of the Company should be read in conjunction with the historical audited consolidated financial statements and footnotes of the Company’s historical audited consolidated financial statements and notes thereto included elsewhere in this Prospectus. Our historical results of operations reflected in our consolidated financial statements are not necessarily indicative of our future results of operations. All financial numbers in this section are in thousands of dollars ($’000) except share and per share data and unless otherwise noted.

Overview

We were incorporated in Delaware in July 1994. We are a diversified media and entertainment company and conduct business through our three operating segments, including digital publishing through Wetpaint.com, Inc. (“Wetpaint”) and Rant, Inc. (“Rant”), fantasy sports gaming through DraftDay Gaming Group, Inc. (“DDGG”), and digital content distribution through Choose Digital, Inc. (“Choose Digital”).

We recently rebranded, evolving into a standalone business with a completely new focus and business strategy from our predecessor, Viggle. The assets of the Viggle business were sold to Perk Media (“Perk”) on February 7, 2016 (see “Perk.com Transaction-Perk Agreement”).

We are a Social Publishing and Interactive Media platform, focused on creating uniquely differentiated user experience across various content verticals utilizing multiple types of media for ultimate user engagement.

We plan to execute on this plan via a three-pronged approach:

•	Organic Growth: Development of our existing properties and continued creation of exclusive, premium video content. As we continue to grow the business, we will leverage our optimized monetization model to continue to drive revenue growth to support the business via programmatic ad sales;
•	Optimal utilization of strategic assets (SDS, Choose and DraftDay): these assets complement our core business and can facilitate audience engagement and contribute to the growth of our audience. Focus on traffic growth utilizing SDS, which is patented, proprietary technology that allows for dynamic learning of audience behavior and interactions on social media; and
•	Acquisition: In an effort to scale and grow the business, we will evaluate potential acquisitions in accordance with established, thoughtful and pre-determined parameters. We will seek acquisitions that can be easily integrated into the platform with minimal increases to expenses.
Key Milestones
•	New Management Team: Implementation of a new and experienced Management Team, each of whom have had professional relationships with Robert F.X. Sillerman, our Chairman and Chief Executive Officer, for several years;
•	Deleveraging the balance sheet: Affiliates of Robert F.X. Sillerman, our Chairman and Chief Executive Officer own a majority of our common stock and held substantial debt in the Company, substantially all of which has been converted into preferred equity. These affiliates have committed to converting approximately $36,500 in preferred equity into shares of our common stock;
•	Defined key performance metrics: These are being tracked and analyzed on a daily basis via automated reporting; and analytics; and
•	Key foundation for our future growth has been established: This includes a rationalized headcount from which the business can be brought to scale, disciplined financial controls and an improved expense model, revamped technology platform and acquisition team intended to drive incremental growth.

Near Future
•	Focus on direct sales and sponsorship revenue as we build out the video platform, which will allow for further diversification of the revenue stream; and
•	Leverage our intellectual property and technology to commercialize and monetize core and non-core assets.

We aspire to be become the #1 Interactive Media Platform by leveraging and building on our existing platform and current user base. Our three pronged strategy includes, (a) further developing our platform connecting content owners with their audience through live or on-demand video channels, (b) enhance our comprehensive built-in monetization model for content contributors and distribution partners, and (c) focus on building a technology driven ultimate user engagement platform supporting video, blogs, mobile, social, e-commerce and analytics. We intend to grow our business organically by integrating our recently acquired businesses and by pursuing acquisitions of assets or businesses that would enhance our presence as a media platform.

Our immediate objective is to successfully integrate Wetpaint and Rant assets and lay the foundation and to refine processes that can serve as a blueprint for future acquisitions and growth. As part of the integration process we plan to develop a solid and predictable revenue model for our Social Publishing business aiming for profitability in near-term, implement scalable but lean operational processes and staffing within product development and ad revenue divisions and finalize a long-term plan that embraces product innovation with the sole purpose of defining us as the leading player in Interactive Media Publishing with a focus on video, social, mobile, e-commerce and predictive analytics.

Digital Publishing

Our digital publishing businesses include Wetpaint and Rant. Wetpaint is a leading entertainment news destination for millennial women. Covering the latest in television, music, celebrities, entertainment news, fashion, and pop culture, Wetpaint reaches millions of unique users on a monthly basis. Through Wetpaint, we publish more than 55 new articles, videos, and galleries each day. Wetpaint is a social publisher whose target audience is millennial women, primarily 18- to 34-year-old women. With social packaging around original entertainment news content, we showcase exclusive interviews, breaking stories, and our fangirl spin on pop culture. We generate content through our team of in-house professional writers and editors who are experts in their fields. Each writer is immersed in pop culture and what is happening on-screen and behind the scenes of fans’ favorite TV shows and movies. They seek to deliver content to our readers in a fun, visual and informative way and to ensure that our fans are up to date on all the latest entertainment news and gossip.

Wetpaint is a leading-edge media platform that uses its proprietary state-of-the-art technologies and expertise in social media to build and monetize audiences. We are very focused on knowing our audience, which is made possible through our proprietary Social Distribution System (“SDS”), a patented technology-based social experimentation and publishing platform. Wetpaint’s competitive advantage is this complete audience-development engine, which optimizes the packaging and distribution of content by getting it to the right audience at the right place and time on the internet.

To enhance our digital publishing business, we recently acquired assets of Rant. Rant is a leading digital publisher that publishes original content in 13 different verticals, most notably in sports, entertainment, pets, cars, and food. Adweek published that Rant’s flagship RantSports.com property was ranked #1 by Quantcast for target digital ad buying for the 2015 holiday season, indicating the power of reaching a targeted audience. Rant and its expanding internet property lineup has established itself as a leading innovator in online media consumption. Known for the well-established brand RantSports, Rant has since expanded its reach towards the areas of lifestyle, fitness, exercise, entertainment, technology, and celebrities. Rant was recently named both #18 overall on Inc 500’s Fastest Growing Companies — #1 in Media — and #31 on Forbes’ Most Promising Companies of 2015.

As a complement to our existing Wetpaint publishing business, Rant brings an expanded reach into sports, lifestyle, and entertainment publishing. The combined properties currently have approximately 13.5 million fans on their Facebook pages and, for the quarter ended September 30, 2016, generated an average of 14.4 million visits per month. With the acquisition of Rant, we gain a highly optimized digital media delivery technology which amplifies the speed of digital content publishing, getting information and relevant advertising to the end user more quickly than before. Rant’s platform is designed for desktop and mobile content at the billions-of-pageviews per year level. Because of its low cost of operation, the coupling of the Rant platform and the SDS technology creates powerful tools in digital content publishing.

Our digital publishing businesses are very focused on knowing their audience. This is made possible through our proprietary SDS. Our competitive advantage is this complete audience-development engine, which optimizes the packaging and distribution of content, getting it to the right audience at the right place at the right time primarily through social media. The technology is designed to generate fans on our pages on Facebook and other social media outlets. Our content is then displayed in the fans’ feeds on Facebook and other social media sites, which can then drive traffic to our websites. Our technology contains a test and measurement system that delivers real-time audience insights, and provides optimized distribution by audience. Because we use this proprietary technology, a significant amount of our website traffic is generated through social media channels, particularly Facebook. Facebook and other social media outlets routinely update their algorithms to adjust what content is displayed in users’ feeds. The test and measurement feature of our technology help us to stay current in maximizing website traffic from social media channels as these algorithms change. We have seven issued patents related to the SDS technology.

Our digital publishing businesses generate revenue by displaying advertisements to our users as they view content on our websites. We source ads by working directly with advertisers, or their advertising agencies, and by working through several third party ad networks who are all bidding against each other for our advertising inventory in real time. Advertisements are typically priced as a base price per thousand views, also known as Cost-Per-Mille (CPM), but can also be priced as a base price per click, also known as Cost-Per-Click (CPC), or as a base price per intended action, also known as Cost-Per-Action (CPA). The vast majority of our revenues are derived from ads sourced from third party ad networks.

The table below shows our Digital Publishing revenue increase from approximately $70 in July 2016 to approximately $380 in December 2016.

The table below shows the increase in our Digital Publishing pageviews from just under 20,000,000 in July 2016 to approximately 80,000,000 in December 2016.

DraftDay.com

DDGG operates a daily fantasy sports website at DraftDay.com, and other white-label websites on behalf of its business-to-business clients. The DraftDay business is focused on the business-to-business market allowing consumer brands entry into the fantasy sports market with turnkey solutions in the United States and Canada. Outside of the U.S., Draft Day Gaming Group launched the DraftStars daily fantasy platform for CrownBet, the leading sports betting operation in Australia. However, within the U.S., by October of 2015 the regulatory landscape adversely shifted and all DFS companies including DDGG were faced with regulatory uncertainty. DDGG’s model provides three unique benefits to white-label customers: (1) business-to-business white label strategy that significantly reduces customer acquisition cost risks, (2) partner liquidity sharing that provides opportunity for large prize pools via aggregation, and (3) a platform with the latest in consumer protections in the industry.

DDGG supplies a full white-label solution that allows businesses to participate in the fast growing skill-based game market. By using DDGG’s white-label solution, a business can offer a fantasy sports product to its customers without incurring the ongoing technology costs and other capital expenditures. By focusing on offering white-label solutions to businesses, DDGG’s strategy is to build a network of players through the established databases of DDGG’s participating clients. This model is strategically focused to minimize costs of user acquisition. In addition, the aggregated network of users across DDGG’s clients’ databases creates larger prize pools to generate higher player engagement and retention. DDGG continues to develop its business plan by focusing on the regulated market of casinos as well as the entertainment and sports industries.

On September 8, 2015, we and our subsidiary DDGG entered into an Asset Purchase Agreement (the “DraftDay Asset Purchase Agreement”) with MGT Capital Investments, Inc. (“MGT Capital”) and MGT Sports, Inc. (“MGT Sports”), pursuant to which we acquired all of the assets of the DraftDay Business from MGT Capital and MGT Sports. The DraftDay Business operates a daily fantasy sports website at DraftDay.com. The DraftDay Business is focused on the business-to-business market allowing consumer brands entry into the fantasy sports market with turnkey solutions.

In exchange for the acquisition of the DraftDay Business, we paid MGT Sports the following: (a) 63,467 shares of our common stock, par value $0.001 per share (“Common Stock”), (b) a promissory note in the amount of $234, which will be due September 29, 2015, (c) a promissory note in the amount of $1,875 due March 8, 2016, and (d) 2,550 shares of common stock of DDGG. In addition, in exchange for providing certain transitional services, DDGG will issue to MGT Sports a warrant to purchase 1,500 shares of DDGG common stock at an exercise price of $400 per share. In addition, in exchange for the release of various liens and encumbrances, we also agreed to issue to third parties: (a) 4,232 shares of our common stock, (b) a promissory note in the amount of $16 due September 29, 2015 and (c) a promissory note in the amount of $125 due March 8, 2016, and DDGG issued: (i) 150 shares of our common stock and (ii) a warrant to purchase 350 shares of DDGG common stock at $400 per share. Accordingly, we issued a total of 67,879 shares of common stock in connection with the acquisition of the DraftDay Business. We contributed the assets of the DraftDay Business to DDGG, such that we now own a total of 11,250 shares of DDGG common stock.

In the aggregate, we issued promissory notes in the principal amount of $250 due and paid on September 29, 2015 and in the aggregate principal amount of $2,000 due March 8, 2016. We were not able to make the payment at the due date and, on March 24, 2016, converted $824 of the promissory notes to common stock and 110 of the promissory notes to a Series D Preferred Stock. On April 13, 2016, MGT Sports converted all 110 shares of our Series D Preferred Stock into shares of our common stock. Accordingly, we issued 18,332 shares of common stock to MGT Sports and, thereafter, there are no shares of our Series D Preferred Stock outstanding.

In addition, on September 8, 2015, DDGG entered into an agreement with Sportech Racing, LLC (“Sportech”) pursuant to which Sportech agreed to provide certain management services to DDGG in exchange for 9,000 shares of DDGG common stock. As a result of the transactions described above, we own a total of 11,250 shares of DDGG common stock, Sportech Inc., an affiliate of Sportech, owns 9,000 shares of DDGG common stock, MGT Sports owns 2,550 shares of DDGG common stock and an additional third party owns 150 shares of DDGG common stock. In addition, MGT Sports holds a warrant to purchase 1,500 shares of DDGG common stock at an exercise price of $400 and an additional third party holds a warrant to purchase 350 shares of DDGG common stock at $400 per share.

On December 28, 2015, DDGG’s Board of Directors effectuated a 1-for-1,000 reverse stock split (the “1-for-1,000 Reverse Split”). Under the terms of the 1-for-1,000 Reverse Split, each share of DDGG’s common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-thousandth of one share of common stock, without any action by the stockholders. Fractional shares were cashed out.

On April 12, 2016, DDGG entered into an amendment to the transitional management services agreement pursuant to which the DDGG’s Management Services Agreement By and Between DraftDay Gaming Group, Inc. and Sportech Racing, LLC (“Sportech MSA”) terminated effective June 30, 2016. Sportech paid a $75 termination fee, reverted 4,200 shares of DDGG stock back to the Company, and provided 45 days of transition services. The Company had previously recorded the value of the services provided by Sportech under the Sportech MSA to prepaid assets, to be recognized as a professional services expense in the Consolidated Statements of Operations over the term of the agreement. Due to the termination of the agreement, the Company expensed the remaining value of the Sportech services, except for the value associated with the 4,200 shares of DDGG stock which were returned and 45 days of transitional services. The termination of the Sportech MSA will require DDGG to begin performing certain functions on its own.

On May 12, 2016, the Company entered into a subscription agreement with DDGG pursuant to which the Company agreed to purchase up to 550 shares of Series A Preferred Stock of DDGG for $1 per share. DDGG also entered into a subscription agreement with Sportech pursuant to which Sportech agreed to purchase up to 450 shares of Series A Preferred Stock of DDGG for $1 per share. In accordance with this agreement, the Company transferred a total of $501 to the DDGG subsidiary since the date of acquisition and through the date of this prospectus.

Choose Digital

Choose Digital was founded in 2011 as a supply chain to the loyalty and incentive industry, allowing major programs (airline frequent flier, banks and hotel loyalty programs, etc.) to offer digital content as a reward redemption option. Choose Digital’s products and services allow any reward program to integrate our large digital media marketplace, giving their members the ability to browse, redeem, and download latest releases or classic favorites.

Choose Digital is a white-label digital marketplace featuring a recent and wide range of digital content, including music, eBooks and audiobooks. The content is sourced from leading record companies and book publishers. The marketplace can be fully branded and integrated seamlessly into clients’ current online environments. Today Choose Digital’s marketplace powers a number of loyalty programs in the U.S. and Canada allowing customers and participants to enjoy the latest in digital content instantly.

Choose Digital generates revenues when participants in Choose Digital’s clients’ loyalty programs redeem loyalty credits for digital content provided by Choose Digital. For example, if a participant in a loyalty program redeems credits for a song download provided by Choose Digital, the client loyalty program pays Choose Digital for the download.

Choose Digital offers several custom and turnkey products for creating e-commerce web apps for selling digital music, eBooks, and audiobooks within small or large loyalty programs. The digital media catalog consists of the new releases and large back-catalogs of major music labels and book publishers. New catalog items are added daily.

Choose Digital’s technology and expertise provides the ability for client companies and organizations to quickly add digital media items to their loyalty reward programs. The digital media catalog can be fully customized to the client’s needs and can involve integrating our full-featured API, or employing our services to create a custom, seamless, standalone, and managed storefront accessible by their member base.

We are currently restructuring this line of business.

Technology

Our digital publishing, gaming and digital content distribution businesses are enabled by multiple technology platforms primarily developed internally including proprietary and patented software some of which are briefly described below.

Our digital content distribution businesses are very focused on knowing their audience. This is made possible through our proprietary SDS technology. Our competitive advantage is this complete audience-development engine, which optimizes the packaging and distribution of content — getting it to the right audience at the right place at the right time primarily through social media. The technology is designed to generate fans on our pages on Facebook and other social media outlets. Our content is then displayed in the fans’ feeds on Facebook and other social media sites, which can then drive traffic to our websites. Our technology contains a test and measurement system that delivers real-time audience insights, and provides optimized distribution by audience. Because we use this proprietary technology, a significant amount of our website traffic is generated through social media channels, particularly Facebook. Facebook and other social media outlets routinely update their algorithms for what content is displayed in users’ feeds. The test and measurement features of our technology help us to stay current in maximizing website traffic from social media channels as these algorithms change. We have seven issued patents related to the SDS technology.

With the acquisition of Rant, we gain a highly optimized digital media delivery technology which amplifies the speed of digital content publishing, getting information and relevant advertising to the end user more quickly than before. Rant’s platform is designed for desktop and mobile content at the billions-of-page views per year level. Because of its low cost of operation, the coupling of the Rant platform and our SDS technology creates the extremely powerful tools in digital content publishing.

Choose Digital’s technology platform and expertise provides the ability for any client companies and organizations to quickly add digital media items to their loyalty reward programs. The digital media catalog can be fully customized to the client’s needs and can involve integrating our full-featured API, or employing our services to create a custom, seamless, standalone, and managed storefront accessible by their member base. The platform is highly scalable and has multiple e-commerce capabilities.

DraftDay has built a sophisticated platform that allows for each operator to have their own portal to drive their customers to, own the data and feed into a pool with other operators. The state of the art technology platform enables us to offer multiple gaming products covering all major sports. Our technology platform is highly scalable and also has proven business-to-business white-label capabilities. In addition, the platform is complemented by a highly responsive design/HTML5 mobile webapp capabilities.

We protect our technology through seeking intellectual property registration and filings. We register certain domain names, trademarks and service marks in the United States and in certain locations outside the United States. Circumstances outside of our control could pose a threat to our intellectual property rights. Effective intellectual property protection may not be available in the United States or other countries in which we provide our solution. In addition, the efforts we have taken to protect our intellectual property rights may not be sufficient or effective. Any impairment of our intellectual property rights could harm our business, our ability to compete and our operating results.

Viggle Rewards Business — Discontinued Operations

Viggle is a mobile and web-based entertainment marketing platform that uses incentives to make content consumption and discovery more rewarding for media companies, brands and consumers. Viggle helps guide consumers towards various forms of media consumption with television enhancement, music discovery, entertainment content publishing and distributed viewing reminders. Viggle helps consumers decide what to watch and when, broadens the viewing experience with real time games and additional content, and rewards viewers for being loyal to their favorite shows throughout a season, allowing them to earn points. For brands, Viggle provides advertising clients with targeted interactive ads to amplify their TV messaging to verified audiences. For media companies, Viggle delivers promotional benefits by driving viewers to specific shows, engaging them in a richer content experience, and increasing awareness of promoted shows through web, mobile and social channels. We sold this business to Perk in a transaction that closed on February 8, 2016.

Perk.com Transaction

Perk Agreement

On December 13, 2015, we entered into an Asset Purchase Agreement with Perk (the “Perk Agreement”). Perk’s shares are currently traded on the Toronto Stock Exchange. In connection with the Perk Agreement, we agreed to sell to Perk certain assets relating to the Viggle rewards business, including the Viggle App. We retained our interest in DraftDay Gaming Group, Inc., Wetpaint.com, Inc., Choose Digital, Inc. and the assets relating to our MyGuy game. The closing of this transaction subsequently occurred on February 8, 2016.

Purchase Price and Adjustments

As consideration for the assets sold, we received the following consideration:

•	1,500,000 shares of Perk common shares free and clear of all liens, less the number of shares of Perk common shares applied to the repayment of principal and interest of the credit facility described below (the “Initial Perk Shares”);
•	2,000,000 shares of Perk common shares if Perk’s combined revenue, as calculated pursuant to the Perk Agreement, is at least $130,000 for the calendar year commencing on January 1, 2016 or January 1, 2017 (the “Earn-Out”);
•	A warrant (“Warrant 1”) entitling us to purchase 1,000,000 shares of Perk common shares at a strike price of CDN $6.25 per share in the event the volume weighted average price (“VWAP”) of shares of Perk common shares is greater than or equal to CDN $12.50 per share for 20 consecutive trading days in the two year period following the closing of the Perk.com Transaction;
•	A warrant (“Warrant 2”, and together with Warrant 1, the “Perk Warrants”) entitling the us purchase 1,000,000 shares of Perk common shares at a strike price of CDN $6.25 per share in the event that the VWAP of Perk common shares is greater than or equal to CDN $18.75 per share for 20 consecutive trading days in the two year period following the closing of the Perk.com Transaction; and
•	Perk also assumed certain of our liabilities, including points liability.

At the time we entered into the Perk Agreement, Perk provided us with a $1,000 secured line of credit, which we fully drew down. We had the option of repaying amounts outstanding under that line of credit by reducing the number of Initial Perk Shares by 130,000. We exercised this option, so we received 1,370,000 shares of Perk common stock at closing, and the amounts outstanding under the Line of Credit were deemed paid in full.

At the closing, 37.5% (562,600) of the Initial Perk Shares were issued and delivered to an escrow agent to be used exclusively for the purpose of securing our indemnification obligations under the Perk Agreement.

Additionally, after the closing, we delivered 357,032 Perk shares to satisfy an obligation to a prior trade creditor.

On September 30, 2016, the Company sold to Perk the remaining shares (1,013,068) of Perk common stock, the warrants for additional shares, and the right to the Earn-Out Shares received from Perk on the sale of the Viggle rewards business on February 8, 2016. The Company received $1,300 from Perk as consideration therefor. The execution of the Securities Purchase Agreement and closing were simultaneous. The escrowed shares were released as part of this transaction.

Intellectual Property

As of September 30, 2016, we have filed to protect our trademarks and patents to protect our technology, some of which have been granted, and some of which are currently pending. It is anticipated that there will be patent and other filings in the future. We intend to protect any intellectual property rights that we may acquire in the future through a combination of patent, trademark, copyright, rights of publicity, and other laws, as well as licensing agreements and third party nondisclosure and assignment agreements. Failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, financial condition and results of operations.

Recent Developments

We are negotiating the sale of a majority stake in our non-core assets principally in the technology space, including certain intellectual property related to SDS and the assets related to the Draft Day daily fantasy sports business. If completed, the contemplated transaction would combine these assets in to a new company, Element(X). We intend to sell 80.1% of Element(X) to a newly formed and separately funded entity owned by current and former employees of Function(x). In addition, the Company intends to enter into a shared services agreement with Element(X) providing for payment for services related to legal, accounting and office-related services, among other things. The terms of any such transaction will be determined on an arms-length basis and will only be consummated if the board of directors determines that the transaction is in our best interests as a company. There can be no assurance that we will be successful in consummating such a transaction on the terms as described, or at all.

We are currently in negotiations with holders of approximately 87% of the debentures issued in July 2016 in order to permit us to pay them the outstanding principal of approximately $3,880, out of the proceeds of this offering and to pay any accrued interest and other amounts owed in shares of common stock at the same price as this offering.

We are also negotiating an amendment to the exchange agreement with Mr. Sillerman, pursuant to which he and his affiliated entities would agree to convert 100% of their Series C Preferred shares plus accrued dividends at 2.34. The amendment would permit the line of credit from an affiliate of Mr. Sillerman in the amount of $2,865 to remain outstanding after the consummation of this offering and exchange. The conversion price represents a 4% premium to the closing price of our common stock on January 13, 2017.

Private Placement and Events of Default

On July 12, 2016, we closed a private placement (the “Private Placement”) of $4,444 principal amount of convertible debentures (the “Debentures”) and common stock purchase warrants (the “Warrants”). The Debentures and Warrants were issued pursuant to a Securities Purchase Agreement, dated July 12, 2016 (the “Purchase Agreement”), by and among us and certain accredited investors within the meaning of the Securities Act of 1933, as amended (the “Purchasers”). Upon the closing of the Private Placement, we received gross proceeds of $4,000 before placement agent fees and other expenses associated with the transaction. We will use the net proceeds from the transaction for general business and working capital purposes.

The Debentures mature on the one-year anniversary of the issuance date thereof. The Debentures are convertible at any time at the option of the holder into shares of our common stock at an initial conversion price of $6.266 per share (the “Conversion Price”). Based on such initial Conversion Price, the Debentures will be convertible into up to 780,230 shares of common stock. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the Conversion Price then in effect, the Conversion Price then in effect will be decreased to equal such lower price. The adjustments to the Conversion Price will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans or for certain acquisitions. In addition, the Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. However, in no event will the Conversion Price be less than $0.10 per share. The Debentures are secured by a first priority lien on substantially all of our assets in accordance with a security agreement.

The Debentures bear interest at 10% per annum with interest payable upon maturity or on any earlier redemption date. At any time after the issuance date, we will have the right to redeem all or any portion of the outstanding principal balance of the Debentures, plus all accrued but unpaid interest at a price equal to 120% of such amount. The holders of Debentures shall have the right to convert any or all of the amount to be redeemed into common stock prior to redemption. Subject to certain exceptions, the Debentures contain customary covenants against incurring additional indebtedness and granting additional liens and contain customary events of default. Upon the occurrence of an event of default under the Debentures, a holder of Debentures may require us to pay the greater of (i) the outstanding principal amount, plus all accrued and unpaid interest, divided by the Conversion Price multiplied by the daily volume weighted average price or (ii) 115% of the outstanding principal amount plus 100% of accrued and unpaid interest. Pursuant to the Debentures, we are required to make amortizing payments of the aggregate principal amount, interest, and other amounts outstanding under the Debentures. Such payments must be made beginning three months from the issuance of the Debentures and on the monthly anniversary through and including the maturity date. The Amortization Amount is payable in cash or in shares of our common stock pursuant to the conversion mechanism contained in the Debentures.

On July 20, 2016, we and the Purchasers entered into an Amendment to Securities Purchase Agreement and Consent to Modify Debentures (the “Amendment and Consent”). The Amendment and Consent provides that, while the Debentures are outstanding, Mr. Sillerman will guarantee that we shall have $1,000 available in our commercial bank account or otherwise available in liquid funds. At any time when our available funds fall below $1,000, Mr. Sillerman will provide (the “Sillerman Guaranty”) the amounts necessary to make-up the shortfall in an aggregate amount not to exceed $6,000; however, the first $5,000 of the guaranty shall be provided by drawing down on our Line of Credit with Sillerman Investment Company IV, LLC (“SIC IV”). Any remaining amounts, up to a maximum aggregate of $1,000 shall be provided by Mr. Sillerman. In connection with the Sillerman Guaranty, the Company’s independent directors approved a fee of $100 as compensation for providing such guaranty.

As a part of the Private Placement, we issued Warrants to the Purchasers providing them with the right to purchase up to an aggregate of 354,650 shares of our common stock at an initial exercise price of $6.528 per share. Subject to certain limitations, the Warrants are exercisable on any date after the date of issuance and the exercise price for the Warrant is subject to adjustment for certain events, such as stock splits and stock dividends. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the conversion price of the Debentures, the exercise price of the Warrants will be decreased to a lower price based on the amount by which the conversion price of the Debentures was reduced due to such transaction. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans or for certain acquisitions. In addition, the exercise price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The Warrants will expire 5 years from the initial issuance date.

In addition, we issued to Aegis Capital Corp. (“Aegis”), the placement agent in connection with the Private Placement, Warrants providing them with the right to purchase up to an aggregate of 53,200 shares of our common stock at initial exercise price of $6.528 per share. The Warrants issued to Aegis contain substantially the same terms as the Warrants issued to the Purchasers.

The Purchasers shall not have the right to convert the Debentures or exercise the Warrants to the extent that such conversion or exercise would result in such Purchaser being the beneficial owner in excess of 4.99% of our common stock. In addition, the Purchasers have no right to convert the Debentures or exercise the Warrants if the issuance of the shares of common stock upon such conversion or exercise would exceed the aggregate number of shares of our common stock which we may issue upon conversion of the Note and exercise of the Warrant without breaching our obligations under NASDAQ listing rules. Such limitation does not apply if our shareholders approve such issuances. We intend to promptly seek shareholder approval for issuances of shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants.

In connection with the Private Placement, we and the Purchasers entered into a Registration Rights Agreement under which we were required, on or before 30 days after the closing of the Private Placement, to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of our common stock issuable pursuant to the Debentures and Warrants and to use commercially reasonable efforts to have the registration declared effective as soon as practicable, but in no event later than 90 days after the filing date. The resale Registration Statement was declared effective on December 6, 2016. As a result, the Purchasers were entitled to liquidated damages calculated as follows:

•	$62, 1.5% of the purchase price paid for securities purchased pursuant to the Purchase Agreement, payable in cash; and
•	19,741 shares of our common stock equivalent to 1.5%, or $62, of the purchase price divided by the average closing bid price for our common stock for the five-day period prior to the date liquidated damages became due.

Also in connection with the Private Placement, certain stockholders of ours have executed Lock-Up Agreements, pursuant to which they have agreed not to sell any shares of our common stock until the later of (i) six months following the issuance of the Debentures or (ii) 90 days following the effectiveness of a resale registration statement filed pursuant to the requirements of the Registration Rights Agreement.

We are currently in default under the Debentures issued in the Private Placement for failure to make amortization payments and for failure to maintain the Minimum Cash Reserve.

On October 12, 2016, the first amortization payment in the amount of $444, plus accrued interest of approximately $114 pursuant to the terms of the Debentures became due and payable to the Purchasers. We did not make such payment at the time it was due. We entered into waiver agreements with Purchasers holding approximately 87% of the principal amount of the Debentures. Such waivers are not binding on the remaining Purchaser of the Debentures. Pursuant to the terms of the Waiver, the Purchasers have agreed to waive the payment of the amortization payments and accrued interest due for October 2016 and November 2016. In consideration for waiving the payment terms of the Debentures, we paid, upon execution of the Waiver, 10% of the Amortization Amount that became due on October 12, 2016 and paid on November 12, 2016 10% of the Amortization Amount due in November 2016. All other amounts will be due and payable in accordance with the terms of the Debentures, with the deferred payments due at maturity. We did not receive a waiver from one of its debenture holders, holding approximately 13% of the principal amount of the Debentures with respect to the event of default arising out of our failure to make the first amortization payment when due. Pursuant to the terms of the Debentures, such holder has sent a notice of acceleration, stating that the Company owes $696, reflecting the principal amount of the Debenture plus interest through November 1, 2016. Interest will accrue at 18% until this amount is satisfied. We are seeking to settle the matter with the holder; however, there can be no assurance that an agreement will be reached.

The waivers entered into with some of the Purchasers related to the failure to pay the amortization amount do not address the failure to maintain the Minimum Cash Reserve. In addition, we are currently in default with respect to the amortization payment due in January 2017.

Pursuant to the terms of the Debentures, the failure to cure the non-payment of amortization or failure to maintain the Minimum Cash Reserve within three trading days after the due date constituted an Event of Default. Following the occurrence of an event of default, among other things: (1) at the Purchaser’s election, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through the one year anniversary of the original issue date if such interest has not yet accrued, liquidated damages and other amounts owed through the date of acceleration, shall become, immediately due and payable in either cash or stock pursuant to the terms of the Debentures; and (2) the interest rate on the Debentures will increase to the lesser of 18% or the maximum allowed by law. In addition to other remedies available to the Purchasers. the Company’s obligation to repay amounts due under the Debentures is secured by a first priority security interest in and lien on all of the Company’s assets and property, including our intellectual property, and such remedies can be exercised by the Purchasers without additional notice to the Company.

Under terms of the $3,000 Secured Convertible Note issued in connection with the acquisition of Rant, a default under other indebtedness owed by us constitutes a default under the Rant Note. As a result of such Event of Default, the holder of the Rant Note has executed a waiver that provides that, until May 15, 2017, the events of default arising out of the failure to pay the amounts due under the Debentures as of the date of the waiver and the failure by us to maintain the Minimum Cash Reserve shall not constitute events of default for purposes of the Rant Note.

Acquisition of Rant, Inc.

On July 12, 2016, we and RACX Inc., a Delaware corporation and wholly-owned subsidiary of ours (“RACX”), completed an acquisition pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Rant, Inc., a Delaware corporation, pursuant to which RACX has acquired the assets of Rant (the “Asset Purchase”) used in the operation of Rant’s Rant.com independent media network and related businesses, including but not limited to the www.rantsports.com, www.rantlifestyle.com, www.rantchic.com, www.rantgirls.com, www.rant-inc.com, www.rantstore.com, www.rantcities.com, www.rantcars.com, www.rantfinance.com, www.ranthollywood.com, www.rantfood.com, www.rantgamer.com, www.rantgizmo.com, www.rantpets.com, www.rantplaces.com, www.rantpolitical.com, www.rantmn.com, www.rantbeats.com, www.rantgirls.com, www.rantstore.com, www.rantcities.com, www.rantranet.com, and www.rantmovies.com websites (the “Rant Assets”).

Rant is a digital publishing network that creates original content, most notably in sports, entertainment and pets, that reaches major diversified demographics.

In consideration for the purchase of the Rant Assets, we (i) delivered a Secured Convertible Promissory Note to Rant in the amount of $3,000; (ii) assumed $2,000 of liabilities of Rant and (iii) issued to Rant 4,435 shares of Company Series E Convertible Preferred Stock.

The $3,000 Secured Convertible Note matures on July 8, 2017 barring any events of default or a change of control of the Company. The Secured Convertible Note bears interest at 12% per annum, payable at maturity. At the election of Rant, the Secured Convertible Note is convertible into shares of Fn(x) common stock at a price equal to the lower of (i) $5.20 per share, or (ii) such lower price as may have been set for conversion of any debt or securities into Common Stock held on or after the date hereof by Sillerman until the first to occur of March 31, 2017 or the date the Note has been satisfied or converted. In connection with the Secured Convertible Note, the Company has entered into a Note Purchase Agreement and a Security Agreement with Rant, under which the Company has granted Rant a continuing security interest in substantially all assets of the Company. In connection with the issuance of the Secured Convertible Note, Sillerman and Rant entered into a subordination agreement subordinating repayment of the notes to the Debentures and entered into an Intercreditor Agreement providing for the parties’ respective rights and remedies with respect to payments against the collateral held as security for both of them.

The 4,435 shares of Company Series E Convertible Preferred Stock issued to Rant are convertible into shares of Company common stock equal to 22% of the outstanding common stock of the Company upon certain conditions. The number of shares will be adjusted for dilution between the date of closing and the date of any public offering by the Company of its common stock and to reflect additional capital structure changes through the first of (i) the date Sillerman converts debt and preferred shares to common shares pursuant to the July Exchange Agreement set forth below just before an offering of the Company’s common stock closes or (ii) March 31, 2017.

July Exchange Agreement

The Company entered into an Exchange Agreement on July 8, 2016, as amended July 20, 2016 (the “July Exchange Agreement”), with three of the affiliates of Mr. Sillerman, to allow for the exchange for shares of Common Stock of the Company of: (i) 3,000 shares of the Company’s Series C Convertible Redeemable Preferred Stock and a Line of Credit Promissory Note, dated October 24, 2014, in the amount of $20,000 plus accrued interest held by SIC III; (ii) a Line of Credit Grid Promissory Note, dated June 12, 2015, as amended July 20, 2016 in the amount of $3,401 plus accrued interest held by SIC IV as of the date hereof; (iii) a Revolving Secured Promissory Note, dated January 27, 2016, in the amount of $1,500 plus accrued interest, a Revolving Secured Promissory Note, dated March 29, 2016, in the amount of $500 plus accrued interest, a Revolving Secured Promissory Note, dated April 25, 2016 in the amount of $500 plus accrued interest, a Revolving Secured Promissory Note, dated May 16, 2016, in the amount of $500 plus accrued interest and a Revolving Secured Promissory Note, dated June 27, 2016, in the amount of $1,200 plus accrued interest held by SIC VI; and (iv) up to an additional $5,000 under the Line of Credit Grid Promissory Note dated June 12, 2015 and amended July 20, 2016 held by SIC IV.

Under the July Exchange Agreement, issuance of the shares in the exchange is conditioned upon approval of the Company’s shareholders, the closing of an offering of the Company’s common stock in the amount of at least $10,000, approval of its Listing of Additional Shares application with Nasdaq, the Company shall not be subject to any bankruptcy proceeding, and various other conditions. The Exchange Price shall be equal to the lesser of $5.20 and the price at which the Debentures can be exchanged for shares of the Company’s common stock, so long as the Company received a valuation that the exchange price reflects fair value. The agreement provides for termination in the event the conditions are not satisfied by March 31, 2017.

August Exchange Agreement

On August 22, 2016, we and SIC III, SIC IV, and SIC VI, each an affiliate of Sillerman, entered into a Note Exchange Agreement pursuant to which $30,175, which represents all of the outstanding principal and accrued interest of certain notes held by SIC III, SIC IV, and SIC VI (the “Sillerman Notes”) other than $900 of debt held by SIC IV pursuant to that certain Line of Credit Grid Promissory Note dated as of June 11, 2015, was exchanged for 30,175 shares of our Series C Preferred Stock. The exchange price is $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement, and subject to the additional obligations set forth in the Subordination Agreement and the Lockup Agreements. The $900 of debt that remained outstanding and future advances under the Grid Note will also remain subject to the Exchange Agreement.

Assignment of License Agreement Payments

On November 18, 2016, the Company entered into an assignment agreement (the “Assignment”) with Bajaar, LLC, under which the Company agreed to assign all payments received under an office license agreement with Viggle Rewards, Inc. relating to office space at 902 Broadway, in exchange for a payment of $550. The original license agreement provided for payment of $17 per month, plus a sharing of common expenses, until February 8, 2019. On November 18, 2016, Bajaar paid $550 to the Company under the Assignment.

Going Concern

Our Consolidated Financial Statements as of June 30, 2016, and the auditor’s report on those consolidated financial statements, include a disclosure paragraph regarding the uncertainty of our ability to continue as a going concern, which implies we will continue to realize our assets and discharge our liabilities in the normal course of business. We are unlikely to pay dividends or generate significant revenue or earnings in the immediate or foreseeable future. The continuation of our Company as a going concern is dependent upon the continued financial support from our stockholders and our ability to obtain necessary equity and/or debt financing to continue development of our business and to increase revenue. Management intends to raise additional funds through equity and/or debt offerings until sustainable revenues are developed. There is no assurance such equity and/or debt offerings will be successful or that development of the business will be successful, and therefore there is substantial doubt about our ability to continue as a going concern within one year after the financial statements are issued. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Assessment of Internal Controls

We have assessed the effectiveness of our internal control over disclosure controls and procedures as of September 30, 2016. As a result of this assessment, we concluded that, as of September 30, 2016, our internal controls over disclosure controls and procedures was not effective. Our management identified a material weakness in our internal control over disclosure controls and procedures as a result of insufficient levels of supervision and review of the disclosure controls and procedures process.

We plan to take steps to enhance and improve the design of our internal control over disclosure controls and procedures. To remediate such weaknesses, we intend to appoint in the near future additional qualified personnel to address inadequate segregation of duties and ineffective risk management. These remediation efforts are largely dependent upon our securing additional financing to cover the costs of implementing the changes required. If we are unsuccessful in securing such funds, remediation efforts may be adversely affected in a material manner.

We did not complete the above remedial measures in the three months ended September 30, 2016. We anticipate that these remedial measures will be fully implemented in the year ended June 30, 2017. As of the date of this filing we have hired a Chief Financial Officer and additional other finance resources who are focused on implementing the remedial measures noted above.

Results of Continuing Operations for the three months ended September 30, 2016 and 2015 (amounts in thousands)

	Three Months Ended September 30,
	2016	2015	Variance
Revenues	$659	$922	$(263)
Selling, general and administrative expenses	(4,040)	(7,700)	3,660
Operating loss	(3,381)	(6,778)	3,397
Other (expense):
Other (expense)/income, net	(2,485)	2	(2,487)
Interest expense, net	(1,651)	(856)	(795)
Total other expense	(4,136)	(854)	(3,282)
Net loss before provision for income taxes	(7,517)	(7,632)	115
Income tax expense	—	—	—
Net loss from continuing operations	$(7,517)	$(7,632)	$115

Revenues

	Three Months Ended September 30,
	2016	2015	Variance
Revenues by segment:
Wetpaint	$371	$516	$(145)
Choose Digital	58	198	(140)
DDGG	105	83	22
Other income	125	125	—
Total	$659	$922	$(263)

Revenue in the three months ended September 30, 2016 was $659, a decrease of $263 from the three months ended September 30, 2015. The decrease was driven by the sale of the Viggle business to Perk, which led to a temporary cessation in Viggle user redemption of digital media on the Choose Digital platform and thus lower revenues in the amount of $140 for Choose Digital as well as a decrease in Wetpaint barter revenue of $207. The decrease was offset by an increase in Wetpaint’s video revenue of $39 and DDGG revenue of $22 in the period.

Selling, General and Administrative Expenses

	Three Months Ended September 30,
	2016	2015	Variance
Selling, general and administrative expenses by segment:
Wetpaint	$(2,441)	$(2,373)	$(68)
Choose Digital	(458)	(683)	225
DDGG	(1,141)	(57)	(1,084)
Other	—	(4,587)	4,587
Total	$(4,040)	$(7,700)	$3,660

Selling, general and administrative expenses were $4,040 for the three months ended September 30, 2016, a net decrease of $3,660 from the three months ended September 30, 2015.

•	Stock based compensation decreased by $4,366 across the segments due to forfeiture of un-vested options and restricted stock units: $36 on the Wetpaint segment, $80 on the Choose Digital segment, and $4,250 on the Other segment, which represents expense on instruments issued for corporate financing activities.
•	Choose Digital’s content expense decreased by $65 due to lower Viggle user redemption of digital media on the digital rewards platform following the sale of the Viggle App to Perk.
•	Professional fees expense increased by a net $179 across the segments. $358 on the Wetpaint segment, $181 on the DDGG segment and $73 on the Choose Digital segment. The increase was partially offset by a decrease of $433 on the Other segment as part of a company-wide cost reduction effort.
•	Personnel costs increased by a net $120 across the segments: $136 on the DDGG segment and $42 on the Other segment, partially offset by a decrease of $16 on the Wetpaint segment.
•	Depreciation and amortization expense decreased by a net $163 across the segments due to impairment of intangible assets in the prior year: $238 on the Wetpaint segment and $224 on the Choose Digital segment. The decrease was partially offset by an increase of $290 on the DDGG segment and $90 on the Other segment.
•	DDGG’s cost of sales expense totaled $60.

Other (Expense)/Income

Other (Expense) was $2,485 for the three months ended September 30, 2016, an increase of $2,487 from the three months ended September 30, 2015. The increase was primarily due to the loss on the sale of the Perk shares and warrants of $2,193 during the three months ended September 30, 2016.

Interest Expense, Net

Interest expense, net was $1,651 for the three months ended September 30, 2016, an increase of $795 from the three months ended September 30, 2015. The increase was due to higher levels of debt during the three months ended September 30, 2016 partially offset by reduced interest expense in August 2016 as a result of the exchange of $30,175 in loans payable to 30,175 shares of Series C Preferred Stock.

Income Taxes

We account for income taxes in accordance with the liability method of accounting as set forth in Accounting Standards Codification (“ASC”) 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. For those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. At September 30, 2016 and June 30, 2016, we provided a full valuation allowance on our deferred tax assets and thus recognized no tax benefit.

Results of Continuing Operations for the Years Ended June 30, 2016 and 2015 (amounts in thousands)

	Year Ended June 30,
	2016	2015	Variance
Revenues	$4,509	$5,674	$(1,165)
Selling, general and administrative expenses	(29,324)	(47,072)	17,748
Impairment loss (see Note 3)	(28,541)	(2,085)	(26,456)
Operating loss	(53,356)	(43,483)	(9,873)
Other expense, net:
Other (expense)/income, net	(23)	6	(29)
Interest expense, net	(3,788)	(2,050)	(1,738)
Total other expense, net	(3,811)	(2,044)	(1,767)
Net loss before provision for income taxes	(57,167)	(45,527)	(11,640)
Income tax expense	—	—	—
Net loss from continuing operations	$(57,167)	$(45,527)	$(11,640)

Revenues

	Year Ended June 30,
	2016	2015	Variance
Revenues by segment:
Wetpaint	$1,533	$3,454	$(1,921)
Choose Digital	1,949	1,703	246
DDGG	528	—	528
Other	499	517	(18)
Total	$4,509	$5,674	$(1,165)

Revenue for the year ended June 30, 2016 was $4,509, a decrease of $1,165 from the year ended June 30, 2015. The decrease was driven by a $1,921 decrease in Wetpaint revenues partially offset by $528 in DDGG revenues. Wetpaint’s revenue was negatively affected by several changes to the sales force model, including the migration of Wetpaint’s sales force to Perk, as part of the Viggle rewards business sale to Perk. DDGG earned $528 in revenues in the period, offsetting the revenue decrease experienced by Wetpaint.

Selling, General and Administrative Expenses

	Year Ended June 30,
	2016	2015	Variance
Selling, general and administrative expenses by segment:
Wetpaint	$6,966	$12,201	$(5,235)
Choose Digital	3,904	6,362	(2,458)
DDGG	4,974	—	4,974
Other	13,480	28,509	(15,029)
	$29,324	$47,072	$(17,748)

Selling, general and administrative expenses were $29,324 for the year ended June 30, 2016, a net decrease of $17,748 from the prior year. The net decrease was attributable to decreases in Wetpaint of $5,235, Choose Digital of $2,458, and Other of $15,029; these were offset by the addition of DDGG expenses beginning September 2015, when the DraftDay business was acquired.

•	Stock based compensation decreased by $13,535 across the segments due to forfeiture of un-vested options and restricted stock units (“RSUs”), and due to the fact that a large portion of the expense in Fiscal 2015 related to options and RSUs issued as part of financing efforts. The cost of these issuances has been fully expensed. Stock compensation expense decreased as follows: $2,692 on the Wetpaint segment, $717 on the Choose Digital segment, and $10,126 on the Other segment, which represents expense on instruments issued for corporate financing activities.
•	Personnel costs decreased by a net $1,242 across the segments: $1,592 decrease on the Wetpaint segment, $818 decrease on the Choose Digital segment, and $446 increase on the Other segment. DDGG’s personnel costs for the first year of operation amounted to $722, and offset the decreases in personnel costs in other segments.
•	Professional fees expense increased by a net $1,842 across the segments due to the addition of DDGG’s professional fees which amounted to $2,029, and offset decreases in fees in other segments.
•	We recognized a loss on contingent consideration in Fiscal 2015 of $2,222 in relation to the Choose Digital acquisition, no such losses were recognized in Fiscal 2016 as the liability contingency expired at the end of fiscal 2015 and the change in contingent consideration expense year over year in relation to the Choose Digital acquisition was $2,222.

Impairment Loss

Impairment loss for the year ended June 30, 2016 was $28,541, an increase of $26,456 from the year ended June 30, 2015. The current year loss is due to the goodwill impairment we recorded of $4,335 related to the Choose Digital reporting unit and $10,708 related to the Wetpaint reporting unit, and losses of $749, $1,331 and $11,418 on intangible assets related to DDGG’s technology, tradename and customer relationships, Choose Digital’s software and licenses and Wetpaint’s technology, trademark, customer relationships and non-competition agreements, respectively. The prior year loss of $2,085 is due to impairment recorded on intangible assets related to Choose Digital’s tradename and customer relationships.

Interest Expense, Net

Interest expense, net was $3,788 for the year ended June 30, 2016, an increase of $1,738 from the year ended June 30, 2015. The increase was due to higher loan balances.

Income Taxes

We use the liability method of accounting for income taxes as set forth in Accounting Standards Codification (“ASC”) 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. For those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. At June 30, 2016 and 2015, we provided a full valuation allowance on its deferred tax assets and thus recognized no tax benefit.

Liquidity and Capital Resources (amounts in thousands)

Cash

At September 30, 2016 and June 30, 2016, we had cash balances of $827 and $537 respectively.

Available Line of Credit

As of September 30, 2016 and June 30, 2016, we had $3,645 and $1,065 available under our lines of credit, respectively.

The Company’s Capital Requirements and 12-Month Plan for its Business

Our capital requirements to fund our operating segments are variable based on a few key factors. With respect to Wetpaint and Rant, the key factors among others include quality content creation, monthly unique visitors and our ability to procure advertising inventory to properly monetize our user base. With respect to Choose Digital, the key factors are our ability to launch new clients and the cost and our ability to purchase digital content at an attractive price. In respect to DDGG, the key factors are our ability to attract new business-to-business partners, the number of players and our ability to set the prize awards at appropriate levels to reduce overlay. These factors combine to determine our cash needs for calendar 2017. As we increase Wetpaint’s number of monthly unique users and number of advertising partners, we would expect to generate increased revenue from the sale of digital media on the Wetpaint website and expect these sales to be a source of liquidity within such period for this operating segment. If we can increase Choose Digital’s client base, we would expect to generate increased revenue from the provision of digital content to the clients. If we can increase DDGG’s client base, we would expect to generate increased revenue from the provision of a white label fantasy sports gaming platform and would expect these sales to be a source of liquidity within such period for this operating segment. However, there is no guarantee that revenues will exceed business fixed and variable costs in calendar 2016 or ever. In respect to our operating costs, employee salaries, cost of content expenditures, leases of office space, and costs of cloud computing and hosting services constitute the majority of our monthly operating expenses. With the exception of leased office space, our operating costs across the operating segments are expected to increase as we add users and clients, work to create more content to entice users, and create new features and functionality on the Choose Digital and DDGG platforms. The overall level of expenses will be reflective of management’s view of the current opportunities for the operating segments within their respective marketplaces and our strategic decisions. We utilize significant computing resources across our business to run and develop our website and platforms and purchase certain server hardware; however, we lease the majority of needed computing hardware, bandwidth, and co-location facilities. Accordingly, we can limit the cost of these servers to be in line with business growth. We plan to carefully manage our growth and costs to attempt to meet the goals of our business plan for such period.

The sale of our rewards business to Perk greatly reduced our cash burn and our rewards points liabilities. We have projected the plan for our business for the 2017 calendar year, which is subject to change resulting from both internal and external circumstances. Our 12-month plan has not been reviewed for consistency with US generally accepted accounting principles, and has been prepared on a modified accrual basis. Our 12-month plan is based on assumptions and is subject to risks and uncertainties. Our 12-month plan represents our estimates and assumptions only as of the date of this filing on Form S-1, and our actual future results may be materially different from what we set forth below.

There is no assurance that the plan set forth herein will be successful. If implemented, actual results may vary significantly from the plan described in this filing. We do not warrant or guarantee the foregoing. Our June 30, 2016 financial statements contain a going concern disclosure in our audit opinion.

With the conclusion of the Perk Transaction, we are in the process of reviewing our remaining three business segments and the cash needs for the 2017 calendar year to cover fixed expenses and capital, including employee payroll, content expenditures, server capacity, office space and capital expenditures. The amount of capital required will depend on strategic decisions to be made with those business segments. As of September 30, 2016, we had approximately $3,645 available under our existing lines of credit and cash of approximately $827. We intend to increase revenue over the next 12 months as we focus on selling more advertising on the Wetpaint and Rant websites and, depending on our strategic decisions, working to improve the Choose Digital and DDGG platforms. We also intend to reduce our expenses. There is no guarantee that we will be successful. Our ability to sell increasing amounts of advertising is dependent on the amount of monthly unique users and the activity of those users on the Wetpaint and Rant websites. Our ability to generate digital content sales for Choose Digital is dependent on our ability to launch digital rewards programs for new clients and maintain our digital content licenses, which are currently in arrears. Our ability to launch new DDGG partners is dependent on the legal and regulatory developments in the market. We may not be able to deliver enough users to grow revenue. The level of engagement activity currently seen on the Wetpaint and Rant websites and the DDGG fantasy sports application may slow and the potential revenue per user would fall accordingly. We also may not be able to maintain our current relationships with media content providers for Choose Digital.

The actual amount of funds required for the 2017 calendar year may vary depending upon the number of users and clients, the content, rewards, and related expenses, the development costs for the launch of new features and product enhancements, and the speed with which the legal and regulatory issues within the fantasy sports market are resolved. In the event that the required cash is not funded from revenue and expenses reduced, we will need to raise additional capital through either debt or equity financing. Our decisions regarding strategic alternatives will need to take into account all of these factors which can affect our business plan as set forth above.

We are currently in default under the Debentures issued in the Private Placement for failure to make the first amortization payment and for failure to maintain the Minimum Cash Reserve. Following the occurrence of an event of default, among other things: (1) at the Purchaser’s election, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through the one year anniversary of the original issue date if such interest has not yet accrued, liquidated damages and other amounts owed through the date of acceleration, shall become, immediately due and payable in either cash or stock pursuant to the terms of the Debentures; and (2) the interest rate on the Debentures will increase to the lesser of 18% or the maximum allowed by law. In addition to other remedies available to the Purchasers. the Company’s obligation to repay amounts due under the Debentures is secured by a first priority security interest in and lien on all of the Company’s assets and property, including our intellectual property, and such remedies can be exercised by the Purchasers without additional notice to the Company.

We entered into waiver agreements with Purchasers holding approximately 87% of the principal amount of the Debentures. Such waivers are not binding on the remaining Purchaser of the Debentures. Pursuant to the terms of the Waiver, the Purchasers have agreed to waive the payment of the amortization payments and accrued interest due for October 2016 and November 2016. We did not receive a waiver from one of its debenture holders, holding approximately 13% of the principal amount of the Debentures with respect to the event of default arising out of our failure to make the first amortization payment when due. Pursuant to the terms of the Debentures, such holder has sent a notice of acceleration, stating that the Company owes $696, reflecting the principal amount of the Debenture plus interest through November 1, 2016. Interest will accrue at 18% until this amount is satisfied. We are seeking to settle the matter with the holder; however, there can be no assurance that an agreement will be reached.

The waivers entered into with some of the Purchasers related to the failure to pay the amortization amount do not address the failure to maintain the Minimum Cash Reserve. Pursuant to the terms of the Debentures, the failure to cure the non-payment of amortization or failure to maintain the Minimum Cash Reserve within three trading days after the due date constituted an Event of Default.

In addition to the cash requirements discussed above, we will need to raise additional funds to satisfy the Debentures and the Rant Note in the event that the holders do not convert the required payments into common shares as permitted thereunder.

Cash Flows for the three months ended September 30, 2016 (amounts in thousands)

	Three Months Ended September 30,
Description	2016	2015
Net cash used in operating activities	$(4,196)	$(3,503)
Net cash provided by investing activities	$1,300	$535
Net cash provided by financing activities	$3,186	$272

Operating Activities

In the three months ended September 30, 2016, net cash used in operating activities was $4,196, including our net loss of $7,553, loss on the sale of Perk share and warrants of $2,193, non cash, stock based compensation charges of $27, and depreciation and amortization of $687. In addition, net cash inflows from changes in operating assets and liabilities were $625, primarily due to a decrease in accounts payable of $591 and increases in accounts receivable and prepaid expenses of $76 and $173, respectively.

In the three months ended September 30, 2015, net cash used in operating activities was $3,503, including our net loss of $13,412, non cash, stock based compensation charges of $5,164 and depreciation and amortization of $1,196. In addition, net cash inflows from changes in operating assets and liabilities was $3,499, primarily as a result from increases in deferred revenue of $3,082, accounts receivable of $732 partially offset by a decrease in reward point liability of $285 as a result of the sale of our Viggle business to Perk.

Investing Activities

Cash provided by investing activities in the three months ended September 30, 2016 was $1,300 as a result of the sale of the Perk shares and warrants.

Cash used in investing activities in the three months ended September 30, 2015 was $535 as a result of the September 2015 acquisition of DDGG.

Financing Activities

Cash provided by financing activities in the three months ended September 30, 2016 of $3,186 consisted of net proceeds from borrowings of $4,349 and repayment of loans of $1,162.

Cash provided by financing activities in the three months ended September 30, 2015 of $272 consisted of net borrowings of $2,000, partially offset by payments related to contingent consideration of $1,728.

Cash Flows for the Years Ended June 30, 2016 and 2015 (amounts in thousands)

	Year Ended June 30,
Description	2016	2015
Net cash used in operating activities	$(9,595)	$(30,695)
Net cash used in investing activities	—	(1,164)
Net cash provided by financing activities	5,915	36,069

Operating Activities

Cash used in operating activities was $9,595 for the year ended June 30, 2016. This included a net loss of $63,689, a gain on discontinued operations of $1,262 and a gain on accounts payable settlements of $2,132, partially offset by intangible asset and goodwill impairment losses of $28,541, non-cash, share based compensation of $12,233, $11,670 of net changes in operating assets and liabilities and $3,748 of depreciation and amortization.

Cash used in operating activities was $30,695 for the year ended June 30, 2015. This included a net loss of $78,539, partially offset by non-cash, share based compensation of $32,439, $6,040 of depreciation and amortization, $4,600 of net changes in operating assets and liabilities, $2,222 increase in the fair value of acquisition-related contingent consideration and impairment losses on Choose Digital intangible assets of $2,086.

Investing Activities

Cash provided by investing activities was $0 for the year ended June 30, 2016.

Cash used in investing activities was $1,164 for the year ended June 30, 2015. The primary components consisted of $113 used for the purchase of property and equipment and $1,051 used for capitalized software costs.

Financing Activities

Cash provided by financing activities was $5,915 for the year ended June 30, 2016. This amount consisted primarily of $8,535 of net proceeds from loans and $200 of net proceeds from offerings of our common stock, partially offset by contingent consideration payments of $2,570.

Cash provided by financing activities was $36,069 for the year ended June 30, 2015. This amount consisted primarily of $12,459 of net proceeds from the offering of our common stock, $8,975 of net proceeds from loans, $10,000 from the sale of Class C Convertible Redeemable Preferred Stock and $4,995 from the release of restricted cash.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material impact on our company.

Commitments and Contingencies

As a smaller reporting company, as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are not required to provide the information required by this item.

Application of Critical Accounting Policies

The following accounting policies require significant management judgments and estimates:

Revenue Recognition

We recognize revenue when:  (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. For all revenue transactions, we consider a signed agreement, a binding insertion order or other similar documentation to be persuasive evidence of an arrangement.

Advertising Revenue:  we generate advertising revenue primarily from third-party advertising via real-time bidding, which is typically sold on a per impression basis.

Deferred Revenue:  deferred revenue consists principally of both prepaid but unrecognized revenue and advertising fees received or billed in advance of the delivery or completion of the delivery of services. Deferred revenue is recognized as revenue when the services are provided and all other revenue recognition criteria have been met.

Barter Revenue:  barter transactions represent the exchange of advertising or programming for advertising, merchandise or services. Barter transactions which exchange advertising for advertising are accounted for in accordance with EITF Issue No. 99-17 “Accounting for Advertising Barter Transactions” (ASC Topic 605-20-25). Such transactions are recorded at the fair value of the advertising provided based on our historical practice of receiving cash for similar advertising from buyers unrelated to the counter party in the barter transactions. Barter transactions which exchange advertising or programming for merchandise or services are recorded at the monetary value of the revenue expected to be realized from the ultimate disposition of merchandise or services.

We recognized barter revenue and barter expense in the amount of $0 and $2,609 for the three months ended September 30, 2016 and September 30, 2015, respectively. We recognized barter revenue and barter expense for the year ended June 30, 2016 of $428 and $428, respectively. We recognized barter revenue and barter expense for the year ended June 30, 2015 of $437 and $437, respectively.

License Revenue:  in addition to generating revenue from display and video advertising, from time to time, we may also generate revenue from licensing our proprietary audio recognition software and related loyalty platform. Generally, revenue from such agreements is recognized ratably over the term of the agreement.

Goodwill and Certain Other Long-Lived Assets

As required by ASC 350, “Goodwill and Other Intangible Assets”, we test goodwill for impairment during the fourth quarter of our fiscal year. Goodwill is not amortized, but instead tested for impairment at the reporting unit level at least annually and more frequently upon occurrence of certain events. We have three reporting units: Wetpaint, DDGG, and Choose Digital. The annual goodwill impairment test is a two-step process. First, we determine if the carrying value of any reporting unit exceeds its fair value, which would indicate that goodwill may be impaired. If we then determine that goodwill may be impaired, we compare the implied fair value of the goodwill to its carrying amount to determine if there is an impairment loss.

Historically we have operated as one reporting unit; however, in connection with the sale of our rewards business, we divided our remaining operations into three reporting units. In conjunction with this movement, we engaged a third-party valuation firm to test the Choose Digital and Wetpaint reporting units for goodwill impairment at December 31, 2015. The DDGG reporting unit was not tested for impairment at December 31, 2015 as the acquisition of this entity occurred in September 2015. We determined that the fair value of both of the Wetpaint and Choose Digital reporting units were significantly below their respective carrying values, indicating that goodwill related to these reporting units may be impaired. We determined the fair value of all long-lived assets other than goodwill related to each reporting unit and calculated the residual goodwill value for each. Upon comparing the residual goodwill values to the respective carrying values, we determined that there was an impairment loss on both the Choose Digital and Wetpaint reporting units.

We recorded an impairment loss to goodwill of $4,335 related to the Choose Digital reporting unit and $10,708 related to the Wetpaint reporting unit during the year ended June 30, 2016. There were no impairments to goodwill recorded during the year ended June 30, 2015. No impairments were recorded during the three months ended September 30, 2016.

We account for the impairment of long-lived assets other than goodwill in accordance with ASC 360, “Property, Plant, and Equipment” (“ASC 360”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.

At June 30, 2015, we determined that certain intangible assets related to the acquisition of Choose Digital (see Note 6, Acquisitions in the accompanying Consolidated Financial Statements for further detail regarding the Choose Digital acquisition) were impaired. Due to a shift in our business operations and utilization of our resources, during the fourth quarter of fiscal 2015, we determined that intangible assets related to customer relationships and trade name no longer had value. Therefore, such assets were written off as of June 30, 2015. The total amount of the write off was $2,085 and is included in impairment loss in the accompanying Consolidated Statements of Operations. There were no other impairments of long-lived assets during the year ended June 30, 2015.

During the year ended June 30, 2016, we determined that the fair value of the Choose Digital and Wetpaint reporting units tested was significantly below the respective carrying values and assessed the fair values of the long-lived assets other than goodwill for each reporting unit. Upon comparing the fair values of the long-lived assets to their respective carrying values, we recorded a loss of $1,331 on intangible assets related to Choose Digital’s software and licenses, and a loss of $11,418 on intangible assets related to Wetpaint’s technology, trademark, customer relationships and non-competition agreements, during the year ended June 30, 2016.

At June 30, 2016, we determined that the fair value of the DDGG reporting unit was significantly below the carry value and assessed the fair values of the long-lived assets other than goodwill. Upon comparing the fair values of the long-lived assets to their respective carrying values, we recorded a loss of $749 on DDGG intangible assets during the year ended June 30, 2016.

There were no impairments recorded during the three months ended September 30, 2016.

Capitalized Software

We record amortization of acquired software on a straight-line basis over the estimated useful life of the software.

In addition, we record and capitalize internally generated computer software and, appropriately, certain internal costs have been capitalized in the amounts of $1,498 as of September 30, 2016 and June 30, 2016, in accordance with ASC 350-40, “Internal-use Software”. At the time software is placed into service, we record amortization on a straight-line basis over the estimated useful life of the software.

Income Taxes

We use the liability method of accounting for income taxes as set forth in ASC 740, “Income Taxes”. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. For those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, “Compensation — Stock Compensation” (“ASC 718”). Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period. We use the Black-Scholes option pricing model to determine the fair value of stock options and warrants issued. Stock-based awards issued to date are comprised of both restricted stock awards (RSUs) and employee stock options.

Recently Issued Accounting Pronouncements

In May 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). The amendments in this update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which is not yet effective. This update focuses on improving several aspects of ASU 2014-09, such as assessing the collectability criterion in paragraph 606-10-25-1(e) and accounting for contracts that do not meet the criteria for step 1; presentation of sales taxes and other similar taxes collected from customers; noncash consideration; contract modifications at transition; and completed contracts at transition. We do not expect the standard to have a material impact on our consolidated financial statements.

In April 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-10 — Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”). The amendments in this update affect the guidance in ASU 2014-09, which is not yet effective. This update focuses on clarifying the following two aspects of ASU 2014-09: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. We do not expect the standard to have a material impact on our consolidated financial statements.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-09, Compensation -Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”). This update is intended to improve the accounting for employee share-based payments and affects all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including:(a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. ASU 2016-09 is effective for financial statements issued for annual periods beginning after December 15, 2016. We are currently in the process of evaluating the impact of adoption of ASU 2016-09 on our consolidated financial statements.

In February 2016, FASB issued Accounting Standards Update No. 2016-02, “Leases” (“ASU 2016-02”). ASU 2016-02 requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The new lease guidance also simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. ASU 2016-02 is effective for financial statements issued for annual periods beginning after December 15, 2018. We are currently in the process of evaluating the impact of adoption of ASU 2016-02 on our consolidated financial statements.

In January 2016, FASB issued Accounting Standards Update No. 2016-01, “Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). ASU 2016-01 requires all equity investments to be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). Additionally, it requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. Lastly, the standard eliminates the requirement to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet. ASU 2016-01 is effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within those annual periods. We do not expect the standard to have a material impact on our consolidated financial statements.

In November 2015, FASB issued Accounting Standards Update No. 2015-17, “Income taxes: Balance Sheet Classification of Deferred Taxes Business” (“ASU 2015-17”). Topic 740, Income Taxes, requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. Deferred tax liabilities and assets are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting. Deferred tax liabilities and assets that are not related to an asset or liability for financial reporting are classified according to the expected reversal date of the temporary difference. To simplify the presentation of deferred income taxes, ASU 2015-17 requires that deferred income tax liabilities and assets be classified as noncurrent in a classified statement of financial position. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. We do not expect the standard to have a material impact on our consolidated financial statements.

In September 2015, the FASB issued Accounting Standard Update No. 2015-16, Business Combinations — Simplifying the Accounting for Measurement-Period Adjustments (“ASU 2015-16”). This standard requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the ASU 2015-16 require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.

In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017 (July 1, 2017 for the Company). We do not believe that the adoption of ASU 2015-16 will have a material impact on our consolidated financial statements.

BUSINESS

Our Company

Function(x) Inc. (the “Company”, “we”, “us” our “our”) was incorporated in Delaware in July 1994. We are a diversified media and entertainment company and conduct business through our three operating segments, including digital publishing through Wetpaint, Inc. (“Wetpaint”) and Rant, Inc. (“Rant”), fantasy sports gaming through DraftDay Gaming Group, Inc. (“DDGG”), and digital content distribution through Choose Digital, Inc. (“Choose Digital”).

We are a diversified media and entertainment company comprised of digital publishing, gaming and digital content distribution businesses. We operate Wetpaint.com, a leading online destination for entertainment news for millennial women, covering the latest in television, music, and pop culture. With the recent acquisition of assets of Rant, a leading digital publisher in diversified areas, we greatly expanded our reach in the digital publishing arena. We are also the largest shareholder of DraftDay.com, which is positioned to become a significant player in the fantasy sports market, offering a high-quality daily fantasy sports experience both directly to consumers and to businesses desiring turnkey solutions to new revenue streams. We also operate Choose Digital, a digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives.

As described in the section entitled the “Perk.com Transaction”, on December 13, 2015, we entered into an Asset Purchase Agreement (the “Perk Agreement”) with Perk.com, Inc. (“Perk”) to sell our rewards business, including the Viggle app, to Perk. This asset sale subsequently closed on February 8, 2016.

As the nature of our business has changed, we have recently rebranded, evolving into a standalone business with a completely new focus and business strategy from its predecessor. We changed our name from DraftDay Fantasy Sports, Inc. to Function(x) Inc., and changed our ticker symbol from DDAY to FNCX.

Our Strategy

We were incorporated in Delaware in July 1994. We are a diversified media and entertainment company and conduct our three lines of business, including digital publishing through Wetpaint.com, Inc. (“Wetpaint”) and Rant, Inc. (“Rant”), fantasy sports gaming through DraftDay Gaming Group, Inc. (“DDGG”), and digital content distribution through Choose Digital, Inc. (“Choose Digital”).

We recently rebranded, evolving into a standalone business with a completely new focus and business strategy from our predecessor, Viggle. The assets of the Viggle business were sold to Perk Media (“Perk”) on February 7, 2016 (see “Perk.com Transaction-Perk Agreement”).

We are a Social Publishing and Interactive Media platform, focused on creating uniquely differentiated user experience across various content verticals utilizing multiple types of media for ultimate user engagement.

We plan to execute on this plan via a three-pronged approach:

•	Organic Growth: Development of our existing properties and continued creation of exclusive, premium video content. As we continue to grow the business, we will leverage our optimized monetization model to continue to drive revenue growth to support the business via programmatic ad sales;
•	Optimal utilization of strategic assets (SDS, Choose and DraftDay): these assets complement our core business and can facilitate audience engagement and contribute to the growth of our audience. Focus on traffic growth utilizing SDS, which is patented, proprietary technology that allows for dynamic learning of audience behavior and interactions on social media;
•	Acquisition: In an effort to scale and grow the business, we will evaluate potential acquisitions in accordance with established, thoughtful and pre-determined parameters. We will seek acquisitions that can be easily integrated into the platform with minimal increases to expenses.

Key Milestones
•	New Management Team: Implementation of a new and experienced Management Team, each of whom have had professional relationships with Robert F.X. Sillerman, our Chairman and Chief Executive Officer, for several years;
•	Deleveraging the balance sheet: Affiliates of Robert F.X. Sillerman, our Chairman and Chief Executive Officer own a majority of our common stock and held substantial debt in the Company, substantially all of which has been converted into preferred equity. These affiliates have committed to converting approximately $36,500 in preferred equity into shares of our common stock;
•	Defined key performance metrics: These are being tracked and analyzed on a daily basis via automated reporting; and analytics;
•	Key foundation for our future growth has been established: This includes a rationalized headcount from which the business can be brought to scale, disciplined financial controls and an improved expense model, revamped technology platform and acquisition team intended to drive incremental growth.
Near Future
•	Focus on direct sales and sponsorship revenue as we build out the video platform, which will allow for further diversification of the revenue stream; and
•	Leverage our intellectual property and technology to commercialize and monetize core and non-core assets.

We aspire to be become the #1 Interactive Media Platform by leveraging and building on our existing platform and current user base. Our three pronged strategy includes, (a) further developing our platform connecting content owners with their audience through live or on-demand video channels, (b) enhance our comprehensive built-in monetization model for content contributors and distribution partners, and (c) focus on building a technology driven ultimate user engagement platform supporting video, blogs, mobile, social, e-commerce and analytics. We intend to grow our business organically by integrating our recently acquired businesses and by pursuing acquisitions of assets or businesses that would enhance our presence as a media platform.

Our immediate objective is to successfully integrate Wetpaint and Rant assets and lay the foundation and to refine processes that can serve as a blueprint for future acquisitions and growth. As part of the integration process we plan to develop a solid and predictable revenue model for our Social Publishing business aiming for profitability in near-term, implement scalable but lean operational processes and staffing within product development and ad revenue divisions and finalize a long-term plan that embraces product innovation with the sole purpose of defining us as the leading player in Interactive Media Publishing with a focus on video, social, mobile, e-commerce and predictive analytics.

Digital Publishing

Our digital publishing businesses include Wetpaint and Rant. Wetpaint is a leading entertainment news destination for millennial women. Covering the latest in television, music, celebrities, entertainment news, fashion, and pop culture, Wetpaint reaches millions of unique users on a monthly basis. Through Wetpaint, we publish more than 55 new articles, videos, and galleries each day. Wetpaint is a social publisher whose target audience is millennial women, primarily 18- to 34-year-old women. With social packaging around original entertainment news content, we showcase exclusive interviews, breaking stories, and our fangirl spin on pop culture. We generate content through our team of in-house professional writers and editors who are experts in their fields. Each writer is immersed in pop culture and what is happening on-screen and behind the scenes of fans’ favorite TV shows and movies. They seek to deliver content to our readers in a fun, visual and informative way and to ensure that our fans are up to date on all the latest entertainment news and gossip.

Wetpaint is a leading-edge media platform that uses its proprietary state-of-the-art technologies and expertise in social media to build and monetize audiences. We are very focused on knowing our audience, which is made possible through our proprietary Social Distribution System (“SDS”), a patented technology-based social experimentation and publishing platform. Wetpaint’s competitive advantage is this complete audience-development engine, which optimizes the packaging and distribution of content by getting it to the right audience at the right place and time on the internet.

To enhance our digital publishing business, we recently acquired assets of Rant, a leading digital publisher that publishes original content in 13 different verticals, most notably in sports, entertainment, pets, cars, and food. Adweek published that Rant’s flagship RantSports.com property was ranked #1 by Quantcast for target digital ad buying for the 2015 holiday season, indicating the power of reaching a targeted audience. Rant and its expanding internet property lineup has established itself as a leading innovator in online media consumption. Known for the well-established brand RantSports, Rant has since expanded its reach towards the areas of lifestyle, fitness, exercise, entertainment, technology, and celebrities. Rant was recently named both #18 overall on Inc 500’s Fastest Growing Companies — #1 in Media — and #31 on Forbes’ Most Promising Companies of 2015.

As a complement to our existing Wetpaint publishing business, Rant brings an expanded reach into sports, lifestyle, and entertainment publishing. The combined properties currently have approximately 13.5 million fans on their Facebook pages and, for the quarter ended September 30, 2016, generated an average of 14.4 million visits per month. With the acquisition of Rant, we gain a highly optimized digital media delivery technology which amplifies the speed of digital content publishing, getting information and relevant advertising to the end user more quickly than before. Rant’s platform is designed for desktop and mobile content at the billions-of-pageviews per year level. Because of its low cost of operation, the coupling of the Rant platform and the SDS technology creates powerful tools in digital content publishing.

Our digital publishing businesses are very focused on knowing their audience. This is made possible through our proprietary SDS platform. Our competitive advantage is this complete audience-development engine, which optimizes the packaging and distribution of content, getting it to the right audience at the right place at the right time primarily through social media. The technology is designed to generate fans on our pages on Facebook and other social media outlets. Our content is then displayed in the fans’ feeds on Facebook and other social media sites, which can then drive traffic to our websites. Our technology contains a test and measurement system that delivers real-time audience insights, and provides optimized distribution by audience. Because we use this proprietary technology, a significant amount of our website traffic is generated through social media channels, particularly Facebook. Facebook and other social media outlets routinely update their algorithms to adjust what content is displayed in users’ feeds. The test and measurement feature of our technology help us to stay current in maximizing website traffic from social media channels as these algorithms change. We have seven issued patents related to the SDS technology.

Our digital publishing businesses generate revenue by displaying advertisements to our users as they view content on our websites. We source ads by working directly with advertisers, or their advertising agencies, and by working through several third party ad networks who are all bidding against each other for our advertising inventory in real time. Advertisements are typically priced as a base price per thousand views, also known as Cost-Per-Mille (CPM), but can also be priced as a base price per click, also known as Cost-Per-Click (CPC), or as a base price per intended action, also known as Cost-Per-Action (CPA). The vast majority of our revenues are derived from ads sourced from third party ad networks.

The table below shows our Digital Publishing revenue increase from approximately $70 in July 2016 to approximately $380 in December 2016.

The table below shows the increase in our Digital Publishing pageviews from just under 20,000,000 in July 2016 to approximately 80,000,000 in December 2016.

DraftDay.com

DDGG operates a daily fantasy sports website at DraftDay.com, and other white-label websites on behalf of its business-to-business clients. The DraftDay business is focused on the business-to-business market allowing consumer brands entry into the fantasy sports market with turnkey solutions in the United States and Canada. Outside of the U.S., Draft Day Gaming Group launched the DraftStars daily fantasy platform for CrownBet, the leading sports betting operation in Australia. However, within the U.S., by October of 2015 the regulatory landscape adversely shifted and all daily fantasy sports companies, including DDGG, were faced with regulatory uncertainty. DDGG’s model provides three unique benefits to white-label customers: (1) business-

to-business white label strategy that significantly reduces customer acquisition cost risks, (2) partner liquidity sharing that provides opportunity for large prize pools via aggregation, and (3) a platform with the latest in consumer protections in the industry.

DDGG supplies a full white-label solution that allows businesses to participate in the fast growing skill-based game market. By using DDGG’s white-label solution, a business can offer a fantasy sports product to its customers without incurring the ongoing technology costs and other capital expenditures. By focusing on offering white-label solutions to businesses, DDGG’s strategy is to build a network of players through the established databases of DDGG’s participating clients. This model is strategically focused to minimize costs of user acquisition. In addition, the aggregated network of users across DDGG’s clients’ databases creates larger prize pools to generate higher player engagement and retention. DDGG continues to develop its business plan by focusing on the regulated market of casinos as well as the entertainment and sports industries.

On September 8, 2015, we and our subsidiary DDGG entered into an Asset Purchase Agreement (the “DraftDay Asset Purchase Agreement”) with MGT Capital Investments, Inc. (“MGT Capital”) and MGT Sports, Inc. (“MGT Sports”), pursuant to which we acquired all of the assets of the DraftDay Business from MGT Capital and MGT Sports. The DraftDay Business operates a daily fantasy sports website at DraftDay.com. The DraftDay Business is focused on the business-to-business market allowing consumer brands entry into the fantasy sports market with turnkey solutions.

In exchange for the acquisition of the DraftDay Business, we paid MGT Sports the following: (a) 63,467 shares of our Common Stock, par value $0.001 per share (“Common Stock”), (b) a promissory note in the amount of $234, due September 29, 2015, (c) a promissory note in the amount of $1,875 due March 8, 2016, and (d) 2,550 shares of common stock of DDGG. In addition, in exchange for providing certain transitional services, DDGG will issue to MGT Sports a warrant to purchase 1,500 shares of DDGG common stock at an exercise price of $400 per share. In addition, in exchange for the release of various liens and encumbrances, we also agreed to issue to third parties: (a) 4,232 shares of our Common Stock, (b) a promissory note in the amount of $16 due September 29, 2015 and (c) a promissory note in the amount of $125 due March 8, 2016, and DDGG issued: (i) 150 shares of DDGG common stock and (ii) a warrant to purchase 350 shares of DDGG common stock at $400 per share. Accordingly, we issued a total of 67,879 shares of Common Stock in connection with the acquisition of the DraftDay Business. We contributed the assets of the DraftDay Business to DDGG, such that we now own a total of 11,250 shares of DDGG common stock.

In the aggregate, we issued promissory notes in the principal amount of $250 due and paid on September 29, 2015 and in the aggregate principal amount of $2,000 due March 8, 2016. We were not able to make the payment at the due date and, on March 24, 2016, converted $824 of the promissory notes to common stock and $110 of the promissory notes to a Series D Preferred Stock. On April 13, 2016, MGT Sports converted all 110 shares of our Series D Preferred Stock into shares of our common stock. Accordingly, we issued 18,332 shares of common stock to MGT Sports and, thereafter, there are no shares of our Series D Preferred Stock outstanding. On June 14, 2016, we entered into a second exchange agreement with MGT (the “Second MGT Exchange Agreement”) relating to the $940 remaining due under the MGT Note. Under the Second MGT Exchange Agreement, the MGT Note shall be exchanged in full for (a) $11 in cash representing accrued interest and (b) 132,092 shares of our common stock, subject to certain adjustments. Issuance of the shares is conditioned upon approval of our shareholders and approval of our listing of additional shares application with NASDAQ. On October 10, 2016, we satisfied the MGT Note through the issuance of 136,304 shares of our common stock and payment of interest of $16.

In addition, on September 8, 2015, DDGG entered into an agreement with Sportech Racing, LLC (“Sportech”) pursuant to which Sportech agreed to provide certain management services to DDGG in exchange for 9,000 shares of DDGG common stock. As a result of the transactions described above, we own a total of 11,250 shares of DDGG common stock, Sportech Inc., an affiliate of Sportech, owns 9,000 shares of DDGG common stock, MGT Sports owns 2,550 shares of DDGG common stock and an additional third party owns 150 shares of DDGG common stock. In addition, MGT Sports holds a warrant to purchase 1,500 shares of DDGG common stock at an exercise price of $400 and an additional third party holds a warrant to purchase 350 shares of DDGG common stock at $400 per share.

On December 28, 2015, DDGG’s Board of Directors effectuated a 1-for-1,000 reverse stock split (the “1-for-1,000 Reverse Split”). Under the terms of the 1-for-1,000 Reverse Split, each share of DDGG’s common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-thousandth of one share of common stock, without any action by the stockholders. Fractional shares were cashed out.

On April 12, 2016, DDGG entered into an amendment to the transitional management services agreement pursuant to which the DDGG’s Management Services Agreement By and Between DraftDay Gaming Group, Inc. and Sportech Racing, LLC (“Sportech MSA”) terminated effective June 30, 2016. Sportech paid a $75 termination fee, reverted 4,200 shares of DDGG stock back to us on July 1, 2016, and provided 45 days of transition services. We previously recorded the value of the services provided by Sportech under the Sportech MSA to prepaid assets, to be recognized as a professional services expense in the Consolidated Statements of Operations over the term of the agreement. Due to the termination of the agreement, we expensed the remaining value of the Sportech services, except for the value associated with the 4,200 shares of DDGG stock which were returned and 45 days of transitional services. The termination of the Sportech MSA will require DDGG to begin performing certain management functions on its own.

On May 12, 2016, the Company entered into a subscription agreement with DDGG pursuant to which the Company agreed to purchase up to 550 shares of Series A Preferred Stock of DDGG for $1 per share. DDGG also entered into a subscription agreement with Sportech pursuant to which Sportech agreed to purchase up to 450 shares of Series A Preferred Stock of DDGG for $1 per share. In accordance with this agreement, the Company transferred a total of $501 to the DDGG subsidiary since the date of acquisition and through the date of this prospectus.

Choose Digital

Choose Digital was founded in 2011 as a supply chain to the loyalty and incentive industry, allowing major programs (airline frequent flier, banks and hotel loyalty programs, etc.) to offer digital content as a reward redemption option. Choose Digital’s products and services allow any reward program to integrate our large digital media marketplace, giving their members the ability to browse, redeem, and download latest releases or classic favorites.

Choose Digital is a white-label digital marketplace featuring a recent and wide range of digital content, including music, eBooks and audiobooks. The content is sourced from leading record companies and book publishers. The marketplace can be fully branded and integrated seamlessly into clients’ current online environments. Today Choose Digital’s marketplace powers a number of loyalty programs in the U.S. and Canada allowing customers and participants to enjoy the latest in digital content instantly.

Choose Digital generates revenues when participants in Choose Digital’s clients’ loyalty programs redeem loyalty credits for digital content provided by Choose Digital. For example, if a participant in a loyalty program redeems credits for a song download provided by Choose Digital, the client loyalty program pays Choose Digital for the download.

Choose Digital offers several custom and turnkey products for creating e-commerce web apps for selling digital music, eBooks, and audiobooks within small or large loyalty programs. The digital media catalog consists of the new releases and large back-catalogs of major music labels and book publishers. New catalog items are added daily.

Choose Digital’s technology and expertise provides the ability for client companies and organizations to quickly add digital media items to their loyalty reward programs. The digital media catalog can be fully customized to the client’s needs and can involve integrating our full-featured API, or employing our services to create a custom, seamless, standalone, and managed storefront accessible by their member base. We are currently restructuring this line of business.

Technology

Our digital publishing, gaming and digital content distribution businesses are enabled by multiple technology platforms primarily developed internally including proprietary and patented software some of which are briefly described below.

Our digital content distribution businesses are very focused on knowing their audience. This is made possible through our proprietary SDS technology. Our competitive advantage is this complete audience-development engine, which optimizes the packaging and distribution of content — getting it to the right audience at the right place at the right time primarily through social media. The technology is designed to generate fans on our pages on Facebook and other social media outlets. Our content is then displayed in the fans’ feeds on Facebook and other social media sites, which can then drive traffic to our websites. Our technology contains a test and measurement system that delivers real-time audience insights, and provides optimized distribution by audience. Because we use this proprietary technology, a significant amount of our website traffic is generated through social media channels, particularly Facebook. Facebook and other social media outlets routinely update their algorithms for what content is displayed in users’ feeds. The test and measurement features of our technology help us to stay current in maximizing website traffic from social media channels as these algorithms change. We have seven issued patents related to the SDS technology.

With the acquisition of Rant, we gain a highly optimized digital media delivery technology which amplifies the speed of digital content publishing, getting information and relevant advertising to the end user more quickly than before. Rant’s platform is designed for desktop and mobile content at the billions-of-page views per year level. Because of its low cost of operation, the coupling of the Rant platform and our SDS technology creates extremely powerful tools in digital content publishing.

Choose Digital’s technology platform and expertise provides the ability for any client companies and organizations to quickly add digital media items to their loyalty reward programs. The digital media catalog can be fully customized to the client’s needs and can involve integrating our full-featured API, or employing our services to create a custom, seamless, standalone, and managed storefront accessible by their member base. The platform is highly scalable and has multiple e-commerce capabilities.

DraftDay has built a sophisticated platform that allows for each operator to have their own portal to drive their customers to, own the data and feed into a pool with other operators. The state of the art technology platform enables us to offer multiple gaming products covering all major sports. Our technology platform is highly scalable and also has proven business-to-business white-label capabilities. In addition, the platform is complemented by a highly responsive design/HTML5 mobile webapp capabilities.

We protect our technology through seeking intellectual property registration and filings. We register certain domain names, trademarks and service marks in the United States and in certain locations outside the United States. Circumstances outside of our control could pose a threat to our intellectual property rights. Effective intellectual property protection may not be available in the United States or other countries in which we provide our solution. In addition, the efforts we have taken to protect our intellectual property rights may not be sufficient or effective. Any impairment of our intellectual property rights could harm our business, our ability to compete and our operating results.

Viggle Rewards Business — Discontinued Operations

Viggle is a mobile and web-based entertainment marketing platform that uses incentives to make content consumption and discovery more rewarding for media companies, brands and consumers. Viggle helps guide consumers towards various forms of media consumption with television enhancement, music discovery, entertainment content publishing and distributed viewing reminders. Viggle helps consumers decide what to watch and when, broadens the viewing experience with real time games and additional content, and rewards viewers for being loyal to their favorite shows throughout a season, allowing them to earn points. For brands, Viggle provides advertising clients with targeted interactive ads to amplify their TV messaging to verified audiences. For media companies, Viggle delivers promotional benefits by driving viewers to specific shows, engaging them in a richer content experience, and increasing awareness of promoted shows through web, mobile and social channels. We sold this business to Perk in a transaction that closed on February 8, 2016.

Perk.com Transaction

Perk Agreement

On December 13, 2015, we entered into an Asset Purchase Agreement with Perk (the “Perk Agreement”). Perk’s shares are currently traded on the Toronto Stock Exchange. In connection with the Perk Agreement, we agreed to sell to Perk certain assets relating to the Viggle rewards business, including the Viggle App. We retained our interest in DDGG, Wetpaint, Choose Digital and the assets relating to our MyGuy game. The closing of this transaction subsequently occurred on February 8, 2016.

Purchase Price and Adjustments

As consideration for the assets sold, we received the following consideration:

•	1,500,000 shares of Perk common shares free and clear of all liens, less the number of shares of Perk common shares applied to the repayment of principal and interest of the credit facility described below (the “Initial Perk Shares”);
•	2,000,000 shares of Perk common shares if Perk’s combined revenue, as calculated pursuant to the Perk Agreement, is at least $130,000 for the calendar year commencing on January 1, 2016 or January 1, 2017 (the “Earn-Out”);
•	A warrant (“Warrant 1”) entitling us to purchase 1,000,000 shares of Perk common shares at a strike price of CDN $6.25 per share in the event the volume weighted average price (“VWAP”) of shares of Perk common shares is greater than or equal to CDN $12.50 per share for 20 consecutive trading days in the two year period following the closing of the Perk.com Transaction;
•	A warrant (“Warrant 2”, and together with Warrant 1, the “Perk Warrants”) entitling the us purchase 1,000,000 shares of Perk common shares at a strike price of CDN $6.25 per share in the event that the VWAP of Perk common shares is greater than or equal to CDN $18.75 per share for 20 consecutive trading days in the two year period following the closing of the Perk.com Transaction; and
•	Perk also assumed certain of our liabilities, including points liability.

At the time we entered into the Perk Agreement, Perk provided us with a $1,000 secured line of credit, which we fully drew down. We had the option of repaying amounts outstanding under that line of credit by reducing the number of Initial Perk Shares by 130,000. We exercised this option, so we received 1,370,000 shares of Perk common stock at closing, and the amounts outstanding under the Line of Credit were deemed paid in full.

At the closing, 37.5% (562,600) of the Initial Perk Shares were issued and delivered to an escrow agent to be used exclusively for the purpose of securing our indemnification obligations under the Perk Agreement.

Additionally, after the closing, we delivered 357,032 Perk shares to satisfy an obligation to a prior trade creditor.

On September 30, 2016, the Company sold to Perk the remaining shares (1,013,068) of Perk common stock, the warrants for additional shares, and the right to the Earn-Out Shares received from Perk on the sale of the Viggle rewards business on February 8, 2016. The Company received $1,300 from Perk as consideration therefor. The execution of the Securities Purchase Agreement and closing were simultaneous. The escrowed shares were released as part of this transaction.

Intellectual Property

As of September 30, 2016, we have filed to protect our trademarks and patents to protect our technology, some of which have been granted, and some of which are currently pending. It is anticipated that there will be patent and other filings in the future. We intend to protect any intellectual property rights that we may acquire in the future through a combination of patent, trademark, copyright, rights of publicity, and other laws, as well as licensing agreements and third party nondisclosure and assignment agreements. Failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, financial condition and results of operations.

Recent Developments

We are negotiating the sale of a majority stake in our non-core assets principally in the technology space, including certain intellectual property related to SDS and the assets related to the Draft Day daily fantasy sports business. If completed, the contemplated transaction would combine these assets in to a new company, Element(X). We intend to sell 80.1% of Element(X) to a newly formed and separately funded entity owned by current and former employees of Function(x). In addition, the Company intends to enter into a shared services agreement with Element(X) providing for payment for services related to legal, accounting and office-related services, among other things. The terms of any such transaction will be determined on an arms-length basis and will only be consummated if the board of directors determines that the transaction is in our best interests as a company. There can be no assurance that we will be successful in consummating such a transaction on the terms as described, or at all.

We are currently in negotiations with holders of approximately 87% of the debentures issued in July 2016 in order to permit us to pay them the outstanding principal of approximately $3,880, out of the proceeds of this offering and to pay any accrued interest and other amounts owed in shares of common stock at the same price as this offering.

We are also negotiating an amendment to the exchange agreement with Mr. Sillerman, pursuant to which he and his affiliated entities would agree to convert 100% of their Series C Preferred shares plus accrued dividends at $2.34. The amendment would permit the line of credit from an affiliate of Mr. Sillerman in the amount of $2,865 to remain outstanding after the consummation of this offering and exchange. The conversion price represents a 4% premium to the closing price of our common stock on January 13, 2017.

Private Placement and Events of Default

On July 12, 2016, we closed a private placement (the “Private Placement”) of $4,444 principal amount of convertible debentures (the “Debentures”) and common stock purchase warrants (the “Warrants”). The Debentures and Warrants were issued pursuant to a Securities Purchase Agreement, dated July 12, 2016 (the “Purchase Agreement”), by and among us and certain accredited investors within the meaning of the Securities Act of 1933, as amended (the “Purchasers”). Upon the closing of the Private Placement, we received gross proceeds of $4,000 before placement agent fees and other expenses associated with the transaction. We will use the net proceeds from the transaction for general business and working capital purposes.

The Debentures mature on the one-year anniversary of the issuance date thereof. The Debentures are convertible at any time at the option of the holder into shares of our common stock at an initial conversion price of $6.266 per share (the “Conversion Price”). Based on such initial Conversion Price, the Debentures will be convertible into up to 780,230 shares of common stock. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the Conversion Price then in effect, the Conversion Price then in effect will be decreased to equal such lower price. The adjustments to the Conversion Price will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans or for certain acquisitions. In addition, the Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. However, in no event will the Conversion Price be less than $0.10 per share. The Debentures are secured by a first priority lien on substantially all of our assets in accordance with a security agreement.

The Debentures bear interest at 10% per annum with interest payable upon maturity or on any earlier redemption date. At any time after the issuance date, we will have the right to redeem all or any portion of the outstanding principal balance of the Debentures, plus all accrued but unpaid interest at a price equal to 120% of such amount. The holders of Debentures shall have the right to convert any or all of the amount to be redeemed into common stock prior to redemption. Subject to certain exceptions, the Debentures contain customary covenants against incurring additional indebtedness and granting additional liens and contain customary events of default. Upon the occurrence of an event of default under the Debentures, a holder of Debentures may require us to pay the greater of (i) the outstanding principal amount, plus all accrued and unpaid interest, divided by the Conversion Price multiplied by the daily volume weighted average price or (ii) 115% of the outstanding principal amount plus 100% of accrued and unpaid interest. Pursuant to the Debentures, we are required to make amortizing payments of the aggregate principal amount, interest, and other amounts outstanding under the Debentures. Such payments must be made beginning three months from the issuance of the Debentures and on the monthly anniversary through and including the maturity date. The Amortization Amount is payable in cash or in shares of our common stock pursuant to the conversion mechanism contained in the Debentures.

On July 20, 2016, we and the Purchasers entered into an Amendment to Securities Purchase Agreement and Consent to Modify Debentures (the “Amendment and Consent”). The Amendment and Consent provides that, while the Debentures are outstanding, Mr. Sillerman will guarantee that we shall have $1,000 available in our commercial bank account or otherwise available in liquid funds. At any time when our available funds fall below $1,000, Mr. Sillerman will provide (the “Sillerman Guaranty”) the amounts necessary to make-up the shortfall in an aggregate amount not to exceed $6,000; however, the first $5,000 of the guaranty shall be provided by drawing down on our Line of Credit with Sillerman Investment Company IV, LLC (“SIC IV”). Any remaining amounts, up to a maximum aggregate of $1,000 shall be provided by Mr. Sillerman. In connection with the Sillerman Guaranty, the Company’s independent directors approved a fee of $100 as compensation for providing such guaranty.

As a part of the Private Placement, we issued Warrants to the Purchasers providing them with the right to purchase up to an aggregate of 354,650 shares of our common stock at an initial exercise price of $6.528 per share. Subject to certain limitations, the Warrants are exercisable on any date after the date of issuance and the exercise price for the Warrant is subject to adjustment for certain events, such as stock splits and stock dividends. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the conversion price of the Debentures, the exercise price of the Warrants will be decreased to a lower price based on the amount by which the conversion price of the Debentures was reduced due to such transaction. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans or for certain acquisitions. In addition, the exercise price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The Warrants will expire 5 years from the initial issuance date.

In addition, we issued to Aegis Capital Corp. (“Aegis”), the placement agent in connection with the Private Placement, Warrants providing them with the right to purchase up to an aggregate of 53,200 shares of our common stock at initial exercise price of $6.528 per share. The Warrants issued to Aegis contain substantially the same terms as the Warrants issued to the Purchasers.

The Purchasers shall not have the right to convert the Debentures or exercise the Warrants to the extent that such conversion or exercise would result in such Purchaser being the beneficial owner in excess of 4.99% of our common stock. In addition, the Purchasers have no right to convert the Debentures or exercise the Warrants if the issuance of the shares of common stock upon such conversion or exercise would exceed the aggregate number of shares of our common stock which we may issue upon conversion of the Note and exercise of the Warrant without breaching our obligations under NASDAQ listing rules. Such limitation does not apply if our shareholders approve such issuances. We intend to promptly seek shareholder approval for issuances of shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants.

In connection with the Private Placement, we and the Purchasers entered into a Registration Rights Agreement under which we were required, on or before 30 days after the closing of the Private Placement, to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of our common stock issuable pursuant to the Debentures and Warrants and to use commercially reasonable efforts to have the registration declared effective as soon as practicable, but in no event later than 90 days after the filing date. The resale Registration Statement was declared effective on December 6, 2016. As a result, the Purchasers were entitled to liquidated damages calculated as follows:

•	$62 1.5% of the purchase price paid for securities purchased pursuant to the Purchase Agreement, payable in cash; and
•	19,741 shares of our common stock, equivalent to 1.5%, or $62, of the purchase price divided by the average closing bid price for our common stock for the five-day period prior to the date liquidated damages became due.

Also in connection with the Private Placement, certain stockholders of ours have executed Lock-Up Agreements, pursuant to which they have agreed not to sell any shares of our common stock until the later of

(i) six months following the issuance of the Debentures or (ii) 90 days following the effectiveness of a resale registration statement filed pursuant to the requirements of the Registration Rights Agreement.

We are currently in events of default under the Debentures issued in the Private Placement for failure to make amortization payments and for failure to maintain the Minimum Cash Reserve.

On October 12, 2016, the first amortization payment in the amount of $444, plus accrued interest of approximately $114 pursuant to the terms of the Debentures became due and payable to the Purchasers. We did not make such payment at the time it was due. We entered into waiver agreements with Purchasers holding approximately 87% of the principal amount of the Debentures. Such waivers are not binding on the remaining Purchasers of the Debentures. Pursuant to the terms of the Waiver, the Purchasers have agreed to waive the payment of the amortization payments and accrued interest due for October 2016 and November 2016. In consideration for waiving the payment terms of the Debentures, we have agreed to pay, upon execution of the Waiver, 10% of the Amortization Amount that became due on October 12, 2016 and has agreed to pay on November 12, 2016 10% of the Amortization Amount due in November 2016. All other amounts will be due and payable in accordance with the terms of the Debentures, with the deferred payments due at maturity. We did not receive a waiver from one of its debenture holders, holding approximately 13% of the principal amount of the Debentures with respect to the event of default arising out of our failure to make the first amortization payment when due. Pursuant to the terms of the Debentures, such holder has sent a notice of acceleration, stating that the Company owes $696, reflecting the principal amount of the Debenture plus interest through November 1, 2016. Interest will accrue at 18% until this amount is satisfied. We are seeking to settle the matter with the holder; however, there can be no assurance that an agreement will be reached.

The waivers entered into with some of the Purchasers related to the failure to pay the amortization amount do not address the failure to maintain the Minimum Cash Reserve. In addition, we are currently in default with respect to the amortization payment due in January 2017.

Pursuant to the terms of the Debentures, the failure to cure the non-payment of amortization or failure to maintain the Minimum Cash Reserve within three trading days after the due date constitutes an Event of Default. Following the occurrence of an event of default, among other things: (1) at the Purchaser’s election, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through the one year anniversary of the original issue date if such interest has not yet accrued, liquidated damages and other amounts owed through the date of acceleration, shall become, immediately due and payable in either cash or stock pursuant to the terms of the Debentures; and (2) the interest rate on the Debentures will increase to the lesser of 18% or the maximum allowed by law. In addition to other remedies available to the Purchasers. the Company’s obligation to repay amounts due under the Debentures is secured by a first priority security interest in and lien on all of the Company’s assets and property, including our intellectual property, and such remedies can be exercised by the Purchasers without additional notice to the Company.

Under terms of the $3,000 Secured Convertible Note issued in connection with the acquisition of Rant, a default under other indebtedness owed by us constituted a default under the Rant Note. As a result of such Event of Default, the holder of the Rant Note has executed a waiver that provides that, until May 15, 2017, the events of default arising out of the failure to pay the amounts due under the Debentures as of the date of the waiver and the failure by us to maintain the Minimum Cash Reserve shall not constitute events of default for purposes of the Rant Note.

Acquisition of Rant, Inc.

On July 12, 2016, we and RACX Inc., a Delaware corporation and wholly-owned subsidiary of ours (“RACX”), completed an acquisition pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Rant, Inc., a Delaware corporation, pursuant to which RACX has acquired the assets of Rant (the “Asset Purchase”) used in the operation of Rant’s Rant.com independent media network and related businesses, including but not limited to the www.rantsports.com, www.rantlifestyle.com, www.rantchic.com, www.rantgirls.com, www.rant-inc.com, www.rantstore.com, www.rantcities.com, www.rantcars.com, www.rantfinance.com, www.ranthollywood.com, www.rantfood.com, www.rantgamer.com, www.rantgizmo.com,

www.rantpets.com, www.rantplaces.com, www.rantpolitical.com, www.rantmn.com, www.rantbeats.com, www.rantgirls.com, www.rantstore.com, www.rantcities.com, www.rantranet.com, and www.rantmovies.com websites (the “Rant Assets”).

Rant is a digital publishing network that creates original content, most notably in sports, entertainment and pets, that reaches major diversified demographics.

In consideration for the purchase of the Rant Assets, we (i) delivered a Secured Convertible Promissory Note to Rant in the amount of $3,000; (ii) assumed $2,000 of liabilities of Rant and (iii) issued to Rant 4,435 shares of Company Series E Convertible Preferred Stock.

The $3,000 Secured Convertible Note matures on July 8, 2017 barring any events of default or a change of control of the Company. The Secured Convertible Note bears interest at 12% per annum, payable at maturity. At the election of Rant, the Secured Convertible Note is convertible into shares of Fn(x) common stock at a price equal to the lower of (i) $5.20 per share, or (ii) such lower price as may have been set for conversion of any debt or securities into Common Stock held on or after the date hereof by Sillerman until the first to occur of March 31, 2017 or the date the Note has been satisfied or converted. In connection with the Secured Convertible Note, the Company has entered into a Note Purchase Agreement and a Security Agreement with Rant, under which the Company has granted Rant a continuing security interest in substantially all assets of the Company. In connection with the issuance of the Secured Convertible Note, Sillerman and Rant entered into a subordination agreement subordinating repayment of the notes to the Debentures and entered into an Intercreditor Agreement providing for the parties’ respective rights and remedies with respect to payments against the collateral held as security for both of them.

The 4,435 shares of Company Series E Convertible Preferred Stock issued to Rant are convertible into shares of Company common stock equal to 22% of the outstanding common stock of the Company upon certain conditions. The number of shares will be adjusted for dilution between the date of closing and the date of any public offering by the Company of its common stock and to reflect additional capital structure changes through the first of (i) the date Sillerman converts debt and preferred shares to common shares pursuant to the July Exchange Agreement set forth below just before an offering of the Company’s common stock closes or (ii) March 31, 2017.

July Exchange Agreement

The Company entered into an Exchange Agreement on July 8, 2016, as amended July 20, 2016 (the “July Exchange Agreement”), with three of the affiliates of Mr. Sillerman, to allow for the exchange for shares of Common Stock of the Company of: (i) 3,000 shares of the Company’s Series C Convertible Redeemable Preferred Stock and a Line of Credit Promissory Note, dated October 24, 2014, in the amount of $20,000 plus accrued interest held by SIC III; (ii) a Line of Credit Grid Promissory Note, dated June 12, 2015, as amended July 20, 2016 in the amount of $3,401 plus accrued interest held by SIC IV as of the date hereof; (iii) a Revolving Secured Promissory Note, dated January 27, 2016, in the amount of $1,500 plus accrued interest, a Revolving Secured Promissory Note, dated March 29, 2016, in the amount of $500 plus accrued interest, a Revolving Secured Promissory Note, dated April 25, 2016 in the amount of $500 plus accrued interest, a Revolving Secured Promissory Note, dated May 16, 2016, in the amount of $500 plus accrued interest and a Revolving Secured Promissory Note, dated June 27, 2016, in the amount of $1,200 plus accrued interest held by SIC VI; and (iv) up to an additional $5,000 under the Line of Credit Grid Promissory Note dated June 12, 2015 and amended July 20, 2016 held by SIC IV.

Under the July Exchange Agreement, issuance of the shares in the exchange is conditioned upon approval of the Company’s shareholders, the closing of an offering of the Company’s common stock in the amount of at least $10,000, approval of its Listing of Additional Shares application with NASDAQ, the Company shall not be subject to any bankruptcy proceeding, and various other conditions. The Exchange Price shall be equal to the lesser of $5.20 and the price at which the Debentures can be exchanged for shares of the Company’s common stock, so long as the Company received a valuation that the exchange price reflects fair value. The agreement provides for termination in the event the conditions are not satisfied by March 31, 2017.

August Exchange Agreement

On August 22, 2016, we and SIC III, SIC IV, and SIC VI, each an affiliate of Sillerman, entered into a Note Exchange Agreement pursuant to which $30,175, which represents all of the outstanding principal and accrued interest of certain notes held by SIC III, SIC IV, and SIC VI (the “Sillerman Notes”) other than $900 of debt held by SIC IV pursuant to that certain Line of Credit Grid Promissory Note dated as of June 11, 2015, was exchanged for 30,175 shares of our Series C Preferred Stock. The exchange price is $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement, and subject to the additional obligations set forth in the Subordination Agreement and the Lockup Agreements. The $900 of debt that remained outstanding and future advances under the Grid Note will also remain subject to the Exchange Agreement.

Strategic Alternatives

Our independent directors continue to explore strategic alternatives to enhance value, including, among others, possible joint ventures, strategic partnerships, marketing alliances, acquisitions, sale of all or some of our business, or other possible transactions, including reorganization.

Employees

As of September 30, 2016, we had a total of 32 full-time employees. Management considers its relationship with its employees to be good.

Principal Executive Offices

Our principal executive offices are located at 902 Broadway, 11th Floor, New York, New York 10010 and our telephone number is (212) 231-0092.

PROPERTIES

The following table sets forth certain information with respect to our principal location as of September 30, 2016.

Location	Name of Property	Type/Use of Property	Approximate Size	Owned or Leased
902 Broadway 11th Floor New York, NY	Corporate Office	Corporate Headquarters	16,500 sq. ft.	Leased until April 2022

LEGAL PROCEEDINGS

CFGI, LLC (“CFGI”) a former provider of consulting services to us, has filed suit in the New York County Supreme Court to collect approximately $200 owed by us to CFGI. We were served in the suit on September 9, 2016. We settled the matter for $150 and the case was dismissed.

Creditors Adjustment Bureau, Inc., a collection agency in California, has filed suit in Santa Clara County Superior Court (California) to collect an $84 debt assigned to it by Gigya Inc. This matter has been settled for $55.

A complaint (Index #654984/2016) was filed in the Supreme Court of the State of New York by Andy Mule, on behalf of himself and others similarly situated. The Complaint, which names us, each of our current directors, and President, as a former director, as defendants, claims a breach of fiduciary duty relating to the terms of a proposed conversion of debt and preferred shares into common equity by Mr. Sillerman and/or his affiliates. The Complaint seeks unspecified damages and such relief as the Court may deem appropriate. We accepted service on October 4, 2016, and responded with a motion to dismiss the case on November 14, 2016. We believe that this claim is without merit.

A complaint (Case #8:16-cv-02101-DOC-JCG) was filed in the United States District Court, Central District of California, Southern Division by Stephan Wurth Photography, Inc. The Complaint, which names Wetpaint.com, Inc. and two former employees of Rant, Inc., claims copyright infringement relating to photographs of Anna Kournikova that first appeared on a Rant website some time ago and continued to appear after our purchase of Rant on July 8, 2016. We are in settlement discussions.

On December 15, 2016 we were served with a Complaint (Index Number 520871/2016) in New York Supreme Court, Kings County, by Maritz Performance Improvement, which names Viggle Rewards, Inc. claiming entitled to payment for services for $62,500. This matter was settled.

The Company is subject to litigation and other claims that arise in the ordinary course of business. While the ultimate result of our outstanding legal matters cannot presently be determined, the Company does not expect that the ultimate disposition will have a material adverse effect on its results of operations or financial condition. However, legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond our control. As such, there can be no assurance that the final outcome will not have a material adverse effect on the Company’s financial condition and results of operations.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below is certain information regarding our directors and executive officers as of the date of this prospectus:

Name	Age	Position
Robert F. X. Sillerman	68	Director, Executive Chairman, Chief Executive Officer
Mitchell J. Nelson	68	Director, Executive Vice President, Secretary
Frank E. Barnes III	65	Director
Peter Horan	61	Director
Michael J. Meyer	51	Director
Birame Sock	40	President
Brian J. Rosin	32	Chief Operating Officer
Michelle Lanken	37	Chief Financial Officer

The following is a brief account of the education and business experience of our current directors and executive officers:

Robert F.X. Sillerman was elected a Director of the Company and Executive Chairman of the Board of Directors effective as of the closing of the recapitalization in February 2011 and Chief Executive Officer, effective June 19, 2012. He was also Chairman of SFX, a company in the Electronic Dance Music area, until December 2, 2016, when the reorganization of SFX under Chapter 11 of the Bankruptcy Code became effective. Between January 10, 2008 and December 31, 2012, Mr. Sillerman served as Chairman and Chief Executive Officer of Circle Entertainment Inc., where he remains as a director. Mr. Sillerman also served as the Chief Executive Officer and Chairman of CKX from February 2005 until May 2010. From August 2000 to February 2005, Mr. Sillerman was Chairman of FXM, Inc., a private investment firm. Mr. Sillerman is the founder and has served as managing member of FXM Asset Management LLC, the managing member of MJX Asset Management, a company principally engaged in the management of collateralized loan obligation funds, from November 2003 through April 2010. Prior to that, Mr. Sillerman served as the Executive Chairman, a Member of the Office of the Chairman and a director of the former SFX Entertainment, Inc., from its formation in December 1997 through its sale to Clear Channel Communications in August 2000. The Board of Directors selected Mr. Sillerman as a director because it believes he possesses significant entertainment and financial expertise, which will benefit the Company.

Frank E. Barnes III was appointed as a Non-Executive Board Member of the Company on November 30, 2016. As the executive director of Carolina Barnes Corporation, and president of its former NASD/FINRA-registered broker-dealer, Mr. Barnes has over 30 years of extensive experience and financial expertise in the media, entertainment and information; real estate; and transportation industries; and in making principal investments in and serving as financial and strategic senior advisor to growth companies with responsibilities for recapitalizations, private placements, mergers and acquisitions, and going public transactions. Prior to founding Carolina Barnes in 1989, Mr. Barnes was employed with Mabon Nugent & Co., a privately held investment banking firm, as the executive vice president responsible for its investment and merchant banking groups. In addition to his responsibilities within Carolina Barnes, Mr. Barnes has served as chief revenue officer and director of StorageBlue Equities LLC, a self-storage warehouse business, from March 2014 to June 2015, and as president and director of Ocean State Windpower Inc., a manufacturer of wind turbine generators, from August 2009 to December 2012. Throughout the course of his career, Mr. Barnes has served both as a senior executive and on the board of directors of over a dozen companies, including serving as a director of SFX Entertainment Inc. from December 2015 to December 2, 2016 (when the reorganization of SFX under Chapter 11 of the Bankruptcy Code became effective), and on the Nominating and Corporate Governance Committee and Special Committee of SFX. Mr. Barnes brings to our Board knowledge and expertise within corporate finance and investment banking, principal ownership, corporate governance, and mergers and acquisitions. Mr. Barnes’ financial background, business and executive experience, and independence led the Board of Directors to select him as a director.

Peter C. Horan was appointed as a Non-Executive Board Member of the Company on February 15, 2011. On August 4, 2015, Mr. Horan was appointed as the Lead Independent Director or the Company’s Board. Mr. Horan is currently the Executive Chairman of Halogen Network, a next generation digital media company, a position he has held since February 2010. Mr. Horan currently serves on the Board of Directors of Tree.com, Inc. Mr. Horan has served as CEO of many internet companies, including Goodmail Systems, Inc. from 2008 to 2010. Previously, Mr. Horan was CEO of IAC’s Media and Advertising group from 2007 to 2008. He was CEO of AllBusiness.com from 2005 to 2007. As CEO of About.com from 2003 to 2005, Mr. Horan led the sale of the company to the New York Times Company. Mr. Horan was CEO of DevX.com from 2000 to 2003. Previously at International Data Group, he served as Senior Vice President from 1991 until 2000, where he was also the publisher of their flagship publication Computerworld. He held senior account management roles at leading advertising agencies including BBD&O and Ogilvy & Mather. Mr. Horan was selected as a director because the Board of Directors believes that his technology, internet and advertising experience will benefit the Company.

Michael Meyer was appointed as a Non-Executive Board Member of the Company on June 1, 2013. Mr. Meyer is the founding partner of 17 Broad LLC, a diversified investment vehicle and securities consulting firm. Prior to founding 17 Broad, from 2002 to 2007, he served as Managing Director and Head of Credit Sales and Trading for Bank of America. Prior to that, Mr. Meyer spent four years as the Head of High Grade Credit Sales and Trading for UBS. Mr. Meyer is a member of the Board of Directors and Chair of the Audit Committee of Circle Entertainment Inc. Robert F.X. Sillerman, the Company’s Executive Chairman, is a member of the Board of Directors and a principal shareholder in Circle. Mitchell J. Nelson, the Company’s Executive Vice President and Secretary, serves as Executive Vice President, General Counsel, and Secretary of Circle. Mr. Meyer was a member of the Board of Directors, Chair of the Compensation Committee, and a member of the Audit Committee of SFX until December 2, 2016, when the reorganization of SFX under Chapter 11 of the Bankruptcy Code became effective. Mr. Sillerman was Chairman of SFX until such time. The Board of Directors selected Mr. Meyer to serve as a director because the Board of Directors believes his experience in financial planning and debt issues will benefit the Company.

Mitchell J. Nelson was appointed Director, Executive Vice President, General Counsel, and Secretary effective as of the closing of the Recapitalization. He stepped down as General Counsel effective April 16, 2013, but remains a Director and the Company’s Executive Vice President and Secretary. Mr. Nelson also serves as Executive Vice President, General Counsel and Secretary of Circle Entertainment, Inc., having served in such capacity since January 2008, and served as President of its wholly-owned subsidiary, FX Luxury Las Vegas I, LLC which was reorganized in bankruptcy in 2010. He was a Senior Legal Advisor to SFX from January 1, 2012 until July 7, 2016. He also served as President of Atlas Real Estate Funds, Inc., a private investment fund which invested in United States-based real estate securities, from 1994 to 2008, as Senior Vice President, Corporate Affairs for Flag Luxury Properties, LLC from 2003. Prior to 2008, Mr. Nelson served as counsel to various law firms, having started his career in 1973 at the firm of Wien, Malkin & Bettex. At Wien, Malkin & Bettex, which he left in 1992, he became a senior partner with supervisory responsibility for various commercial real estate properties. Mr. Nelson is an Adjunct Assistant Professor of Real Estate Development at Columbia University. He was a director of The Merchants Bank of New York and its holding company until its merger with Valley National Bank. Additionally, he has served on the boards of various not-for-profit organizations, including as a director of the 92nd Street YMHA and a trustee of Collegiate School, both in New York City. The Board has selected Mr. Nelson as a director because it believes his legal and business experience will benefit the Company.

Birame Sock was appointed as a Non-Executive Board Member of the Company on February 12, 2013, and resigned as a director on August 1, 2016. Ms. Sock was appointed President and Chief Operating Officer of the Company pursuant to an employment agreement entered into on August 1, 2016. Prior to joining the Company, Ms. Sock founded Flyscan, a real-time interactive mobile marketing platform. She was the founder and CEO of Third Solutions, Inc., a leading digital receipts company, which she founded in 2007. In 2002, Ms. Sock founded Musicphone, a wireless entertainment company, which she led until its acquisition by Gracenote, Inc. in 2007. Ms. Sock was a member of the Company’s Board of Directors since 2013, and served on the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. She served as a member of the Board of Directors of CKX Inc. from 2005 until 2006, when she became a consultant for CKX Inc. and affiliated companies. Ms. Sock attended the University of Miami, where she studied computer science and broadcasting. The Board of Directors selected Ms. Sock as President and Chief Operating Officer because it believes her experience in technology and consumer marketing will benefit the Company.

Brian J. Rosin Mr. Rosin came to the Company as a result of its July 2016 acquisition of Rant, Inc. (“Rant”), which he co-founded in 2011. While at Rant, Mr. Rosin served as Chief Operating Officer, Vice President Finance & Accounting, and Vice President of Operations. Prior to beginning full-time employment at Rant in February 2012, Mr. Rosin was an Annuity Specialist and LTC Claims Operations Analyst at Banker’s Life and Casualty Company in Chicago, Illinois. Mr. Rosin earned bachelors’ degrees in International Relations and Economics from Northern Illinois University.

Michelle Lanken was appointed as the Company’s Chief Financial Officer on July 5, 2016. Ms. Lanken previously worked as a consultant for The Siegfried Group, LLC. Prior to that, she worked at Saba Software, Inc., as Accounting Manager from May 2011 until September 2013, and as a finance consultant from March 2014 until March 2015. Between September 2013 and March 2014, she was the Assistant Controller at Dome Construction Corporation and from January 2010 to May 2011, she provided finance and accounting consulting services to Cisco Systems, The Gap, and Wells Fargo Corporation. Ms. Lanken served as Senior Manager, Accounting Policy at Charles Schwab from September 2008 to November 2009, as Assistant Controller at bebe Stores, Inc. from March 2007 to September 2008, and at various positions at KPMG LLP from August 2001 to March 2007. Ms. Lanken is a Certified Public Accountant in the State of California and holds a B.S. in Business Administration with a Concentration in Accounting from California Polytechnic State University. Ms. Lanken was selected as Chief Financial Officer due to her extensive experience in the preparation of SEC filings, financial statements, accounting and audit management, budgeting, payroll and benefits management, and implementation and monitoring of accounting standards.

Corporate Governance

Election of Directors

The Company’s directors are elected to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. The Company’s bylaws provide that all elections for the Board of Directors will be decided by a plurality of the votes cast by the holders of shares entitled to vote.

Director Independence

The Company’s Board of Directors determined that Frank E. Barnes III, Peter C. Horan and Michael Meyer satisfy the criteria for independence under applicable Nasdaq rules and SEC rules for independence of directors and committee members. We received a letter from NASDAQ that due to the resignation of Birame Sock as a director, we are no longer in compliance with NASDAQ rules relating to independent directors. We received notification from the NASDAQ on December   , 2016 that we have regained compliance with the independent director requirement with the recent appointment of Frank Barnes.

Board Committees

The following chart sets forth the membership of each Board of Directors committee as of June 30, 2016:

Committee	Members
Audit Committee	Michael Meyer (Chair) Frank E. Barnes III Peter C. Horan
Compensation Committee	Frank E. Barnes III Peter C. Horan Michael Meyer
Nominating and Corporate Governance Committee	Frank E. Barnes III Michael Meyer Peter C. Horan

Audit Committee

The Audit Committee has adopted a written charter, a copy of which is available on our website, www.functionxinc.com. The Audit Committee is comprised of Messrs. Barnes, Meyer and Horan. Mr. Meyer is the Chairman of the Audit Committee. The Audit Committee assists our Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including the selection of our outside auditors, review of the financial reports and other financial information we provide to the public, our systems of internal accounting, financial and disclosure controls and the annual independent audit of our financial statements.

All members of the Audit Committee are independent within the meaning of the rules and regulations of the SEC, the criteria for independence of audit committee members under applicable Nasdaq rules and our Corporate Governance Guidelines. All members of the Audit Committee also are “financially literate” as defined under Nasdaq rules. In addition, Mr. Meyer is qualified as an audit committee financial expert under the regulations of the SEC, and has the accounting and related financial management expertise required thereby, and is financially sophisticated as required under Nasdaq rules.

Compensation Committee

The Compensation Committee has adopted a written charter, a copy of which is available on our website, www.functionxinc.com. The current members of the Compensation Committee are Messrs. Barnes, Horan and Meyer.

The purpose of the Compensation Committee is as follows:

•	to discharge the responsibilities of the Board of Directors relating to our company’s compensation programs and compensation of our executives; and

•	to produce an annual report on executive compensation for inclusion in our company’s annual proxy statement, if and when required, in accordance with applicable rules and regulations of the Nasdaq Stock Market, SEC and other regulatory bodies.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which is available at our website, www.functionxinc.com. The current members of the Nominating and Corporate Governance Committee are Messrs. Barnes, Horan and Meyer.

The purpose of the Nominating and Corporate Governance Committee is as follows:

•	to identify individuals qualified to become board members and to select, or to recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders;
•	to develop and recommend to our Board of Directors a set of corporate governance principles applicable to our company; and
•	to oversee the selection and composition of committees of the Board of Directors and, as applicable, oversee management continuity planning processes.

Lead Independent Director

On August 4, 2015, the Company’s Board determined that it was in the best interest of the Company and its shareholders to designate an independent director to serve in a lead capacity. The Board appointed Peter Horan as Lead Director. The Lead Director’s responsibilities shall include, but are not limited to: (i) reviewing Board meeting agendas to ensure that topics deemed important by the independent directors are included in Board discussions; (ii) calling meetings of the independent directors; (iii) serving as chairman of the executive sessions of the Board’s independent directors; (iv) serving as principal liaison between the independent directors and the Company’s Executive Chairman and/or Company management on sensitive issues; and (v) performing such other duties as the Board may determine.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which is applicable to all of the Company’s employees and directors, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is posted on our website located at http://www.functionxinc.com.

The Company intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on our website at http://www.functionxinc.com.

Corporate Governance Guidelines

The Company has Corporate Governance Guidelines which provide, among other things, that a majority of our Board of Directors must meet the criteria for independence required by The Nasdaq Stock Market® and that we will at all times have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, which committees will be made up entirely of independent directors. The Corporate Governance Guidelines also outline director responsibilities, provide that the Board of Directors will have full and free access to our officers and employees and require the Board of Directors to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance Guidelines and the charters for these committees can be found on our website at http://www.functionxinc.com.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during the past fiscal year an officer or employee of our company, was formerly an officer of our company or any of our subsidiaries or has an immediate family member that was an officer or employee of our company or had any relationship requiring disclosure under Item 404 of Regulation S-K.

During the last fiscal year, none of our executive officers served as:

•	a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our compensation committee;
•	a director of another entity, one of whose executive officers served on our compensation committee; and
•	a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of us.

Section 16(a) Beneficial Ownership Reporting Compliance

On March 16 2016, SIC III acquired shares of Series C Preferred Stock and warrants to acquire shares of common stock in a transaction exempt from the provisions of Section 16(b) pursuant to Rule 16b-3 promulgated thereunder. Both Mr. Sillerman and SIC III report that acquisition, but reported it one day late due to a technical issue with filing.

EXECUTIVE COMPENSATION

The table below summarizes the compensation earned for services rendered to the Company for the fiscal years ended June 30, 2016 and June 30, 2015 by our Chief Executive Officer, and the other two most highly compensated executive officers of the Company (the “named executive officers”) who served in such capacities at the end of the fiscal year ended June 30, 2015. All financial numbers contained in this section are in thousands of dollars ($‘000) except share and per share data and unless otherwise noted.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards(2)		Option Awards(3)	All Other Compensation	Total
Robert F.X. Sillerman(1) Executive Chairman, Chief Executive Officer	2016	$63	(4)	$250	(5)	$—		$—	$—	$313
	2015	—	(4)	250		622	(5)	—	—	872
Mitchell J. Nelson(6) Executive Vice President	2016	143		—		—		—	—	143
	2015	129		—		102		—	—	231
Olga Bashkatova(7) Principal Accounting Officer	2016	152		30		74		256
	2015	111		5		—		—	—	116
Kyle Brink(8) General Manager	2016	169		—		12		—	181
	2015	217		—		—		—	—	217

(1)	Because Mr. Sillerman is our Chairman and Chief Executive Officer, the Company books a compensation charge for certain financing-related activities undertaken by Mr. Sillerman. These amounts are excluded because they do not constitute compensation to Mr. Sillerman for his service as an officer or director of the Company, but instead solely relate to certain financing arrangements. Specifically, the table excludes the following: (a) compensation charges in fiscal year 2015 of $4,141, consisting of: (i) $2,049 relating to warrants issued to Sillerman Investment Company III LLC (“SIC III”) in connection with draws under a Securities Purchase Agreement with the Company entered into on October 24, 2014 (the “SPA”) and (ii) compensation charges of $2,091 relating to Series C Preferred Stock issued to SIC III under the SPA.
(2)	These stock awards represent grants of RSUs. The per share fair value of RSUs granted was determined on the date of grant using the fair market value of the shares on that date.
(3)	There were no option awards granted during the fiscal years presented.
(4)	Mr. Sillerman entered into an amended and restated employment agreement effective as of May 1, 2014. This amendment is described in the section entitled “Employment Agreements” below.
(5)	The Company and Mr. Sillerman entered into an amendment to his employment agreement effective as of May 1, 2014. Pursuant to the revised terms, Mr. Sillerman was to receive a base salary of One Dollar per year, was to receive a guaranteed bonus of $250 per year, payable in stock or in cash, and was to receive a grant of 7,754 RSUs, vesting in equal installments on each of May 1, 2015, May 1, 2016, May 1, 2017, May 1, 2018 and May 1, 2019. The grant of 7,754 RSUs occurred on September 29, 2014, and based on a closing price of $80.20 (adjusted for the 1-for-20 reverse split), such grant has a fair value of $622. The Company has not yet paid Mr. Sillerman the guaranteed bonus of $250.
(6)	Mr. Nelson entered into an amended employment agreement with the Company effective January 1, 2016, which provided that he would devote one-third of his time to his duties for the Company, and for a base salary of $150 per year. Mr. Nelson was granted 1,500 RSUs on September 29, 2014 with immediate vesting.
(7)	Ms. Bashkatova was appointed the Company’s Principal Accounting Officer on October 21, 2015. The original RSU grant was for 4,000 RSUs, which will vest on October 26, 2016. Ms. Bashkatova resigned effective October 26, 2016.
(8)	Mr. Brink was appointed the Company’s General Manager on July 1, 2015. He resigned from the Company on February 8, 2016 to take on a similar role at Perk.com, Inc. (“Perk”) after the sale of the Viggle assets to Perk.

Outstanding Equity Awards at June 30, 2016

	Option Awards					Stock Awards
Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested(1)		Market Value of Shares or Units of Stock that Have Not Vested		Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Robert F.X. Sillerman	—	—	—	$—	—	4,653	(2)	$26	(3)	—	$—
Olga Bashkatova	—	—	—	—	—	4,000	(4)	$22	(3)	—	—

(1)	For information regarding restricted stock units, see also Note 10 to our audited Consolidated Financial Statements, Share-Based Payments.
(2)	The original grant was for 7,755 RSUs, 1,551 of these shares vested on May 1, 2015, another 1,551 of these shares vested on May 1, 2016, future vesting will occur in equal installments on each of May 1, 2017, May 1, 2018 and May 1, 2019.
(3)	The value is computed based on a per share price of $5.60, which was the closing price of the Company’s common stock on June 30, 2016 (adjusted for the 1-for-20 reverse split), which was the last trading day of the Company’s fiscal year.
(4)	The original grant was for 4,000 RSUs, which will vest on October 26, 2016.

On February 16, 2011 we entered into an employment agreement with Robert F.X. Sillerman for his services as Executive Chairman of the board of directors and Director. The term of the agreement is for five years. Mr. Sillerman’s base salary was originally $1,000 (payable in cash or shares of common stock) to be increased annually by the greater of: (i) five percent or (ii) the current base salary multiplied by the percentage increase in the Consumer Price Index published by the Federal Bureau of Labor Statistics for the New York, New York metropolitan area during the previous twelve calendar months. He is to receive additional compensation at the sole discretion of the board of directors in the form of additional cash bonus and/or grant of restricted stock, stock options or other equity award. The agreement also provided for Mr. Sillerman to receive a minimum grant of restricted stock in the amount of 1,562 shares (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company’s common stock at the beginning of the first year of employment. On June 19, 2012, Mr. Sillerman was appointed Chief Executive Officer of the Company by the Board of Directors. The terms of his employment agreement with the Company did not change as a result of this appointment. On April 1, 2013, Mr. Sillerman and the Company signed an amendment to his employment agreement, changing his annual salary to $500 and providing for him to receive a grant of options to purchase 1,562 shares of the Company’s common stock at a price of $1,600.00 per share, but making no other changes in Mr. Sillerman’s employment agreement.

On March 17, 2014, the Company entered into an amended and restated employment agreement with Mr. Sillerman, which was effective as of May 1, 2014. Under the amended and restated agreement, Mr. Sillerman’s base salary was reduced to $0.001 per year. Mr. Sillerman will be entitled to receive a guaranteed amount of $250, less the total value of all fringe benefits, perquisites or other amounts that the Company and Mr. Sillerman agree at the beginning of each year will be provided to Mr. Sillerman for such year. If the total of the guaranteed amount plus perquisites received by Mr. Sillerman in any year exceeds the guaranteed amount, an amount equal to the excess received by Mr. Sillerman for such year will be deducted on a pro-rata basis from Mr. Sillerman’s guaranteed amount during the following year. The guaranteed amount may be paid in cash, except that either Mr. Sillerman or the Company’s compensation committee can instead elect to have the guaranteed amount paid in shares of the Company’s common stock at the weighted average daily closing price of the Company’s common stock for the twelve month period ending on the last day of the month preceding payment. Mr. Sillerman will also be eligible for an additional bonus at the discretion of the Company’s Board. In addition, the amended and restated agreement provides that Mr. Sillerman will receive a grant of restricted shares equal to 1.25% of our issued and outstanding common stock, including common stock underlying in- or at-the-money options and warrants and common stock issued in the Recapitalization, as measured immediately prior to the public offering that closed on April 30, 2014. The grant will vest in equal annual installments over five years. This grant, which equaled 7,754 shares, was issued on September 29, 2014. The Company has not yet paid Mr. Sillerman the guaranteed payment of $250 for fiscal year 2015.

On September 8, 2011, the Company entered into an employment agreement with Mr. Nelson for his services as Executive Vice President, General Counsel and Director. The term of the agreement was until February 14, 2015, with an automatic three-year extension if (i) either party has not provided 90 days’ notice of its intent to not renew the agreement or (ii) the agreement was not terminated sooner. Mr. Nelson’s base salary was originally $300. The agreement also provided for Mr. Nelson to receive a grant of restricted stock in the amount of 7,500 shares (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company’s common stock at the beginning of the first year of employment. in the first year, vesting on each of February 14, 2012, 2013, and 2014; a grant of restricted stock in the amount of 2,500 shares (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company’s common stock at the beginning of the second year of employment, vesting on each of February 14, 2013, 2014, and 2015; and a grant of restricted stock in the amount of 50 shares (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company’s common stock at the beginning of the third year of employment, vesting on each of February 14, 2014, 2015, and 2016. If the agreement is renewed for an additional term, Mr. Nelson was to receive a grant of restricted stock of not less than 250 shares (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company’s common stock, vesting in a similar manner as the previous grants.

Mr. Nelson stepped down as General Counsel effective April 16, 2013. He remained Executive Vice President and a Director of the Company, and there was no change to his employment agreement.

On January 1, 2016, Mr. Nelson entered into a revised employment agreement. The amended employment agreement provided for him to spend no more than one-third of his time on Company business and changed his base salary to $150 per year. There were no other changes to the employment agreement.

Olga Bashkatova entered into an employment agreement with the Company on September 23, 2015 for her services as Vice President, Finance and Controller of the Company, at a base salary of $200. The employment agreement provided for a bonus of $20 after six months of employment and for a grant of restricted stock of 4,000 shares (subject to adjustment for stock dividends, subdivisions, reclassifications, recapitalizations and other similar events), of the Company’s common stock during the first year of employment, vesting one year after grant.

On October 21, 2016, Ms. Bashkatova was named Principal Accounting Officer and entered into an amended employment agreement, providing for a base salary of $210 and a bonus of $30 after six months of employment. There were no other changes to her employment agreement. Ms. Bashkatova resigned effective October 26, 2016.

The Company entered into an employment agreement with Kyle Brink on September 2, 2011 for his services as Product Director, at a base salary of $175. He was named Vice President, Product, in September of 2012, and received an increase in his base salary to $210. On May 1, 2015, Mr. Brink was named Head of Product Development and received an increase in base salary to $260. Mr. Brink was named the Company’s General Manager on July 1, 2015. He did not receive an increase in base salary at that time. He resigned from the Company on February 8, 2016 to take on a similar role at Perk after the sale of the Viggle assets to Perk.

New Employment Agreements

President and Chief Operating Officer

On August 1, 2016, the Company entered into an employment agreement with Birame Sock. Ms. Sock’s employment agreement calls for a base salary of $200, a “sign-on bonus” of $50, and an annual bonus payable in either cash or restricted shares of Company common stock. It is anticipated that Ms. Sock’s first annual bonus will be $100. The Company’s Compensation Committee has approved a grant to Ms. Sock of 50,000 restricted units of Company common stock, which will vest 1/6 at the end of every six-month period during the three-year term of her agreement. Ms. Sock is eligible to participate in the Company’s Employee Stock Plan. The employment agreement commences on the Effective Date, which is contingent upon Ms. Sock satisfying visa requirements to enable her to be employed by the Company, and has a term of three years. The employment agreement may be terminated by the Company or Ms. Sock at any time for any reason. Pursuant to the agreement, if Ms. Sock is terminated by the Company without Cause, if she terminates the agreement for Good Reason, or if she dies or becomes permanently disabled during the term, she is entitled to a lump sum payment equal to three months’ base salary paid in cash or, at the election of Ms. Sock, in shares of the Company’s common stock, and all options to purchase common stock and any restricted stock unites that have not previously vested, will vest. This payment is contingent upon a fully executed general release of claims in favor of the Company. Ms. Sock agreed to restrictive covenants during the term of the agreement and for a period of one year after termination of her employment.

Simultaneously with Ms. Sock’s employment with the company, Ms. Sock resigned as a director. Under NASDAQ rules, she is no longer considered an independent director. In accordance with NASDAQ rules, the Company will have up to six months to appoint at least one other independent director so that the majority of the members of the Board of Directors will be comprised of independent directors.

Chief Financial Officer

On July 5, 2016, the Company entered into an employment agreement with Michelle Lanken. Ms. Lanken’s employment agreement calls for a base salary of $250 and an annual bonus of $50, payable in restricted shares of Company common stock, and Ms. Lanken is eligible to participate in the Company’s Employee Stock Plan. The employment agreement establishes an “at will” employment relationship and either the Company or Ms. Lanken can terminate the agreement at any time for any reason. Pursuant to the agreement, if Ms. Lanken is terminated by the Company without Cause or if she dies or becomes permanently disabled during the term, she is entitled to a lump sum payment equal to three months’ base salary paid in cash or, at the election of the Compensation Committee or Ms. Lanken, in shares of the Company’s common stock, and all options to purchase common stock and any restricted stock unites that have not previously vested, will vest. This payment is contingent upon a fully executed general release of claims in favor of the Company. Ms. Lanken agreed to restrictive covenants during the term of the agreement and for a period of one year after termination of her employment.

Potential Payments upon Termination without Cause or Change-in-Control

Robert F.X. Sillerman

Mr. Sillerman’s employment agreement, which was in effect until April 30, 2014, provided that upon a (i) termination by the Company without “cause” or (ii) a “constructive termination without cause,” Mr. Sillerman was entitled to receive the following benefits: (a) payments equal to (x) the cash equivalent of three years’ base salary at the rate in effect on the date of termination (or immediately prior to a constructive termination due to salary reduction) and (y) three times the average of all cash and equity bonuses paid during the three years prior to the termination, or if no annual bonuses were paid, a payment in the amount of $100 per year for each year a cash bonus was not paid and $100 per year for each year an equity grant was not made, (b) continued eligibility to participate in any benefit plans of our company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer. Additionally, upon termination by the Company for a “change of control”, Mr. Sillerman would have received the benefits set forth in (a), (b), and (c) above, plus all options to purchase the Company’s capital stock would remain exercisable for the full maximum term of the original option grant or ten years from the closing of the change of control transaction, whichever is greater. In addition, in the event that the aggregate of such payments would constitute a “parachute payment” under the rules set forth in Section 280G of the Code, then the Company would have also paid Mr. Sillerman a gross-up payment such that after the imposition of Federal, State and local income taxes, Mr. Sillerman would be entitled to retain the foregoing amount.

On March 17, 2014, the Company and Mr. Sillerman entered into an amendment to his employment agreement, which was effective as of May 1, 2014. The amended employment agreement provides that if the Company terminates Mr. Sillerman’s employment without cause, if Mr. Sillerman terminates his employment for good reason, or if there is a change of control and Mr. Sillerman voluntarily terminates his employment for any reason within one year after the change of control, then Mr. Sillerman would be entitled to the following benefits: (a) payment of one year’s guaranteed amount, (b) all options to purchase the Company’s common stock issued to Mr. Sillerman will immediately vest, and (c) all restricted shares issued to Mr. Sillerman would immediately vest. However, in the event that any amount payable to Mr. Sillerman upon a “change of control” would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments to Mr. Sillerman will be reduced to an amount such that the payments to Mr. Sillerman would not be subject to such excise tax.

Mitchell Nelson

Mr. Nelson’s employment agreement provides that upon (i) a termination by the Company without “cause”, (ii) a “constructive termination without cause,” or (c) a termination upon a “change of control”, Mr. Nelson would be entitled to receive the following benefits: (a) payments equal to the cash equivalent of six months’ base salary at the rate in effect on the date of termination, (b) continued eligibility to participate in any benefit plans of the Company for one year, and (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to him.

Olga Bashkatova

Ms. Bashkatova’s employment agreement does not provide for any payments upon termination by the Company without “cause” or due to a “change of control.”

Birame Sock

Ms. Sock’s employment agreement, which was entered into on August 1, 2016, provided that upon a termination by the Company without “cause”, Ms. Sock would be entitled to receive a lump sum payment within sixty days of the termination date equal to three months’ Base Salary (which payment may be made in cash, or, if Ms. Sock elects, in shares of the Company’s common stock, the value of each share of which shall be determined by compiling the weighted average daily closing price of the Company’s common stock for the twelve month period ending on the last day of the month preceding the date such payment is to be made). Additionally, all options to purchase Company stock or any restricted stock units granted under the employment agreement or any other agreement that have not previously vested shall vest.

Michelle Lanken

Ms. Lanken’s employment agreement, which is effective as of July 5, 2016, provided that upon a termination by the Company without “cause”, Ms. Lanken would be entitled to receive a lump sum payment within sixty days of the termination date equal to three months’ Base Salary (which payment may be made in cash, or, if either Ms. Lanken or the Compensation Committee elects, in shares of the Company’s common stock, the value of each share of which shall be determined by compiling the weighted average daily closing price of the Company’s common stock for the twelve month period ending on the last day of the month preceding the date such payment is to be made). Additionally, all options to purchase Company stock or any restricted stock units granted under the employment agreement or any other agreement that have not previously vested shall vest.

Potential Payments upon Death or Disability

Robert F.X. Sillerman

Mr. Sillerman’s employment agreement, which was in effect until April 30, 2014, provided for the following benefits in the event of his death: (a) payments equal to (x) the cash equivalent of three years’ base salary at the rate in effect on the date of termination (or immediately prior to a constructive termination due to salary reduction) and (y) three times the average of all cash and equity bonuses paid during the three years prior to the termination, or if no annual bonuses were paid, a payment in the amount of $100 per year for each year a cash bonus was not paid and $100 per year for each year an equity grant was not made, (b) continued eligibility to participate in any benefit plans of our company for one year, plus (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to him.

On March 17, 2014, the Company entered into an amendment to Mr. Sillerman’s employment agreement, which was effective as of May 1, 2014. The amended employment agreement provides that in the event of Mr. Sillerman’s death or permanent disability, then Mr. Sillerman would be entitled to the following benefits: (a) a lump sum payment equal to $250 payable in cash (or at either the Company’s compensation committee’s or Mr. Sillerman’s option, in shares of the Company’s common stock), (b) all options to purchase the Company’s common stock issued to Mr. Sillerman will immediately vest, and (c) all restricted shares issued to Mr. Sillerman would immediately vest.

Mitchell Nelson

Mr. Nelson’s employment agreement provides for the following benefits in the event of his death: (a) payments equal to the cash equivalent of one year’s base salary at the rate in effect on the date of termination, (b) costs relating to continuation of any group health and dental plan for one year following death, and (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to him.

Mr. Nelson’s employment agreement provides that he shall receive 75% of base salary from the date he is deemed disabled (“disabled” means he is unable to carry out his job due to physical or mental impairment for a consecutive period of at least six months) through the end of the term, reduced by the amount of benefits payable to him under any disability insurance policy.

Olga Bashkatova

Ms. Bashkatova’s employment agreement does not provide for any benefits in the event of her death or disability.

Birame Sock

Ms. Sock’s employment agreement, which was entered into on August 1, 2016, provided that upon death or permanent disability during the term of the agreement, Ms. Sock would be entitled to receive a lump sum payment within sixty days of the termination date equal to three months’ Base Salary (which payment may be made in cash, or, if Ms. Sock elects, in shares of the Company’s common stock, the value of each share of which shall be determined by compiling the weighted average daily closing price of the Company’s common stock for the twelve month period ending on the last day of the month preceding the date such payment is to be made). Additionally, all options to purchase Company stock or any restricted stock units granted under the employment agreement or any other agreement that have not previously vested shall vest.

Michelle Lanken

Ms. Lanken’s employment agreement, which is effective as of July 5, 2016, provided that upon death or permanent disability during the term of the agreement, Ms. Lanken would be entitled to receive a lump sum payment within sixty days of the termination date equal to three months’ Base Salary (which payment may be made in cash, or, if either Ms. Lanken or the Compensation Committee elects, in shares of the Company’s common stock, the value of each share of which shall be determined by compiling the weighted average daily closing price of the Company’s common stock for the twelve month period ending on the last day of the month preceding the date such payment is to be made). Additionally, all options to purchase Company stock or any restricted stock units granted under the employment agreement or any other agreement that have not previously vested shall vest.

Compensation of Non-Employee Directors

Employee directors do not receive any separate compensation for their board service. Non-employee directors receive the compensation described below.

Each of our non-employee directors receives an annual fee of $80, which includes attendance fees for four meetings a year. Each non-employee director will also receive an additional $0.75 for attendance at additional

Board Meetings (over four). The chairperson of the Audit Committee will receive an additional fee of $15 per annum and the chairpersons of each other committee will receive an additional fee of $5 per annum. Each of the other members of the Audit Committee will receive $3 per annum and the other members of each of the other committees will receive a fee of $1 per annum.

The Company pays non-employee directors for all compensation in either stock options or restricted stock units in lieu of cash, and prices all grants of options and restricted stock units on the date granted. During fiscal year 2015, directors’ fees were paid through the issuance of RSUs and options to purchase the Company’s common stock (priced as of the date of grant). For 2015, the Company granted options in respect of the first quarter on September 11, 2014. In addition, the Company granted the non-employee directors restricted stock units in respect of the second quarter on January 29, 2015. The Company anticipates continuing to pay the non-employee directors in equity with respect to the third and fourth quarters in fiscal year 2016. In addition, in fiscal 2015, the non-employee directors received two additional grants. On September 29, 2014, the non-employee directors received a special grant of restricted stock units. On that date, Mr. Horan and Mr. Miller received grants of 900 restricted stock units each, Mr. Meyer received a grant of 800 restricted stock units and Ms. Sock and Ms. Seitler each received a grant of 700 restricted stock units. In addition, the non-employee directors received a special grant of options on April 27, 2015. On that date, Mr. Horan and Mr. Miller each received a grant to purchase 5,000 options, and Mr. Meyer and Ms. Sock each received a grant to purchase 2,500 options. The exercise price of this special grant of options was $46.60 per share. All grants to non-employee directors are immediately vested.

The total compensation received by our non-employee directors during the fiscal year ended June 30, 2016 is shown in the following table:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Peter Horan	$—	$46	$—	$—	$46
Michael J. Meyer	—	52	—	—	52
John D. Miller(3)	—	51	—	—	51
Birame Sock(4)	—	44	—	—	44

(1)	These stock awards represent grants of RSUs. The per share fair value of RSUs granted was determined on the date of grant using the fair market value of the shares on that date.
(2)	No option awards were issued to directors during the fiscal year ended June 30, 2016.
(3)	Mr. Miller declined to stand for re-election. His term ended January 26, 2016.
(4)	Ms. Sock resigned as a director effective as of August 1, 2016.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during the past fiscal year an officer or employee of us, was formerly an officer of us or any of our subsidiaries or has an immediate family member that was an officer or employee of us or had any relationship requiring disclosure under Item 13. Certain Relationships, Related Transactions, and Director Independence.”

During the last fiscal year, none of our executive officers served as:

(1)	a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;
(2)	a director of another entity, one of whose executive officers served on our compensation committee; and
(3)	a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

There are a number of conflicts of interest of which stockholders should be aware regarding our ownership and operations. Set forth below are summaries of certain transactions engaged in between the Company and certain related parties.

Related Parties

Shared Services Agreement

In an effort to economize on costs and be efficient in its use of resources, the Company entered into a shared services agreement with Circle Entertainment Inc. (“Circle”) as of February 15, 2011, pursuant to which it shares costs for legal and administrative services in support of Mitchell J. Nelson, the Company’s Executive Vice President and Secretary and General Counsel to Circle.

The shared services agreement provides, in general, for sharing of the applicable support provided by either company to Mr. Nelson in connection with his capacity of providing legal services, and an allocation generally based on the services provided by Mr. Nelson, which are initially estimated to be divided evenly between the companies. The Company is responsible for advancing the salary to Mr. Nelson for both companies and will be reimbursed by Circle for such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant). The agreement provides for the Chief Executive Officer or President of each company to meet periodically to assess whether the services have been satisfactorily performed and to discuss whether the allocation has been fair. The Audit Committee of each company’s Board of Directors will then review and, if appropriate, approve the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances.

Because this transaction is subject to certain rules regarding “affiliate” transactions, the Audit Committee and a majority of the independent members of the Company’s Board of Directors have approved the shared services agreement. This is deemed to be an affiliate transaction because Mr. Sillerman is a Board member, the former Chairman, and a greater than 10% stockholder of Circle and Mr. Nelson is Executive Vice President and General Counsel of Circle.

For the years ended June 30, 2016 and June 30, 2015, the Company billed Circle $14 and $27, respectively. Such billings primarily relate to support consisting of legal and administrative services. These services are to be reviewed and, if appropriate, approved by Circle’s Audit Committee and the Company’s Audit Committee. The balance due from Circle as of June 30, 2016 and June 30, 2015 was $0 and $113, respectively. The Company wrote-off the accounts receivable balance of $127 in the quarter ended March 31, 2016, and the write-off appears as a bad debt expense on the consolidated statements of operation.

The parties terminated the Circle Shared Services Agreement effective as of January 1, 2016. Circle is in the process of liquidation and any claim to be made under the Circle Shared Services Agreement will survive the termination of the Circle Shared Services Agreement.

The Company also entered into a shared services agreement (“SFX Shared Services Agreement”) with SFX Entertainment Inc. (“SFX), pursuant to which it shared costs for services provided by several of the Company’s and/or SFX’s employees. Such employees will continue to be paid by their current employers, and SFX will reimburse the Company directly for its portion of such salary and benefits and Company will reimburse SFX directly for its portion of such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant). The Audit Committee of each company’s Board of Directors reviews and, if appropriate, approves the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances. The Company entered into an amendment (the “Amendment”) to the shared services agreement on January 22, 2015, pursuant to which the Company may provide additional services to SFX, and SFX may provide certain services to the Company. In particular, the shared services agreement provides that, in addition to services already provided, certain employees of the Company may provide human resources, content and programming, and facilities services to SFX, subject to reimbursement based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent. In addition, the Amendment provides that SFX may provide certain tax services to the Company, subject to reimbursement based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent.

The parties terminated the SFX Shared Services Agreement effective as of January 1, 2016. We continue to try to settle amounts remaining outstanding.

For the year ended June 30, 2016, the Company was billed by SFX $188, net of amounts billed by the Company to SFX, respectively. The net balance due from SFX, including amounts related to the Sales Agency Agreement, discussed below, as of June 30, 2016 and June 30, 2015 was $142 and $135, respectively.

Sales Agency Agreement

On January 22, 2015, the Company entered into a sales agency agreement (the “Sales Agreement”) with SFX-94 LLC (“SFX-94”), a subsidiary of SFX, pursuant to which the Company appoints SFX-94 as its exclusive sales agent for the sale of advertising and sponsorships. Pursuant to the Sales Agreement, the Company consented to SFX-94’s hiring of 25 members of the Company’s sales team, and SFX-94 agreed to sell advertising and sponsorships on behalf of the Company during the term of the Sales Agreement. SFX-94 also agreed to maintain adequate staffing levels, generally consistent with staffing levels currently maintained by the Company, for the Company’s sale of advertising and sponsorships. The Company agreed to pay SFX-94 a 25% commission on sales made by SFX-94. For barter transactions, the Company agreed to reimburse SFX-94 for any out of pocket and direct costs incurred by SFX-94 with respect to such barter sales (rather than the commission set forth above). Third party ad networks were be excluded from the Sales Agreement. For the year ended June 30, 2016, the Company was billed $424 in connection with the Sales Agreement. On September 22, 2015, the parties terminated the Sales Agreement, and the Company subsequently hired 8 members of the SFX sales team as of that date.

Advertising Revenue

During the year ended June 30, 2016, the Company provided credits on certain advertising and related services provided to SFX and its subsidiaries during the prior year. The total amount of such credits was $37 and such amounts increased the payable due to SFX as of June 30, 2016.

Marketing Expense

During the year ended June 30, 2015, SFX, and certain subsidiaries of SFX, provided certain marketing and related services to the Company. The total amount of marketing expense was $490 and such amount was due to SFX at June 30, 2015.

DraftDay

In October 2015 the Company entered into an agreement with DDGG to expand its rewards catalog and offer to its users the opportunity to redeem Viggle points for entry to DDGG’s fantasy sports contests. The Company agreed to pay DDGG the value of the entry fees for which points were redeemed. For the year ended June 30, 2016, $39 worth of Viggle points were redeemed for DDGG contest entry fees was terminated.

Software License and Services Agreement

On March 10, 2014, the Company entered into an audio recognition and related loyalty program software license and services agreement with SFX. Pursuant to the terms of the license agreement, SFX paid the Company $5,000 to license its audio recognition software and related loyalty platform for a term of 10 years. The amount was deferred and is being amortized over the ten years period. For the years ended June 30, 2016 and 2015, the Company recognized $500 and $500, of revenue related to this agreement. This license agreement was transferred to Perk in the sale of the Viggle assets on February 8, 2016.

Director Compensation

Each of our non-employee directors will receive an annual fee of $80, which includes attendance fees for four meetings a year. Each non-employee director will also receive an additional $7.50 for attendance at additional Board Meetings (over four). The chairperson of the Audit Committee will receive an additional fee of $15 per annum and the chairpersons of each other committee will receive an additional fee of $5 per annum. Each of the other members of the Audit Committee will receive $3 per annum and the other members of each of the other committees will receive a fee of $1 per annum. In 2015 and 2016, all director fees were paid through the issuance of options or priced as of the date of grant or restricted stock units. For additional information regarding the payment of fees to non-employee directors, see “Compensation of Non-Employee Directors” in Item 11 of our Annual Report on Form 10-K.

Securities Purchase Agreement

On October 24, 2014, the Company and SIC III, a company affiliated with Mr. Sillerman, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which SIC III agreed to purchase certain securities issued by the Company for a total of $30,000. Pursuant to the Securities Purchase Agreement, the Company agreed to issue up to 500 shares of Series C Convertible Redeemable Preferred Stock, and the Company issued a Line of Credit Promissory Note (the “Note”), which provides for a $20,000 line of credit to the Company. The Company also agreed to issue to SIC III warrants to purchase 2,500 shares of the Company’s common stock for every $1,000 advanced under the Securities Purchase Agreement. The Securities Purchase Agreement provided that the warrants will be issued in proportion to the amounts the Company draws under the Securities Purchase Agreement, and that the exercise price of the warrants will be 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants. Exercise of the warrants was subject to approval of the Company’s stockholders, which occurred on January 13, 2015.

The Note provides a right for the Company to request advances under the Note from time to time. The Note bears interest at a rate of 12% per annum, payable in cash on a quarterly basis. The Note matures on October 24, 2017. On October 24, 2014, SIC III made an initial advance under the Note in the principal amount of $4,500. On December 15, 2014, SIC III made an additional advance in the principal amount of $15,500 pursuant to the terms of the Note (the proceeds of which were used to repay amounts outstanding under the DB Line, as discussed above). As of June 30, 2016, the total outstanding principal amount of the Note was $20,000. The Note provides for a 3% discount, such that the amount advanced by SIC III was 3% less than the associated principal amount of the advances. Therefore, the net amount actually outstanding under the Note at June 30, 2016, was $19,716, which includes accretion of the discount of $316 (the 3% discount of $600 is being accreted to the principal balance over the life of the Note.) From and after the occurrence and during the continuance of any event of default under the Note, the interest rate is automatically increased to 17% per annum.

In connection with the first drawdown of $4,500 under the Note, the Company issued SIC III warrants to purchase 11,250 shares of the Company’s common stock. These warrants have an exercise price of $70.20, representing a price equal to 10% above the closing price of the Company’s common stock on the day prior to issuance. In connection with the additional drawdown of $15,500 under the Note, the Company issued SIC III warrants to purchase 38,750 shares of the Company’s common stock. These warrants have an exercise price of $72.60, representing a price equal to 10% above the closing price of the Company’s common stock on the day prior to issuance. The Warrants are exercisable for a period of five years from issuance.

The Note is not convertible into equity securities of the Company.

The Note also contains certain covenants and restrictions, including, among others, that, for so long as the Note is outstanding, the Company will not, without the consent of the holder of the Note, (i) make any loan or advance in excess of $500 to any officer, director, employee of affiliate of the Company (except advances and similar expenditures: (a) under the terms of employee stock or option plans approved by the Board of Directors, (b) in the ordinary course of business, consistent with past practice or (c) to its subsidiaries), (ii) incur any indebtedness that exceeds $1,000 in the aggregate other than indebtedness outstanding under the Note, (iii) guaranty any indebtedness of any unaffiliated third party, (iv) change the principal business of the Company or exit the Company’s current business, provided that the foregoing is subject to the Board’s compliance with its fiduciary duties, (v) sell, assign, or license material technology or intellectual property of the Company except (a) in the ordinary course of business, consistent with past practice, (b) sales and assignments thereof in any 12 month period that do not have a fair market value in excess of $500 or (c) in connection with a change of control transaction, (vi) enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company of its assets that have a fair market value in excess of $1,000 or (vii) liquidate or dissolve the Company or wind up the business of the Company, except in connection with changes of control or merger, acquisition or similar transactions or as approved by the Company’s Board in compliance with their fiduciary duties.

Interest expense on the Note was $2,440 for the year ended June 30, 2016.

Pursuant to the Securities Purchase Agreement, SIC III acquired a total of 10,000 Shares of Series C Convertible Redeemable Preferred Stock for $10,000. As described above, the Company also agreed to issue to SIC III warrants to purchase 50,000 shares of the Company’s common stock for every $1,000 of purchase price paid for the shares. The exercise price of the warrants was 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants. Exercise of the warrants was subject to approval of the Company’s stockholders, which occurred on January 13, 2015.

On November 25, 2014, SIC III purchased 3,000 shares of Series C Convertible Redeemable Preferred Stock for $3,000. In addition, in accordance with the Securities Purchase Agreement, the Company also issued SIC III warrants to purchase 7,500 shares of the Company’s common stock at an exercise price of $59.60, which was 10% above the closing price of the Company’s shares on the date prior to issuance.

On March 16, 2015, SIC III purchased 7,000 additional shares of Series C Convertible Redeemable Preferred Stock for $7,000. In addition, in accordance with the Securities Purchase Agreement, the Company also issued SIC III warrants to purchase 17,500 shares of the Company’s common stock at an exercise price of $35.60, which was 10% above the closing price of the Company’s shares on the date prior to issuance.

Demand Loans

During the year ended June 30, 2016, Mr. Sillerman made a number of demand loans (the “Loans”) to the Company. The Loans included a loan of $1,500 on January 27, 2016, of $500 on March 20, 2016, of $500 on April 29, 2016, of $500 on May 16, 2016, and of $1,200 on June 27, 2016.

Each of the Loans bear interest at the rate of 12% per annum. Principal and interest due under the Loans shall be due and payable upon demand. The principal amount of the Loans may be prepaid at any time and from time to time, in whole or in part, without premium or penalty. The Company used the proceeds from the Loans to fund working capital requirements and for general corporate purposes.

As discussed above, on March 16, 2015, SIC III purchased 7,000 shares of Series C Convertible Preferred Stock pursuant to the Securities Purchase Agreement, for a purchase price of $7,000. The Company used the $7,000 proceeds from the sale of 7,000 shares of Series C Convertible Stock to repay $7,000 in principal amount of the Loans. In addition, the Company used $798 of the proceeds of the Loan on March 16, 2015 to pay all accrued and unpaid interest on the Loans. On June 1, 2015, the Company repaid an additional $5,000 in principal amount of the Loans. Accordingly, after the transactions described herein, the total outstanding principal amount of the Loans at June 30, 2016 is $0.

Line of Credit Grid Note

On June 11, 2015, the Company and SIC IV entered into a Line of Credit Grid Note (the “Grid Note”). The Grid Note provides a right for the Company to request advances under the Grid Note from time to time in an aggregate amount of up to $10,000. The Grid Note bears interest at a rate of 12% per annum, payable in cash on the maturity of the Grid Note. From and after the occurrence and during the continuance of any event of default under the Grid Note, the interest rate is automatically increased to 14% per annum.

The Grid Note is not convertible into equity securities of the Company.

In order for the Company to make requests for advances under the Grid Note, the Company must have an interest coverage ratio equal to or greater than 1, unless SIC IV waives this requirement. The interest coverage ratio is calculated by dividing: (a) the Company’s net income for the measurement period, plus the Company’s interest expense for the measurement period, plus the Company’s tax expense for the measurement period, by (b) the Company’s interest expense for the measurement period, plus the amount of interest expense that would be payable on the amount of the requested draw for the twelve months following the request for the advance. The measurement period is the twelve months ended as of the last day of the last completed fiscal quarter prior to the request for the advance. The Company currently does not have an interest coverage ratio equal to or greater than 1, so advances would require the SIC IV to waive this requirement. In addition, in order to make requests for advances under the Grid Note, there can be no event of default under the Note at the time of the request for an advance, including that there has been no material adverse change in the business plan or prospects of the Company in the reasonable opinion of SIC IV.

On June 11, 2015, June 24, 2015, July 31, 2015, August 31, 2015 and September 15, 2015, the Company made requests for advances under the Grid Note, and SIC IV made advances to the Company in the amounts of $1,000, $2,000, $1,000, $2,000 and $1,000, respectively.

The Grid Note matures on the first to occur of: (a) 12/31/2016 or (b) upon a “Change of Control Transaction.” A “Change of Control Transaction” includes (i) a sale of all or substantially all of the assets of the Company or (ii) the issuance by the Company of common stock that results in any “person” or “group” becoming the “beneficial owner” of a majority of the aggregate ordinary voting power represented by the Company’s issued and outstanding common stock (other than as a result of, or in connection with, any merger, acquisition, consolidation or other business combination in which the Company is the surviving entity following the consummation thereof), excluding transactions with affiliates of the Company.

If an event of default occurs under the Grid Note, SIC IV has the right to require the Company to repay all or any portion of the Grid Note. An event of default is deemed to have occurred on: (i) the non-payment of any of the amounts due under the Grid Note within five (5) Business Days after the date such payment is due and payable; (ii) dissolution or liquidation, as applicable, of the Company; (iii) various bankruptcy or insolvency events shall have occurred, (iv) the inaccuracy in any material respect of any warranty, representation, statement, report or certificate the Company makes to Lender under the Note hereto; (v) the Company contests, disputes or challenges in any manner, whether in a judicial proceeding or otherwise, the validity or enforceability of any material provision in the Grid Note; or (vi) a material adverse change in the business plan or prospects of the Company in the reasonable opinion of SIC IV.

Interest expense on the Grid Note for the year ended June 30, 2015 was $10.

Secured Revolving Loans

On January 27, 2016, Sillerman Investment Company VI LLC (“SIC VI”), an affiliate of Mr. Sillerman, entered into a secured revolving loan agreement (the “January Secured Revolving Loan”) with the Company and its subsidiaries, wetpaint.com, Inc. and Choose Digital Inc. (collectively, the “Subsidiaries”), pursuant to which the Company could borrow up to $1,500. The January Secured Revolving Loan bears interest at the rate of 12% per annum. In connection with the January Secured Revolving Loan, the Company and the Subsidiaries entered into a Security Agreement with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company borrowed $1,500 under the January Secured Revolving Loan.

On March 29, 2016, SIC VI entered into a secured revolving line of credit agreement (the “March Secured Revolving Loan”) with the Company and the Subsidiaries, pursuant to which the Company could borrow up to $500. The March Secured Revolving Loan bears interest at the rate of 12% per annum. In connection with the March Secured Revolving Loan, the Company and the Subsidiaries entered into a Security Agreement with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company borrowed $500 under the March Secured Revolving Loan.

On April 29, 2016, SIC VI entered into a secured revolving loan agreement (the “April Secured Revolving Loan”) with the Company and the Subsidiaries, pursuant to which the Company could borrow up to $500. The April Secured Revolving Loan bears interest at the rate of 12% per annum. The April Secured Revolving Loan matures on December 31, 2016, barring any events of default or a change of control of the Company. In connection with the April Secured Revolving Loan, the Company and the Subsidiaries entered into a Security Agreement with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company borrowed $500 under the April Secured Revolving Loan.

On May 16, 2016, SIC VI entered into a secured revolving loan agreement (the “May Secured Revolving Loan”) with the Company and the Subsidiaries, pursuant to which the Company could borrow up to $500. The May Secured Revolving Loan bears interest at the rate of 12% per annum. The May Secured Revolving Loan matures on December 31, 2016, barring any events of default or a change of control of the Company. In connection with the May Secured Revolving Loan, the Company and the Subsidiaries have entered into a Security Agreement with SIC VI, under which the Company and the Subsidiaries granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company borrowed $500 under the May Secured Revolving Loan.

On June 27, 2016, SIC VI entered into a secured revolving loan agreement (the “June Secured Revolving Loan”) with the Company and the Subsidiaries, pursuant to which the Company can borrow up to $1,200. The June Secured Revolving Loan bears interest at the rate of 12% per annum. The June Secured Revolving Loan matures on December 31, 2016, barring any events of default or a change of control of the Company. In connection with the June Secured Revolving Loan, the Company and the Subsidiaries entered into a Security Agreement with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company borrowed $1,200 under the June Secured Revolving Loan.

Reaz Islam Loan

On June 27, 2016, the Company entered into a Convertible Promissory Note with Reaz Islam (“RI”), the Company’s Chief of Staff, pursuant to which RI loaned the Company $300 (the “RI Convertible Note”). The RI Convertible Note bears interest at a rate of 12% and matures on December 31, 2016. RI shall have the right to convert the RI Convertible Note into shares of the common stock of the Company at such time, on such terms, and in accordance with such procedures as Mr. Sillerman shall have the right to convert debt held by Mr. Sillerman or his affiliates into shares of the Company’s common stock. The RI Convertible Note is subordinate to any note held by Mr. Sillerman or his affiliates and RI has agreed to execute any agreement reasonably required in connection therewith.

Exchange Agreements

The Company entered into an Exchange Agreement on July 8, 2016, as amended July 20, 2016 (the “July Exchange Agreement”), with three of the affiliates of Mr. Sillerman, to allow for the exchange for shares of Common Stock of the Company of: (i) 3,000 shares of the Company’s Series C Convertible Redeemable Preferred Stock and a Line of Credit Promissory Note, dated October 24, 2014, in the amount of $20,000 plus accrued interest held by SIC III; (ii) a Line of Credit Grid Promissory Note, dated June 12, 2015, as amended July 20, 2016 in the amount of $3,401 plus accrued interest held by SIC IV as of the date hereof; (iii) a Revolving Secured Promissory Note, dated January 27, 2016, in the amount of $1,500 plus accrued interest, a Revolving Secured Promissory Note, dated March 29, 2016, in the amount of $500 plus accrued interest, a Revolving Secured Promissory Note, dated April 25, 2016 in the amount of $500 plus accrued interest, a Revolving Secured Promissory Note, dated May 16, 2016, in the amount of $500 plus accrued interest and a Revolving Secured Promissory Note, dated June 27, 2016, in the amount of $1,200 plus accrued interest held by SIC VI; and (iv) up to an additional $5,000 under the Line of Credit Grid Promissory Note dated June 12, 2015 and amended July 20, 2016 held by SIC IV.

On August 22, 2016, the Company and three of the affiliates of Mr. Sillerman entered into an Note Exchange Agreement pursuant to which $30,175, which represents all of the outstanding principal and accrued interest of certain notes held by SIC III, SIC IV, and SIC VI (the “Sillerman Notes”) other than $900 of debt held by SIC IV pursuant to a Line of Credit Grid Promissory Note dated as of June 11, 2015 (the “SIC IV Note”), is to be exchanged for 30,175 shares of the Company’s Series C Preferred Stock. The exchange price (and therefore the number of shares set forth above) is $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the July Exchange Agreement, and subject to the additional obligations set forth in the Subordination Agreement and the Lockup Agreements entered into in July 2016. The $900 of debt that remained outstanding and future advances under the SIC IV Note will also remain subject to the Exchange Agreement.

Related Approvals

Because each of the transactions (other than the DB Line) referred to in the foregoing sections entitled “Recapitalization Note”, “Shared Service Agreement”, “Sales Agency Agreement”, “Advertising Revenue”, “Marketing Expense”, “DraftDay”, “Software License and Services Agreement”, “Director Compensation”, “Securities Purchase Agreement”, “Demand Loans”, “Line of Credit Grid Note”, “Secured Revolving Loans”, “Reaz Islam Loan” and Exchange Agreements involved Mr. Sillerman and Mr.. Nelson, or their respective affiliates, the transactions were subject to certain rules regarding “affiliate” transactions. As such, each was approved by a majority of the independent members of the Board of Directors of the Company.

Board Decisions and Certain Conflicts of Interest

Past and future decisions by our board regarding our future growth, operations and major corporate decisions will be subject to certain possible conflicts of interest. These conflicts may have caused, and in the future may cause, our business to be adversely affected. Nevertheless, our board will be responsible for making decisions on our behalf. In appropriate circumstances, we expect to submit transactions with any related party for approval or negotiation by our independent directors or a special committee thereof.

Independent Directors

The Company has Corporate Governance Guidelines which provide, among other things, that a majority of the Company’s Board must meet the criteria for independence required by The NASDAQ Capital Market and that the Company shall at all times have an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, which committees will be made up entirely of independent directors. As previously noted, with the resignation of Birame Sock as a director the Company does not have a majority of independent directors and has been notified by NASDAQ that to maintain its listing it has 6 months from her resignation on August 1,2016 to fill appoint additional director(s) so that a majority will be independent. The Company received notification from the NASDAQ on December   , 2016 that it had regained compliance of the independent director requirement with the recent appointment of Frank Barnes as an independent director.

Frank Barnes, Peter Horan and Michael Meyer, whose biographical information is included above under the heading “Executive Officers and Directors of Function(x) Inc.,” have been appointed to our Board as independent directors and qualify as such under the applicable rules of The NASDAQ Capital Market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of January 13, 2017 by:

•	each person or entity known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our directors and executive officers, named as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Unless otherwise noted, each beneficial owner has sole voting and investing power over the shares shown as beneficially owned except to the extent authority is shared by spouses under applicable law. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of common stock subject to warrants or stock options held by that person that are exercisable as of January   , 2017 or will become exercisable within 60 days thereafter are deemed to be outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

As of January 13, 2017, there were 3,244,275 shares of our common stock outstanding.

	Common Stock		Preferred Stock
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned		Shares Beneficially Owned	Percentage of Preferred Stock
Beneficial Owners of 5% or More
Robert F.X. Sillerman(2)(3)	2,073,079	61.9%	33,175	100%
Directors and Named Executive Officers (not otherwise included above):
Frank E. Barnes III	—	*
Peter C. Horan(4)	10,385	*
Michael J. Meyer(5)	10,854	*
Mitchell J. Nelson(6)	1,622	*
Brian J. Rosin	—	*
Birame Sock(7)	13,719	*
All directors and named executive officers as a group (7 people)	2,109,659	62.4%		100%

*	Represents less than 1%.
(1)	Except as otherwise set forth below, the business address and telephone number of each of the persons listed above is c/o Function(x) Inc., 902 Broadway, New York, New York 10010, telephone (212) 231-0092.
(2)	Mr. Sillerman beneficially owns 2,073,079 shares of common stock, including: (i) directly 8,113 shares of common stock owned by Mr. Sillerman (consisting of (A) 1,863 shares of common stock owned by Mr. Sillerman; and (B) 6,250 shares of common stock issuable upon the exercise of warrants held by Mr. Sillerman which are exercisable at $1,600.00 per share); and (ii) indirectly 2,064,966 shares of common stock (consisting of (A) 3,125 shares of common stock issuable upon the exercise of warrants held by Sillerman Investment Company II LLC (“SIC II”) that are exercisable at $1,104.00 per share, (B) 8,778 shares of common stock issuable upon the exercise of warrants held by SIC II which are exercisable at $1,600.00 per share; (C) 17,500 shares of common stock issuable upon the exercise of warrants held by Sillerman Investment Company III LLC (“SIC III”) that are exercisable at $35.60 per share, (D) 11,250 shares of common stock issuable upon the exercise of warrants held by SIC III that are exercisable at $70.20 per share, (E) 7,500 shares of common stock that are issuable upon the exercise of warrants held by SIC III that are exercisable at $59.60 per share, (F) 38,750 shares of common stock that are issuable upon the exercise of warrants held by SIC III that are exercisable at $72.60 per share, (G) 1,540,563 shares of common stock held by SIC III and (H) 437,500 shares of common stock held by Sillerman Investment Company IV LLC.
(3)	SIC III, SIC IV and SIC VI collectively hold 33,175 shares of Series C Preferred Stock, which are not convertible into common stock by their terms. However, the Company, SIC III, SIC IV and SIC VI are party to an Exchange Agreement pursuant to which these shares may be exchanged for common stock upon the occurrence of certain conditions, which have not yet been satisfied. If these conditions are satisfied and the exchange occurs, these shares of Series C Preferred Stock would be exchanged for 6,379,808 shares of common stock.
(4)	Mr. Horan beneficially owns (i) 78 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $8,000.00 per share; (ii) 31 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $2,000.00 per share; (iii) 19 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $1,200.00 per share; (iv) 14 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $3,088.00 per share; (v) 31 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $1,968.00 per share, (vi) 21 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $976.00 per share, (vii) 20 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $1,040.00 per share, (viii) 1,939 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $89.46 per share, (ix) 5,000 shares of common stock issuable upon the exercise of options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $46.60 per share, (x) 280 shares of common stock issuable upon the exercise of options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $9.20 per share and (xi) 2,952 shares of common stock.
(5)	Mr. Meyer beneficially owns (i) 20 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $976.00 per share, (ii) 22 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $1,040.00 per share, (iii) 2,194 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $89.20 per share, (iv) 2,500 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $46.60 per share, (v) 3,166 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $46.60 per share and (vi) 2,952 shares of common stock.
(6)	Mr. Nelson beneficially owns 1,622 shares of common stock.
(7)	Ms. Sock beneficially owns (i) 18 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $1,200.00 per share; (ii) 31 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $1,968.00 per share, (iii) 20 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $976.00 per share, (iv) 19 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $1,040.00 per share, (v) 1,847 shares of common stock exercisable upon the exercise of stock options that are exercisable or will be exercisable within 60 days of January 18, 2017 at $89.20 per share, (vi) 750 shares of common stock issuable upon the exercise of stock options that are exercisable or that are exercisable within 60 days of January 18, 2017 at $46.60 per share, (vii) 2,700 shares of common stock issuable upon the exercise of stock options that are exercisable or that are exercisable within 60 days of January 18, 2017 at $9.20 per share, (viii) 8,334 shares of restricted stock issued pursuant to the 2011 Executive Equity Incentive Plan, which will vest within 60 days of January 18, 2017; and (ix) 16 shares of common stock.

UNDERWRITING

Aegis Capital Corp. and Laidlaw & Company (UK) Ltd. are the joint book-running managers of the offering. We have entered into an underwriting agreement dated January   , 2017 with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters and the underwriters have agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following respective number of shares of our common stock:

Underwriter	Number of Shares
Aegis Capital Corp.
Laidlaw & Company (UK) Ltd.
Total

The underwriters have committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if it purchases any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the common stock offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the common stock to other securities dealers at such price less a concession of $    .      per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of      additional shares of common stock from us to cover over-allotments. If the underwriters exercise all or part of this option, it will purchase shares of common stock covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be approximately $    ,000 and the total proceeds to us will be $    ,000.

Discounts and Commissions.  The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have paid an expense deposit of $25,000 to the underwriters, which will be applied against the accountable expenses that will be paid by us to the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, the $25,000 expense deposit paid to the underwriters will be returned to the extent offering expenses are not actually incurred.

We have agreed to pay the underwriters a non-accountable expense allowance equal to 1% of the public offering price of the shares (excluding shares that we may sell to the underwriters to cover over-allotments). We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering (including the over-allotment shares) with the Commission; (b) all actual Public Filing System filing fees associated with the review of the offering by FINRA; (c) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 per individual with a $15,000 cap; (d) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, it being agreed that such fees and expenses will be limited to: if the offering is commenced on either the NASDAQ Capital Market, NASDAQ Global Market or NASDAQ Global Select Market, we will make a payment of $5,000 to such counsel at closing); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions as the underwriters may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the underwriters may reasonably deem necessary; (g) the costs and expenses of a public relations firm; (h) the costs of preparing, printing and delivering certificates representing the shares; (i) fees and expenses of the transfer agent for the shares of common stock; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from us to the underwriters; (k) the costs associated with post-closing advertisement of the offering in the national editions of the Wall Street Journal and the New York Times; (l) the costs, up to a maximum of $2,500, associated with bound volumes of the public offering materials as well as commemorative mementos and Lucite tombstones, each of which we will provide within a reasonable time after the closing in such quantities as the underwriters may reasonably request; (m) the fees and expenses of our accountants; (n) the fees and expenses of our legal counsel and other agents and representatives; (o) the fees and expenses of the underwriters’ legal counsel not to exceed $75,000, (p) the $29,500 cost associated with the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for the offering; and (q) up to $20,000 of the underwriters’ actual accountable “road show” expenses for the offering.

We estimate that the total expenses of the offering including all expenses to be reimbursed to the underwriters, excluding the underwriting discount, will be approximately $    .

Discretionary Accounts.  The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Lock-Up Agreements.  Pursuant to certain “lock-up” agreements, (a) our executive officers and directors owning 1% or more of our outstanding common stock as of the pricing date of the offering, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the company subject to certain limited exceptions without the prior written consent of the underwriters, for a period of 90 days from the date of the pricing of the offering, and (b) we, and any successor, have agreed, subject to certain exceptions, not to for a period of 90 days from the date of the pricing of the offering (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in (1) or (2) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things, (1) the issuance by us of stock options pursuant to our existing stock incentive plans, or (2) the issuance of common stock upon the exercise of outstanding stock options and warrants.]

Underwriters’ Warrants.  We have agreed to issue to the underwriters warrants to purchase up to a total of [    ] shares of common stock (2.5% of the shares of common stock sold). The warrants are exercisable at $     per share (125% of the price of the shares sold in the offering), commencing one year from the effective date of the offering, and expiring five years after the effective date of the offering. The warrants have been deemed to be underwriters’ compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price. The 53,200 warrants we issued to Aegis Capital Corp. in connection with our private placement that closed on July 12, 2016 (see “Other Relationships”) are also deemed underwriter’s compensation by FINRA and are also subject to these lock-up terms.

Electronic Offer, Sale and Distribution of Shares.  A prospectus supplement in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters participating in this offering may distribute prospectus supplements electronically. The underwriters may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriters in its capacity as underwriter, and should not be relied upon by investors.

Stabilization.  In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.
•	Overallotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriters may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of the overallotment option. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market.

Passive market making.  In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

Aegis Capital Corp. served as our exclusive placement agent for our private placement of convertible debentures and common stock purhcase warrants that closed on July 12, 2016. As compensation for serving as placement agent, Aegis Capital Corp. received $320,000 and five-year warrants to purchase 53,200 shares of our common stock at an initial exercise price of $6.528 per share, subject to adjustment.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

a.	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
b.	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
c.	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or the prior consent of any underwriter for any such offer; or
d.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional

Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our certificate of incorporation contains provisions relating to the indemnification of director and officers and our by-laws extend such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which we could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Reed Smith LLP, New York, New York.

Certain legal matters in connection with this offering will be passed on for the underwriters by Sichenzia Ross Ference Kesner LLP, New York, New York.

EXPERTS

The consolidated financial statements as of June 30, 2016 and 2015 and for each of the years then ended included in this Registration Statement, of which this Prospectus forms a part, have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act, a registration statement on Form S-1 relating to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our Company and the shares we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

You should rely only on the information contained in or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

All documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering (unless we specifically provide otherwise in each case, and excluding any information furnished and not filed with the SEC) will be deemed to be incorporated by reference into this prospectus. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us, at no cost, by writing or telephoning us at: Function(x) Inc., 902 Broadway, 11th Floor, New York, New York 10010 or by calling (212) 231-0092.

You also may access the incorporated reports and other documents referenced above on our website at www.functionxinc.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

As used in this report:

•	“Function(x)” refers to Function(x) Inc., a Delaware corporation formerly known as DraftDay Fantasy Sports Inc. and Viggle Inc. (also herein referred to as “the Company”)
•	“App” refers to the free Viggle application (also herein referred to as the “Viggle App”)
•	“We”, “us” and “our” refer to Function(x) and its subsidiaries, individually, or in any combination
•	“SFX” refers to SFX Entertainment Inc., a company affiliated with Robert F.X. Sillerman, the Company’s Executive Chairman, Chief Executive Officer, and a Director (hereinafter, “Mr. Sillerman”)
•	“SIC” refers to Sillerman Investment Company, LLC, a company affiliated with Mr. Sillerman
•	“SIC II” refers to Sillerman Investment Company II, LLC, a company affiliated with Mr. Sillerman
•	“SIC III” refers to Sillerman Investment Company III, LLC, a company affiliated with Mr. Sillerman
•	“SIC IV” refers to Sillerman Investment Company IV, LLC, a company affiliated with Mr. Sillerman
•	“SIC VI” refers to Sillerman Investment Company VI, LLC, a company affiliated with Mr. Sillerman
•	“Reverse Stock Split” refers to the reverse stock split effected on September 16, 2016, whereby shareholders are entitled to receive one share for each 20 shares of the Company’s common stock.

All dollar amounts in this report, except per share amounts, unless indicated otherwise, are in thousands.

FINANCIAL STATEMENTS

Function(x) Inc.

CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	September 30, 2016	June 30, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$827	$537
Marketable securities	—	2,495
Accounts receivable (net of allowance for doubtful accounts of $20 at September 30, 2016 and June 30, 2016)	383	307
Prepaid expenses	53	226
Other receivables	127	114
Other current assets	14	110
Current assets of discontinued operations	20	39
Total current assets	1,424	3,828
Restricted cash	435	440
Property & equipment, net	1,337	1,414
Intangible assets, net	10,229	5,339
Goodwill	18,859	11,270
Other assets	786	748
Total assets	$33,070	$23,039
Liabilities, convertible redeemable preferred stock and stockholders’ equity/(deficit)
Current liabilities:
Accounts payable and accrued expenses	$9,484	$11,625
Deferred revenue	682	637
Current portion of loans payable, net	8,853	8,996
Current liabilities of discontinued operations	2,830	2,851
Total current liabilities	21,849	24,109
Loans payable, less current portion	—	19,716
Deferred revenue	3,229	3,429
Common stock warrant liability	1,510	10
Other long-term liabilities	929	951
Total liabilities	27,517	48,215
Series A Convertible Redeemable Preferred Stock, $1,000 stated value, authorized 100,000 shares, issued and outstanding -0- shares as of September 30, 2016 and June 30, 2016	—	—
Commitments and contingencies	—	—
Stockholders’ equity/(deficit):
Series B Convertible Preferred Stock, $1,000 stated value, authorized 50,000 shares, issued and outstanding -0- shares as of September 30, 2016 and June 30, 2016	—	—
Series C Convertible Redeemable Preferred Stock, $1,000 stated value, authorized 100,000 shares, issued and outstanding of 33,175 and 3,000 shares as of September 30, 2016 and June 30, 2016, respectively	33,912	4,940

See accompanying Notes to Consolidated Financial Statements

FINANCIAL STATEMENTS

Function(x) Inc.

CONSOLIDATED BALANCE SHEETS – (continued)
(amounts in thousands, except share data)

	September 30, 2016	June 30, 2016
	(Unaudited)
Series D Preferred Stock, $1,000 stated value, authorized 150 shares, issued and outstanding -0- shares as of September 30, 2016 and June 30, 2016	$—	$—
Series E Convertible Preferred Stock, $1,000 stated value, authorized 10,000 shares, issued and outstanding 4,435 and -0- shares as of September 30, 2016 and June 30, 2016, respectively	7,600	—
Common stock, $0.001 par value: authorized 300,000,000 shares, issued and outstanding 3,056,353 and 3,023,753 shares as of September 30, 2016 and June 30, 2016, respectively	3	3
Additional paid-in-capital	410,995	409,765
Treasury stock, 10,758 shares at September 30, 2016 and June 30, 2016	(11,916)	(11,916)
Accumulated deficit	(435,650)	(428,380)
Accumulated other comprehensive income	—	(361)
Noncontrolling interest	609	773
Total stockholders’ equity/(deficit)	5,553	(25,176)
Total liabilities and stockholders’ equity/(deficit)	$33,070	$23,039

See accompanying Notes to Consolidated Financial Statements

Function(x) Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,
	2016	2015
Revenues	$659	$922
Selling, general and administrative expenses	(4,040)	(7,700)
Operating loss	(3,381)	(6,778)
Other expense:
Other (expense)/income, net	(2,485)	2
Interest expense, net	(1,651)	(856)
Total other expense	(4,136)	(854)
Net loss before provision for income taxes	(7,517)	(7,632)
Income tax expense	—	—
Net loss from continuing operations	$(7,517)	$(7,632)
Net loss from discontinued operations	(36)	(5,780)
Net loss	(7,553)	(13,412)
Accretion of Convertible Redeemable Preferred Stock	22	74
Undeclared Series C Convertible Redeemable Preferred Stock Dividend	(494)	(307)
Add: Net loss attributable to non-controlling interest	283	168
Net loss attributable to Function(x) Inc. common stockholders	$(7,742)	$(13,477)
Net loss per common share – basic and diluted:
Continuing operations	$(2.52)	$(6.46)
Discontinued operations	$(0.01)	$(4.85)
Net loss per share attributable to Function(x) Inc. common stockholders – basic and diluted	$(2.53)	$(11.31)
Weighted average common shares outstanding – basic and diluted	3,053,796	1,191,434

See accompanying Notes to Consolidated Financial Statements

Function(x) Inc.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(amounts in thousands)
(Unaudited)

	Three Months Ended September 30,
	2016	2015
Net loss	$(7,553)	$(13,412)
Other comprehensive income, net of tax:
Unrealized loss on available for sale securities	(289)	—
Reclass of available for sale securities to Consolidated Statements of Operations	650	—
Other comprehensive income	361	—
Comprehensive loss	$(7,192)	$(13,412)

See accompanying Notes to Consolidated Financial Statements

Function(x) Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY/(DEFICIT)
(amounts in thousands)
(Unaudited)

	Common Stock	Series C Preferred Stock	Series E Preferred Stock	Additional Paid-In Capital	Treasury Stock	Accumulated Other Comprehensive Loss	Accumulated Deficit	Non- controlling Interest	Total
Balance July 1, 2016	$3	$4,940	$—	$409,765	$(11,916)	$(361)	$(428,380)	$773	$(25,176)
Net loss							(7,270)	(283)	(7,553)
Unrealized loss on marketable securities						(289)			(289)
Sale of Perk shares						650			650
Termination of Sportech MSA								119	119
Issuance of Series C shares		28,500		1,675					30,175
Issuance of Series E shares			7,600						7,600
Accretion of Series C Convertible Redeemable Preferred Stock		(22)		22					—
Undeclared Series C Preferred Stock Dividend		494		(494)					—
Restricted stock – share based compensation				15					15
Employee stock options – share based compensation				12					12
Balance September 30, 2016 (unaudited)	$3	$33,912	$7,600	$410,995	$(11,916)	$—	$(435,650)	$609	$5,553

See accompanying Notes to Consolidated Financial Statements

Function(x) Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Three Months Ended September 30,
	2016	2015
Operating activities:
Net loss	$(7,553)	$(13,412)
Adjustments to reconcile net loss to net cash used in operating activities:
Restricted stock – share based compensation	15	4,991
Employee stock options – share based compensation	12	173
Fair value adjustments on loans payable and preferred stock	—	50
Loss on sale of Perk shares and warrants	2,193	—
Depreciation and amortization	687	1,196
Accretion of debt issuance costs and discount	1,075
Changes in operating assets and liabilities:
Accounts receivable, net	(76)	732
Other receivables	(13)	106
Prepaid expenses	173	(58)
Other assets	58	(140)
Deferred revenue	(155)	3,082
Accounts payable and accrued expenses	(591)	(30)
Reward points liability	—	(285)
Other liabilities	(21)	92
Net cash used in operating activities	(4,196)	(3,503)
Investing activities:
Acquisitions, net of cash acquired	—	535
Sale of Perk shares and warrants	1,300	—
Net cash provided by investing activities	1,300	535
Financing activities:
Proceeds from loans	4,348	5,000
Repayments on loans	(1,162)	(3,000)
Payments related to contingent consideration	—	(1,728)
Net cash provided by financing activities	3,186	272
Net increase (decrease) in cash	290	(2,696)
Cash at beginning of period	537	4,217
Cash at end of period	$827	$1,521
Supplemental cash flow information:
Cash paid during the period for interest	$30	$—
Non-Cash investing and financing activities:
Series C conversion with SIC III, SIC IV, and SIC VI notes	$28,500	$—
Series E issuance in connection with the Rant acquisition (Note 6)	7,600	—
Rant Note issuance in connection with the Rant acquisition (Note 6)	3,500	—
Liabilities assumed in connection with Rant acquisition (Note 6)	1,990	—
Common stock and warrants issued for DraftDay acquisition	—	1,757
Common stock and warrants issued for management service contracts	—	3,475

See accompanying Notes to Consolidated Financial Statements

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

1. Basis of Presentation and Consolidation

Overview

On January 27, 2016, Function(x) Inc. (“Company”, “Function(x)” and “we”) changed its name from Viggle Inc. to DraftDay Fantasy Sports, Inc. (“DraftDay”), and changed its ticker symbol from VGGL to DDAY. On June 10, 2016, the Company changed its name from DraftDay Fantasy Sports, Inc. to Function(x) Inc., and changed its ticker symbol from DDAY to FNCX. It now conducts business under the name Function(x) Inc.

The Consolidated Financial Statements include the accounts of the Company, its wholly-owned subsidiaries, and DraftDay Gaming Group, Inc. (“DDGG”). The Company has nine wholly-owned subsidiaries, Function(x) Inc., Project Oda, Inc., Sports Hero Inc., Loyalize Inc., Viggle Media Inc., VX Acquisition Corp., Nextguide Inc., Wetpaint.com, Inc. (“Wetpaint”), and Choose Digital, Inc. (“Choose Digital”), each a Delaware corporation. DraftDay owns approximately 60% of the issued and outstanding common stock of DDGG, and also appoints a majority of the members of its Board of Directors.

On September 8, 2015, the Company and its newly created subsidiary DraftDay Gaming Group, Inc. (“DDGG”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with MGT Capital Investments, Inc. (“MGT Capital”) and MGT Sports, Inc. (“MGT Sports”), pursuant to which the Company acquired all of the assets of the DraftDay.com business (the “DraftDay Business” or “DraftDay.com”) from MGT Capital and MGT Sports.

In December 2015, as a result of the sale of certain assets to Perk and acquisition of the DraftDay Business, we reorganized the organizational management and oversight of the Company into three segments (see Note 4, Segments). Accordingly, prior period financial information has been recast to confirm to the current period presentation. These changes impacted Note 4: Segments and Note 3: Summary of Significant Accounting Policies, with no impact on consolidated net loss or cash flows in any period.

On February 8, 2016, the Company completed the sale of assets related to the Company’s rewards business, including the Viggle App, in accordance with the Asset Purchase Agreement (the “Perk Agreement”) with Perk.com, Inc. (“Perk”) entered into on December 13, 2015. Management entered into this binding sales agreement following a strategic decision to divest the operations related to the Viggle App and place greater focus on its remaining businesses. The assets, liabilities and operations related to Loyalize Inc., and Nextguide Inc. (as well as the portion of the assets relating to our discontinued rewards business within the Company) have been classified as discontinued operations on the accompanying consolidated financial statements for all periods presented. In accordance with Accounting Standards Codification (“ASC”) No. 205, Presentation of Financial Statements, the inter-segment revenues and expenses related to services provided by Choose Digital to the Viggle rewards business (discontinued operations) are presented at cost in the Consolidated Statements of Operations.

On July 12, 2016, the Company and RACX Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“RACX”), completed an acquisition pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Rant, Inc., a Delaware corporation, pursuant to which RACX has acquired the assets of Rant (the “Asset Purchase”) used in the operation of Rant’s Rant.com independent media network and related businesses (the “Rant Assets”). The Company acquired assets of Rant for approximately $1,990 in assumed liabilities, a $3,000 note, and 4,435 shares of Series E Convertible Preferred stock which, upon satisfaction of certain conditions including shareholder approval, will be convertible into shares of our common stock equal to 22% of the fully diluted shares outstanding, in a move to become a market leader in social publishing.

On September 16, 2016, the Company amended its Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of common stock at a ratio of 1 for 20 (the “Reverse Stock Split”). Owners of fractional shares outstanding after the Reverse Stock Split will be paid cash for such fractional

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

1. Basis of Presentation and Consolidation - (continued)

interests. The effective date of the Reverse Stock Split is September 16, 2016. All common stock share amounts disclosed in these financial statements have been adjusted to reflect the Reverse Stock Split.

Going Concern

These financial statements have been prepared on a going concern basis which assumes the Company’s ability to continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity or debt financing to continue development of its business and to generate revenue and the Company’s ability to cure the events of default (Note 16, Subsequent Events.) Management intends to raise additional funds through equity and/or debt offerings until sustainable revenues are developed. There is no assurance such equity and/or debt offerings will be successful and therefore there is substantial doubt about the Company’s ability to continue as a going concern within one year after the financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties, including the events of default.

2. Lines of Business

The Company conducts business through three operating segments: Wetpaint, Choose Digital, and DDGG. These operating segments are described below.

Through Wetpaint, the Company reports original news stories and publishes information content covering top television shows, music, celebrities, entertainment news and fashion. Wetpaint publishes more than 55 new articles, videos and galleries each day. The Company generates revenues through wetpaint.com by displaying advertisements to wetpaint.com users as they view its content.

To enhance our digital publishing business, the Company recently acquired assets of Rant Inc. (“Rant’), a leading digital publisher that publishes original content in 13 different verticals, most notably in sports, entertainment, pets, cars, and food. The combined Wetpaint and Rant properties currently have approximately 13.5 million fans on their Facebook pages and generate an average of 14.4 million visits per month.

Choose Digital is a white-label digital marketplace featuring a recent and wide range of digital content, including music, movies, TV shows, eBooks and audiobooks. The content is sourced from the world’s leading record companies and book publishers and an aggregator of movie and TV content. Choose Digital generates revenues when participants in Choose Digital’s clients’ loyalty programs redeem loyalty credits for digital content provided by Choose Digital. For example, if a participant in a loyalty program redeems credits for a song download provided by Choose Digital, the client loyalty program pays Choose Digital for the download.

The Company’s wholly owned subsidiary, DDGG, made a recent investment in the DraftDay.com platform. Through DraftDay.com, users can draft a fantasy sports team within a salary cap, follow game action and reap rewards. DraftDay.com will continue to offer high-quality entertainment to consumers as well as to businesses desiring turnkey solutions to new revenue streams. See Note 6, Acquisitions, for further details on this acquisition.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

3. Summary of Significant Accounting Policies

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal, recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the year ending June 30, 2017.

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid securities purchased with original maturities of 90 days or less to be cash equivalents. Cash equivalents are stated at cost which approximates market value and primarily consists of money market funds that are readily convertible into cash. Restricted cash comprises amounts held in deposit that were required as collateral under leases of office space.

Marketable Securities

In February 2016, the Company received 1,370,000 shares of Perk’s stock, which is publicly traded on the Toronto Stock Exchange, as part of the consideration in the sale of assets described in the Perk Agreement. These securities are short-term marketable securities, and have been classified as “available-for-sale” securities. Pursuant to Accounting Standards Codification (“ASC”) 320-10, “Investments — Debt and Equity Securities” the Company’s marketable securities are marked to market on a quarterly basis, with unrealized gains and losses recorded in equity as Other Comprehensive Income/Loss. On September 30, 2016, the Company sold to Perk the remaining shares (1,013,068) of Perk common stock, the warrants for additional shares, and the right to the Earn-Out Shares received from Perk on the sale of the Viggle rewards business on February 8, 2016. The Company received $1,300 from Perk as consideration therefor. The execution of the Securities Purchase Agreement and closing were simultaneous. In connection with the sale of the Perk shares, the warrants for additional shares and the right to the Earn-Out Shares, the Company recorded a loss of $2,193 in the Other Expense line item of the Consolidated Statements of Operations for the three months ended September 30, 2016.

Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts. The Company’s allowance for doubtful accounts is based upon historical loss patterns, the number of days that the billings are past due and an evaluation of the potential risk associated with delinquent accounts. The Company also considers any changes to the financial condition of its customers and any other external market factors that could impact the collectability of its receivables in the determination of its allowance for doubtful accounts. The Company’s allowance for doubtful accounts as of September 30, 2016 and June 30, 2016 was $20.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company maintains cash and cash equivalents with domestic financial institutions of high credit quality. The Company performs periodic evaluations of the relative credit standing of all of such institutions.

The Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. The Company generally does not require collateral. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary. Actual credit losses during the three months ended September 30, 2016 and September 30, 2015 were $0.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

3. Summary of Significant Accounting Policies - (continued)

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount of Perk marketable securities held is marked-to-market on a quarterly basis using the closing day share price of the last business day of the quarter. The changes to fair value are recorded in Other Comprehensive Income/Loss. The carrying amount of Perk warrants held is marked-to-market on a quarterly basis using the Monte Carlo valuation model. The changes to fair value are recorded in the Consolidated Statement of Operations. The carrying amount of loans payable approximates fair value as current borrowing rates for the same, or similar issues, are the same as those that were given to the Company at the issuance of these loans.

Property and Equipment

Property and equipment (consisting primarily of computers, software, furniture and fixtures, and leasehold improvements) is recorded at historical cost and is depreciated using the straight-line method over their estimated useful lives. The useful life and depreciation method are reviewed periodically to ensure that they are consistent with the anticipated pattern of future economic benefits. Expenditures for maintenance and repairs are charged to operations as incurred, while betterments are capitalized. Gains and losses on disposals are included in the results of operations. The estimated useful lives of the Company’s property and equipment is as follows: computer equipment and software: 3 years; furniture and fixtures: 4 years; and leasehold improvements: the lesser of the lease term or life of the asset.

Business Combinations and Goodwill

Business combinations are accounted for using the acquisition method of accounting. The Company allocates the purchase price of acquired companies to the identifiable assets acquired, liabilities assumed and any non-controlling interest based on their acquisition date estimated fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net of the acquisition date fair values of the identifiable assets acquired and liabilities assumed. Any contingent consideration to be transferred to the acquiree is recognized at fair value at the acquisition date.

Determining the fair value of assets acquired and liabilities assumed requires the Company to make significant estimates and assumptions, including assumptions related to future cash flows, discount rates, asset lives and the probability of future cash pay-outs related to contingent consideration. The estimates of fair value are based upon assumptions believed to be reasonable by management, but are inherently uncertain and unpredictable and, therefore, actual results may differ from estimates. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the fair value of assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Consolidated Statements of Operations.

For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Company’s reporting units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units. Where goodwill has been allocated to a reporting unit and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal. Goodwill disposed in these circumstances is measured based on the relative fair values of the disposed operation and the portion of the reporting units retained.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

3. Summary of Significant Accounting Policies - (continued)

As required by ASC 350, “Goodwill and Other Intangible Assets”, the Company tests goodwill for impairment during the fourth quarter of its fiscal year. Goodwill is not amortized, but instead tested for impairment at the reporting unit level at least annually and more frequently upon occurrence of certain events. As noted above, the Company has three reporting units. The annual goodwill impairment test is a two step process. First, the Company determines if the carrying value of its reporting unit exceeds fair value, which would indicate that goodwill may be impaired. If the Company then determines that goodwill may be impaired, it compares the implied fair value of the goodwill to its carry amount to determine if there is an impairment loss.

Historically, the Company had one reporting unit. However, in connection with the sale of a significant portion of the Company’s assets (see Note 1, Basis of Presentation and Consolidation), the remaining operations were divided into three reporting units (see Note 4, Segments). The Company engaged a third-party valuation firm to test the Choose Digital and Wetpaint reporting units for goodwill impairment. The DDGG reporting unit was not tested for impairment at December 31, 2015 as the acquisition of this entity occurred in September 2015. The Company determined that the fair value of both of the Wetpaint and Choose Digital reporting units were significantly below their respective carrying values, indicating that goodwill related to these reporting units may be impaired. The Company determined the fair value of all long-lived assets other than goodwill related to each reporting unit and calculated the residual goodwill value for each. Upon comparing the residual goodwill values to the respective carrying values, the Company determined that there was an impairment loss on both the Choose Digital and Wetpaint reporting units.

The Company recorded an impairment loss of $4,335 related to the Choose Digital reporting unit and $10,708 related to the Wetpaint reporting unit during the three months ended December 31, 2015. Upon the finalization of the December 31, 2015 Choose Digital and Wetpaint goodwill impairment analysis, the consolidated goodwill ending balances as of March 31, 2016 were adjusted by $3,350 at June 30, 2016. The Company also recorded an additional goodwill impairment loss of $1,672 in the Selling, general and administrative expense line and reduced the gain on the sale of the Viggle Business by $1,672 in the Consolidated Statement of Operations during the nine months ended March 31, 2016 as a result of the finalization of the December 2015 Choose Digital and Wetpaint impairment analysis. There were no impairments recorded during the three months ended September 30, 2016.

At June 30, 2016, the Company determined that the fair value of the DDGG reporting unit was significantly below its carrying value, indicating that goodwill may be impaired. The Company determined the fair value of all long-lived assets other than goodwill and calculated the residual goodwill for the reporting unit. The residual goodwill was higher than the carrying value of goodwill related to the DDGG reporting unit, therefore the Company did not record an impairment loss for DDGG goodwill during the year ended June 30, 2016.

Other Long-Lived Assets

The Company accounts for the impairment of long-lived assets other than goodwill in accordance with ASC 360, “Property, Plant, and Equipment” (“ASC 360”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets (fair value) are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.

At June 30, 2015, the Company determined that certain intangible assets related to the acquisition of Choose Digital (see Note 6, Acquisitions for further detail regarding the Choose Digital acquisition) were impaired.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

3. Summary of Significant Accounting Policies - (continued)

Due to a shift in the Company’s business operations and utilization of its resources, during the fourth quarter of fiscal 2015 the Company determined that intangible assets related to customer relationships and trade name no longer had value. Therefore, such assets were written off as of June 30, 2015. The total amount of the write-off was $2,086.

At December 31, 2015, as described above, the Company determined that the fair value of the Choose Digital and Wetpaint reporting units tested was significantly below the respective carrying values and assessed the fair values of the long-lived assets other than goodwill for each reporting unit. Upon comparing the fair values of the long-lived assets to their respective carrying values, the Company recorded a loss of $1,331 on intangible assets related to Choose Digital’s software and licenses, and a loss of $11,418 on intangible assets related to Wetpaint’s technology, trademark, customer relationships and non-competition agreements, during the three months ended December 31, 2015. No impairments were recorded during the three months ended September 30, 2016.

At June 30, 2016, the Company determined that certain intangible assets related to the acquisition of Draftday.com were impaired. At June 30, 2016, DDGG’s Management Services Agreement By and Between DraftDay Gaming Group, Inc. and Sportech Racing, LLC (“Sportech MSA”) terminated, which led to a significantly lower revenues forecast for the reporting unit. As a result, the Company determined that the intangible assets related to internally developed software, trade name and non-compete agreements were impaired. The Company recorded a loss of $749 on intangible assets related to DDGG during the year ended June 30, 2016.

No impairments were recorded during the three months ended September 30, 2016.

Capitalized Software

The Company records amortization of acquired software on a straight-line basis over the estimated useful life of the software.

In addition, the Company records and capitalizes internally generated computer software and, appropriately, certain internal costs have been capitalized in the amount of $1,498 as of September 30, 2016 and $1,498 as of June 30, 2016, in accordance with ASC 350-40 “Internal-use Software”. At the time software is placed into service, the Company records amortization on a straight-line basis over the estimated useful life of the software. The change in capitalized software is due to impairment of long-term assets related to the Choose Digital and Wetpaint businesses described earlier, as well as the abandonment of certain technology as of January 1, 2016, and internal development costs.

DDGG Player Deposits

The Company maintains a separate bank account to hold player deposits in accordance with current industry regulations. The player deposits bank account represents money reserved for player withdrawals and winnings. Accordingly, the Company records an offsetting liability at the time of receipt of player deposits.

Deferred Rent

The Company leases its corporate office, and as part of the lease agreement the landlord provided a rent abatement for the first 10 months of the lease. In 2014, the Company entered into two lease agreements for its satellite offices which provided for tenant improvement work sponsored by the landlords. The abatement and landlord sponsored improvements have been accounted for as a reduction of rental expense over the life of the lease. The Company accounts for rental expense on a straight-line basis over the entire term of the lease. Deferred rent is equal to the cumulative timing difference between actual rent payments and recognized rental expense. The satellite office leases were terminated in Fiscal 2016. The Company wrote-off residual leasehold

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

3. Summary of Significant Accounting Policies - (continued)

improvement and deferred rent balances related to landlord sponsored tenant improvement work, and recorded a write-off of $83 in the Consolidated Statements of Operations for the year ended June 30, 2016.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. For all revenue transactions, the Company considers a signed agreement, a binding insertion order or other similar documentation to be persuasive evidence of an arrangement.

Advertising Revenue:  the Company generates advertising revenue primarily from third-party advertising via real-time bidding, which is typically sold on a per impression basis.

Deferred Revenue:  deferred revenue consists principally of prepaid but unrecognized revenue. Deferred revenue is recognized as revenue when the services are provided and all other revenue recognition criteria have been met.

Barter Revenue:  barter transactions represent the exchange of advertising or programming for advertising, merchandise or services. Barter transactions which exchange advertising for advertising are accounted for in accordance with Emerging Issues Task Force Issue No. 99-17 “Accounting for Advertising Barter Transactions” (ASC Topic 605-20-25). Such transactions are recorded at the fair value of the advertising provided based on the Company’s own historical practice of receiving cash for similar advertising from buyers unrelated to the counter party in the barter transactions. Barter transactions which exchange advertising or programming for merchandise or services are recorded at the monetary value of the revenue expected to be realized from the ultimate disposition of merchandise or services.

The Company recognized barter revenue and barter expense in the amount of $0 and $2,609 for the three months ended September 30, 2016 and September 30, 2015, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation — Stock Compensation” (“ASC 718”). Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options and warrants issued. Stock-based awards issued to date are comprised of both restricted stock awards (RSUs) and employee stock options.

Marketing

Marketing costs are expensed as incurred. Marketing expense for the Company for the three months ended September 30, 2016 and September 30, 2015 was $32 and $3,321, respectively.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, “Income Taxes” (“ASC 740”). Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon the Company’s evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

3. Summary of Significant Accounting Policies - (continued)

policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Comprehensive Loss

In accordance with ASC 220, “Comprehensive Income”, the Company reports by major components and as a single total, the change in its net assets during the period from non-owner sources. Comprehensive income consists of net income (loss), accumulated other comprehensive income (loss), which includes certain changes in equity that are excluded from net income (loss). The Company’s comprehensive loss for all periods presented is related to the effect of unrealized gain on available for sale marketable securities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. These estimates include, among others, fair value of financial assets and liabilities, net realizable values on long-lived assets, certain accrued expense accounts, and estimates related to stock-based compensation. Actual results could differ from those estimates.

During the three months ended September 30, 2016, there have been no significant changes related to the Company’s critical accounting policies and estimates as disclosed in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

Recently Issued Accounting Pronouncements

In October 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-16, “Accounting for Income Taxes: Intra-Entity Asset Transfers of Assets Other than Inventory” (ASU 2016-16”). This update eliminates the exception for all intra-entity sales of assets other than inventory. As a result, a reporting entity would recognize the tax expense from the sale of the asset in the seller’s tax jurisdiction when the transfer occurs, even though the pre-tax effects of that transaction are eliminated in consolidation. Any deferred tax asset that arises in the buyer’s jurisdiction would also be recognized at the time of the transfer. ASU 2016-16 is effective for financial statements issued for annual periods beginning after December 15, 2017. The Company does not expect the standard to have a material impact on its consolidated financial statements.

In May 2016, FASB issued Accounting Standards Update 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”). The amendments in this update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which is not yet effective. This update focuses on improving several aspects of ASU 2014-09, such as assessing the collectability criterion in paragraph 606-10-25-1(e) and accounting for contracts that do not meet the criteria for step 1; presentation of sales taxes and other similar taxes collected from customers; noncash consideration; contract modifications at transition; and completed contracts at transition. ASU 2016-12 is effective for financial statements issued for annual periods beginning after December 15, 2017. The Company does not expect the standard to have a material impact on its consolidated financial statements.

In April 2016, the FASB issued Accounting Standards Update 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”). The amendments in this update affect the guidance in ASU 2014-09, which is not yet effective. This update

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

3. Summary of Significant Accounting Policies - (continued)

focuses on clarifying the following two aspects of ASU 2014-09: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. ASU 2016-10 is effective for financial statements issued for annual periods beginning after December 15, 2017. The Company does not expect the standard to have a material impact on its consolidated financial statements.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”). This update is intended to improve the accounting for employee share-based payments and affects all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. ASU 2016-09 is effective for financial statements issued for annual periods beginning after December 15, 2016. The Company is currently in the process of evaluating the impact of adoption of ASU 2016-09 on its financial statements.

In February 2016, FASB issued Accounting Standards Update No. 2016-02, “Leases” (“ASU 2016-02”). ASU 2016-02 requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The new lease guidance also simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. ASU 2016-02 is effective for financial statements issued for annual periods beginning after December 15, 2018. The Company is currently in the process of evaluating the impact of adoption of ASU 2016-02 on its financial statements.

In January 2016, FASB issued Accounting Standards Update No. 2016-01, “Financial Instruments- Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). ASU 2016-01 requires all equity investments to be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). Additionally, it requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. Lastly, the standard eliminates the requirement to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet. ASU 2016-01 is effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within those annual periods. The Company does not expect the standard to have a material impact on its consolidated financial statements.

In November 2015, FASB issued Accounting Standards Update No. 2015-17, “Income taxes: Balance Sheet Classification of Deferred Taxes Business” (“ASU 2015-17”). Topic 740, Income Taxes, requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

3. Summary of Significant Accounting Policies - (continued)

of financial position. Deferred tax liabilities and assets are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting. Deferred tax liabilities and assets that are not related to an asset or liability for financial reporting are classified according to the expected reversal date of the temporary difference. To simplify the presentation of deferred income taxes, ASU 2015-17 requires that deferred income tax liabilities and assets be classified as noncurrent in a classified statement of financial position. ASU 2015-17 is effective for for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company does not expect the standard to have a material impact on its consolidated financial statements.

In September 2015, the FASB issued Accounting Standard Update No. 2015-16, Business Combinations —  Simplifying the Accounting for Measurement-Period Adjustments (“ASU 2015-16”). This standard requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the ASU 2015-16 require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017 (July 1, 2017 for the Company). The Company does not believe that the adoption of ASU 2015-16 will have a material impact on its consolidated financial statements.

4. Segments

Historically, the Company had one operating segment. However, in connection with the sale of the Viggle rewards business (discontinued operations) to Perk in February 2016, which represents a significant portion of the Company’s assets and revenues, the Company’s remaining operations were divided into three operating segments. These segments offer different products and services and are currently presented separately in internal management reports, and managed separately.

•	Wetpaint: a media channel reporting original news stories and publishing information content covering top television shows, music, celebrities, entertainment news and fashion.
•	Choose Digital: a business-to-business platform for delivering digital content.
•	DDGG: a business-to-business operator of daily fantasy sports.

The accounting policies followed by the segments are described in Note 3, Summary of Significant Accounting Policies. The operating segments of the Company include the assets, liabilities, revenues and expenses that management has determined are specifically or primarily identifiable to each segment, as well as direct and indirect costs that are attributable to the operations of each segment. Direct costs are the operational costs that are administered by the Company following the shared services concept. Indirect costs are the costs of support functions that are provided on a centralized or geographic basis by the Company, which include, but are not limited to, finance, human resources, benefits administration, procurement support, information technology, legal, corporate strategy, corporate governance and other professional services and general commercial support functions.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

4. Segments - (continued)

Central support costs have been allocated to each operating segment based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method (primarily based on net sales or direct payroll costs), depending on the nature of the services received. Management considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs that would have been incurred if the operating segments had been operated on a stand-alone basis for the periods presented.

Information regarding the results of each reportable segment is included below. Performance is measured based on unit profit after tax, as included in the internal management reports that are reviewed by the chief operating decision maker, who is the Company’s Chief Executive Officer. Business unit profit is used to measure performance as management believes that such information is the most relevant in evaluating the success of each business and determining the going forward strategy for the Company as a whole.

Information about reportable segments:

	Three Months Ended September 30,
	Wetpaint		Choose Digital		DDGG		Total
	2016	2015	2016	2015	2016	2015	2016	2015
External revenues	371	516	58	198	105	83	534	797
Inter-segment revenues(1)	—	—		—	—		—	—
Net loss, net of income taxes(2)	(2,077)	(1,857)	(401)	(484)	(752)	26	(3,230)	(2,315)

Notes:

(1)	The Choose Digital business provides digital content to the Viggle business. These inter-segment revenues are presented at Choose Digital’s cost in this schedule and in the consolidated statements of operations.
(2)	The net loss figures presented exclude certain corporate expenses detailed in the reconciliation to the consolidated net loss below.
(3)	Assets and liabilities are not presented as they are reviewed at the consolidated level by management and not accounted for by segment.

Reconciliation of revenues attributable to reportable segments to consolidated revenues from continuing operations:

	Three Months Ended September 30,
	2016	2015
Revenues attributable to reportable segments	$534	$797
Licensing revenues related to SFX licensing agreement	125	125
Other revenues	—	—
Revenues per Consolidated Statements of Operations	$659	$922

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

4. Segments - (continued)

Reconciliation of net loss for reportable segments, net of income taxes to consolidated net loss from continuing operations, net of income taxes:

	Three Months Ended September 30,
	2016	2015
Net loss for reportable segments, net of income taxes	(3,230)	(2,315)
Other net gain (loss)	(2,478)	—
	(5,708)	(2,315)
Stock compensation related to corporate financing activities(1)	—	(4,250)
Corporate expenses allocated to discontinued operations(2)	(158)	(211)
Interest expense(3)	(1,651)	(856)
Consolidated net loss from continuing operations, net of income taxes	(7,517)	(7,632)

Notes:

(1)	Stock compensation expense related to RSUs, options and warrants issues in connection with financing activities. Expenses related to financing activities are considered to be corporate expenses and are not allocated to reportable segments.
(2)	Certain corporate expenses were allocated to the Viggle segment, however such expenses are not classified as discontinued operations because they are fixed and are not affected by the sales transaction.
(3)	Interest expense related to corporate debt instruments is not allocated to reportable segments.

Total assets for reportable segments:

	September 30, 2016
	Wetpaint	Choose Digital	DDGG	Total
Total assets for reportable segments	$21,740	$5,273	$4,021	$31,034

	June 30, 2016
	Wetpaint	Choose Digital	DDGG	Total
Total assets for reportable segments	$8,495	$5,416	$3,740	$17,651

Reconciliation of assets attributable to reportable segments to consolidated assets of continuing operations:

	September 30, 2016	June 30, 2016
Total assets for reportable segments	$31,034	$17,651
Other assets(1)	2,016	5,349
Total consolidated assets, net of current and non-current assets of discontinued operations	$33,050	$23,000

Notes:

(1)	Corporate assets that are not specifically related to any of the reporting units.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

4. Segments - (continued)

The Company continues to support the cash needs and operations of DDGG. As of September 30, 2016 the Company has transferred $736 to the DDGG subsidiary. A portion of these transfers, or $500, was funded as part of the purchase price commitment. The remaining transfers are part of the subscription agreement entered into with DDGG on May 12, 2016 (see Note 16, Subsequent Events).

On July 12, 2015, to enhance our digital publishing business, we recently acquired assets of Rant. Rant is a leading digital publisher that publishes original content in 13 different verticals, most notably in sports, entertainment, pets, cars, and food. Rant results of operations are included in the Company’s digital publishing segment, Wetpaint.

5. Discontinued Operations

On February 8, 2016, the Company completed the sale of assets related to the Company’s rewards business, including the Viggle App, in accordance with the Perk Agreement entered into on December 13, 2015. Management entered into this binding sales agreement following a strategic decision to divest the operations related to the Viggle App and place greater focus on its remaining businesses. The Company has classified the Viggle assets, liabilities and operations as discontinued operations in the accompanying Consolidated Financial Statements for all periods presented. In accordance with ASC No. 205, Presentation of Financial Statements, the inter-segment revenues and expenses related to services provided by Choose Digital to the Viggle rewards business (discontinued operations) are presented at cost in the Consolidated Statements of Operations.

On December 13, 2015, the Parent entered into the Perk Agreement. Perk’s shares are currently traded on the Toronto Stock Exchange. On February 8, 2016, pursuant to the Perk Agreement, the Company completed the sale of the assets related to the Company’s rewards business, including Viggle’s application, to Perk. The total consideration received net of transaction fees was approximately $5,110, and consisted of the following:

•	1,370,000 shares of Perk common stock, a portion of which was placed in escrow to satisfy any potential indemnification claims;
•	2,000,000 shares of Perk common stock if Perk’s total revenues exceed USD $130,000 for the year ended December 31, 2016 or December 31, 2017;
•	a warrant entitling the Company to purchase 1,000,000 shares of Perk common stock at a strike price of CDN $6.25 per share in the event the volume weighted average price (“VWAP”) of shares of Perk common stock is greater than or equal to CDN $12.50 for 20 consecutive trading days in the two year period following the closing of the transaction;
•	a warrant entitling the Company to purchase 1,000,000 shares of Perk common stock at a strike price of CDN $6.25 per share in the event that the VWAP of Perk common stock is greater than or equal to CDN $18.75 for 20 consecutive trading days in the two year period following the closing of the transaction, and
•	Perk assumed certain liabilities of the Company, consisting of the Viggle points liability.

At the time the Company entered into the Perk Agreement, Perk provided the Company with a $1,000 secured line of credit, which the Company fully drew down. The Company had the option of repaying amounts outstanding under that line of credit by reducing the number of Initial Perk Shares by 130,000. The Company exercised this option and received 1,370,000 shares of Perk common stock at closing, and the amounts outstanding under the Line of Credit were deemed paid in full.

At the closing, 37.5% (562,600) of the Initial Perk Shares were issued and delivered to an escrow agent to be used exclusively for the purpose of securing the Company’s indemnification obligations under the Perk Agreement.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

5. Discontinued Operations - (continued)

Additionally, after the closing, the Company delivered 357,032 of the Initial Perk Shares to Gracenote, Inc. and Tribune Media Services, Inc., former providers of technology services of the Company, as per the Settlement and Transfer Agreement dated February 5, 2016, to satisfy an obligation. The Company recognized a gain of $593 in the Consolidated Statements of Operations for the year ended June 30, 2016.

On September 30, 2016, the Company sold to Perk the remaining shares (1,013,068) of Perk common stock, the warrants for additional shares, and the right to the Earn-Out Shares received from Perk on the sale of the Viggle rewards business on February 8, 2016. The Company received $1,300 from Perk as consideration therefor. The execution of the Securities Purchase Agreement and closing were simultaneous. The escrowed shares were released as part of this transaction.

The Company recognized a gain of $1,060 on this transaction, net of transaction fees associated with the sale of the Viggle rewards business.

Results of operations classified as discontinued operations:

	Three Months Ended September 30,
	2016	2015
Revenues	$—	$4,130
Cost of watchpoints and engagement points	—	(2,022)
Selling, general and administrative expenses	(36)	(7,866)
Loss before income taxes	(36)	(5,758)
Income taxes (see Note 13, Income Taxes)	—	(22)
Net loss	$(36)	$(5,780)

Current assets and non-current assets used in discontinued operations:

	September 30, 2016	June 30, 2016
Current assets:
Accounts receivable, net	$20	$39
Prepaid expenses	—	—
Current assets of discontinued operations	$20	$39
Non-current assets:
Property and equipment, net	$—	$—
Intangible assets, net	—	—
Goodwill	—	—
Other assets	—	—
Non-current assets of discontinued operations	$—	$—

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

5. Discontinued Operations - (continued)

Current liabilities and non-current liabilities used in discontinued operations:

	September 30, 2016	June 30, 2016
Current liabilities:
Accounts payable and accrued expenses	$2,609	$2,634
Reward points payable		—
Current portion of loan payable	221	217
Current liabilities of discontinued operations	$2,830	$2,851
Non-current liabilities:
Other long-term liabilities	$—	$—
Non-current liabilities of discontinued operations	$—	$—

6. Acquisitions

Acquisition of Choose Digital

On June 24, 2014, the Company acquired Choose Digital, a Miami, Florida based, digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives.

In connection with the acquisition, the Company was required to make a contingent payment, which was due within five business days after June 24, 2015, of $4,792. Such amount was accrued in the accompanying Consolidated Balance Sheets as of June 30, 2015. On June 24, 2015, the Company determined that the maximum amount of contingent consideration of $4,792 should be recorded. As such, the Company adjusted the original estimate of contingent consideration of $2,570 to $4,792. The increase of $2,222 was recorded as an expense and included in Selling, general and administrative expenses in the accompanying Consolidated Statements of Operations for the year ended June 30, 2015. On July 31, 2015, the Company entered into a Forbearance Agreement with AmossyKlein Family Holdings, LLP (“AmossyKlein”), as representative of the former shareholders of Choose Digital Inc. (the “Stockholders”). The Forbearance Agreement provides that the Company will make monthly installment payments to the Stockholders, beginning on July 31, 2015 and ending on January 29, 2016. Specifically, the Company agreed to pay $668 on July 31, 2015; $532 on August 31, 2015; $528 on September 30, 2015; $524 on October 31, 2015; $521 on November 30, 2015; $517 on December 31, 2015; and $1,754 on January 29, 2016. The scheduled payments include $170 of interest and $82 of legal fee charges. The Company agreed to deliver an affidavit of confession of judgment to be held in escrow by AmossyKlein’s counsel in the event the Company does not make such installment payments. The Company made the installment payments through December 2015, but failed to make the payment due on January 29, 2016.

On May 12, 2016. the Company and AmossyKlein entered into an amendment to the Forbearance Agreement to provide for the payment of the remaining $1,754. The Forbearance Agreement now provides that the Company will make a payment of approximately $300 by May 18, 2016, and thereafter, the Company will make monthly payments of $100, plus interest at a rate of 9% per annum, until the remaining amount is paid in full. In addition, the Company agreed to pledge 100,000 shares of common stock it holds in Perk.com, Inc. as collateral for these obligations. Finally, the Company agreed if it consummates a sale of a substantial part of its assets or a public equity offering, the Company will first apply the proceeds to remaining amounts due to AmossyKlein, except for payments to advisors or expenses necessary to close such transactions. The Company also delivered an amended confession of judgment that it had previously delivered to AmossyKlein, which will be held in escrow by AmossyKlein’s counsel in the event the Company does not make installment

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

6. Acquisitions - (continued)

payments as set forth in the amended Forbearance Agreement. During the three months ended September 30, 2016, the Company paid approximately $400 under the Forbearance Agreement.

In addition, at June 30, 2015, due to a shift in business operations and utilization of resources during the fourth quarter of 2015, the Company determined that certain intangible assets related to the acquisition of Choose Digital no longer had value (see Note 3, Summary of Significant Accounting Policies). At December 31, 2015, the Company further determined that certain intangible assets and goodwill related to the acquisition of Choose digital were impaired (see Note 3, Summary of Significant Accounting Policies).

Acquisition of DraftDay.com

On September 8, 2015, the Company and its newly created subsidiary DDGG entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with MGT Capital Investments, Inc. (“MGT Capital”) and MGT Sports, Inc. (“MGT Sports”), pursuant to which the Company acquired all of the assets of the DraftDay.com business (the “DraftDay Business”) from MGT Capital and MGT Sports. In exchange for the acquisition of the DraftDay Business, the Company paid MGT Sports the following: (a) 63,647 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), (b) a promissory note in the amount of $234 due September 29, 2015, (c) a promissory note in the amount of $1,875 due March 8, 2016 (the “MGT Note”), and (d) 2,550 shares of common stock of DDGG. In addition, in exchange for providing certain transitional services, DDGG will issue to MGT Sports a warrant to purchase 1,500 shares of DDGG common stock at an exercise price of $400 per share.

In addition, in exchange for the release of various liens and encumbrances, the Company also agreed to issue to third parties: (a) 4,232 shares of its Common Stock, (b) a promissory note in the amount of $16 due September 29, 2015 and (c) a promissory note in the amount of $125 due March 8, 2016, and DDGG issued: (i) 150 shares of its common stock and (ii) a warrant to purchase 150 shares of DDGG common stock at $400 per share.

Accordingly, the Company issued a total of 67,879 shares of Common Stock in connection with the acquisition of the DraftDay Business.

The Company contributed the assets of the DraftDay Business to DDGG and received 11,250 shares of DDGG common stock.

The Asset Purchase Agreement contains customary representations, warranties and covenants of MGT Capital and MGT Sports. In addition, on September 8, 2015, DDGG entered into an agreement with Sportech Racing, LLC (“Sportech”) pursuant to which Sportech agreed to provide certain management services to DDGG in exchange for 9,000 shares of DDGG common stock. As a result of the transactions described above, the Company owns a total of 11,250 shares of DDGG common stock, Sportech Inc., an affiliate of Sportech, owns 9,000 shares of DDGG common stock, MGT Sports owns 2,550 shares of DDGG common stock and an additional third party owns 150 shares of DDGG common stock. In addition, MGT Sports holds a warrant to purchase 1500 shares of DDGG common stock at an exercise price of $400 and an additional third party holds a warrant to purchase 350 shares of DDGG common stock at $400 per share. On September 8, 2015, the various stockholders of DDGG entered into a Stockholders Agreement (the “Stockholders Agreement”). The Stockholders Agreement provides that all stockholders will vote their shares of DDGG common stock for a Board comprised of three members, two of which will be designated by the Company and one of which will be designated by Sportech. Mr. Sillerman will serve as the Chairman of DDGG. The Stockholders Agreement also provides customary rights of first refusal for the various stockholders, as well as customary co-sale, drag along and preemptive rights.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

6. Acquisitions - (continued)

As a result of the transactions described herein, the Company issued promissory notes in the aggregate principal amount of $250 due and paid on September 29, 2015 and in the aggregate principal amount of $2,000 due March 8, 2016. All such notes bear interest at a rate of 5% per annum. The Company was not able to make the $2,000 in payments at the due date and on March 24, 2016 converted $825 of the promissory notes to common stock and $110 of the promissory notes to a Series D Preferred Stock (see Note 11, Stockholders’ (Deficit) Equity). On April 13, 2016, MGT converted all 110 shares of the Company’s Series D Preferred Stock into shares of common stock of the Company. Accordingly, the Company issued 18,332 shares of common stock to MGT. Thereafter, there are no shares of the Company’s Series D Preferred Stock outstanding. On June 14, 2016, the Company entered into a second exchange agreement with MGT (the “Second MGT Exchange Agreement”) relating to the $940 remaining due under the MGT Note. Under the Second MGT Exchange Agreement, the MGT Note shall be exchanged in full for (a) $11 in cash representing accrued interest and (b) 132,092 shares of our common stock, subject to certain adjustments. Issuance of the shares is conditioned upon approval of the Company’s shareholders and approval of its listing of additional shares application with NASDAQ. On October 10, 2016, the Company satisfied the MGT Note through the issuance of 136,304 shares of its common stock and payment of interest of $16.

On December 28, 2015, DDGG’s Board of Directors effectuated a 1-for-1,000 reverse stock split (the “1-for-1,000 Reverse Split”). Under the terms of the 1-for-1,000 Reverse Split, each share of DDGG’s common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-thousandth of one share of common stock, without any action by the stockholders. Fractional shares were cashed out.

On May 12, 2016, the Company entered into a subscription agreement with DDGG pursuant to which the Company agreed to purchase up to 550 shares of Series A Preferred Stock of DDGG for $1 per share. DDGG also entered into a subscription agreement with Sportech pursuant to which Sportech agreed to purchase up to 450 shares of Series A Preferred Stock of DDGG for $1 per share. In accordance with this agreement, the Company transferred a total of $550 to the DDGG subsidiary since the date of acquisition and through November 20, 2016.

Kuusamo Warrants

In exchange for releasing certain liens and encumbrances with respect to DDGG, the Company issued promissory notes to Kuusamo Capital Ltd. (“Kuusamo Promissory Notes”) in the principal amount of $16 due and paid on September 29, 2015 and in the aggregate principal amount of $125 due March 8, 2016. All such notes bear interest at a rate of 5% per annum. The Company was not able to make the $125 payment at the due date. On April 25, 2016, the Company also entered into an exchange agreement with Kuusamo Capital Ltd. (“Kuusamo”), pursuant to which the Company issued 10,394 shares of its common stock to Kuusamo in exchange for a reduction of $71 in principal amount of a promissory note the Company owed to Kuusamo.

The outstanding balance of the Kuusamo Promissory Notes was $55 and $54 at September 30, 2016 and June 30, 2016, respectively. The Company recorded $5 in interest expense for the year ended June 30, 2016.

Sportech MSA Termination

On April 12, 2016, DDGG entered into an amendment to the transitional management services agreement pursuant to which the DDGG’s Management Services Agreement By and Between DraftDay Gaming Group, Inc. and Sportech Racing, LLC (“Sportech MSA”) terminated effective June 30, 2016. Sportech paid a $75 termination fee, to provide transitional services for 45 days, and has agreed to revert 4,200 shares of DDGG stock back to the Company on August 15, 2016. The Company had previously recorded the value of the services provided by Sportech under the Sportech MSA to prepaid assets, to be recognized as a professional services expense in the Consolidated Statements of Operations over the term of the agreement.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

6. Acquisitions - (continued)

Due to the termination of the agreement, the Company reduced prepaid assets and non-controlling interest accounts for the value of the returned 4,200 shares of DDGG stock, and expensed the remaining value of the Sportech services, except for 45 days of transitional services. The value of returned DDGG shares was determined by a third-party valuation firm as of June 30, 2016 using Level 3 inputs. The termination of the Sportech MSA will require DDGG to begin performing certain functions on its own.

DDGG Intangibles and Goodwill Impairment

As noted above, at June 30, 2016, the Sportech MSA terminated, which led to a significantly lower revenues forecast for the reporting unit. As a result, the Company determined that intangible assets related to internally developed software, trade name and non-compete agreements were impaired as of June 30, 2016. The Company recorded a loss of $749 on intangible assets related to DDGG during the year ended June 30, 2016. There was no impairment of goodwill (see Note 3, Summary of Significant Accounting Policies).

This acquisition has been accounted for under the acquisition method of accounting in accordance with ASC 805, “Business Combinations”. Under the acquisition method, the consideration transferred is measured at the acquisition closing date. The assets of the DraftDay Business have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results. The Company has performed a preliminary allocation of the purchase price to the underlying net assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date, with any excess of the purchase price allocated to goodwill. The Company has not completed the analysis of certain acquired assets and assumed liabilities, including, but not limited to, other identifiable intangible assets such as customer lists and technology. However, the Company is continuing its review of these items during the measurement period, and further changes to the preliminary allocation will be recognized as the valuations are finalized. Such valuations are being conducted using Level 3 inputs as described in ASC 820, “Fair Value Measurements and Disclosures”, that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

A summary of the fair value of consideration transferred for this acquisition and the fair value of the assets and liabilities at the date of acquisition is as follows (amounts in thousands):

Consideration transferred:
Shares of the Company’s common stock on closing market price at issuance	$1,760
Notes issued to sellers	2,250
Total consideration transferred	$4,010
Purchase allocation:
Goodwill	$1,591
Intangible assets	3,012
Other Assets	799
Total liabilities	(1,392)
$4,010

The operations of this acquisition are not material, and thus, pro forma disclosures are not presented.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

6. Acquisitions - (continued)

Rant

On July 12, 2016, the Company, and RACX Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“RACX”), completed an acquisition pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Rant, Inc., a Delaware corporation, pursuant to which RACX has acquired the assets of Rant (the “Asset Purchase”) used in the operation of Rant’s Rant.com independent media network and related businesses, including but not limited to the www.rantsports.com, www.rantlifestyle.com, www.rantchic.com, www.rantgirls.com, www.rant-inc.com, www.rantstore.com, www.rantcities.com, www.rantcars.com, www.rantfinance.com, www.ranthollywood.com, www.rantfood.com, www.rantgamer.com, www.rantgizmo.com, www.rantpets.com, www.rantplaces.com, www.rantpolitical.com, www.rantmn.com, www.rantbeats.com, www.rantgirls.com, www.rantstore.com, www.rantcities.com, www.rantranet.com, and www.rantmovies.com websites (the “Rant Assets”).

In consideration for the purchase of the Rant Assets, the Company delivered a Secured Convertible Promissory Note (the “Secured Convertible Note”) to Rant with a fair value determined to be $3,500 and delivered the stock consideration of $7,600 described below.

The $3,000 Secured Convertible Note matures on July 8, 2017 barring any events of default or a change of control of the Company. The Secured Convertible Note bears interest at 12% per annum, payable at maturity. At the election of Rant, the Secured Convertible Note is convertible into shares of the Company’s common stock at a price equal to the lower of (i) $5.20 per share, or (ii) such lower price as may have been set for conversion of any debt or securities into Common Stock held on or after the date hereof by Sillerman until the first to occur of March 31, 2017 or the date the Note has been satisfied or converted (for the purposes hereof Robert F.X. Sillerman is the Company’s Executive Chairman and Chief Executive Officer and/or any affiliate of Robert F.X. Sillerman is herein collectively, “Sillerman”). In connection with the Secured Convertible Note, the Company has entered into a Note Purchase Agreement (the “NPA”) and a Security Agreement (the “Rant Security Agreement”) with Rant, under which the Company has granted Rant a continuing security interest in substantially all assets of the Company. In connection with the issuance of the Secured Convertible Note, Sillerman and Rant entered into a subordination agreement subordinating repayment of the notes to the Debentures (as described in (b) hereof) and entered into an Intercreditor Agreement providing for the parties’ respective rights and remedies with respect to payments against the collateral held as security for both of them.

In connection with the Asset Purchase Agreement, and in addition to the consideration represented by the Secured Convertible Note and the Assumed Liabilities, the Company issued to Rant 4,435 shares of Company Series E Convertible Preferred Stock which, upon satisfaction of certain conditions including shareholder approval, will be convertible into shares of Company common stock equal to 22% of the outstanding common stock of the Company. The number of shares will be adjusted for dilution between the date of closing and the date of any public offering by the Company of its common stock and to reflect additional capital structure changes through the first of (i) the date Sillerman converts debt and preferred shares to common shares pursuant to the Exchange Agreement just before an offering of the Company’s common stock closes or (ii) March 31, 2017.

This acquisition has been accounted for under the acquisition method of accounting in accordance with ASC 805, “Business Combinations”. Under the acquisition method, the consideration transferred is measured at the acquisition closing date. The assets of Rant have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results. The Company has performed a preliminary allocation of the purchase price to the underlying net assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date, with any excess of the purchase price allocated

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

6. Acquisitions - (continued)

to goodwill. The Company has not completed the analysis of certain acquired assets and assumed liabilities, including, but not limited to, other identifiable intangible assets such as customer lists and technology. However, the Company is continuing its review of these items during the measurement period, and further changes to the preliminary allocation will be recognized as the valuations are finalized. Such valuations are being conducted using Level 3 inputs as described in ASC 820, “Fair Value Measurements and Disclosures”, that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

The preliminary allocation of the purchase price to the underlying net assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date is as follows:

Goodwill	$7,589
Intangible assets	5,500
Total liabilities	(1,990)
$11,099

The goodwill related to the Rant acquisition is tax deductible.

7. Property and Equipment

Property and Equipment consists of the following:

	September 30, 2016	June 30, 2016
Leasehold Improvements	$2,261	$2,261
Furniture and Fixtures	588	588
Computer Equipment	456	456
Software	164	164
Total	3,469	3,469
Accumulated Depreciation and Amortization	(2,132)	(2,055)
Property and Equipment, net	$1,337	$1,414

Depreciation and amortization charged to selling, general and administrative expenses for the three months ended September 30, 2016 and 2015 amounted to $77 and $53, respectively.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

8. Intangible Assets and Goodwill

		September 30, 2016			June 30, 2016
Description	Amortization Period	Amount	Accumulated Amortization	Carrying Value	Amount	Accumulated Amortization	Carrying Value
Wetpaint technology	60 months	$4,952	$(3,368)	$1,584	$4,952	$(3,276)	$1,676
Wetpaint trademarks	276 months	1,453	(427)	1,026	1,453	(415)	1,038
Wetpaint customer relationships	60 months	917	(832)	85	917	(827)	90
Choose Digital licenses	60 months	829	(574)	255	829	(559)	270
Choose Digital software	60 months	627	(234)	393	627	(212)	415
DraftDay tradename	84 months	180	(50)	130	180	(38)	142
Draftday non-compete agreements	6 months	30	(30)	—	30	(30)	—
DraftDay internally generated capitalized software	60 months	1,498	(394)	1,104	1,498	(303)	1,195
DraftDay customer relationships	24 months	556	(456)	100	556	(351)	205
Rant trademarks	120 months	2,700	(56)	2,644	—	—	—
Rant content	24 months	650	(68)	582	—	—	—
Rant technology	60 months	1,500	(64)	1,436	—	—	—
Rant advertising relationships	24 months	650	(68)	582	—	—	—
Other	various	326	(18)	308	326	(18)	308
Total		$16,868	$(6,639)	$10,229	$11,368	$(6,029)	$5,339

See Note 3, Summary of Significant Accounting Policies, for a discussion of the write-downs recorded with respect to intangible assets related to the Wetpaint and Choose Digital businesses in the quarter ended December 31, 2015 and to the DraftDay business in the quarter ended June 30, 2016. The changes in the gross amounts and useful lives of intangibles related to the Wetpaint, Choose Digital and DraftDay businesses, and to internally generated capitalized software, are a result of these write-downs during the three months ended December 31, 2015 and June, 30, 2016, as well as the abandonment of certain technology as of January 1, 2016, and internal development costs. See Note 6, Acquisitions, for a detailed description of DraftDay and Rant assets and liabilities purchased and their fair values on the date of the acquisition.

Amortization of intangible assets included in selling, general and administrative expenses for the three months ended September 30, 2016 and 2015 amounted to $610 and $797, respectively.

Future annual amortization expense expected is as follows:

Years ending June 30,
2017	$2,370
2018	$3,026
2019	$1,730
2020	$1,367
2021	$1,036

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

8. Intangible Assets and Goodwill - (continued)

Goodwill consists of the following:

Description	Amount
Balance at July 1, 2016	$11,270
Rant preliminary purchase price allocation	7,589
Balance at September 30, 2016	$18,859

9. Loans Payable

	Maturity Date	Total Facility Amount	September 30, 2016	June 30, 2016
Convertible Debentures (the “Debentures”), net of discount	7/11/2017	$4,444	$3,155	$—
Secured Convertible Promissory Note (the “Secured Convertible Note”)	7/8/2017	3,000	3,500	—
Line of Credit Promissory Note (the “Note”)	10/24/2017	20,000	—	19,716
Line of Credit Grid Note (the “Grid Note”)	12/31/2016	10,000	900	4,563
Secured Line of Credit (the “Secured Revolving Loan I”)	12/31/2016	1,500	—	1,500
Secured Line of Credit (the “Secured Revolving Line of Credit”)	12/31/2016	500	—	500
Secured Revolving Loan (the “Secured Revolving Loan”)	12/31/2016	500	—	500
Secured Revolving Loan II (the “Secured Revolving Loan II”)	12/31/2016	500	—	500
Secured Revolving Loan III (the “Secured Revolving Revolving Loan III”)	12/31/2016	1,200	—	135
Convertible Promissory Note (the “RI Convertible Note”)	12/31/2016	300	300	300
MGT Promissory Notes (the “MGT Promissory Notes”)	7/31/2016	2,109	943	943
Kuusamo Promissory Notes (the “Kuusamo Promissory Notes”)	3/8/2016	141	55	55
Total Loans Payable, net			$8,853	$28,712

Convertible Debentures

On July 12, 2016, the Company closed a private placement (the “Private Placement”) of $4,444 principal amount of convertible debentures (the “Debentures”) and common stock warrants (the “Warrants”.) The Debentures and Warrants were issued pursuant to a Securities Purchase Agreement, dated July 12, 2016 (the “Purchase Agreement”), by and among the Company and certain accredited investors within the meaning of the Securities Act of 1933, as amended (the “Purchasers”). Upon the closing of the Private Placement, the Company received gross proceeds of $4,000 before placement agent fees, original issue discount, and other expenses associated with the transaction. $1,162 of the proceeds was used to repay the Grid Note. The placement agent fees of $420 and original issue discount of $444 were recorded as a reduction to the debenture balance and will be accreted to interest expense over the term of the Debentures.

The Debentures mature on the one-year anniversary of the issuance date thereof. The Debentures are convertible at any time at the option of the holder into shares of the the Company’s common stock at an initial conversion price of $6.2660 per share (the “Conversion Price”). Based on such initial Conversion

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

9. Loans Payable - (continued)

Price, the Debentures will be convertible into up to 780,230 shares of common stock. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the Conversion Price then in effect, the Conversion Price then in effect will be decreased to equal such lower price. The adjustments to the Conversion Price will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans or for certain acquisitions. In addition, the Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. However, in no event will the Conversion Price be less than $0.10 per share. The Debentures are secured by a first priority lien on substantially all of the Company’s assets in accordance with a security agreement.

The Debentures bear interest at 10% per annum with interest payable upon maturity or on any earlier redemption date. At any time after the issuance date, we will have the right to redeem all or any portion of the outstanding principal balance of the Debentures, plus all accrued but unpaid interest at a price equal to 120% of such amount. The holders of Debentures shall have the right to convert any or all of the amount to be redeemed into common stock prior to redemption. Subject to certain exceptions, the Debentures contain customary covenants against incurring additional indebtedness and granting additional liens and contain customary events of default. Upon the occurrence of an event of default under the Debentures, a holder of Debentures may require the Company to pay the greater of (i) the outstanding principal amount, plus all accrued and unpaid interest, divided by the Conversion Price multiplied by the daily volume weighted average price or (ii) 115% of the outstanding principal amount plus 100% of accrued and unpaid interest. Pursuant to the Debentures, the Company is required to make amortizing payments of the aggregate principal amount, interest, and other amounts outstanding under the Debentures. Such payments must be made beginning three months from the issuance of the Debentures and on the monthly anniversary through and including the maturity date. The Amortization Amount is payable in cash or in shares of our common stock pursuant to the conversion mechanism contained in the Debentures.

On July 20, 2016, the Company and the Purchasers entered into an Amendment to Securities Purchase Agreement and Consent to Modify Debentures (the “Amendment and Consent”). The Amendment and Consent provides that, while the Debentures are outstanding, Mr. Sillerman will guarantee that the Company shall have $1,000 available in its commercial bank account or otherwise available in liquid funds. At any time when the Company’s available funds fall below $1,000, Mr. Sillerman will provide (the “Sillerman Guaranty”) the amounts necessary to make-up the shortfall in an aggregate amount not to exceed $6,000; however, the first $5,000 of the guaranty shall be provided by drawing down on our Line of Credit with SIC IV. Any remaining amounts, up to a maximum aggregate of $1,000 million shall be provided by Sillerman. In connection with the Sillerman Guaranty, the Company’s independent directors approved a fee of $100 as compensation for providing such guaranty.

As a part of the Private Placement, the Company issued Warrants to the Purchasers providing them with the right to purchase up to an aggregate of 354,650 shares of the Company’s common stock at an initial exercise price of $6.5280 per share. Subject to certain limitations, the Warrants are exercisable on any date after the date of issuance and the exercise price for the Warrant is subject to adjustment for certain events, such as stock splits and stock dividends. If the Company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the conversion price of the Debentures, the exercise price of the Warrants will be decreased to a lower price based on the amount by which the conversion price of the Debentures was reduced due to such transaction. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans or for certain acquisitions. In addition, the exercise price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The Warrants will expire 5 years from the initial issuance date. The fair value of the warrants as of

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

9. Loans Payable - (continued)

July 12, 2016 was determined to be $1,500 and the offset was recorded as a debt discount. The warrants are recorded as a liability due to the adjustment of the exercise price due to subsequent common stock issuances.

The Purchasers shall not have the right to convert the Debentures or exercise the Warrants to the extent that such conversion or exercise would result in such Purchaser being the beneficial owner in excess of 4.99% of our common stock. In addition, the Purchasers have no right to convert the Debentures or exercise the Warrants if the issuance of the shares of common stock upon such conversion or exercise would exceed the aggregate number of shares of our common stock which we may issue upon conversion of the Note and exercise of the Warrants without breaching our obligations under NASDAQ listing rules. Such limitation does not apply if our shareholders approve such issuances. We intend to promptly seek shareholder approval for issuances of shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants.

In connection with the Private Placement, the Company and the Purchasers entered into a Registration Rights Agreement under which the Company was required, on or before 30 days after the closing of the Private Placement, to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of its common stock issuable pursuant to the Debentures and Warrants and to use commercially reasonable efforts to have the registration declared effective as soon as practicable, but in no event later than 90 days after the filing date. The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed, does not become effective on a timely basis, or does not remain available for the resale (subject to certain allowable grace periods) of the Registrable Securities, as such term is defined in the Registration Rights Agreement.

Also in connection with the Private Placement, certain stockholders of the Company have executed Lock-Up Agreements, pursuant to which they have agreed not to sell any shares of the Company’s common stock until the later of (i) six months following the issuance of the Debentures or (ii) 90 days following the effectiveness of a resale registration statement filed pursuant to the requirements of the Registration Rights Agreement.

The Company valued the Debentures as of July 12, 2016, the issuance date, using the methods of fair value as described ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). The fair value of the conversion feature in the Debentures was determined to be $1,856 as of July 12, 2016 and the offset was recorded as a debt discount.

On October 12, 2016, the first amortization payment in the amount of $444, plus accrued interest of approximately $114 pursuant to the terms of the Debentures became due and payable to the Purchasers. The Company did not make such payment at the time it was due.

The Company has also not maintained the Minimum Cash Reserve as required by the Purchase Agreement. Pursuant to the terms of the Debentures, the failure to cure the failure to maintain the Minimum Cash Reserve within three trading days constitutes an Event of Default. Among other things: (1) at the Purchaser’s election, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through the one year anniversary of the original issue date if such interest has not yet accrued, liquidated damages and other amounts owed through the date of acceleration, shall become, immediately due and payable in either cash or stock pursuant to the terms of the Debentures; and (2) the interest rate on the Debentures will increase to the lesser of 18% or the maximum allowed by law. In addition to other remedies available to the Purchasers, our obligation to repay amounts due under the Debentures is secured by a first priority security interest in and lien on all of our assets and property, including our intellectual property, and such remedies can be exercised by the Purchasers without additional notice to the Company.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

9. Loans Payable - (continued)

The Company entered into waiver agreements with respect to the initial amortization payments due under the Debentures with Purchasers holding approximately 87% of the Debentures. The Waivers entered into with some of the Purchasers related to the failure to pay the amortization amounts do not address the failure to maintain the Minimum Cash Reserve.

Pursuant to the terms of the Debentures, the failure to cure the non-payment of the amortization amount within three trading days after the date such payment was due constitutes an Event of Default. Following the occurrence of an event of default, among other things: (1) at the Purchaser’s election, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through the one year anniversary of the original issue date if such interest has not yet accrued, liquidated damages and other amounts owed through the date of acceleration, shall become, immediately due and payable in either cash or stock pursuant to the terms of the Debentures; and (2) the interest rate on the Debentures will increase to the lesser of 18% or the maximum allowed by law. In addition to other remedies available to the Purchasers, our obligation to repay amounts due under the Debentures is secured by a first priority security interest in and lien on all of our assets and property, including our intellectual property, and such remedies can be exercised by the Purchasers without additional notice to the Company.

The Company did not receive a waiver from one of its debenture holders, holding approximately 13% of the principal amount of the Debentures with respect to the event of default arising out of the Company’s failure to make the first amortization payment when due. Pursuant to the terms of the Debentures, such holder has sent a notice of acceleration, stating that the Company owes $696, reflecting the principal amount of the Debenture plus interest through November 1, 2016. Interest will accrue at 18% until this amount is satisfied. The Company is seeking to settle the matter with the holder; however, there can be no assurance that an agreement will be reached.

Secured Convertible Promissory Note

On July 8, 2016 the Company issued a Secured Convertible Promissory Note (the “Secured Convertible Note”) to Rant in the amount of $3,000 as part of the consideration for the purchase of the Rant Assets.

The $3,000 Secured Convertible Note matures on July 8, 2017 barring any events of default or a change of control of the Company. The Secured Convertible Note bears interest at 12% per annum, payable at maturity. At the election of Rant, the Secured Convertible Note is convertible into shares of the Company’s common stock at a price equal to the lower of (i) $5.20 per share, or (ii) such lower price as may have been set for conversion of any debt or securities into common stock held on or after the date hereof by Sillerman until the first to occur of March 31, 2017 or the date the Note has been satisfied or converted (for the purposes hereof Robert F.X. Sillerman is the Company’s Executive Chairman and Chief Executive Officer and/or any affiliate of Robert F.X. Sillerman is herein collectively, “Sillerman”). The Company valued the conversion feature at issuance using methods of fair value as described in ASC 820 and it was determined to be $500. In connection with the Secured Convertible Note, the Company has entered into a Note Purchase Agreement (the “NPA”) and a Security Agreement (the “Rant Security Agreement”) with Rant, under which the Company has granted Rant a continuing security interest in substantially all assets of the Company. In connection with the issuance of the Secured Convertible Note, Sillerman and Rant entered into a subordination agreement subordinating repayment of the notes to the Debentures (as described in (b) hereof) and entered into an Intercreditor Agreement providing for the parties’ respective rights and remedies with respect to payments against the collateral held as security for both of them.

The events of default under the Debentures noted above also constituted a default under the Secured Convertible Note issued in connection with the acquisition of Rant. The holder of the Secured Convertible Note has executed a waiver that provides that, until May 15, 2017, the events of default arising out of the

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

9. Loans Payable - (continued)

failure to pay the amounts due under the Debentures as of the date of the waiver and the failure by the Company to maintain the Minimum Cash Reserve shall not constitute events of default for purposes of the Secured Convertible Note.

Line of Credit Promissory Note

On October 24, 2014, the Company and SIC III, a company affiliated with Mr. Sillerman, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which SIC III agreed to purchase certain securities issued by the Company for a total of $30,000. Pursuant to the Securities Purchase Agreement, the Company issued a Line of Credit Promissory Note (the “Note”), which provides for a $20,000 line of credit to the Company (see Note 11, Stockholders’ Equity, for a discussion of the remaining $10,000 of the Securities Purchase Agreement). The Company also agreed to issue to SIC III warrants to purchase 1,000,000 shares of the Company’s common stock. The Company issued warrants to purchase 50,000 shares of the Company’s common stock for every $1,000 advanced under the Note. The warrants will be issued in proportion to the amounts the Company draws under the Note. The exercise price of the warrants will be 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants. Exercise of the warrants was subject to approval of the Company’s stockholders, which occurred on January 13, 2015.

The Note provides a right for the Company to request advances under the Note from time to time. The Note bears interest at a rate of 12% per annum, payable in cash on a quarterly basis. The Note matures on October 24, 2017. On October 24, 2014, SIC III made an initial advance under the Note in the principal amount of $4,500. On December 15, 2014, SIC III made an additional advance in the principal amount of $15,500 pursuant to the terms of the Note (the proceeds of which were used to repay amounts outstanding under the DB Line, as discussed above). As of September 30, 2016, the total outstanding principal amount of the Note was $20,000. The Note provides for a 3% discount, such that the amount advanced by SIC III was 3% less than the associated principal amount of the advances. Therefore, the net amount actually outstanding under the Note at September 30, 2016, was $19,666, which includes accretion of the discount of $266 (the 3% discount of $600 is being accreted to the principal balance over the life of the Note). From and after the occurrence and during the continuance of any event of default under the Note, the interest rate is automatically increased to 17% per annum.

In connection with the first drawdown of $4,500 under the Note, the Company issued SIC III warrants to purchase 11,250 shares of the Company’s common stock. These warrants have an exercise price of $70.20, representing a price equal to 10% above the closing price of the Company’s common stock on the day prior to issuance. In connection with the additional drawdown of $15,500 under the Note, the Company issued SIC III warrants to purchase 38,750 shares of the Company’s common stock. These warrants have an exercise price of $72.60, representing a price equal to 10% above the closing price of the Companys common stock on the day prior to issuance. The warrants are exercisable for a period of five years from issuance. Stock compensation expense related to the issuances of warrants to SIC III was $2,049 during the year ended June 30, 2015.

The Note is not convertible into equity securities of the Company.

The Note also contains certain covenants and restrictions, including, among others, that, for so long as the Note is outstanding, the Company will not, without the consent of the holder of the Note, (i) make any loan or advance in excess of $500 to any officer, director, employee of affiliate of the Company (except advances and similar expenditures: (a) under the terms of employee stock or option plans approved by the Board of Directors, (b) in the ordinary course of business, consistent with past practice or (c) to its subsidiaries), (ii) incur any indebtedness that exceeds $1,000 in the aggregate other than indebtedness outstanding under the Note, (iii) guaranty any indebtedness of any unaffiliated third party, (iv) change the principal business of the

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

9. Loans Payable - (continued)

Company or exit the Company’s current business, provided that the foregoing is subject to the Board’s compliance with its fiduciary duties, (v) sell, assign, or license material technology or intellectual property of the Company except (a) in the ordinary course of business, consistent with past practice, (b) sales and assignments thereof in any 12 month period that do not have a fair market value in excess of $500 or (c) in connection with a change of control transaction, (vi) enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company of its assets that have a fair market value in excess of $1,000 or (vii) liquidate or dissolve the Company or wind up the business of the Company, except in connection with changes of control or merger, acquisition or similar transactions or as approved by the Company’s Board in compliance with their fiduciary duties.

On August 22, 2016, the Company and SIC III, entered into a Note Exchange Agreement pursuant to which $23,264, which represents all of the outstanding principal and accrued interest outstanding under the Notes, was exchanged for 23,264 shares of the Company’s Series C Preferred Stock at an exchange price of $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement. After the exchange, the Notes were retired.

Interest expense on the Note was $382 and $613 for the three months ended September 30, 2016 and 2015, respectively.

Line of Credit Grid Note

On June 11, 2015, the Company and Sillerman Investment Company IV, LLC (“SIC IV”) entered into a Line of Credit Grid Note (the “Grid Note”). The Grid Note provides a right for the Company to request advances under the Grid Note from time to time in an aggregate amount of up to $10,000. The Grid Note bears interest at a rate of 12% per annum, payable in cash on the maturity of the Grid Note. From and after the occurrence and during the continuance of any event of default under the Grid Note, the interest rate is automatically increased to 14% per annum.

The Grid Note is not convertible into equity securities of the Company.

In order for the Company to make requests for advances under the Grid Note, the Company must have an interest coverage ratio equal to or greater than 1, unless SIC IV waives this requirement. The interest coverage ratio is calculated by dividing: (a) the Company’s net income for the measurement period, plus the Company’s interest expense for the measurement period, plus the Company’s tax expense for the measurement period, by (b) the Company’s interest expense for the measurement period, plus the amount of interest expense that would be payable on the amount of the requested draw for the twelve months following the request for the advance. The measurement period is the twelve months ended as of the last day of the last completed fiscal quarter prior to the request for the advance. The Company currently does not have an interest coverage ratio equal to or greater than 1, so advances would require the SIC IV to waive this requirement. In addition, in order to make requests for advances under the Grid Note, there can be no event of default under the Note at the time of the request for an advance, including that there has been no material adverse change in the business plan or prospects of the Company in the reasonable opinion of SIC IV.

The Grid Note matures on the first to occur of: (a) 12/31/2016 or (b) upon a “Change of Control Transaction.” A “Change of Control Transaction” includes (i) a sale of all or substantially all of the assets of the Company or (ii) the issuance by the Company of common stock that results in any “person” or “group” becoming the “beneficial owner” of a majority of the aggregate ordinary voting power represented by the Company’s issued and outstanding common stock (other than as a result of, or in connection with, any merger, acquisition, consolidation or other business combination in which the Company is the surviving entity following the consummation thereof), excluding transactions with affiliates of the Company.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

9. Loans Payable - (continued)

If an event of default occurs under the Grid Note, SIC IV has the right to require the Company to repay all or any portion of the Grid Note. An event of default is deemed to have occurred on: (i) the non-payment of any of the amounts due under the Grid Note within five (5) Business Days after the date such payment is due and payable; (ii) dissolution or liquidation, as applicable, of the Company; (iii) various bankruptcy or insolvency events shall have occurred, (iv) the inaccuracy in any material respect of any warranty, representation, statement, report or certificate the Company makes to Lender under the Note hereto; (v) the Company contests, disputes or challenges in any manner, whether in a judicial proceeding or otherwise, the validity or enforceability of any material provision in the Grid Note; or (vi) a material adverse change in the business plan or prospects of the Company in the reasonable opinion of SIC IV.

As of September 30, 2016 and June 30, 2016 the principal amount outstanding under the Grid Note was $900 and $4,563, respectively.

On July 8, 2016, the Company and SIC III, SIC IV and SIC VI entered into an Exchange Agreement pursuant to which, subject to adjustment, (i) 3,000 shares of the Company’s Series C Preferred Stock owned by SIC III are to be exchanged for 890,898 shares of the Company’s common stock and (ii) all of the debt held by Mr. Sillerman and such affiliates is to be exchanged for 5,066,654 shares of the Company’s common stock. Issuance of the shares is conditioned upon approval of the Company’s shareholders, the closing of an offering of the Company’s common stock in the amount of at least $10,000, approval of its Listing of Additional Shares application with NASDAQ, the Company shall not be subject to any bankruptcy proceeding, and various other conditions. The exchange price shall be equal to the lesser of $5.20 and the price at which the Debentures can be exchanged for shares of the Company’s common stock. The Company received an independent valuation with respect to the original exchange that the exchange price of $5.20 reflects fair value. Any additional change is subject to the receipt by the Company of an updated fair value determination. The agreement provides for termination in the event the conditions are not satisfied by March 31, 2017. At the date of this filing, this transaction has not yet closed.

Amended Exchange Agreement/Amended Grid Note

On July 18, 2016, SIC III, SIC IV and SIC VI, LLC entered into an amendment to the Exchange Agreement relating to the exchange of debt and shares of the Series C Preferred Stock of the Company for shares of the Company’s common stock. The Exchange Agreement modified the Grid Note to provide that SIC IV shall be entitled to repayment of up to $2,000 of the outstanding principal balance of the Grid Note and the Company shall be entitled to draw up to an additional $5,000.

On August 22, 2016, the Company and SIC IV, entered into a Note Exchange Agreement pursuant to which $3,150, which represents all of the outstanding principal and accrued interest outstanding under the Grid Note other than $900, was exchanged for 3,150 shares of the Company’s Series C Preferred Stock at an exchange price of $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement. Therefore, the outstanding balance of the Grid Note at September 30, 2016 was $900.

Interest expense on the Grid Note for the three months ended September 30, 2016 and 2015 was $77 and $96, respectively.

In connection with the Company’s entering into the Perk Credit Agreement (as defined below), SIC IV agreed to subordinate payment of the Grid Note to amounts owed to Perk under the Perk Credit Agreement. SIC IV also consented to the consummation of the Asset Purchase Agreement with Perk. In exchange for such consent and such agreement to subordinate, the Company agreed to provide SIC IV a security interest in the assets of the Company in connection with amounts outstanding under the Grid Note.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

9. Loans Payable - (continued)

The Company entered into a Security Agreement with SIC IV, pursuant to which the Company pledged its assets in connection with such security interest. The foregoing descriptions of the Security Agreement is qualified in its entirety by reference to the full text of the form of Security Agreement.

Secured Revolving Loans and Lines of Credit

On January 27, 2016, Sillerman Investment Company VI LLC (“SIC VI”), an affiliate of Robert F.X. Sillerman, the Executive Chairman and Chief Executive Officer of the Company, entered into a Secured Revolving Loan agreement (the “Secured Revolving Loan I”) with the Company and its subsidiaries, wetpaint.com, Inc. and Choose Digital Inc. (collectively, the “Subsidiaries”), pursuant to which the Company can borrow up to $1,500. The Secured Revolving Loan bears interest at the rate of 12% per annum. In connection with the Secured Revolving Loan, the Company and the Subsidiaries have entered into a Security Agreement (the “Security Agreement”) with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company intends to use the proceeds from the Secured Revolving Loan to fund working capital requirements and for general corporate purposes in accordance with a budget to be agreed upon by SIC VI and the Company. As of June 30, 2016, $1,500 had been advanced thereunder. Interest expense on the Secured Revolving Loan I was $27 for the three months ended September 30, 2016.

The Company and its subsidiaries wetpaint.com, inc., and Choose Digital, Inc. (the “Subsidiaries”) entered into a secured, revolving Line of Credit on March 29, 2016 with SIC VI (the “Secured Revolving Line of Credit”), pursuant to which the Company can borrow up to $500. The Secured Revolving Line of Credit bears interest at the rate of 12% per annum. In connection with the Secured Revolving Line of Credit, the Company and the Subsidiaries have entered into a Security Agreement (the “Security Agreement”) with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company intends to use the proceeds from the Secured Revolving Line of Credit to fund working capital requirements and for general corporate purposes in accordance with a budget to be agreed upon by SIC VI and the Company. At June 30, 2016, $500 had been advanced thereunder. Interest expense on the Secured Revolving Line of Credit was $9 for the three months ended September 30, 2016.

On April 29, 2016, SIC VI entered into an additional secured revolving loan agreement with the Company and the Subsidiaries (“Secured Revolving Loan”), pursuant to which the Company can borrow up to $500. Loans under this loan agreement bear interest at the rate of 12% per annum and mature on December 31, 2016, barring any events of default or a change of control of the Company. As of June 30, 2016, $500 had been advanced thereunder. Interest expense on the Secured Revolving Loan was $9 for the three months ended September 30, 2016.

On May 16, 2016, SIC VI entered into an additional secured revolving loan agreement with the Company and the Subsidiaries (“Secured Revolving Loan II”), pursuant to which the Company can borrow up to $500. Loans under this loan agreement bear interest at the rate of 12% per annum and mature on December 31, 2016, barring any events of default or a change of control of the Company. As of June 30, 2016, $500 had been advanced thereunder. Interest expense on the Secured Revolving Loan II was $9 for the three months ended September 30, 2016.

On June 27, 2016, SIC VI entered into a secured revolving loan agreement (the “Secured Revolving Loan III”) with the Company and its subsidiaries, pursuant to which the Company can borrow up to $1,200. The Secured Revolving Loan III bears interest at the rate of 12% per annum and matures on December 31, 2016, barring any events of default or a change of control of the Company. At June 30, 2016,

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

9. Loans Payable - (continued)

$135 had been advanced thereunder. Interest expense on the Secured Revolving Loan III was $8 for the three months ended September 30, 2016.

On August 22, 2016, the Company and SIC VI entered into a Note Exchange Agreement pursuant to which $3,608, which represents all of the outstanding principal and accrued interest of certain notes held by SIC VI was exchanged for 3,608 shares of the Company’s Series C Preferred Stock at an exchange price of $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement. The Secured Revolving Loans and Lines of Credit were retired with the exchange transaction.

Related Approvals

Because each of the transactions referred to in the foregoing sections involved Mr. Sillerman, or an affiliate of his, the transactions were subject to certain rules regarding “affiliate” transactions. As such, each was approved by a Special Committee of the Board of Directors and a majority of the independent members of the Board of Directors of the Company.

Convertible Promissory Note

On June 27, 2016, the Company entered into a Convertible Promissory Note with Reaz Islam (“RI”), the Company’s Chief of Staff, pursuant to which RI loaned the Company $300 (the “RI Convertible Note”). The RI Convertible Note bears interest at a rate of 12% and matures on December 31, 2016. RI shall have the right to convert the RI Convertible Note into shares of the common stock of the Company at such time, on such terms, and in accordance with such procedures as Mr. Sillerman shall have the right to convert debt held by Mr. Sillerman or his affiliates into shares of the Company’s common stock. The RI Convertible Note is subordinate to any note held by Mr. Sillerman or his affiliates and RI has agreed to execute any agreement reasonably required in connection therewith. As of September 30, 2016 and June 30, 2016, $300 of principal was outstanding under the RI Convertible Note.

Promissory Notes

In accordance with the Assets Purchase Agreement to purchase the DraftDay Business (see Note 6, Acquisitions), the Company issued promissory notes to MGT Capital (“MGT Promissory Notes”) in the principal amount of $234 due and paid on September 29, 2015 and in the aggregate principal amount of $1,875 due March 8, 2016. The Company was not able to make the payment at the due date and on March 24, 2016 converted $824 of the promissory notes to common stock and $110 of the promissory notes to a Series D Preferred Stock (see Note 11, Stockholders’ Equity (Deficit)). All such notes bear interest at a rate of 5% per annum. On April 13, 2016, MGT converted all 110 shares of the Company’s Series D Preferred Stock into shares of common stock of the Company. Accordingly, the Company issued 18,332 shares of common stock to MGT. Thereafter, there are no shares of the Company’s Series D Preferred Stock outstanding.

On June 14, 2016, the Company entered into a second exchange agreement with MGT (the “Second MGT Exchange Agreement”) relating to the $940 remaining due under the MGT Note (see Note 6, Acquisitions). Under the Second MGT Exchange Agreement, the MGT Note shall be exchanged in full for (a) $11 in cash representing accrued interest and (b) 132,092 shares of Company common stock, subject to certain adjustments. Issuance of the shares is conditioned upon approval of the Company’s shareholders and approval of its Listing of Additional Shares application with NASDAQ. Therefore, the outstanding balance of the MGT Promissory Notes was $943 at September 30, 2016. The Company recorded interest expense of $12 for the three months ended September 30, 2016. On October 10, 2016, the Company satisfied the MGT Note through the issuance of 136,304 shares of its common stock and payment of interest of $16.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

9. Loans Payable - (continued)

In exchange for releasing certain liens and encumbrances with respect to the DraftDay Business (see Note 6, Acquisitions), the Company issued promissory notes to Kuusamo Capital Ltd. (“Kuusamo Promissory Notes”) in the principal amount of $16 due and paid on September 29, 2015 and in the aggregate principal amount of $125 due March 8, 2016. The Company was not able to make the payment at the due date. All such notes bear interest at a rate of 5% per annum.

The outstanding balance of the Kuusamo Promissory Notes was $55 at September 30, 2016. The Company recorded interest expense of $1 for the three months ended September 30, 2016.

Accounts Payable Settlements

North America Photon Infotech Ltd. (“Photon”), a company based in Mauritius that had provided development services to the Company, filed suit in California on March 28, 2016 to collect approximately $218 owed by the Company to Photon. The Company settled this matter on May 12, 2016 in part by issuing a Note in the amount of $110, payable in six months. Such note was settled on November 15, 2016 with the issuance of 31,510 shares of the Company’s common stock.

On April 7, 2016, the Company issued a note in the amount of $56 to Simulmedia, Inc., a former vendor of the Company, as partial settlement of the outstanding balance due to Simulmedia, Inc. for services provided.

Pandera Systems, LLC (“Pandera”), which formerly provided analytics development services to the Company, filed suit on March 11, 2016 against the Company to demand collection of amounts due for such services. The Company settled this matter on April 12, 2016, in part by issuing a note in the amount of $50.

Interest expense on these notes issued in connection with settlements with vendors was $14 for the three months ended September 30, 2016.

10. Commitments and Contingencies

Litigation

CFGI, LLC, a former provider of consulting services of the Company, served the Company with a lawsuit to collect approximately $200 owed by the Company to CFGI, LLC on September 9, 2016. The Company settled this matter for $150 and the case was dismissed.

Creditors Adjustment Bureau, Inc., a collection agency in California, has filed suit in Santa Clara County Superior Court (California) to collect an $84 debt assigned to it by Gigya Inc. The Company settled this matter for $55.

A Complaint (Index #654984/2016) was filed by Andy Mule, on behalf of himself and others similarly situated, in the Supreme Court of the State of New York. The Complaint, which names the Company, each of its current directors, and President, as a former director, as defendants, claims a breach of fiduciary duty relating to the terms of a proposed conversion of debt and preferred shares into common equity by Mr. Sillerman and/or his affiliates. The Complaint seeks unspecified damages and such relief as the Court may deem appropriate. The Company accepted service on October 4, 2016, and filed a motion to dismiss on November 14, 2016. The Company believes that this claim is without merit.

A Complaint (Case #8:16-cv-02101-DOC-JCG) was filed in the United States District Court, Central District of California, Southern Division by Stephan Wurth Photography, Inc. The Complaint, which names Wetpaint.com, Inc. and two former employees of Rant, Inc., claims copyright infringement relating to photographs of Anna Kournikova that first appeared on a Rant website some time ago and continued to appear after our purchase of Rant on July 8, 2016. We have not yet been served in this matter. If and when we are served, we intend to vigorously defend the matter.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

10. Commitments and Contingencies - (continued)

The Company is subject to litigation and other claims that arise in the ordinary course of business. While the ultimate result of our outstanding legal matters cannot presently be determined, the Company does not expect that the ultimate disposition will have a material adverse effect on its results of operations or financial condition. However, legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond our control. As such, there can be no assurance that the final outcome will not have a material adverse effect on the Company’s financial condition and results of operations.

11. Stockholders’ Equity

Reverse Stock Split

On September 16, 2016, the Company amended its Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of common stock at a ratio of 1 for 20 (the “Reverse Stock Split”). Owners of fractional shares outstanding after the Reverse Stock Split were paid cash for such fractional interests. The effective date of the Reverse Stock Split is September 16, 2016. All common stock share amounts disclosed in these financial statements have been adjusted to reflect the Reverse Stock Split.

Common Stock

As of September 30, 2016 there were 300,000,000 shares of authorized common stock and 3,056,353 shares of common stock issued and outstanding, respectively. As of June 30, 2016 there were 300,000,000 shares of authorized common stock and 3,023,753 shares of common stock issued and outstanding, respectively. Except as otherwise provided by Delaware law, the holders of the Company’s common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

Preferred Stock

The Company has authorized four series of preferred stock, including classes of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. At this time, there is no Series A, Series B or Series D Preferred Stock outstanding. Only Series C and Series E Preferred Stock are outstanding, as described below.

Series A Convertible Redeemable Preferred Stock

Prior to September 16, 2013, the Company had authorized a class of Series A Preferred Shares, but none of those shares were issued or outstanding. On September 16, 2013, the Company eliminated the prior class of series A preferred shares and created a new class of Series A Convertible Redeemable Preferred Stock (the “Series A Convertible Redeemable Preferred Stock”). The Company authorized the issuance of up to 100,000 shares of the Series A Convertible Redeemable Preferred Stock. The designation, powers, preferences and rights of the shares of Series A Convertible Redeemable Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series A Convertible Redeemable Preferred Stock have an initial stated value of 1,000 per share (the “Stated Value”).
•	The shares of Series A Convertible Redeemable Preferred Stock are entitled to receive quarterly cumulative dividends at a rate equal to 7% per annum of the Stated Value whenever funds are legally available and when and as declared by the Company’s board of directors. If the Company declares a dividend or the distribution of its assets, the holders of Series A Convertible Redeemable Preferred Stock shall be entitled to participate in the distribution to the same extent as if they had converted each share of Series A Convertible Redeemable Preferred Stock held into Company common stock.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

11. Stockholders’ Equity - (continued)

•	Each share of Series A Convertible Redeemable Preferred Stock is convertible, at the option of the holders, into shares of Company common stock at a conversion price of $23.00.
•	The Company may redeem any or all of the outstanding Series A Convertible Redeemable Preferred Stock at any time at the then current Stated Value, subject to a redemption premium of (i) 8% if redeemed prior to the one year anniversary of the initial issuance date; (ii) 6% if redeemed on or after the one year anniversary of the initial issuance date and prior to the two year anniversary of the initial issuance date; (iii) 4% if redeemed on or after the two year anniversary of the initial issuance date and prior to the three year anniversary of the initial issuance date; (iv) 2% if redeemed on or after the three year anniversary of the initial issuance date and prior to the 42 months anniversary of the initial issuance date; and (v) 0% if redeemed on or after the 42 months anniversary of the initial issuance date. However, no premium shall be due on the use of up to 33% of proceeds of a public offering of common shares at a price of $1.00 or more per share.
•	The Company is required to redeem the Series A Convertible Redeemable Preferred Stock on the fifth anniversary of its issuance.
•	Upon a change of control of the Company, the holders of Series A Convertible Redeemable Preferred Stock shall be entitled to a change of control premium of (i) 8% if redeemed prior to the one year anniversary of the initial issuance date; (ii) 6% if redeemed on or after the one year anniversary of the initial issuance date and prior to the two year anniversary of the initial issuance date; (iii) 4% if redeemed on or after the two year anniversary of the initial issuance date and prior to the three year anniversary of the initial issuance date; (iv) 2% if redeemed on or after the three year anniversary of the initial issuance date and prior to the 42 months anniversary of the initial issuance date; and (v) 0% if redeemed on or after the 42 months anniversary of the initial issuance date.
•	The shares of Series A Convertible Redeemable Preferred Stock are senior in liquidation preference to the shares of Company common stock.
•	The shares of Series A Convertible Redeemable Preferred Stock shall have no voting rights except as required by law.
•	The consent of the holders of 51% of the outstanding shares of Series A Convertible Redeemable Preferred Stock shall be necessary for the Company to: (i) create or issue any Company capital stock (or any securities convertible into any Company capital stock) having rights, preferences or privileges senior to or on parity with the Series A Convertible Redeemable Preferred Stock; or (ii) amend the Series A Convertible Redeemable Preferred Stock.

At September 30, 2016 and June 30, 2016 there were no shares of Series A Convertible Redeemable Preferred Stock outstanding.

Series B Convertible Preferred Stock

On September 16, 2013, the Company created 50,000 shares of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”). The designation, powers, preferences and rights of the shares of Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series B Convertible Preferred Stock have an initial stated value of $1,000 per share.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

11. Stockholders’ Equity - (continued)

•	The shares of Series B Convertible Preferred Stock are convertible, at the option of the holders, into shares of Company common stock at a conversion price of $23.00. The shares of Series B Convertible Preferred Stock may only be converted from and after the earlier of either of: (x) the first trading day immediately following (i) the closing sale price of the Company’s common stock being equal to or greater than $33.40 per share (as adjusted for stock dividends, stock splits, stock combinations and other similar transactions occurring with respect to the Company’s common stock from and after the initial issuance date) for a period of five consecutive trading days following the initial issuance date and (ii) the average daily trading volume of the Company’s common stock (as reported on Bloomberg) on the principal securities exchange or trading market where the Company’s common stock is listed or traded during the measuring period equaling or exceeding 1,250 shares of Company’s common stock per trading day (the conditions set forth in the immediately preceding clauses (i) and (ii) are referred to herein as the “Trading Price Conditions”) or (y) immediately prior to the consummation of a “fundamental transaction”, regardless of whether the Trading Price Conditions have been satisfied prior to such time. A “fundamental transaction” is defined as (i) a sale of all or substantially all of the assets of the Company, (ii) a sale of at least 90% of the shares of capital stock of the Company or (iii) a merger, consolidation or other business combination as a result of which the holders of capital stock of the Company prior to such merger, consolidation or other business combination (as the case may be) hold in the aggregate less than 50% of the Voting Stock of the surviving entity immediately following the consummation of such merger, consolidation or other business combination (as the case may be), in each case of clauses (i), (ii) and (iii), the Board has determined that the aggregate implied value of the Company’s capital stock in such transaction is equal to or greater than $125,000.
•	The shares of Series B Convertible Preferred Stock are not redeemable by either the Company or the holders thereof.
•	The shares of Series B Convertible Preferred Stock are on parity in dividends and liquidation preference with the shares of Company common stock, which shall be payable only if then convertible into common stock.
•	The shares of Series B Convertible Preferred Stock shall have no voting rights except as required by law.
•	The consent of the holders of 51% of the outstanding shares of Series B Convertible Preferred Stock shall be necessary for the Company to alter, amend or change any of the terms of the Series B Convertible Preferred Stock.

At September 30, 2016 and June 30, 2016, there were no shares of Series B Convertible Preferred Stock outstanding.

Series C Convertible Preferred Stock

On October 24, 2014, the Company created a new class of Series C Convertible Redeemable Preferred Stock (the “Series C Convertible Redeemable Preferred Stock”). The Company authorized the issuance of up to 100,000 shares of the Series C Convertible Redeemable Preferred Stock. The rights, preferences, privileges and restrictions of the shares of Series C Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series C Convertible Redeemable Preferred Stock have a stated value of $1,000 per share.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

11. Stockholders’ Equity - (continued)

•	Each holder of a share of Series C Convertible Redeemable Preferred Stock shall be entitled to receive dividends (“Dividends”) on such share equal to twelve percent (12%) per annum (the “Dividend Rate”) of the Stated Value before any Dividends shall be declared, set apart for or paid upon any junior stock or parity stock. Dividends on a share of Series C Convertible Redeemable Preferred Stock shall accrue daily at the Dividend Rate, commence accruing on the issuance date thereof, compound annually, be computed on the basis of a 360-day year consisting of twelve 30-day months and be convertible into common stock in connection with the conversion of such share of Series C Convertible Redeemable Preferred Stock.
•	Each share of Series C Convertible Redeemable Preferred Stock is convertible, at the option of the holders, on the basis of its stated value and accrued, but unpaid dividends, into shares of Company common stock at a conversion price of $80.00 per common share.
•	The Company may redeem any or all of the outstanding Series C Convertible Redeemable Preferred Stock at any time at the then current Stated Value plus accrued Dividends thereon plus a redemption premium equal to the Stated Value multiplied by 6%. However, no premium shall be due on the use of up to 33% of proceeds of a public offering of common shares at a price of $100.00 or more per share.
•	The Company is required to redeem each Series C Convertible Redeemable Preferred Stock on the tenth business day immediately following the fifth anniversary of its issuance. However, the Company shall have no obligation to mandatorily redeem any shares of Series C Convertible Redeemable Preferred Stock at any time that (x) the Company does not have surplus under Section 154 of the Delaware General Corporation Law (the “DGCL”) or funds legally available to redeem all shares of Series C Convertible Redeemable Preferred Stock, (y) the Company’s capital is impaired under Section 160 of the DGCL or (z) the redemption of any shares of Series C Convertible Redeemable Preferred Stock would result in an impairment of the Company’s capital under Section 160 of the DGCL; provided, that if the Company is prohibited from redeeming the shares due to those limitations, the Company will redeem the Shares as soon as possible after such restrictions are no longer applicable.
•	Upon a change of control of the Company, each holder of Series C Convertible Redeemable Preferred Stock shall be entitled to require the Company to redeem from such holder all of such holder’s shares of Series C Convertible Redeemable Preferred Stock so long as such holder requests such redemption in writing at least one business day prior to the consummation of such change of control. The redemption amount per share equals the Stated Value thereof plus accrued Dividends plus a change of control premium equal to the stated value multiplied 6%.
•	The shares of Series C Convertible Redeemable Preferred Stock are senior in liquidation preference to all shares of capital stock of the Company unless otherwise consented to by a majority of the holders of shares of Series C Convertible Redeemable Preferred Stock.
•	The shares of Series C Convertible Redeemable Preferred Stock shall have no voting rights except as required by law.
•	The consent of the holders of a majority of the shares of Series C Convertible Redeemable Preferred Stock is necessary for the Company to amend the Series C certificate of designation.

The Series C Convertible Redeemable Preferred Stock was not classified as a component of stockholders’ equity in the accompanying Consolidated Balance Sheets. Likewise, the undeclared dividends related to Series C Convertible Redeemable Preferred Stock have been recorded as an addition within the Series C

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

11. Stockholders’ Equity - (continued)

Convertible Preferred Stock account in the amount of $484 and $307 for the three months ended September 30, 2016 and September 30, 2015.

On August 22, 2016, the Company amended the terms of the Series C Convertible Redeemable Preferred Stock. The amendment provided that the Series C Preferred Stock is no longer convertible into common stock by its terms (though the Series C Preferred Stock held by Mr. Sillerman remains subject to the Exchange Agreement in Note 9, Loans Payable) and is no longer redeemable by holder five years after issuance. As amended, the rights, preferences, privileges and restrictions of the shares of Series C Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series C Convertible Redeemable Preferred Stock have a stated value of $1,000 per share.
•	Each holder of a share of Series C Convertible Redeemable Preferred Stock shall be entitled to receive dividends (“Dividends”) on such share equal to twelve percent (12%) per annum (the “Dividend Rate”) of the Stated Value before any Dividends shall be declared, set apart for or paid upon any junior stock or parity stock. Dividends on a share of Series C Preferred Stock shall accrue daily at the Dividend Rate, commence accruing on the issuance date thereof, compound annually, be computed on the basis of a 360-day year consisting of twelve 30-day months and be convertible into common stock in connection with the conversion of such share of Series C Preferred Stock.
•	The Company may redeem any or all of the outstanding Series C Preferred Stock at any time at the then current Stated Value plus accrued Dividends thereon plus a redemption premium equal to the Stated Value multiplied by 6%. However, no premium shall be due on the use of up to 33% of proceeds of a public offering of common stock at a price of $5.00 or more per share.
•	The shares of Series C Preferred Stock are senior in liquidation preference to all shares of capital stock of the Company unless otherwise consented to by a majority of the holders of shares of Series C Preferred Stock.
•	The shares of Series C Preferred Stock shall have no voting rights except as required by law.
•	The consent of the holders of a majority of the shares of Series C Preferred Stock is necessary for the Company to amend the Series C certificate of designation.

The Series C Preferred Stock is no longer convertible into common stock, except in accordance with the Exchange Agreement.

Preferred Stock Conversion

Sillerman Investment Company III, LLC (“SIC III”), an affiliate of Robert F.X. Sillerman, the Company’s Executive Chairman and Chief Executive Officer of the Company, owned 10,000 shares of Series C Convertible Redeemable Preferred Stock. On May 9, 2016 (the “Exchange Date”), the Company and SIC III entered into a Subscription Agreement pursuant to which SIC III subscribed for 1,129,032 shares of the Company’s common stock at a price of $6.20 per share. Accordingly, the aggregate purchase price for such shares was $7,000. The Company and SIC III agreed that SIC III would pay the purchase price for such shares by exchanging $7,000 shares of the Company’s Series C Convertible Redeemable Preferred Stock owned by SIC III for the common stock (the “Exchange”). All conditions of the Subscription Agreement have been satisfied, and therefore 1,129,032 shares of the Company’s common stock were issued to SIC III. Mr. Sillerman and his affiliates now own more than 50% of the outstanding shares of the Company’s common stock. The Company determined that this was a fair transaction and did not recognize any stock compensation expense in relation with the conversion.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

11. Stockholders’ Equity - (continued)

On August 22, 2016, the Company and SIC III, SIC IV, SIC VI entered into an Note Exchange Agreement pursuant to which $30,175, which represents all of the outstanding principal and accrued interest of certain notes held by SIC III, SIC IV, and SIC VI other than $900 of debt held by SIC IV pursuant to that certain Line of Credit Grid Note dated as of June 11, 2015, was exchanged for 30,175 shares of the Company’s Series C Convertible Preferred Stock at an exchange price of $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement.

At September 30, 2016 and June 30, 2016, there were 33,175 and 3,000 shares of Series C Convertible Preferred Stock outstanding, respectively.

Series D Convertible Preferred Stock

On March 24, 2016, the Company created a new class of Series D Convertible Redeemable Preferred Stock (the “Series D Convertible Preferred Stock”). The Company authorized the issuance of up to 110 shares of the Series D Convertible Preferred Stock. The rights, preferences, privileges and restrictions of the shares of Series D Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series D Convertible Preferred Stock have a stated value of $1,000 per share.
•	Each share of Series D Convertible Preferred Stock is convertible, at the option of the holders, at a rate of 167 shares of common stock for one share of converted Series D Convertible Preferred Stock.
•	Shares of Series D Convertible Preferred Stock are not entitled to a liquidation preference.
•	Conversions of the Series D Convertible Preferred Stock shall be limited such that any given conversion shall not cause the holder’s aggregate beneficial ownership of the shares of common stock to exceed 9.99% of the Company’s outstanding common stock.
•	The shares of Series D Convertible Preferred Stock shall have no voting rights except as required by law.
•	The consent of the holders of a majority of the shares of Series D Convertible Preferred Stock is necessary for the Company to amend the Series D certificate of designation.

The Series D Convertible Preferred Stock is classified as a component of stockholders’ equity in the accompanying consolidated balance sheets. There were no shares of Series D Convertible Preferred Stock outstanding at September 30, 2016 and June 30, 2016.

Series E Convertible Preferred Stock

On July 7, 2016, the Company created a new class of Series E Convertible Preferred Stock (the “Series E Convertible Preferred Stock”) by filing a Certificate of Designation of the Series E Convertible Preferred Stock of the Company (the “Series E Certificate of Designation”) with the Secretary of State of the State of Delaware. The Company authorized the issuance of up to 10,000 shares of the Series E Convertible Preferred Stock. The rights, preferences, privileges and restrictions of the shares of Series E Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are contained in the Series E Certificate of Designation and are summarized as follows:

•	The shares of Series E Convertible Preferred Stock have a stated value of $1,000 per share (the “Stated Value”).

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

11. Stockholders’ Equity - (continued)

•	Subject to the satisfaction of certain conditions as set forth therein, each share of Series E Convertible Preferred Stock is convertible, at the option of the holders, on the basis of its Stated Value and accrued, but unpaid Dividends, into shares of the Company’s common stock at a conversion price equal to the lesser of $5.20 or the Exchange Price.
•	The shares of Series E Convertible Preferred Stock shall have no voting rights except as required by law.
•	The consent of the holders of a majority of the shares of Series E Convertible Preferred Stock is necessary for the Company to amend its Series C Certificate of Designation.

As of September 30, 2016, there were 4,435 shares of Series E Convertible Preferred Stock outstanding. There were no shares of Series E Convertible Preferred Stock outstanding as of June 30, 2016.

Subscription Agreement

On December 3, 2015, the Company and SIC IV entered into a Subscription Agreement pursuant to which SIC IV subscribed for 437,500 shares of the Company’s common stock at a price of $9.40 per share. Accordingly, the aggregate purchase price for such shares was $4,112.

Non-controlling Interest

As discussed in Note 6, Acquisitions, on September 8, 2015, the Company acquired the assets of the DraftDay Business and its operations have been consolidated with the Company’s operations as of that date. The Company has recorded non-controlling interest in its Consolidated Balance Sheets and Consolidated Statements of Operations for the portion of the DraftDay Business that the Company does not own. In the three months ended September 30, 2016, Sportech invested an additional $121 into the DraftDay Business in exchange for shares of Series A Preferred Stock of DDGG for $1 per share. In connection with termination of the Sportech MSA at June 30, 2016 (see Note 6, Acquisitions), Sportech returned 4,200 shares of DDGG stock. The Company reduced non-controlling interest by $378, which represents the fair value of these shares.

12. Share-Based Payments

Equity Incentive Plan

The 2011 Executive Incentive Plan (the “Plan”) of the Company was approved on February 21, 2011 by the written consent of the holder of a majority of the Company’s outstanding common stock. The Plan provides the Company the ability to grant to any officer, director, employee, consultant or other person who provides services to the Company or any related entity, options, stock appreciation rights, restricted stock awards, dividend equivalents and other stock-based awards and performance awards, provided that only employees are entitled to receive incentive stock options in accordance with IRS guidelines. The Plan provides for the issuance of a maximum of 6,250,000 shares of common stock. Pursuant to the Executive Incentive Plan and the employment agreements, between February 15, 2011 and September 30, 2016, the Compensation Committee of the Company’s Board of Directors authorized the grants of restricted stock and stock options described below.

Restricted Stock

Compensation expense related to restricted stock was $15 and $4,991 for the three months ended September 30, 2016 and 2015, respectively. As of September 30, 2016, there was $29 in total unrecognized share-based compensation costs related to restricted stock. There was no restricted stock granted during the three months ended September 30, 2016.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

12. Share-Based Payments - (continued)

Stock Options

The Company accounts for these options at fair market value of the options on the date of grant, with the value being recognized over the requisite service period. The fair value of each option award is estimated using a Black-Scholes option valuation model. Expected volatility is based on the historical volatility of the price of comparable companies’ stock. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option. The Company uses historical data to estimate expected dividend yield, expected life and forfeiture rates. Options generally have an expiration of 10 years and vest over a period of 3 or 4 years. There were no options granted during the three months ended September 30, 2016 and 2015.

Compensation expense related to stock options of $12 and $173 is included in the accompanying Consolidated Statements of Operations in selling, general and administrative expenses for the three months ended September 30, 2016 and 2015, respectively. As of September 30, 2016, there was approximately $133 of total unrecognized stock-based compensation cost which will generally be recognized over a four year period.

13. Income Taxes

For the three months ended September 30, 2016 and 2015, the Company did not record an income tax benefit because it has incurred taxable losses and has no history of generating taxable income and therefore the Company cannot presently anticipate the realization of a tax benefit on its Net Operating Loss carryforward. At September 30, 2016 the Company has a Net Operating Loss carryforward of approximately $162,900, which will begin to expire in 2030.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

14. Related Party Transactions

Shared Services Agreements

The Company also entered into a shared services agreement (“SFX Shared Services Agreement”) with SFX, pursuant to which it shares costs for services provided by several of the Company’s and/or SFX’s employees. Such employees will continue to be paid by their current employers, and SFX will reimburse the Company directly for its portion of such salary and benefits and Company will reimburse SFX directly for its portion of such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant). The Audit Committee of each company’s Board of Directors reviews and, if appropriate, approves the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances. The Company entered into an amendment (the “Amendment”) to the shared services agreement on January 22, 2015, pursuant to which the Company may provide additional services to SFX, and SFX may provide certain services to the Company. In particular, the shared services agreement provides that, in addition to services already provided, certain employees of the Company may provide human resources, content and programming, and facilities services to SFX, subject to reimbursement based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent. In addition, the Amendment provides that SFX may provide certain tax services to the Company, subject to reimbursement based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

14. Related Party Transactions - (continued)

The parties terminated the SFX Shared Services Agreement effective as of January 1, 2016. We continue to try to settle amounts remaining outstanding.

For the three months ended September 30, 2015, the Company was billed by SFX, net of amounts billed by the Company to SFX, respectively. The net balance due (to)/from SFX, including amounts related to the Sales Agency Agreement, discussed below, as of September 30, 2016 and June 30, 2016 was $139 and $142, respectively.

License Agreement

On March 10, 2014, the Company entered into an audio recognition and related loyalty program software license and services agreement with SFX. Pursuant to the terms of the license agreement, SFX paid the Company $5,000 to license its audio recognition software and related loyalty platform for a term of 10 years. The amount was deferred and is being amortized over the ten years period. For the three months ended September 30, 2016 and 2015, the Company recognized $125 and $125, respectively of revenue related to this agreement.

Secured Line of Credit

On January 27, 2016, Sillerman Investment Company VI LLC (“SIC VI”), an affiliate of Robert F.X. Sillerman, the Executive Chairman and Chief Executive Officer of the Company, entered into a secured revolving loan agreement (the “Secured Revolving Loan”) with the Company and its subsidiaries, Wetpaint and Choose Digital (collectively, the “Subsidiaries”), pursuant to which the Company can borrow up to $1,500. The Secured Revolving Loan bears interest at the rate of 12% per annum. In connection with the Secured Revolving Loan, the Company and the Subsidiaries have entered into a Security Agreement (the “Security Agreement”) with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company intends to use the proceeds from the Secured Revolving Loan to fund working capital requirements and for general corporate purposes in accordance with a budget to be agreed upon by SIC VI and the Company. As of June 30, 2016, $1,500 had been advanced thereunder. Because Mr. Sillerman is a director, executive officer and greater than 10% stockholder of the Company, a majority of the Company’s independent directors approved the transaction. On August 22, 2016, the Company and SIC IV entered into an Note Exchange Agreement pursuant to which $1,500, which represents all of the outstanding principal and accrued interest of certain notes held by SIC IV was exchanged for 1,500 shares of the Company’s Series C Convertible Preferred Stock at an exchange price of $1,000 per share. See Note Exchange Agreement paragraph below for additional information on the August 22, 2016 exchange.

$500 Line of Credit

The Company and its subsidiaries entered into a secured, revolving Line of Credit on March 29, 2016 with SIC VI (the “Secured Revolving Line of Credit”), pursuant to which the Company can borrow up to $500. The Secured Revolving Line of Credit bears interest at the rate of 12% per annum. In connection with the Secured Revolving Line of Credit, the Company and the Subsidiaries have entered into a Security Agreement (the “Security Agreement”) with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company intends to use the proceeds from the Secured Revolving Line of Credit to fund working capital requirements and for general corporate purposes in accordance with a budget to be agreed upon by SIC VI and the Company. At June 30, 2016, $500 had been advanced thereunder. On August 22, 2016, the Company and SIC VI entered into an Note Exchange Agreement pursuant to which $500, which represents all of the outstanding principal and accrued interest of

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

14. Related Party Transactions - (continued)

certain notes held by SIC VI was exchanged for 500 shares of the Company’s Series C Convertible Preferred Stock at an exchange price of $1,000 per share. See Note Exchange Agreement paragraph below for additional information on the August 22, 2016 exchange.

Preferred Stock Conversion

Sillerman Investment Company III, LLC (“SIC III”), an affiliate of Robert F.X. Sillerman, the Company’s Executive Chairman and Chief Executive Officer of the Company, owned 10,000 shares of Series C Convertible Redeemable Preferred Stock. On May 9, 2016 (the “Exchange Date”), the Company and SIC III entered into a Subscription Agreement pursuant to which SIC III subscribed for 1,129,032 shares of the Company’s common stock at a price of $6.20 per share. Accordingly, the aggregate purchase price for such shares was $7,000. The Company and SIC III agreed that SIC III would pay the purchase price for such shares by exchanging 7,000 shares of the Company’s Series C Convertible Redeemable Preferred Stock owned by SIC III for the common stock (the “Exchange”). All conditions of the Subscription Agreement have been satisfied, and therefore 1,129,032 shares of the Company’s common stock were issued to SIC III. Mr. Sillerman and his affiliates now own more than 50% of the outstanding shares of the Company’s common stock. The Company determined that this was a fair transaction and did not recognize any stock compensation expense in relation with the conversion.

Exchange Agreement

On July 8, 2016, the Company and SIC III, SIC IV and SIC VI, each an affiliate of Mr. Sillerman, entered into an Exchange Agreement pursuant to which, subject to adjustment, (i) 3,000 shares of the Company’s Series C Preferred Stock owned by SIC III are to be exchanged for 890,898 shares of the Company’s common stock and (ii) all of the debt held by Mr. Sillerman and such affiliates is to be exchanged for 5,066,654 shares of the Company’s common stock. Issuance of the shares is conditioned upon approval of the Company’s shareholders (see “Shareholder Approval” in this section), the closing of an offering of the Company’s common stock in the amount of at least $10,000, approval of its Listing of Additional Shares application with NASDAQ, the Company shall not be subject to any bankruptcy proceeding, and various other conditions. The exchange price shall be equal to the lesser of $5.20 and the price at which the Debentures can be exchanged for shares of the Company’s common stock. The Company received an independent valuation with respect to the original exchange that the exchange price of $5.20 reflects fair value. Any additional change is subject to the receipt by the Company of an updated fair value determination. The agreement provides for termination in the event the conditions are not satisfied by March 31, 2017. At the date of this filing, this transaction has not yet closed.

Amended Exchange Agreement/Amended Grid Note

On July 18, 2016, SIC III, SIC IV and SIC VI, LLC entered into an amendment to the Exchange Agreement relating to the exchange of debt and shares of the Series C Preferred Stock of the Company for shares of the Company’s common stock. The Exchange Agreement modified the Grid Note to provide that SIC IV shall be entitled to repayment of up to $2,000 of the outstanding principal balance of the Grid Note and the Company shall be entitled to draw up to an additional $5,000. $3,605 remains available to draw under the Grid Note and at the date of this filing, the current balance is $1,405.

Note Exchange Agreement

On August 22, 2016, the Company and SIC III, SIC IV, and SIC VI, each an affiliate of Mr. Sillerman, entered into a Note Exchange Agreement pursuant to which $30,175, which represents all of the outstanding principal and accrued interest of the Note, the Loans, the Secured Revolving Loan, the Secured Revolving Promissory Note, the Secured Revolving Promissory Note II, and the Secured Revolving Promissory Note III (all described and defined in Note 9, Loans Payable) other than $900 of debt held by SIC IV pursuant to that

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

14. Related Party Transactions - (continued)

certain Line of Credit Grid Promissory Note dated as of June 11, 2015 (see “Grid Note”), was exchanged for 30,175 shares of the Company’s Series C Preferred Stock (see “Amendment to Certificate of Designation of Series C Preferred Stock” in this section.) The exchange price is $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement, and subject to the additional obligations set forth in the Subordination Agreement and the Lockup Agreements. The Grid Note remains subject to the Exchange Agreement.

Related Approvals

Because the above transactions were subject to certain rules regarding “affiliate” transactions, the Company’s Audit Committee and a majority of the independent members of the Company’s Board of Directors approved each of these transactions.

15. Fair Value Measurement

The Company values its assets and liabilities using the methods of fair value as described in ASC 820. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The three levels of fair value hierarchy are described below:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, and considers counter-party credit risk in its assessment of fair value. Observable or market inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions based on the best information available. The Company has certain liabilities that are required to be recorded at fair value on a recurring basis in accordance with accounting principles generally accepted in the United States, as described below.

The Company issued 1,068 warrants in connection with the May 10, 2012 PIPE. Each warrant has a sale price of $8,800 and is exercisable into 1 share of common stock at a price of $12,800 over a term of three years. Further, the exercise price of the warrants is subject to “down round” protection, whereby any issuance of shares at a price below the current price resets the exercise price equal to a the price of newly issued shares (the “Warrants”). In connection with the PIPE Exchanges on September 16, 2013, the exercise price of the Warrants was reset to $2. The fair value of such warrants has been determined utilizing the Binomial Lattice Model in accordance with ASC 820-10, Fair Value Measurements. The fair value of the warrants when issued was $5,281. On September 16, 2013, 341 warrants were exchanged in connection with the PIPE Exchanges. The remaining 14,545 warrants were marked to market as of September 30, 2016 and 2015 to a fair value of $10 and $10, respectively. The Company recorded gains/(losses) of $0 and $(5) to other income, net in the Consolidated Statements of Operations for the nine months ended September 30, 2016 and 2015, respectively. The fair value of the warrant is classified as a long-term liability on the Consolidated Balance Sheets as of September 30, 2016, due to the Company’s intention to retire a significant portion of these warrants in its next round of financing. The Company’s warrants were classified as a Level 3 input within the fair value hierarchy

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

15. Fair Value Measurement - (continued)

because they were valued using unobservable inputs and management’s judgment due to the absence of quoted market prices and inherent lack of liquidity.

On February 8, 2016, the Company received Perk warrants as part of the consideration in the sale of the Viggle business. The carrying amount of Perk warrants held is marked-to-market on a quarterly basis using the Monte Carlo valuation model, in accordance with ASC 820-10, Fair Value Measurements. The changes to fair value are recorded in the Consolidated Statement of Operations. The fair value of the warrants when issued was $1,023. The warrants were marked to market as of September 30, 2016 to a fair value of $1,091. The Company recorded a loss of $503 to other expense, net in the Consolidated Statements of Operations for the three months ended September 30, 2016. The fair value of the warrant was classified as an other asset on the Consolidated Balance Sheet as of June 30, 2016. The Perk warrants were classified as a Level 3 input within the fair value hierarchy because they were valued using unobservable inputs and management’s judgment due to the absence of quoted market prices and inherent lack of liquidity.

In February 2016, the Company received 1,370,000 shares of Perk stock, which is publicly traded on the Toronto Stock Exchange, as part of the consideration in the sale of assets described in the Perk Agreement. These securities are short-term marketable securities, and have been classified as “available-for-sale” securities. Pursuant to ASC 320-10, “Investments — Debt and Equity Securities” the Company’s marketable securities are marked to market on a quarterly basis, with unrealized gains and losses recorded in equity as Other Comprehensive Income/Loss.

On September 30, 2016, the Company sold to Perk the remaining shares (1,013,068) of Perk common stock, the warrants for additional shares, and the right to the Earn-Out Shares received from Perk on the sale of the Viggle rewards business on February 8, 2016. The Company received $1,300 from Perk as consideration therefor. The execution of the Securities Purchase Agreement and closing were simultaneous. In connection with the sale of the Perk shares, the warrants for additional shares and the right to the Earn-Out Shares, the Company recorded a loss of $2,193 in the Other Expense line item of the Consolidated Statements of Operations for the three months ended September 30, 2016.

As discussed in Note 6, Acquisitions, the Company purchased Rant on July 12, 2016. In conjunction with the Rant acquisition, the Company delivered a Secured Convertible Note to Rant in the amount of $3,000 and issued 4,435 of Series E Convertible Preferred Stock. In accordance with ASC 820, the Company had the Secured Convertible Note and Series E Preferred Stock fair valued at the acquisition date. The fair value of the Rant Note was $3,500 and the fair value of the Series E Preferred Stock was $7,600. The Rant Note and Series E Preferred Stock were recorded at their acquisition date fair values with a corresponding charges to goodwill in the Consolidated Balance Sheets at September 30, 2016.

On July 12, 2016, the Company closed the Private Placement of $4,444 principal amount of the Debentures and Warrants. The Debentures and Warrants were fair valued at the Private Placement closing date. The fair value of the Conversion feature was $1,856 and the fair value of the Warrants was $1,500. The Conversion feature and Warrants were recorded at the Private Placement closing date fair values with corresponding charges to debt discount of $1,856 for the Debentures and $1,500 for the Warrants in the Consolidated Balance Sheets at September 30, 2016.

On August 22, 2016, the Company and SIC III, SIC IV, SIC VI entered into an Note Exchange Agreement pursuant to which $30,175, which represents all of the outstanding principal and accrued interest of certain notes held by SIC III, SIC IV, and SIC VI other than $900 of debt held by SIC IV pursuant to that certain Line of Credit Grid Note dated as of June 11, 2015, was exchanged for 30,175 shares of the Company’s Series C Convertible Preferred Stock at an exchange price of $1,000 per share. The Series C Convertible Preferred Stock was fair valued at the exchange date, August 22, 2016, and determined to be $28,500. The

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

15. Fair Value Measurement - (continued)

Series C Convertible Preferred Stock was recorded at the exchange date fair value with a corresponding charge to additional paid-in capital of $1,675 in the Consolidated Balance Sheets at September 30, 2016.

Non-financial Assets and Liabilities that are Measured at Fair Value on a Nonrecurring Basis

On a nonrecurring basis, the Company uses fair value measures when analyzing asset impairment. Long-lived assets and certain identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined such indicators are present and the review indicates that the assets will not be fully recoverable, based on undiscounted estimated cash flows over the remaining amortization periods, their carrying values are reduced to estimated fair value. Measurements based on undiscounted cash flows are considered to be Level 3 inputs. During the fourth quarter of each year, the Company evaluates goodwill and indefinite-lived intangibles for impairment at the reporting unit level. For each acquisition, the Company performed a detailed review to identify intangible assets and a valuation is performed for all such identified assets. The Company used several market participant measurements to determine estimated value. This approach includes consideration of similar and recent transactions, as well as utilizing discounted expected cash flow methodologies, and/or revenue or EBITDA multiples, among other methods. The amounts allocated to assets acquired and liabilities assumed in the acquisitions were determined using Level 3 inputs. Fair value for property and equipment was based on other observable transactions for similar property and equipment. Accounts receivable represents the best estimate of balances that will ultimately be collected, which is based in part on allowance for doubtful accounts reserve criteria and an evaluation of the specific receivable balances.

Where goodwill has been allocated to a reporting unit and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal. Goodwill disposed in these circumstances is measured based on the relative values of the disposed operation and the portion of the reporting units retained. The relative fair value of each reporting unit is established using discounted expected cash flow methodologies, and/or revenue or EBITDA multiples, or other applicable valuation methods, which are considered to be Level 3 inputs.

The following table presents a reconciliation of assets measured at fair value on a recurring basis using unobservable inputs (level 3):

(in thousands)
Balance at July 1, 2016	$648
Unrealized losses for the period included in other income (expense), net	(503)
Sale of Perk warrants	(145)
Balance at September 30, 2016	$—

As noted above, on September 30, 2016, the Company sold to Perk the remaining shares of Perk common stock, the warrants for additional shares, and the right to the Earn-Out Shares received from Perk on the sale of the Viggle rewards business on February 8, 2016. The Company received $1,300 from Perk as consideration therefor. In connection with the sale of the Perk shares, the warrants for additional shares and the right to the Earn-Out Shares, the Company recorded a loss of $2,193 in the Other Expense line item of the Consolidated Statements of Operations for the three months ended September 30, 2016.

The following table presents a reconciliation of liabilities measured at fair value on a recurring basis using unobservable inputs (level 3):

(in thousands)
Balance at July 1, 2016	$10
Additions to Level 3	—
Balance at September 30, 2016	$10

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

16. Subsequent Events

MGT Shares

On October 10, 2016, the Company satisfied the MGT Notes through the issuance of 136,304 shares of its common stock and payment of interest of $16.

Events of Default

The Company is currently in default under the Debentures issued in the Private Placement for failure to make the first amortization payment and for failure to maintain the Minimum Cash Reserve.

On October 12, 2016, the first amortization payment in the amount of $444, plus accrued interest of approximately $114 pursuant to the terms of the Debentures became due and payable to the Purchasers. The Company did not make such payment at the time it was due. The Company entered into waiver agreements with Purchasers holding approximately 87% of the principal amount of the Debentures. Such waivers are not binding on the remaining Purchasers of the Debentures. Pursuant to the terms of the Waiver, the Purchasers have agreed to waive the payment of the amortization payments and accrued interest due for October 2016 and November 2016. In consideration for waiving the payment terms of the Debentures, the Company has agreed to pay, upon execution of the Waiver, 10% of the Amortization Amount that became due on October 12, 2016 and has agreed to pay on November 12, 2016 10% of the Amortization Amount due in November 2016. All other amounts will be due and payable in accordance with the terms of the Debentures, with the deferred payments due at maturity. The Company did not receive a waiver from one of its debenture holders, holding approximately 13% of the principal amount of the Debentures with respect to the event of default arising out of the Company’s failure to make the first amortization payment when due. Pursuant to the terms of the Debentures, such holder has sent a notice of acceleration, stating that the Company owes $696, reflecting the principal amount of the Debenture plus interest through November 1, 2016. Interest will accrue at 18% until this amount is satisfied. The Company is seeking to settle the matter with the holder; however, there can be no assurance that an agreement will be reached.

The waivers entered into with some of the Purchasers related to the failure to pay the amortization amount do not address the failure to maintain the Minimum Cash Reserve. Pursuant to the terms of the Debentures, the failure to cure the non-payment of amortization or failure to maintain the Minimum Cash Reserve within three trading days after the due date constitutes an Event of Default. Following the occurrence of an event of default, among other things: (1) at the Purchaser’s election, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through the one year anniversary of the original issue date if such interest has not yet accrued, liquidated damages and other amounts owed through the date of acceleration, shall become, immediately due and payable in either cash or stock pursuant to the terms of the Debentures; and (2) the interest rate on the Debentures will increase to the lesser of 18% or the maximum allowed by law. In addition to other remedies available to the Purchasers. the Company’s obligation to repay amounts due under the Debentures is secured by a first priority security interest in and lien on all of the Company’s assets and property, including the Company’s intellectual property, and such remedies can be exercised by the Purchasers without additional notice to the Company.

Under terms of the $3,000 Secured Convertible Note issued in connection with the acquisition of Rant, a default under other indebtedness owed by the Company constitutes a default under the Rant Note. As a result of such Event of Default, the holder of the Rant Note has executed a waiver that provides that, until May 15, 2017, the events of default arising out of the failure to pay the amounts due under the Debentures as of the date of the waiver and the failure by the Company to maintain the Minimum Cash Reserve shall not constitute events of default for purposes of the Rant Note.

Pursuant to the terms of the Registration Rights Agreement, the Company is required to pay liquidated damages to the Purchasers if the resale Registration Statement, of which this prospectus is a part, was not declared effective within 90 days of the filing deadline, which was August 11, 2016. As a result, the

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)
(Unaudited)

16. Subsequent Events - (continued)

Purchasers are entitled to liquidated damages on the date the deadline was missed and on each monthly anniversary thereafter until the Registration Statement is declared effective calculated as follows:

•	1.5% of the purchase price paid for securities purchased pursuant to the Purchase Agreement payable in cash; and
•	Shares of Common Stock of the Company equivalent to 1.5% of the purchase price divided by the average closing bid price for the Company’s common stock for the five-day period prior to the date liquidated damaged became due (or the monthly anniversary thereof).

After the first monthly anniversary, any liquidated damages will be pro-rated on a daily basis for any portion of a month before the Registration Statement is declared effective. In no event will the Company be liable for liquidated damages in excess of 12% of the aggregate purchase price of securities purchased under the Purchase Agreement.

Departure of an Officer

On October 18, 2016, Olga Bashkatova resigned her position as the Controller and Principal Accounting Officer of the Company effective October 26, 2016. Her employment agreement with the Company, previously reported on the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, was terminated as of October 26, 2016.

NASDAQ Status

The Company’s common stock is listed on The NASDAQ Capital Market under the symbol FNCX. The NASDAQ Staff informed the Company that it failed to comply with NASDAQ’s continued listing criteria for stockholders’ equity and minimum bid price. In response, the Company appealed the decision to a NASDAQ Listing Qualifications Panel (the “Panel”). Following the hearing and an extension of time to regain compliance granted by the Panel, the Company was notified by NASDAQ on November 1, 2016 that it had regained compliance with the stockholders’ equity and bid price requirements. The Panel further indicated, however, that the Company will remain subject to a “Panel Monitor” as that term is defined under NASDAQ Listing Rule 5815(d)(4)(A), through November 1, 2017.

Under the terms of the Panel Monitor, in the event the Company’s stockholders’ equity falls below the $2.5 million threshold (or any other requirement that would ordinarily require the Company to submit a compliance plan to the NASDAQ Staff) during the monitor period and the Company does not qualify for continued listing under an alternative to the stockholders’ equity requirement, the Panel will promptly conduct a hearing with respect to the stockholders’ equity deficiency.

In addition, the Company received a letter from NASDAQ that due to the resignation of Birame Sock as a director, the Company is no longer in compliance with NASDAQ rules relating to independent directors and audit committee compliance. The Company has until February 1, 2017 to regain compliance with these requirements.

Secured Lines of Credit

Since the three months ended September 30, 2016, the Company borrowed an additional $505 under the SIC IV Line of Credit as of the date of this filing. The principal amount now outstanding under the Line of Credit is $2,115 and the Company is entitled to draw up to an additional $3,785 under the Line of Credit.

Function(x) Inc. (formerly known as Viggle Inc.)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Function(x) Inc. (formerly known as Viggle Inc.)

New York, New York

We have audited the accompanying consolidated balance sheets of Function(x) Inc. (the “Company”) (formerly known as Viggle Inc.) as of June 30, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Function(x) Inc. (formerly known as Viggle Inc.) at June 30, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and at June 30, 2016 has a deficiency in working capital that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP

New York, NY
October 11, 2016

FINANCIAL STATEMENTS

Function(x) Inc.

CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	June 30, 2016	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$537	$4,217
Marketable securities	2,495	—
Accounts receivable (net of allowance for doubtful accounts of $20 at June 30, 2016 and 2015)	307	838
Prepaid expenses	226	483
Other receivables	114	661
Other current assets	110	—
Current assets of discontinued operations	39	3,431
Total current assets	3,828	9,630
Restricted cash	440	695
Property & equipment, net	1,414	2,334
Intangible assets, net	5,339	18,683
Goodwill	11,270	24,722
Other assets	748	270
Non-current assets of discontinued operations	—	13,895
Total assets	$23,039	$70,229
Liabilities, convertible redeemable preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable and accrued expenses	$11,625	$10,040
Deferred revenue	637	593
Current portion of loans payable	8,996	1,575
Current liabilities of discontinued operations	2,851	13,278
Total current liabilities	24,109	25,486
Loans payable, less current portion	19,716	22,516
Deferred revenue	3,429	3,854
Common stock warrant liability	10	10
Other long-term liabilities	951	1,678
Non-current liabilities of discontinued operations	—	538
Total liabilities	48,215	54,082
Series A Convertible Redeemable Preferred Stock, $1,000 stated value, authorized 100,000 shares, issued and outstanding -0- shares as of June 30, 2016 and 2015	—	—
Series C Convertible Redeemable Preferred Stock, $1,000 stated value, authorized 100,000 shares, issued and outstanding of 3,000 and 10,000 shares as of June 30, 2016 and 2015, respectively	4,940	11,815
Commitments and contingencies	—	—
Stockholders’ (deficit) equity:
Series B Convertible Preferred Stock, $1,000 stated value, authorized 50,000 shares, issued and outstanding -0- shares as of June 30, 2016 and 2015	—	—
Series D Convertible Preferred Stock, $1,000 stated value, authorized 150 shares, issued and outstanding -0- shares as of June 30, 2016 and 2015	—	—
Common stock, $0.001 par value: authorized 15,000,000 shares, issued and outstanding 3,023,753 and 1,169,156 shares as of June 30, 2016 and 2015, respectively	3	1
Additional paid-in-capital	409,765	383,607
Treasury stock, 10,758 shares at June 30, 2016 and 2015	(11,916)	(11,916)
Accumulated deficit	(428,380)	(367,360)
Accumulated other comprehensive loss	(361)	—
Non-controlling interest	773	—
Total stockholders’ (deficit) equity	(30,116)	4,332
Total liabilities, convertible redeemable preferred stock and stockholders’ (deficit) equity	$23,039	$70,229

See accompanying Notes to Consolidated Financial Statements

Function(x) Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share data)

	Year Ended June 30,
	2016	2015
Revenues	$4,509	$5,674
Selling, general and administrative expenses	(29,324)	(47,072)
Impairment loss (see Note 8)	(28,541)	(2,085)
Operating loss	(53,356)	(43,483)
Other income (expense):
Other income, net	(23)	6
Interest expense, net	(3,788)	(2,050)
Total other expense, net	(3,811)	(2,044)
Net loss before provision for income taxes	(57,167)	(45,527)
Income tax expense	—	—
Net loss from continuing operations	(57,167)	(45,527)
Net loss from discontinued operations, net of tax	(6,522)	(33,012)
Net loss	(63,689)	(78,539)
Accretion of Convertible Redeemable Preferred Stock	280	135
Undeclared Series C Convertible Redeemable Preferred Stock Dividend	(1,156)	(468)
Add: Net loss attributable to non-controlling interest	$1,826	$—
Net loss attributable to common stockholders	$(62,739)	$(78,872)
Net loss per common stock – basic and diluted:
Continuing operations	$(33.03)	$(54.78)
Discontinued operations	$(3.83)	$(39.44)
Net loss per common stock attributable to common stockholders – basic and diluted	$(36.86)	$(94.22)
Weighted average common stock outstanding – basic and diluted	1,702,080	837,093

See accompanying Notes to Consolidated Financial Statements

Function(x) Inc.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(amounts in thousands)

	Year Ended June 30,
	2016	2015
Net loss	$(63,689)	$(78,539)
Other comprehensive income, net of tax
Unrealized loss on available for sale securities	(361)	—
Other comprehensive loss	(361)	—
Comprehensive loss	$(64,050)	$(78,539)

See accompanying Notes to Consolidated Financial Statements

Function(x) Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY
(amounts in thousands)

	Common Stock	Class D Preferred Stock	Additional Paid-In Capital	Treasury Stock	Accumulated Other Comprehensive Loss	Accumulated Deficit	Non- Controlling Interest	Total
Balance June 30, 2014	$1	$—	$340,178	$(11,556)	$—	$(288,821)	$—	$39,802
Net loss						(78,539)		(78,539)
Purchase of common stock from former officer				(360)				(360)
Accretion of Series C Convertible Redeemable Preferred Stock			135					135
Undeclared Series C Preferred Stock Dividend			(468)					(468)
Common stock offerings			12,459					12,459
Common stock issued for services			208					208
Common stock issued in settlement of Blue Spike litigation			139					139
Share based compensation in connection with Securities Purchase Agreement			2,657					2,657
Restricted stock – share based compensation			24,649					24,649
Employee stock options share based compensation			3,650					3,650
Balance June 30, 2015	$1	$—	$383,607	$(11,916)	$—	$(367,360)	$—	$4,332
Net loss						(61,863)	$(1,826)	(63,689)
Unrealized loss on marketable securities					(361)			(361)
Common stock issued for DraftDay acquisition			1,755				610	2,365
Common stock and warrants of Draftday issued for management service contracts							1,733	1,733
Series A investment into DDGG							256	256
Series D issuance		110						110
Series D conversion to common stock		(110)	110					—
Common stock issued for MGT debt conversion			797					797
Conversion of Sillerman debt to common stock	1		4,111					4,112
Common stock issued for Kuusamo debt conversion			71					71
Common stock issued to Coda search – debt conversion			5					5
Common stock purchased – PP – Reaz Islam			200					200
Accretion of Series C Convertible Redeemable Preferred Stock			280					280
Undeclared Series C Preferred Stock Dividend			(1,156)					(1,156)
Series C conversion to common	1		7,750					7,751
Interest income on note receivable from shareholders			2					2
Other matter related to Choose Digital RSUs (Note 12)						843		843
Restricted stock – share based compensation			11,998					11,998
Employee stock options – share based compensation			235					235
Balance June 30, 2016	$3	$—	$409,765	$(11,916)	$(361)	$(428,380)	$773	$(30,116)

See accompanying Notes to Consolidated Financial Statements

Function(x) Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Year Ended June 30,
	2016	2015
Operating activities:
Net loss	$(63,689)	$(78,539)
Adjustments to reconcile net loss to net cash used in operating activities:
Restricted stock based compensation	11,998	24,649
Employee stock options – share based compensation	235	3,650
Share based compensation in connection with securities purchase agreement	—	4,140
Write-off of certain intangible assets related to Choose Digital	—	2,086
Stock issued for services	—	208
Stock issued in settlement of litigation	—	139
Gain on sale of a business	(1,262)	—
Gain on settlement of accounts payable	(2,132)	—
Fair value loss in financial assets	376	—
Loss on abandonment of assets	173	—
Loss on settlement of receivables	549	—
Impairment loss	28,541	—
Decrease in fair value of common stock warrants	—	(5)
Increase in fair value of contingent consideration related to acquisitions	—	2,222
Accretion of note discount	200	115
Depreciation and amortization	3,748	6,040
Interest income on notes receivable from shareholders and officer	(2)	—
Changes in operating assets and liabilities:
Marketable securities	(148)	—
Accounts receivable	3,299	(157)
Other receivables	547	(581)
Prepaid expenses	2,065	316
Other assets	319	41
Deferred revenue	(381)	(818)
Points liability	(64)	4,102
Accounts payable and accrued expenses	6,213	1,737
Other liabilities	(180)	(40)
Net cash used in operating activities	(9,595)	(30,695)
Investing activities:
Purchase of property and equipment	—	(113)
Capitalized software costs	—	(1,051)
Net cash used in investing activities	—	(1,164)

See accompanying Notes to Consolidated Financial Statements

Function(x) Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
(amounts in thousands)

	Year Ended June 30,
	2016	2015
Financing activities:
Issuance of common stock and warrants for cash	$200	$12,459
Proceeds from loans	11,535	35,975
Repayments on loans	(3,000)	(27,000)
Sale of Class C Convertible Redeemable Preferred Stock	—	10,000
Purchase of common stock from former officer	—	(360)
Restricted cash	—	4,995
Payments related to contingent consideration	(2,570)	—
Repayment on notes payable	(250)	—
Net cash provided by financing activities	5,915	36,069
Net change in cash	(3,680)	4,210
Cash at beginning of period	4,217	7
Cash at end of period	$537	$4,217
Supplemental cash flow information:
Cash paid during the year for interest	$110	$999
Landlord lease incentive build-out allowance	$—	$449
Common stock and warrants issued for DraftDay acquisition	$1,755	$—
DDGG common stock and warrants issued for DraftDay acquisition	$610	$—
Notes issued for DraftDay acquisition	$2,250	$—
Common stock and warrants issued for management service contracts	$2,111	$—
Common stock issued for partially settled notes related to DraftDay acquisition	$868	$—
Preferred Series D shares issued to partially settle notes related to DraftDay acquisition	$110	$—
Settlement of Perk Loan in common stock	$1,000	$—
Loans converted to common stock	$4,117	$—
Preferred Series C shares converted to common stock	$7,751	$—
Reversal of Choose Digital RSU liability (Note 12)	$843	$—

See accompanying Notes to Consolidated Financial Statements

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

1. Basis of Presentation and Consolidation

On January 27, 2016, Function(x) Inc. (“Function(x)” and/or the “Company”) changed its name from Viggle Inc. to DraftDay Fantasy Sports, Inc. (“DraftDay”), and changed its ticker symbol from VGGL to DDAY. On June 10, 2016, the Company changed its name from DraftDay Fantasy Sports, Inc. to Function(x) Inc., and changed its ticker symbol from DDAY to FNCX. It now conducts business under the name Function(x) Inc. The Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries. The Company has nine wholly-owned subsidiaries, Function(x) Inc., Project Oda, Inc., Sports Hero Inc., Loyalize Inc., Viggle Media Inc., VX Acquisition Corp., Nextguide Inc., Wetpaint.com, Inc. (“Wetpaint”), and Choose Digital Inc. (“Choose Digital”), each a Delaware corporation. The Company also owns approximately 49% of the issued and outstanding common stock of DDGG, and also appoints a majority of the members of its Board of Directors. All significant intercompany accounts and transactions have been eliminated in consolidation.

On September 8, 2015, the Company and its newly created subsidiary DraftDay Gaming Group, Inc. (“DDGG”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with MGT Capital Investments, Inc. (“MGT Capital”) and MGT Sports, Inc. (“MGT Sports”), pursuant to which the Company acquired all of the assets of the DraftDay.com business (the “DraftDay Business” or “DraftDay.com”) from MGT Capital and MGT Sports.

On February 8, 2016, the Company completed the sale of assets related to the Company’s rewards business, including the Viggle App, in accordance with the Asset Purchase Agreement (the “Perk Agreement”) with Perk.com, Inc. (“Perk”) entered into on December 13, 2015. Management entered into this binding sales agreement following a strategic decision to divest the operations related to the Viggle App and place greater focus on its remaining businesses. The assets, liabilities and operations related to Loyalize Inc., and Nextguide Inc. (as well as the portion of the assets relating to the Company’s discontinued rewards business within the Company) have been classified as discontinued operations in the accompanying consolidated financial statements for all periods presented. In accordance with Accounting Standards Codification (“ASC”) No. 205, Presentation of Financial Statements, the inter-segment revenues and expenses related to services provided by Choose Digital to the Viggle rewards business (discontinued operations) are presented at cost in the Consolidated Statements of Operations.

In December 2015, as a result of the sale of certain assets to Perk and acquisition of the DraftDay Business, we reorganized the organizational management and oversight of the Company into three segments (see Note 4, Segments). Accordingly, prior period financial information has been recast to confirm to the current period presentation. These changes impacted Note 4: Segments and Note 3: Summary of Significant Accounting Policies, with no impact on consolidated net loss or cash flows in any period.

On July 12, 2016, the Company and RACX Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“RACX”), completed an acquisition pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Rant, Inc., a Delaware corporation, pursuant to which RACX has acquired the assets of Rant (the “Asset Purchase”) used in the operation of Rant’s Rant.com independent media network and related businesses (the “Rant Assets”). We acquired assets of Rant for $2,000 in assumed liabilities, a $3,000 note, and 4,435 shares of Function(x) Inc. Series E Convertible Preferred Stock which, upon satisfaction of certain conditions including shareholder approval, will be convertible into shares of our common stock equal to 22% of the fully diluted shares outstanding, in a move to become a market leader in social publishing.

On September 16, 2016, the Company amended its Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of common stock at a ratio of 1 for 20 (the “Reverse Stock Split”). Owners of fractional shares outstanding after the Reverse Stock Split will be paid cash for such fractional interests. The effective date of the Reverse Stock Split is September 16, 2016. All common stock share amounts disclosed in these financial statements have been adjusted to reflect the Reverse Stock Split.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

1. Basis of Presentation and Consolidation - (continued)

Going Concern

These consolidated financial statements have been prepared on a going concern basis which assumes the Company’s ability to continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity or debt financing to continue development of its business and to generate revenue. Management intends to raise additional funds through equity and/or debt offerings until sustainable revenues are developed. There is no assurance such equity and/or debt offerings will be successful and therefore there is substantial doubt about the Company’s ability to continue as a going concern within one year after the financial statements are issued. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. Line of Business

The Company conducts business through three operating segments: Wetpaint, Choose Digital and DDGG. These operating segments are described below.

Through Wetpaint, the Company reports original news stories and publishes information content covering top television shows, music, celebrities, entertainment news and fashion. Wetpaint publishes more than 55 new articles, videos and galleries each day. The Company generates revenues through wetpaint.com by displaying advertisements to wetpaint.com users as they view its content.

Choose Digital is a white-label digital marketplace featuring a recent and wide range of digital content, including music, movies, TV shows, eBooks and audiobooks. The content is sourced from the world’s leading record companies and book publishers and an aggregator of movie and TV content. Choose Digital generates revenues when participants in Choose Digital’s clients’ loyalty programs redeem loyalty credits for digital content provided by Choose Digital. For example, if a participant in a loyalty program redeems credits for a song download provided by Choose Digital, the client loyalty program pays Choose Digital for the download.

The Company’s wholly owned subsidiary, DDGG, made a recent investment in the DraftDay.com platform. Through DraftDay.com, users can draft a fantasy sports team within a salary cap, follow game action and reap rewards. DraftDay.com will continue to offer high-quality entertainment to consumers as well as to businesses desiring turnkey solutions to new revenue streams. See Note 6, Acquisitions, for further details on this acquisition.

3. Summary of Significant Accounting Policies

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid securities purchased with original maturities of 90 days or less to be cash equivalents. Cash equivalents are stated at cost which approximates market value and primarily consists of money market funds that are readily convertible into cash. Restricted cash comprises amounts held in deposit that were required as collateral under the lease of office space and security interest held by Deutsche Bank Trust Company Americas in connection with the Company’s debt agreement more fully described in Note 9, Loans Payable.

Marketable Securities

In February 2016, the Company received 1,370,000 shares of Perk’s stock, which is publicly traded on the Toronto Stock Exchange, as part of the consideration in the sale of assets described in the Perk Agreement. These securities are short-term marketable securities, and have been classified as “available-for-sale”

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

3. Summary of Significant Accounting Policies - (continued)

securities. Pursuant to ASC 320-10, “Investments — Debt and Equity Securities” the Company’s marketable securities are marked to market on a quarterly basis, with unrealized gains and losses recorded in equity as Other Comprehensive Income/Loss.

Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts. The Company’s allowance for doubtful accounts is based upon historical loss patterns, the number of days that the billings are past due and an evaluation of the potential risk associated with delinquent accounts. The Company also considers any changes to the financial condition of its customers and any other external market factors that could impact the collectability of its receivables in the determination of its allowance for doubtful accounts.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company maintains cash and cash equivalents with domestic financial institutions of high credit quality. The Company performs periodic evaluations of the relative credit standing of all of such institutions.

The Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. The Company generally does not require collateral. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary. Actual credit losses during the years ended June 30, 2016 and June 30, 2015 were $549 and $0, respectively.

Fair Value of Financial Instruments

The carrying amounts reported in the Consolidated Balance Sheets for cash and cash equivalents, accounts and other receivables, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount of Perk marketable securities held is marked-to-market on a quarterly basis using the closing day share price of the last business day of the quarter. The changes to fair value are recorded in Other Comprehensive Income/Loss. The carrying amount of Perk warrants held is marked-to-market on a quarterly basis using the Monte Carlo valuation model. The changes to fair value are recorded in the Consolidated Statement of Operations. The carrying amount of loans payable approximates fair value as current borrowing rates for the same, or similar issues, are the same as those that were given to the Company at the issuance of these loans.

Property and Equipment

Property and equipment (consisting primarily of computers, software, furniture and fixtures, and leasehold improvements) is recorded at historical cost and is depreciated using the straight-line method over their estimated useful lives. The useful life and depreciation method are reviewed periodically to ensure they are consistent with the anticipated pattern of future economic benefits. Expenditures for maintenance and repairs are charged to operations as incurred, while betterments are capitalized. Gains and losses on disposals are included in the results of operations. The estimated useful lives of the Company’s property and equipment is as follows: computer equipment and software: 3 years; furniture and fixtures: 4 years; and leasehold improvements: the lesser of the lease term or life of the asset.

Business Combinations and Goodwill

Business combinations are accounted for using the acquisition method of accounting. The Company allocates the purchase price of acquired companies to the identifiable assets acquired, liabilities assumed and any non-controlling interest based on their acquisition date estimated fair values. Goodwill as of the acquisition

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

3. Summary of Significant Accounting Policies - (continued)

date is measured as the excess of consideration transferred and the net of the acquisition date fair values of the identifiable assets acquired and liabilities assumed. Any contingent consideration to be transferred to the acquiree is recognized at fair value at the acquisition date.

Determining the fair value of assets acquired and liabilities assumed requires the Company to make significant estimates and assumptions, including assumptions related to future cash flows, discount rates, asset lives and the probability of future cash pay-outs related to contingent consideration. The estimates of fair value are based upon assumptions believed to be reasonable by management, but are inherently uncertain and unpredictable and, therefore, actual results may differ from estimates. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the fair value of assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Consolidated Statements of Operations.

For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Company’s reporting units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units. Where goodwill has been allocated to a reporting unit and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal. Goodwill disposed in these circumstances is measured based on the relative values of the disposed operation and the portion of the reporting units retained.

As required by Accounting Standards Codification (“ASC”) 350, “Goodwill and Other Intangible Assets”, the Company tests goodwill for impairment during the fourth quarter of its fiscal year. Goodwill is not amortized, but instead tested for impairment at the reporting unit level at least annually and more frequently upon occurrence of certain events. As noted above, the Company has three reporting units. The annual goodwill impairment test is a two step process. First, the Company determines if the carrying value of its reporting unit exceeds fair value, which would indicate that goodwill may be impaired. If the Company then determines that goodwill may be impaired, it compares the implied fair value of the goodwill to its carrying amount to determine if there is an impairment loss.

Historically, the Company had one reporting unit. However, in connection with the sale of a significant portion of the Company’s assets (see Note 1, Basis of Presentation and Consolidation), the remaining operations were divided into 3 reporting units (see Note 4, Segments). The Company engaged a third-party valuation firm to test the Choose Digital and Wetpaint reporting units for goodwill impairment. The DDGG reporting unit was not tested for impairment at December 31, 2015 as the acquisition of this entity occurred in September 2015. The Company determined that the fair value of both of the Wetpaint and Choose Digital reporting units were significantly below their respective carrying values, indicating that goodwill related to these reporting units may be impaired. The Company determined the fair value of all long-lived assets other than goodwill related to each reporting unit and calculated the residual goodwill value for each. Upon comparing the residual goodwill values to the respective carrying values, the Company determined that there was an impairment loss on both the Choose Digital and Wetpaint reporting units. As a result, the Company recorded an impairment loss of $4,335 related to the Choose Digital reporting unit and $10,708 related to the Wetpaint reporting unit in the Selling, general and administrative expense line of the Consolidated Statements of Operations during the six months ended December 31, 2015. Upon the finalization of the December 31, 2015 Choose Digital and Wetpaint goodwill impairment analysis, the consolidated goodwill ending balances as of March 31, 2016 were adjusted by $3,350 at June 30, 2016. The Company also recorded an additional goodwill impairment loss of $1,672 in the Selling, general and administrative expense line and reduced the gain on the sale of the Viggle Business by $1,672 in the Consolidated Statement of Operations during the nine months ended March 31, 2016 as a result of the finalization of the December 2015 Choose Digital and

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

3. Summary of Significant Accounting Policies - (continued)

Wetpaint impairment analysis. There were no other impairments of goodwill related to the Choose Digital or Wetpaint reporting units recorded during the year ended June 30, 2016.

At June 30, 2016, the Company determined that the fair value of the DDGG reporting unit was significantly below its carrying value, indicating that goodwill may be impaired. The Company determined the fair value of all long-lived assets other than goodwill and calculated the residual goodwill for the reporting unit. The residual goodwill was higher than the carrying value of goodwill related to the DDGG reporting unit, therefore the Company did not record an impairment loss for DDGG goodwill during the year ended June 30, 2016.

There were no impairments to goodwill recorded during the year ended June 30, 2015.

Other Long-Lived Assets

The Company accounts for the impairment of long-lived assets other than goodwill in accordance with ASC 360, “Property, Plant, and Equipment” (“ASC 360”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.

At June 30, 2015, the Company determined that certain intangible assets related to the acquisition of Choose Digital were impaired. Due to a shift in the Company’s business operations and utilization of its resources, during the fourth quarter of fiscal 2015, the Company determined that intangible assets related to customer relationships and trade name no longer had value. Therefore, such assets were written off as of June 30, 2015. The total amount of the write off was $2,085 and is included in selling, general and administrative costs in the accompanying Consolidated Statements of Operations. There were no other impairments of long-lived assets during the year ended June 30, 2015.

At December 31, 2015, as described above, the Company determined that the fair value of the Choose Digital and Wetpaint reporting units tested was significantly below the respective carrying values and assessed the fair values of the long-lived assets other than goodwill for each reporting unit. Upon comparing the fair values of the long-lived assets to their respective carrying values, the Company recorded a loss of $1,331 on intangible assets related to Choose Digital’s software and licenses, and a loss of $11,418 on intangible assets related to Wetpaint’s technology, trademark, customer relationships and non-competition agreements, during the three months ended December 31, 2015. There were no other impairments of long-lived assets related to the Choose Digital or Wetpaint reporting units during the year ended June 30, 2016.

At June 30, 2016, the Company determined that certain intangible assets related to the acquisition of Draftday.com were impaired. At June 30, 2016, DDGG’s Management Services Agreement By and Between DraftDay Gaming Group, Inc. and Sportech Racing, LLC (“Sportech MSA”) terminated, which led to a significantly lower revenues forecast for the reporting unit. As a result, the Company determined that the intangible assets related to internally developed software, trade name and non-compete agreements were impaired. The Company recorded a loss of $749 on intangible assets related to DDGG during the year ended June 30, 2016.

Capitalized Software

The Company records amortization of acquired software on a straight-line basis over the estimated useful life of the software.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

3. Summary of Significant Accounting Policies - (continued)

In addition, the Company records and capitalizes internally generated computer software and, appropriately, certain internal costs have been capitalized in the amounts of $1,498 and $1,610 as of June 30, 2016 and June 30, 2015, respectively, in accordance with ASC 350-40, “Internal-use Software”. Once software is placed into service, the Company records amortization on a straight-line basis over the estimated useful life of the software. The change in capitalized software is due to impairment of long-term assets related to Choose Digital and Wetpaint businesses described earlier, as well as the abandonment of certain technology as of January 1, 2016, and internal development costs.

DDGG Player Deposits

The Company maintains a separate bank account to hold player deposits in accordance with current industry regulations. The player deposits bank account represents money reserved for player withdrawals and winnings. Accordingly, the Company records an offsetting liability at the time of receipt of player deposits.

Deferred Rent

The Company currently leases office space for its corporate office, and as part of the lease agreement the landlord provided a rent abatement for the first 10 months of the lease. In 2014, the Company entered into two lease agreements for its satellite offices which provided for tenant improvement work sponsored by the landlords. The abatement and landlord sponsored improvements have been accounted for as a reduction of rental expense over the life of the lease. The Company accounts for rental expense on a straight line basis over the entire term of the lease. Deferred rent is equal to the cumulative timing difference between actual rent payments and recognized rental expense. The satellite office leases were terminated in Fiscal 2016. The Company wrote-off residual leasehold improvement and deferred rent balances related to landlord sponsored tenant improvement work, and recorded a write-off of $83 in the Consolidated Statements of Operations for the year ended June 30, 2016.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. For all revenue transactions, the Company considers a signed agreement, a binding insertion order or other similar documentation to be persuasive evidence of an arrangement.

Advertising Revenue:  the Company generates advertising revenue primarily from third-party advertising via real-time bidding, which is typically sold on a per impression basis.

Deferred Revenue:  deferred revenue consists principally of prepaid but unrecognized revenue. Deferred revenue is recognized as revenue when the services are provided and all other revenue recognition criteria have been met.

Barter Revenue:  barter transactions represent the exchange of advertising or programming for advertising, merchandise or services. Barter transactions which exchange advertising for advertising are accounted for in accordance with Emerging Issues Task Force Issue No. 99-17 “Accounting for Advertising Barter Transactions” (ASC Topic 605-20-25). Such transactions are recorded at the fair value of the advertising provided based on the Company’s own historical practice of receiving cash for similar advertising from buyers unrelated to the counter party in the barter transactions. Barter transactions which exchange advertising or programming for merchandise or services are recorded at the monetary value of the revenue expected to be realized from the ultimate disposition of merchandise or services.

The Company recognized barter revenue and barter expense for the year ended June 30, 2016 of $428 and $428, respectively.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

3. Summary of Significant Accounting Policies - (continued)

The Company recognized barter revenue and barter expense for the year ended June 30, 2015 of $437 and $437, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation — Stock Compensation” (“ASC 718”). Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options and warrants issued. Stock-based awards issued to date are comprised of both restricted stock awards (RSUs) and employee stock options.

Marketing

Marketing costs are expensed as incurred. Marketing expense for the years ended June 30, 2016 and June 30, 2015 was $603 and $528, respectively, including barter expense.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, “Income Taxes” (“ASC 740”). Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon the Company’s evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Comprehensive Loss

In accordance with ASC 220, “Comprehensive Income”, the Company reports by major components and as a single total, the change in its net assets during the period from non-owner sources. Comprehensive income consists of net income (loss), accumulated other comprehensive income (loss), which includes certain changes in equity that are excluded from net income (loss). The Company’s comprehensive loss for all periods presented is related to the effect of an unrealized loss on available for sale marketable securities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. These estimates include, among others, fair value of financial assets and liabilities, net realizable values on long-lived assets, certain accrued expense accounts, and estimates related to stock-based compensation. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In May 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”). The amendments in this update affect the guidance in Accounting Standards

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

3. Summary of Significant Accounting Policies - (continued)

Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which is not yet effective. This update focuses on improving several aspects of ASU 2014-09, such as assessing the collectability criterion in paragraph 606-10-25-1(e) and accounting for contracts that do not meet the criteria for step 1; presentation of sales taxes and other similar taxes collected from customers; noncash consideration; contract modifications at transition; and completed contracts at transition. The Company does not expect the standard to have a material impact on its consolidated financial statements.

In April 2016, the FASB issued Accounting Standards Update 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”). The amendments in this update affect the guidance in ASU 2014-09, which is not yet effective. This update focuses on clarifying the following two aspects of ASU 2014-09: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The Company does not expect the standard to have a material impact on its consolidated financial statements.

In March 2016, FASB issued Accounting Standards Update No. 2016-09, “Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”). This update is intended to improve the accounting for employee share-based payments and affects all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. ASU 2016-09 is effective for financial statements issued for annual periods beginning after December 15, 2016. The Company is currently in the process of evaluating the impact of adoption of ASU 2016-09 on its financial statements.

In February 2016, FASB issued Accounting Standards Update No. 2016-02, “Leases” (“ASU 2016-02”). ASU 2016-02 requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The new lease guidance also simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. ASU 2016-02 is effective for financial statements issued for annual periods beginning after December 15, 2018. The Company is currently in the process of evaluating the impact of adoption of ASU 2016-02 on its financial statements.

In January 2016, FASB issued Accounting Standards Update No. 2016-01, “Financial Instruments- Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). ASU 2016-01 requires all equity investments to be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under equity method of accounting or those that result in consolidation of the investee). Additionally, it requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. Lastly, the standard eliminates the requirement to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

3. Summary of Significant Accounting Policies - (continued)

financial instruments measured at amortized cost on the balance sheet. ASU 2016-01 is effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within those annual periods. The Company does not expect the standard to have a material impact on its consolidated financial statements.

In November 2015, FASB issued Accounting Standards Update No. 2015-17, “Income taxes: Balance Sheet Classification of Deferred Taxes Business” (“ASU 2015-17”). Topic 740, Income Taxes, requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. Deferred tax liabilities and assets are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting. Deferred tax liabilities and assets that are not related to an asset or liability for financial reporting are classified according to the expected reversal date of the temporary difference. To simplify the presentation of deferred income taxes, ASU 2015-17 requires that deferred income tax liabilities and assets be classified as noncurrent in a classified statement of financial position. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company does not expect the standard to have a material impact on its consolidated financial statements.

In September 2015, the FASB issued Accounting Standard Update No. 2015-16, “Business Combinations — Simplifying the Accounting for Measurement-Period Adjustments” (“ASU 2015-16”). This standard requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the ASU 2015-16 require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017 (July 1, 2017 for the Company). The Company does not believe that the adoption of ASU 2015-16 will have a material impact on its consolidated financial statements.

4. Segments

Historically, the Company had one operating segment. However, in connection with the sale of the Viggle rewards business (discontinued operations) to Perk in February 2016, which represents a significant portion of the Company’s assets and revenues, the Company’s remaining operations were divided into three operating segments. These segments offer different products and services are separately reviewed in internal management reports, and managed separately.

•	Wetpaint: a media channel reporting original news stories and publishing information content covering top television shows, music, celebrities, entertainment news and fashion.
•	Choose Digital: a business-to-business platform for delivering digital content.
•	DDGG: a business-to-business operator of daily fantasy sports.

The accounting policies followed by the segments are described in Note 3, Summary of Significant Accounting Policies. The operating segments of the Company include the assets, liabilities, revenues and expenses that management has determined are specifically or primarily identifiable to each segment, as well as

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

4. Segments - (continued)

direct and indirect costs that are attributable to the operations of each segment. Direct costs are the operational costs that are administered by the Company following the shared services concept. Indirect costs are the costs of support functions that are provided on a centralized or geographic basis by the Company, which include, but are not limited to, finance, human resources, benefits administration, procurement support, information technology, legal, corporate strategy, corporate governance and other professional services and general commercial support functions.

Central support costs have been allocated to each operating segment based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method (primarily based on net sales or direct payroll costs), depending on the nature of the services received. Management considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs that would have been incurred if the operating segments had been operated on a stand-alone basis for the periods presented.

Information regarding the results of each reportable segment is included below. Performance is measured based on unit profit after tax, as included in the internal management reports that are reviewed by the Chief Operating Decision Maker, who is the Company’s Chief Executive Officer. Business unit profit is used to measure performance as management believes that such information is the most relevant in evaluating the success of each business and determining the going forward strategy for the Company as a whole.

Information about reportable segments:

In thousands of U.S. dollars	For The Year Ended June 30,
	Wetpaint		Choose Digital		DDGG		Total
	2016	2015	2016	2015	2016	2015	2016	2015
External revenues	$1,533	$3,454	$664	$848	$528	$—	$2,725	$4,302
Inter-segment revenues(1)	—	—	1,285	855	—	—	1,285	855
Net loss, net of income taxes(2)	(27,560)	(8,747)	(7,621)	(6,744)	(5,194)	—	(40,375)	(15,491)

Notes:

(1)	In September 2014, the Choose Digital business began providing digital content to the Viggle business. These inter-segment revenues are presented at Choose Digital’s cost in this schedule and in the consolidated statements of operations.
(2)	The net loss figures presented exclude certain corporate expenses detailed in the reconciliation to the consolidated net loss below.

Reconciliation of revenues attributable to reportable segments to consolidated revenues from continuing operations:

	Year Ended June 30,
In thousands of U.S. dollars	2016	2015
Revenues attributable to reportable segments	$4,010	$5,157
Licensing revenues related to SFX licensing agreement	499	507
Other revenues	—	10
Revenues per Consolidated Statements of Operations	$4,509	$5,674

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

4. Segments - (continued)

Reconciliation of net loss for reportable segments, net of income taxes to consolidated net loss from continuing operations, net of income taxes:

In thousands of U.S. dollars	Year Ended June 30, 2016	Year Ended June 30, 2015
Net loss for reportable segments, net of income taxes	$(40,375)	$(15,491)
Other net loss	(72)	(659)
	(40,447)	(16,150)
Stock compensation related to corporate financing activities(1)	(11,017)	(21,141)
Corporate expenses, net allocated to discontinued operations(2)	(1,915)	(3,262)
Interest expense, net(3)	(3,788)	(2,050)
Loss on contingent consideration(4)	—	(2,222)
Corporate financing expenses	—	(702)
Consolidated net loss from continuing operations, net of tax	$(57,167)	$(45,527)

Notes:

(1)	Stock compensation expense related to RSUs, options and warrants issued in connection with financing activities. Expenses related to financing activities are considered to be corporate expenses and are not allocated to reportable segments.
(2)	Certain corporate expenses were allocated to the Viggle business, however such expenses are not classified as discontinued operations because they are fixed and are not affected by the sales transaction.
(3)	Interest expense related to corporate debt instruments is not allocated to reportable segments.
(4)	Contingent consideration loss related to Choose Digital (see Note 6, Acquisitions).

Total assets for reportable segments:

In thousands of U.S. dollars	June 30,
	Wetpaint		Choose Digital		DDGG		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Total assets for reportable segments	$8,495	$35,272	$5,416	$10,587	$3,740	$—	$17,651	$45,859

Reconciliation of assets attributable to reportable segments to consolidated assets of continuing operations:

In thousands of U.S. dollars	June 30, 2016	June 30, 2015
Total assets for reportable segments	$17,651	$45,859
Other assets(1)	5,349	8,723
Total consolidated assets, net of current and non-current assets of discontinued operations	$23,000	$54,582

Notes:

(1)	Corporate assets that are not specifically related to any of the reporting units.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

4. Segments - (continued)

The Company continues to support the cash needs and operations of DDGG. As of June 30, 2016 the Company has transferred $857 to the DDGG subsidiary. A portion of these transfers, or $500, was funded as part of the purchase price commitment. The remaining transfers are part of the subscription agreement entered into with DDGG on May 12, 2016 (see Note 6, Acquisitions).

5. Discontinued Operations

On February 8, 2016, the Company completed the sale of assets related to the Company’s rewards business, including the Viggle App, in accordance with the Perk Agreement entered into on December 13, 2015. Management entered into this binding sales agreement following a strategic decision to divest the operations related to the Viggle App and place greater focus on its remaining businesses. The Company has classified the Viggle assets, liabilities and operations as discontinued operations in the accompanying Consolidated Financial Statements for all periods presented. In accordance with ASC No. 205, Presentation of Financial Statements, the inter-segment revenues and expenses related to services provided by Choose Digital to the Viggle rewards business (discontinued operations) are presented at cost in the Consolidated Statements of Operations.

On December 13, 2015, the Company entered into the Perk Agreement. Perk’s shares are currently traded on the Toronto Stock Exchange. On February 8, 2016, pursuant to the Perk Agreement, the Company completed the sale of the assets related to the Company’s rewards business, including the Viggle App, to Perk. The total consideration received, net of transaction fees, was approximately $5,110, and consisted of the following:

•	1,370,000 shares of Perk common stock, a portion of which was placed in escrow to satisfy any potential indemnification claims;
•	2,000,000 shares of Perk common stock if Perk’s total revenues exceed USD $130,000 for the year ended December 31, 2016 or December 31, 2017;
•	a warrant entitling the Company to purchase 1,000,000 shares of Perk common stock at a strike price of CDN $6.25 per share in the event the volume weighted average price (“VWAP”) of shares of Perk common stock is greater than or equal to CDN $12.50 for 20 consecutive trading days in the two year period following the closing of the transaction;
•	a warrant entitling the Company to purchase 1,000,000 shares of Perk common stock at a strike price of CDN $6.25 per share in the event the volume weighted average price (“VWAP”) of shares of Perk common stock is greater than or equal to CDN $18.75 for 20 consecutive trading days in the two year period following the closing of the transaction;
•	Perk assumed certain liabilities of the Company, consisting of the Viggle points liability.

At the time the Company entered into the Perk Agreement, Perk provided the Company with a $1,000 secured line of credit, which the Company fully drew down. The Company had the option of repaying amounts outstanding under that line of credit by reducing the number of Initial Perk Shares by 130,000. The Company exercised this option and received 1,370,000 shares of Perk common stock at closing, and the amounts outstanding under the Line of Credit were deemed paid in full.

Escrow

At the closing, 37.5% (562,600) of the Initial Perk Shares were issued and delivered to an escrow agent to be used exclusively for the purpose of securing the Company’s indemnification obligations under the Perk Agreement.

On September 30, 2016, the Company sold to Perk the remaining shares (1,013,068) of Perk common stock, the warrants for additional shares, and the right to the Earn-Out Shares received from Perk on the sale of the Viggle rewards business on February 8, 2016. The Company received $1,300 from Perk as consideration

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

5. Discontinued Operations - (continued)

therefor. The execution of the Securities Purchase Agreement and closing were simultaneous. The escrowed shares were released as part of this transaction.

The Company recognized a gain of $1,060 on this transaction, net of transaction fees.

Additionally, after the closing, the Company delivered 357,032 of the Initial Perk Shares to Gracenote, Inc. and Tribune Media Services, Inc., former providers of technology services of the Company, as per the Settlement and Transfer Agreement dated February 5, 2016, to satisfy an obligation. The Company recognized a gain of $593 in the consolidated statements of operations for the year ended June 30, 2016.

Results of operations classified as discontinued operations:

In thousands of U.S. dollars	Year Ended June 30,
	2016	2015
Revenues	$5,321	$19,852
Cost of watch points and engagement points	(3,416)	(9,574)
Selling, general and administrative expenses	(12,553)	(43,203)
Operating loss	(10,648)	(32,925)
Other expense:
Other income, net	4,169	—
Total other expense, net	4,169	—
Net loss before provision for income taxes	(6,479)	(32,925)
Income tax expense	(43)	(87)
Net loss from discontinued operations, net of tax	$(6,522)	$(33,012)

Cash flows used in discontinued operations:

In thousands of U.S. dollars	Year Ended June 30,
	2016	2015
Net cash used in operating activities	$(15,998)	$(17,984)
Net cash used in investing activities	—	(843)
Net cash used in discontinued operations	$(15,998)	$(18,827)

Current assets and Non-current assets used in discontinued operations:

In thousands of U.S. dollars	June 30, 2016	June 30, 2015
Current assets:
Accounts receivable, net	$39	$3,281
Prepaid expenses	—	150
Current assets of discontinued operations	$39	$3,431
Non-current assets:
Property and equipment, net	$—	$114
Intangible assets, net	—	2,630
Goodwill	—	11,111
Other assets	—	40
Non-current assets of discontinued operations	$—	$13,895

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

5. Discontinued Operations - (continued)

Current liabilities and Non-current liabilities used in discontinued operations:

In thousands of U.S. dollars	June 30, 2016	June 30, 2015
Current liabilities:
Accounts payable and accrued expenses	$2,634	$4,249
Reward points payable	—	9,029
Current portion of loan payable	217	—
Current liabilities of discontinued operations	$2,851	$13,278
Non-current liabilities:
Other long-term liabilities	$—	$538
Non-current liabilities of discontinued operations	$—	$538

6. Acquisitions

Acquisition of Choose Digital

On June 24, 2014, the Company acquired Choose Digital, a Miami, Florida based, digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives.

In connection with the acquisition, all outstanding shares of Choose Digital, the Company was required to make a contingent payment, which was due within five business day after June 24, 2015, of $4,792. Such amount was accrued in the accompanying Consolidated Balance Sheets as of June 30, 2015. On June 24, 2015, the Company determined that the maximum amount of contingent consideration of $4,792 should be recorded. As such, the Company adjusted the original estimate of contingent consideration of $2,570 to $4,792. The increase of $2,222 is recorded as an expense and included in Selling, general and administrative expenses in the accompanying Consolidated Statements of Operations for the year ended June 30, 2015. On July 31, 2015, the Company entered into a Forbearance Agreement with AmossyKlein Family Holdings, LLP (“AmossyKlein”), as representative of the former shareholders of Choose Digital Inc. (the “Stockholders”). The Forbearance Agreement provides that the Company will make monthly installment payments to the Stockholders, beginning on July 31, 2015 and ending on January 29, 2016. Specifically, the Company agreed to pay $668 on July 31, 2015; $532 on August 31, 2015; $528 on September 30, 2015; $524 on October 31, 2015; $521 on November 30, 2015; $517 on December 31, 2015; and $1,754 on January 29, 2016. The scheduled payments include $170 of interest and $82 of legal fee charges. The Company agreed to deliver an affidavit of confession of judgment to be held in escrow by AmossyKlein’s counsel in the event the Company does not make such installment payments. The Company made the installment payments through December 2015, but failed to make the payment due on January 29, 2016.

On May 12, 2016, the Company and AmossyKlein entered into an amendment to the Forbearance Agreement to provide for the payment of the remaining $1,754. The Forbearance Agreement now provides that the Company will make a payment of approximately $300 by May 18, 2016, and thereafter, the Company will make monthly payments of $100, plus interest at a rate of 9% per annum, until the remaining amount is paid in full. In addition, the Company agreed to pledge 100,000 shares of common stock it holds in Perk.com, Inc. as collateral for these obligations. Finally, the Company agreed if it consummates a sale of a substantial part of its assets or a public equity offering, the Company will first apply the proceeds to remaining amounts due to AmossyKlein, except for payments to advisors or expenses necessary to close such transactions. The Company also delivered an amended confession of judgment that it had previously delivered to AmossyKlein, which will be held in escrow by AmossyKlein’s counsel in the event the Company does not make installment

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

6. Acquisitions - (continued)

payments as set forth in the amended Forbearance Agreement. At June 30, 2016, the Company was in compliance with the agreed upon payment plan.

In addition, at June 30, 2015, due to a shift in business operations and utilization of resources during the fourth quarter of 2015, the Company determined that certain intangible assets related to the acquisition of Choose Digital no longer had value (see Note 3, Summary of Significant Accounting Policies). At December 31, 2015, the Company further determined that certain intangible assets and goodwill related to the acquisition of Choose digital were impaired (see Note 3, Summary of Significant Accounting Policies).

DraftDay.com

On September 8, 2015, the Company and its newly created subsidiary DDGG entered into an Asset Purchase Agreement with MGT Capital and MGT Sports, pursuant to which the Company acquired all of the assets of the DraftDay Business from MGT Capital and MGT Sports. In exchange for the acquisition of the DraftDay Business, the Company paid MGT Sports the following: (a) 63,647 shares of the Company’s common stock, par value $0.001 per share, (b) a promissory note in the amount of $234, which will be due September 29, 2015, (c) a promissory note in the amount of $1,875 due March 8, 2016, and (d) 2,550 shares of common stock of DDGG. In addition, in exchange for providing certain transitional management services, DDGG will issue to MGT Sports a warrant to purchase 1,500 shares of DDGG common stock at an exercise price of $400 per share.

In addition, in exchange for the release of various liens and encumbrances, the Company also agreed to issue to third parties: (a) 4,232 shares of its common stock, (b) a promissory note in the amount of $16 due September 29, 2015 and (c) a promissory note in the amount of $125 due March 8, 2016, and DDGG issued: (i) 7,500 shares of the Company’s common stock and (ii) a warrant to purchase 150 shares of DDGG common stock at $400 per share.

Accordingly, the Company issued a total of 67,879 shares of common stock in connection with the acquisition of the DraftDay Business.

The Company contributed the assets of the DraftDay Business to DDGG and received 11,250 shares of DDGG common stock.

The Asset Purchase Agreement contains customary representations, warranties and covenants of MGT Capital and MGT Sports. In addition, on September 8, 2015, DDGG entered into an agreement with Sportech Racing, LLC (“Sportech”) pursuant to which Sportech agreed to provide certain management services to DDGG in exchange for 9,000 shares of DDGG common stock (“Sportech MSA”). As a result of the transactions described above, the Company owns a total of 11,250 shares of DDGG common stock, Sportech Inc., an affiliate of Sportech, owns 9,000 shares of DDGG common stock, MGT Sports owns 2,550 shares of DDGG common stock and an additional third party owns 150 shares of DDGG common stock. In addition, MGT Sports holds a warrant to purchase 1,500 shares of DDGG common stock at an exercise price of $400 and an additional third party holds a warrant to purchase 350 shares of DDGG common stock at $400 per share. On September 8, 2015, the various stockholders of DDGG entered into a Stockholders Agreement (the “Stockholders Agreement”). The Stockholders Agreement provides that all stockholders will vote their shares of DDGG common stock for a Board comprised of three members, two of which will be designated by the Company and one of which will be designated by Sportech. Mr. Sillerman will serve as the Chairman of DDGG. The Stockholders Agreement also provides customary rights of first refusal for the various stockholders, as well as customary co-sale, drag along and preemptive rights.

As a result of the transactions described herein, the Company issued promissory notes in the aggregate principal amount of $250 due and paid on September 29, 2015 and in the aggregate principal amount of $2,000 due March 8, 2016. All such notes bear interest at a rate of 5% per annum. The Company was not able to make the $2,000 in payments at the due date and on March 24, 2016 converted $825 of the

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

6. Acquisitions - (continued)

promissory notes to common stock and $110 of the promissory notes to a Series D Preferred Stock (see Note 11, Stockholders’ (Deficit) Equity). On April 13, 2016, MGT converted all 110 shares of the Company’s Series D Preferred Stock into shares of common stock of the Company. Accordingly, the Company issued 18,332 shares of common stock to MGT. Thereafter, there are no shares of the Company’s Series D Preferred Stock outstanding. On June 14, 2016, the Company entered into a second exchange agreement with MGT (the “Second MGT Exchange Agreement”) relating to the $940 remaining due under the MGT Note. Under the Second MGT Exchange Agreement, the MGT Note shall be exchanged in full for (a) $11 in cash representing accrued interest and (b) 132,092 shares of our common stock, subject to certain adjustments. Issuance of the shares is conditioned upon approval of the Company’s shareholders and approval of its listing of additional shares application with NASDAQ. On October 10, 2016, the Company satisfied the MGT Note through the issuance of 136,304 shares of its common stock and payment of interest of $16.

On December 28, 2015, DDGG’s Board of Directors effectuated a 1-for-1,000 reverse stock split (the “1-for-1,000 Reverse Split”). Under the terms of the 1-for-1,000 Reverse Split, each share of DDGG’s common stock, issued and outstanding as of such effective date, was automatically reclassified and changed into one-thousandth of one share of common stock, without any action by the stockholders. Fractional shares were cashed out.

On May 12, 2016, the Company entered into a subscription agreement with DDGG pursuant to which the Company agreed to purchase up to 550 shares of Series A Preferred Stock of DDGG for $1 per share. DDGG also entered into a subscription agreement with Sportech pursuant to which Sportech agreed to purchase up to 450 shares of Series A Preferred Stock of DDGG for $1 per share. In accordance with this agreement, the Company transferred a total of $502 to the DDGG subsidiary since the date of acquisition and through October 11, 2016.

Kuusamo Warrants

In exchange for releasing certain liens and encumbrances with respect to DDGG, the Company issued promissory notes to Kuusamo Capital Ltd. (“Kuusamo Promissory Notes”) in the principal amount of $16 due and paid on September 29, 2015 and in the aggregate principal amount of $125 due March 8, 2016. All such notes bear interest at a rate of 5% per annum. The Company was not able to make the $125 payment at the due date. On April 25, 2016, the Company also entered into an exchange agreement with Kuusamo Capital Ltd. (“Kuusamo”), pursuant to which the Company issued 10,394 shares of its common stock to Kuusamo in exchange for a reduction of $71 in principal amount of a promissory note the Company owed to Kuusamo.

The outstanding balance of the Kuusamo Promissory Notes was $54 at June 30, 2016. The Company recorded $5 in interest expense for the year ended June 30, 2016.

Sportech MSA Termination

On April 12, 2016, DDGG entered into an amendment to the transitional management services agreement pursuant to which the DDGG’s Management Services Agreement By and Between DraftDay Gaming Group, Inc. and Sportech Racing, LLC (“Sportech MSA”) terminated effective June 30, 2016. Sportech paid a $75 termination fee, to provide transitional services for 45 days, and has agreed to revert 4,200 shares of DDGG stock back to the Company on August 15, 2016. The Company had previously recorded the value of the services provided by Sportech under the Sportech MSA to prepaid assets, to be recognized as a professional services expense in the Consolidated Statements of Operations over the term of the agreement. Due to the termination of the agreement, the Company reduced prepaid assets and non-controlling interest accounts for the value of the returned 4,200 shares of DDGG stock, and expensed the remaining value of the Sportech services, except for 45 days of transitional services. The value of returned DDGG shares was

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

6. Acquisitions - (continued)

determined by a third-party valuation firm as of June 30, 2016 using Level 3 inputs. The termination of the Sportech MSA will require DDGG to begin performing certain functions on its own.

DDGG Intangibles and Goodwill Impairment

As noted above, at June 30, 2016, the Sportech MSA terminated, which led to a significantly lower revenues forecast for the reporting unit. As a result, the Company determined that intangible assets related to internally developed software, trade name and non-compete agreements were impaired as of June 30, 2016. The Company recorded a loss of $749 on intangible assets related to DDGG during the year ended June 30, 2016. There was no impairment of goodwill (see Note 3, Summary of Significant Accounting Policies).

This acquisition has been accounted for under the acquisition method of accounting in accordance with ASC 805, “Business Combinations”. Under the acquisition method, the consideration transferred is measured at the acquisition closing date. The assets of the DraftDay Business have been measured based on various estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results. In the quarter ended June 30, 2015, the Company completed the analysis of certain acquired assets and assumed liabilities, including, but not limited to, other identifiable intangible assets such as customer lists, technology, trade name and non-competition agreements. Therefore, the Company finalized its allocation of the purchase price to the underlying net assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date, with any excess of the purchase price allocated to goodwill. These valuations were conducted using Level 3 inputs as described in ASC 820, Fair Value Measurements and Disclosures, that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

A summary of the fair value of consideration transferred for this acquisition and the fair value of the assets and liabilities at the date of acquisition is as follows (amounts in thousands):

Consideration transferred:
Shares of Viggle common stock on closing market price at issuance	$1,760
Notes issued to sellers	2,250
Total consideration transferred	4,010
Purchase allocation:
Goodwill	1,591
Intangible assets	3,012
Other Assets	799
Total liabilities	(1,392)
$4,010

The operations of this acquisition are not material, and thus, pro forma disclosures are not presented.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

7. Property and Equipment

Property and Equipment consists of the following:

Description	June 30, 2016	June 30, 2015
Leasehold Improvements	$2,261	$2,886
Furniture and Fixtures	588	588
Computer Equipment	456	458
Software	164	5
Total	3,469	3,937
Accumulated Depreciation and Amortization	(2,055)	(1,603)
Property and Equipment, net	$1,414	$2,334

Depreciation and amortization charges included in Selling, general and administrative expenses for the years ended June 30, 2016 and 2015 amounted to $512 and $656, respectively.

8. Intangible Assets and Goodwill

Intangible assets consist of the following:

Description	Amortization Period	June 30, 2016			June 30, 2015
		Amount	Accumulated Amortization	Carrying Value	Amount	Accumulated Amortization	Carrying Value
Wetpaint technology	60 months	$4,952	$(3,276)	$1,676	$10,600	$(2,336)	$8,264
Wetpaint trademarks	276 months	1,453	(415)	1,038	5,800	(296)	5,504
Wetpaint customer relationships	60 months	917	(827)	90	2,000	(617)	1,383
Wetpaint non-compete agreements	36 months	—	—	—	609	(313)	296
Choose Digital licenses	60 months	829	(559)	270	1,740	(355)	1,385
Choose Digital software	60 months	627	(212)	415	550	(112)	438
DraftDay tradename	84 months	180	(38)	142	—	—	—
Draftday non-compete agreements	6 months	30	(30)	—	—	—	—
DraftDay internally generated capitalized software	60 months	1,498	(303)	1,195	—	—	—
DraftDay customer relationships	24 months	556	(351)	205	—	—	—
Internally generated capitalized software	36 months	—	—	—	1,610	(515)	1,095
Other	various	326	(18)	308	326	(8)	318
Total		$11,368	$(6,029)	$5,339	$23,235	$(4,552)	$18,683

See Note 3, Summary of Significant Accounting Policies, for a discussion of the write-downs recorded with respect to intangible assets related to the Wetpaint and Choose Digital businesses in the quarter ended December 31, 2015 and to the DraftDay business in the quarter ended June 30, 2016. The changes in the gross amounts and useful lives of intangibles related to the Wetpaint, Choose Digital and DraftDay businesses, and to internally generated capitalized software, are a result of these write-downs during the three months ended December 31, 2015 and June, 30, 2016, as well as the abandonment of certain technology as of

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

8. Intangible Assets and Goodwill - (continued)

January 1, 2016, and internal development costs. See Note 6, Acquisitions, for a detailed description of DraftDay assets and liabilities purchased and their fair values on the date of the acquisition.

Amortization of intangible assets included in selling, general and administrative expenses for the years ended June 30, 2016 and 2015 amounted to $1,227 and $3,497, respectively. Future annual amortization expense expected is as follows:

Years Ending June 30	Amount
2017	$1,194
2018	966
2019	919
2020	919
2021	670

The activity in the goodwill balance consists of the following:

Description	Amount
Balance at June 30, 2015	$24,722
Acquisition of DDGG	1,591
Wetpaint impairment loss	(10,708)
Choose Digital impairment loss	(4,335)
Balance at June 30, 2016	$11,270

9. Loans Payable

Facility Name	Maturity Date	Total Facility Amount	Outstanding Balances
			June 30, 2016	June 30, 2015
Term Loan Agreement (“DB Line”)	Retired	$15,000	$—	$—
Line of Credit Promissory Note (the “Note”)	10/24/2017	20,000	19,716	19,516
Unsecured Demand Loans (the “Loans”)	On Demand	—	—	1,575
Line of Credit Grid Note (the “Grid Note”)	12/31/2016	10,000	4,563	3,000
Secured Line of Credit (the “Secured Revolving Loan I”)	12/31/2016	1,500	1,500	—
Secured Line of Credit (the “Secured Revolving Line of Credit”)	12/31/2016	500	500	—
Secured Revolving Loan (the “Secured Revolving Loan”)	12/31/2016	500	500	—
Secured Revolving Loan II (the “Secured Revolving Loan II”)	12/31/2016	500	500	—
Secured Revolving Loan III (the “Secured Revolving Revolving Loan III”)	12/31/2016	1,200	135	—
Convertible Promissory Note (the “RI Convertible Note”)	12/31/2016	300	300	—
MGT Promissory Notes (the “MGT Promissory Notes”)	7/31/2016	2,109	943	—
Kuusamo Promissory Notes (the “Kuusamo Promissory Notes”)	3/8/2016	141	55	—
Total Loans Payable			$28,712	$24,091

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

9. Loans Payable - (continued)

Term Loan Agreement

On March 11, 2013, Viggle entered into a Term Loan Agreement (the “DB Line”) with Deutsche Bank Trust Company Americas (“Deutsche Bank”), under which Deutsche Bank agreed to loan the Company up to $10,000. The Company may, from time to time, request advances (the “Advances”) from the DB Line in amounts of no less than $1,000.

On December 13, 2013, the Company entered into an amendment (the “Amendment”) to the DB Line. Pursuant to the Amendment, the line of credit was increased to $30,000, and the maturity date was extended from December 16, 2013 to April 30, 2014.

The interest rate on the outstanding balance was lowered as a result of the Amendment. Previously, the interest rate on the outstanding balance was, at the Company’s election, a per annum rate equal to the LIBOR Rate plus 4.00% or (ii) the Prime Rate plus 1.75%. Pursuant to the Amendment, the interest rate on the outstanding balance was lowered to a per annum rate, at the Company’s option, of the LIBOR Rate plus 2.50%, or the Prime Rate plus 0.25%. Interest is payable monthly in arrears.

The Company may make prepayments, in whole or in part, under the DB Line at any time, as long as all accrued and unpaid interest thereon is paid through the prepayment date.

On December 13, 2013, the Company made a draw under the DB Line of $16,951, bringing the total draws to $26,951. The proceeds of this draw were used to repay amounts outstanding under the Company’s previous Amended and Restated $25,000 Line of Credit. On December 19, 2013, the Company drew the remaining amount available under the DB Line of $3,049. The Company used the proceeds from the final draw on the DB Line to fund working capital requirements and for general corporate purposes.

On February 13, 2014, the Company entered into a further amendment (the “February Amendment”) to the DB Line. Pursuant to the February Amendment, the maturity date of the DB Line was extended to December 31, 2014, and the mandatory prepayment provision was amended to provide that only the first $10,000 in net cash proceeds from an equity offering shall be required to be used to prepay amounts outstanding under the DB Line.

On March 11, 2014, the Company entered into a further amendment (the “March Amendment”) to the DB Line. Pursuant to the March Amendment, the line of credit was increased from $30,000 to $35,000, providing the Company with an additional $5,000 for working capital purposes. Concurrent with the March Amendment, on March 11, 2014, the Company entered into a Pledge and Security Agreement with Deutsche Bank pursuant to which it agreed to provide Deutsche Bank a security interest in $5,000 in cash, as well as a pledge to secure the prompt and timely payment of all obligations under the DB Line. The Pledge and Security Agreement will remain in place as long as there are any obligations outstanding under the DB Line. The $5,000 is classified as short term restricted cash in the accompanying Consolidated Balance Sheet as of June 30, 2014.

On April 30, 2014, the Company repaid $10,000 of the DB Line in accordance with the February Amendment discussed above. On June 13, 2014, the Company repaid an additional $10,000 of the DB Line. Each repayment reduced the amount available on the DB Line.

On December 15, 2014, the Company repaid the remaining $15,000 outstanding under the DB Line from the proceeds of the Line of Credit Promissory Note (see description below). After this repayment, the DB Line was retired.

The DB Line did not contain any financial covenants.

Repayment of the DB Line was guaranteed by Mr. Sillerman. In consideration for the guarantee, Mr. Sillerman’s designee, Sillerman Investment Company II LLC (“SIC II”), which was the lender under the

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

9. Loans Payable - (continued)

Amended and Restated $25,000 Line of Credit described below, received a warrant for 6,250 shares of common stock of Viggle, which may be exercised at any time within 60 months of the issuance date at $1,600 a share, (subject to adjustment in the event of stock splits and combination, reclassification, merger or consolidation)(the “Guarantee Warrant”). The Guarantee Warrant contains a piggyback registration right with respect to the underlying common stock which may be issued if it is exercised. The Guarantee Warrant was issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

The Company used the proceeds from the DB Line to fund working capital requirements and for general corporate purposes.

Interest expense on the DB Line for the year ended June 30, 2015 was $185.

Line of Credit Promissory Note

On October 24, 2014, the Company and Sillerman Investment Company III LLC (“SIC III”), a company affiliated with Mr. Sillerman entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which SIC III agreed to purchase certain securities issued by the Company for a total of $30,000. Pursuant to the Securities Purchase Agreement, the Company issued a Line of Credit Promissory Note (the “Note”), which provides for a $20,000 line of credit to the Company (see Note 11, Stockholders’ (Deficit) Equity, for a discussion of the remaining $10,000 of the Securities Purchase Agreement). The Company also agreed to issue to SIC III warrants to purchase 50,000 shares of the Company’s common stock. The Company issued warrants to purchase 2,500 shares of the Company’s common stock for every $1,000 advanced under the Note. The warrants will be issued in proportion to the amounts the Company draws under the Note. The exercise price of the warrants will be 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants. Exercise of the warrants was subject to approval of the Company’s stockholders, which occurred on January 13, 2015.

The Note provides a right for the Company to request advances under the Note from time to time. The Note bears interest at a rate of 12% per annum, payable in cash on a quarterly basis. The Note matures on October 24, 2017. On October 24, 2014, SIC III made an initial advance under the Note in the principal amount of $4,500. On December 15, 2014, SIC III made an additional advance in the principal amount of $15,500 pursuant to the terms of the Note (the proceeds of which were used to repay amounts outstanding under the DB Line, as discussed above). As of June 30, 2015, the total outstanding principal amount of the Note was $20,000. The Note provides for a 3% discount, such that the amount advanced by SIC III was 3% less than the associated principal amount of the advances. Therefore, the net amount actually outstanding under the Note at June 30, 2016, was $19,716 which includes accretion of the discount of $316 (the 3% discount of $600 is being accreted to the principal balance over the life of the Note). From and after the occurrence and during the continuance of any event of default under the Note, the interest rate is automatically increased to 17% per annum.

In connection with the first drawdown of $4,500 under the Note, the Company issued SIC III warrants to purchase 11,250 shares of the Company’s common stock. These warrants have an exercise price of $70.20, representing a price equal to 10% above the closing price of the Company’s common stock on the day prior to issuance. In connection with the additional drawdown of $15,500 under the Note, the Company issued SIC III warrants to purchase 38,750 shares of the Company’s common stock. These warrants have an exercise price of $72.60, representing a price equal to 10% above the closing price of the Company’s common stock on the day prior to issuance. The Warrants are exercisable for a period of five years from issuance. Stock compensation expense related to the issuances of warrants to SIC III was $2,049 during the year ended June 30, 2015.

The Note is not convertible into equity securities of the Company as of June 30, 2016 (see Note 16, Subsequent Events).

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

9. Loans Payable - (continued)

The Note also contains certain covenants and restrictions, including, among others, that, for so long as the Note is outstanding, the Company will not, without the consent of the holder of the Note, (i) make any loan or advance in excess of $500 to any officer, director, employee of affiliate of the Company (except advances and similar expenditures: (a) under the terms of employee stock or option plans approved by the Board of Directors, (b) in the ordinary course of business, consistent with past practice or (c) to its subsidiaries), (ii) incur any indebtedness that exceeds $1,000 in the aggregate other than indebtedness outstanding under the Note, (iii) guaranty any indebtedness of any unaffiliated third party, (iv) change the principal business of the Company or exit the Company’s current business, provided that the foregoing is subject to the Board’s compliance with its fiduciary duties, (v) sell, assign, or license material technology or intellectual property of the Company except (a) in the ordinary course of business, consistent with past practice, (b) sales and assignments thereof in any 12 month period that do not have a fair market value in excess of $500 or (c) in connection with a change of control transaction, (vi) enter into any corporate strategic relationship involving the payment, contribution or assignment by the Company of its assets that have a fair market value in excess of $1,000 or (vii) liquidate or dissolve the Company or wind up the business of the Company, except in connection with changes of control or merger, acquisition or similar transactions or as approved by the Company’s Board in compliance with their fiduciary duties.

On August 22, 2016, the Company and SIC III, SIC IV, SIC VI entered into a Note Exchange Agreement pursuant to which $30,175, which represents all of the outstanding principal and accrued interest of certain notes held by SIC III, SIC IV, and SIC VI other than $900 of debt held by SIC IV pursuant to that certain Line of Credit Grid Note dated as of June 11, 2015, was exchanged for 30,175 shares of the Company’s Series C Preferred Stock at an exchange price of $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement (see Note 16, Subsequent Events).

Interest expense on the Note was $2,440 and $1,391 for the years ended June 30, 2016 and 2015.

Unsecured Demand Loans

During the year ended June 30, 2015, Mr. Sillerman made the following demand loans (the “Loans”) to the Company:

Date	Amount
December 19, 2014	$2,000
January 14, 2015	2,000
January 30, 2015	2,000
February 13, 2015	750
February 26, 2015	1,000
March 2, 2015	1,000
March 16, 2015	3,000
April 20, 2015	1,000
May 5, 2015	500
May 14, 2015	325
Total	$13,575

Each of the Loans bear interest at the rate of 12% per annum. Principal and interest due under the Loans shall be due and payable upon demand. The principal amount of the Loans may be prepaid at any time and from time to time, in whole or in part, without premium or penalty. The Company used the proceeds from the Loans to fund working capital requirements and for general corporate purposes.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

9. Loans Payable - (continued)

As discussed in Note 11, Stockholders’ (Deficit) Equity, on March 16, 2015, SIC III purchased 7,000 shares of Series C Convertible Preferred Stock pursuant to the Securities Purchase Agreement, for a purchase price of $7,000. The Company used the $7,000 proceeds from the sale of 7,000 shares of Series C Convertible Stock to repay $7,000 in principal amount of the Loans. In addition, the Company used $798 of the proceeds of the Loan on March 16, 2015 to pay all accrued and unpaid interest on the Loans. On June 1, 2015, the Company repaid an additional $5,000 in principal amount of the Loans. On July 1, 2015, the Company repaid the remaining $1,575 in principal amount of the Loans. Accordingly, after the transactions described herein, the total outstanding principal amount of the Loans at June 30, 2016 and 2015 is $0 and $1,575, respectively.

Interest expense on the Loans was $1 and $306 for the years ended June 30, 2016 and 2015, respectively.

Line of Credit Grid Note

On June 11, 2015, the Company and SIC IV entered into a Line of Credit Grid Note (the “Grid Note”). The Grid Note provides a right for the Company to request advances under the Grid Note from time to time in an aggregate amount of up to $10,000. The Grid Note bears interest at a rate of 12% per annum, payable in cash on the maturity of the Grid Note. From and after the occurrence and during the continuance of any event of default under the Grid Note, the interest rate is automatically increased to 14% per annum.

The Grid Note is not convertible into equity securities of the Company.

In order for the Company to make requests for advances under the Grid Note, the Company must have an interest coverage ratio equal to or greater than 1, unless SIC IV waives this requirement. The interest coverage ratio is calculated by dividing: (a) the Company’s net income for the measurement period, plus the Company’s interest expense for the measurement period, plus the Company’s tax expense for the measurement period, by (b) the Company’s interest expense for the measurement period, plus the amount of interest expense that would be payable on the amount of the requested draw for the twelve months following the request for the advance. The measurement period is the twelve months ended as of the last day of the last completed fiscal quarter prior to the request for the advance. The Company currently does not have an interest coverage ratio equal to or greater than 1, so advances would require the SIC IV to waive this requirement. In addition, in order to make requests for advances under the Grid Note, there can be no event of default under the Note at the time of the request for an advance, including that there has been no material adverse change in the business plan or prospects of the Company in the reasonable opinion of SIC IV.

The Company made requests for advances under the Grid Note, and SIC IV made advances to the Company as follows:

Date	Amount
6/11/2015	$1,000
6/24/2015	2,000
7/31/2015	1,000
8/31/2015	2,000
9/15/2015	1,000
9/29/2015	1,000
10/13/2015	500
10/30/2015	600
11/25/2015	1,000
Total	$10,100

On July 1, 2015, the Company repaid $1,425 of the Grid Note.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

9. Loans Payable - (continued)

On December 3, 2015, the Company and SIC IV entered into a Subscription Agreement pursuant to which SIC IV subscribed for 437,500 shares of the Company’s common stock at a price of $9.40 per share. Accordingly, the aggregate purchase price for such shares was $4,112.

The Company and SIC IV agreed that SIC IV would pay the purchase price for such shares by reducing the amounts outstanding under the Line of Credit. As of December 3, 2015, there was $8,675 in outstanding principal amount under the Line of Credit.

Accordingly, the principal amount of the Line of Credit was therefore reduced to $4,563.

The Grid Note matures on the first to occur of: (a) 12/31/2016 or (b) upon a “Change of Control Transaction.” A “Change of Control Transaction” includes (i) a sale of all or substantially all of the assets of the Company or (ii) the issuance by the Company of common stock that results in any “person” or “group” becoming the “beneficial owner” of a majority of the aggregate ordinary voting power represented by the Company’s issued and outstanding common stock (other than as a result of, or in connection with, any merger, acquisition, consolidation or other business combination in which the Company is the surviving entity following the consummation thereof), excluding transactions with affiliates of the Company.

If an event of default occurs under the Grid Note, SIC IV has the right to require the Company to repay all or any portion of the Grid Note. An event of default is deemed to have occurred on: (i) the non-payment of any of the amounts due under the Grid Note within five (5) Business Days after the date such payment is due and payable; (ii) dissolution or liquidation, as applicable, of the Company; (iii) various bankruptcy or insolvency events shall have occurred, (iv) the inaccuracy in any material respect of any warranty, representation, statement, report or certificate the Company makes to Lender under the Note hereto; (v) the Company contests, disputes or challenges in any manner, whether in a judicial proceeding or otherwise, the validity or enforceability of any material provision in the Grid Note; or (vi) a material adverse change in the business plan or prospects of the Company in the reasonable opinion of SIC IV.

Interest expense on the Grid Note for the years ended June 30, 2016 and 2015 was $574 and $10, respectively.

In connection with the Company’s entering into the Perk Credit Agreement (as defined below), SIC IV agreed to subordinate payment of the Grid Note to amounts owed to Perk under the Perk Credit Agreement. SIC IV also consented to the consummation of the Asset Purchase Agreement with Perk. In exchange for such consent and such agreement to subordinate, the Company agreed to provide SIC IV a security interest in the assets of the Company in connection with amounts outstanding under the Grid Note.

The Company entered into a Security Agreement with SIC IV, pursuant to which the Company pledged its assets in connection with such security interest.

On July 8, 2016, SIC III, SIC IV and SIC VI, entered into an exchange agreement (the “Exchange Agreement”) relating to the exchange of debt and shares of the Series C Preferred stock of the Company for common stock of the Company under certain conditions. Issuance of the shares is conditioned upon approval of the Company’s shareholders, the closing of an offering of the Company’s common stock in the amount of at least $10,000, approval of its Listing of Additional Shares application with NASDAQ, the Company shall not be subject to any bankruptcy proceeding, and various other conditions. The exchange price shall be equal to the lesser of $5.20 and the price at which the Debentures can be exchanged for shares of the Company’s common stock, so long as the Company received a valuation that the exchange price reflects fair value. The agreement provides for termination in the event the conditions are not satisfied by March 31, 2017.

On July 18, 2016, SIC III, SIC IV and SIC VI entered into an amended exchange agreement (the “Amended Exchange Agreement”) relating to the exchange of debt and shares of the Series C Preferred stock of the Company for common stock of the Company under certain conditions. The Amended Exchange Agreement

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

9. Loans Payable - (continued)

modified the Grid Note to provide that SIC IV shall be entitled to repayment of up to $2,000 of the outstanding principal balance of the Grid Note and the Company shall be entitled to draw up to an additional $5,000 (see Note 16, Subsequent Events).

This debt has been converted to Preferred C Shares in accordance with the Note Exchange Agreement described above, except for the $900 of debt that remains outstanding under the SIC IV Note that will remain subject to the Exchange Agreement (see Note 16, Subsequent Events).

Secured Revolving Loans and Lines of Credit

On January 27, 2016, Sillerman Investment Company VI LLC (“SIC VI”), an affiliate of Robert F.X. Sillerman, the Executive Chairman and Chief Executive Officer of the Company, entered into a Secured Revolving Loan agreement (the “Secured Revolving Loan I”) with the Company and its subsidiaries, wetpaint.com, Inc. and Choose Digital Inc. (collectively, the “Subsidiaries”), pursuant to which the Company can borrow up to $1,500. The Secured Revolving Loan bears interest at the rate of 12% per annum. In connection with the Secured Revolving Loan, the Company and the Subsidiaries have entered into a Security Agreement (the “Security Agreement”) with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company intends to use the proceeds from the Secured Revolving Loan to fund working capital requirements and for general corporate purposes in accordance with a budget to be agreed upon by SIC VI and the Company. As of June 30, 2016, $1,500 has been advanced thereunder. Interest expense on the Secured Revolving Loan I was $71 for the year ended June 30, 2016.

The Company and its subsidiaries wetpaint.com, inc., and Choose Digital, Inc. (the “Subsidiaries”) entered into a secured, revolving Line of Credit on March 29, 2016 with SIC VI (the “Secured Revolving Line of Credit”), pursuant to which the Company can borrow up to $500. The Secured Revolving Line of Credit bears interest at the rate of 12% per annum. In connection with the Secured Revolving Line of Credit, the Company and the Subsidiaries have entered into a Security Agreement (the “Security Agreement”) with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company intends to use the proceeds from the Secured Revolving Line of Credit to fund working capital requirements and for general corporate purposes in accordance with a budget to be agreed upon by SIC VI and the Company. At June 30, 2016, $500 had been advanced thereunder. Interest expense on the Secured Revolving Line of Credit was $12 for the year ended June 30, 2016.

On April 29, 2016, SIC VI entered into an additional secured revolving loan agreement with the Company and the Subsidiaries (“Secured Revolving Loan”), pursuant to which the Company can borrow up to $500. Loans under this loan agreement bear interest at the rate of 12% per annum and mature on December 31, 2016, barring any events of default or a change of control of the Company. As of June 30, 2016, $500 had been advanced thereunder. Interest expense on the Secured Revolving Loan was $9 for the year ended June 30, 2016.

On May 16, 2016, SIC VI entered into an additional secured revolving loan agreement with the Company and the Subsidiaries (“Secured Revolving Loan II”), pursuant to which the Company can borrow up to $500. Loans under this loan agreement bear interest at the rate of 12% per annum and mature on December 31, 2016, barring any events of default or a change of control of the Company. As of June 30, 2016, $500 had been advanced thereunder. Interest expense on the Secured Revolving Loan II was $6 for the year ended June 30, 2016.

On June 27, 2016, SIC VI entered into a secured revolving loan agreement (the “Secured Revolving Loan III”) with the Company and its subsidiaries, pursuant to which the Company can borrow up to $1,200.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

9. Loans Payable - (continued)

The Secured Revolving Loan III bears interest at the rate of 12% per annum and matures on December 31, 2016, barring any events of default or a change of control of the Company. At June 30, 2016, $135 had been advanced thereunder.

This debt has been converted to Preferred C Shares in accordance with the Note Exchange Agreement described above.

Related Approvals

Because each of the above loan payable transactions (other than the DB Line) referred to in the foregoing sections involved Mr. Sillerman, or an affiliate of his, the transactions were subject to certain rules regarding “affiliate” transactions. As such, each was approved by a Special Committee of the Board of Directors and a majority of the independent members of the Board of Directors of the Company.

Loan from Perk

During the year ended June 30, 2016, Perk made two advances to the Company as follows:

Date	Amount
12/14/2015	$667
12/23/2015	333
Total	$1,000

On December 13, 2015, the Company entered into a Credit Agreement with Perk pursuant to which Perk provided a $1,000 line of credit to the Company (the “Perk Credit Agreement”). The Perk Credit Agreement provided for drawdowns pursuant to which Perk made advances to the Company, which totaled $1,000. The first advance in the amount of $667 was made on December 14, 2015. The final drawdown of $333 was made when the Information Statement relating to the transaction was filed with the SEC, which occurred on December 23, 2015. Amounts outstanding under the Perk Credit Agreement bore interest at 12% per annum, with an additional 12% if the Company was in default of its obligations under the Perk Credit Agreement. Amounts outstanding under the Perk Credit Agreement were repaid on February 8, 2016 upon the closing of the sale of the Viggle assets to Perk. The Company was entitled to elect to repay all amounts outstanding pursuant to the Perk Credit Agreement by reducing the number of the shares of Perk common stock payable upon closing of the sale of the Viggle assets to Perk by 130,000 shares. The Company elected to so reduce the number of shares issuable to the Company at the closing of the asset sale transaction. Therefore, Perk agreed to deliver to the Company at closing 1,370,000 shares of Perk common stock, rather than 1,500,000 shares, and in return the amounts outstanding under the Perk Credit Agreement were deemed repaid in full.

Therefore, the outstanding balance of the loan from Perk was $0 at June 30, 2016. No interest expense was recorded by the Company for the year ended June 30, 2016.

In connection with the Perk Credit Agreement, the Company also entered into a Security Agreement, pursuant to which the Company provided Perk with a security interest in its assets to secure repayment of amounts outstanding under the Perk Credit Agreement. As the amounts payable under the Perk Credit Agreement have now been settled in full, the Security Agreement has been terminated.

Promissory Notes

In accordance with the Assets Purchase Agreement to purchase the DraftDay Business (see Note 6, Acquisitions), the Company issued promissory notes to MGT Capital (“MGT Promissory Notes”) in the principal amount of $234 due and paid on September 29, 2015 and in the aggregate principal amount of $1,875 due March 8, 2016. All such notes bear interest at a rate of 5% per annum. The Company was not able to make the $1,875 payment at the due date and on March 24, 2016 converted $824 of the promissory

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

9. Loans Payable - (continued)

notes to common stock and $110 of the promissory notes to a Series D Preferred Stock (see Note 11, Stockholders’ (Deficit) Equity). On April 13, 2016, MGT converted all 110 shares of the Company’s Series D Preferred Stock into shares of common stock of the Company. Accordingly, the Company issued 18,332 shares of common stock to MGT. Thereafter, there are no shares of the Company’s Series D Preferred Stock outstanding.

On June 14, 2016, the Company entered into a second exchange agreement with MGT (the “Second MGT Exchange Agreement”) relating to the $940 remaining due under the MGT Note (see Note 6, Acquisitions). Under the Second MGT Exchange Agreement, the MGT Note shall be exchanged in full for (a) $11 in cash representing accrued interest and (b) 132,092 shares of Company common stock, subject to certain adjustments. Issuance of the shares is conditioned upon approval of the Company’s shareholders and approval of its Listing of Additional Shares application with NASDAQ. Therefore, the outstanding balance of the MGT Promissory Notes was $943 at June 30, 2016. The Company recorded interest expense of $65 for the year ended June 30, 2016. On October 10, 2016, the Company satisfied the MGT Note through the issuance of 136,304 shares of its common stock and payment of interest of $16.

In exchange for releasing certain liens and encumbrances with respect to the DraftDay Business (see Note 6, Acquisitions), the Company issued promissory notes to Kuusamo Capital Ltd. in the principal amount of $16 due and paid on September 29, 2015 and in the aggregate principal amount of $125 due March 8, 2016. All such notes bear interest at a rate of 5% per annum. The Company was not able to make the $125 payment at the due date. On April 25, 2016, the Company entered into an exchange agreement with Kuusamo Capital Ltd. (“Kuusamo”), pursuant to which the Company issued 10,394 shares of its common stock to Kuusamo in exchange for a reduction of $71 in principal amount of a promissory note the Company owed to Kuusamo.

Thereafter, the outstanding balance of the Kuusamo Promissory Notes was $55 at June 30, 2016. The Company recorded interest expense of $5 for the year ended June 30, 2016.

Accounts Payable Settlements

North America Photon Infotech Ltd. (“Photon”), a company based in Mauritius that had provided development services to the Company, filed suit in California on March 28, 2016 to collect approximately $218 owed by the Company to Photon. The Company settled this matter on May 12, 2016 in part by issuing a Note in the amount of $110, payable in six months.

On April 7, 2016, the Company issued a note in the amount of $56 to Simulmedia, Inc., a former vendor of the Company, as partial settlement of the outstanding balance due to Simulmedia, Inc. for services provided.

Pandera Systems, LLC (“Pandera”), which formerly provided analytics development services to the Company, filed suit on March 11, 2016 against the Company to demand collection of amounts due for such services. The Company settled this matter on April 12, 2016, in part by issuing a note in the amount of $50.

On April 25, 2016, Carpathia Hosting, LLC (“Carpathia”), which formerly provided hosting services to the Company, filed suit in the Eastern District of Virginia to demand collection of $658 due. The Company settled this matter on June 29, 2016. The Company recorded a gain of $505 for the year ended June 30, 2016.

On June 24, 2016, the Company entered into a settlement agreement with Pandora. As a result, the Company recorded a gain of $222 in the Consolidated Statements of Operations for the year ended June 30, 2016.

Interest expense on these notes issued in connection with settlements with vendors was $2 for the year ended June 30, 2016.

Convertible Promissory Note

On June 27, 2016, the Company entered into a Convertible Promissory Note with Reaz Islam (“Islam”), an advisor to Sillerman, pursuant to which Islam loaned the Company $300 (the “RI Convertible Note”). The

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

9. Loans Payable - (continued)

RI Convertible Note bears interest at a rate of 12% and matures on December 31, 2016. Islam has the right to convert the RI Convertible Note into shares of common stock of the Company at the same time and on the same terms as Sillerman can convert debt held by Sillerman into shares of the Company’s common stock. The RI Convertible Note is subordinate to any note held by Sillerman. As of June 30, 2016, there was $300 outstanding under the RI Convertible Note. Interest expense on the RI Convertible Note was $2 for the year ended June 30, 2016. The fair value of the conversion feature of the RI Convertible Note is nominal but will be marked to market at its fair value in future periods until the debt is repaid or converted to shares of the Company’s common stock.

10. Commitments and Contingencies

Operating Leases

The Company maintains operating leases for its corporate office and several satellite offices. There are no capital leases. Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of each lease term. Total rent expense for continuing operations, net of sublease income, for the Company under operating leases recorded for the years ended June 30, 2016 and 2015 was $361 and $610, respectively. The Company’s future minimum rental commitments under noncancelable operating leases are as follows (amounts are shown net of contractual sublease income):

Years Ending June 30,	Amount
2017	$466
2018	490
2019	688
2020	729
2021	749
Thereafter	640
Total	$3,762

Litigation

The Company delivered 357,032 of the Initial Perk Shares to Gracenote, Inc. and Tribune Media Services, Inc., former providers of technology services of the Company, as per the Settlement and Transfer Agreement dated February 5, 2016, to satisfy an obligation. The Company recognized a gain of $593 in the consolidated statements of operations for the year ended June 30, 2016.

CFGI, LLC, a former provider of consulting services of the Company, served the Company with a lawsuit to collect approximately $200 owed by the Company to CFGI, LLC on September 9, 2016. There is a dispute regarding the services rendered by CFGI, LLC and the Company is attempting to settle the matter. There was no impact on the consolidated financial statements for the year ended June 30, 2016.

A Complaint (Index #654984/2016) was filed by Andy Mule, on behalf of himself and others similarly situated, in the Supreme Court of the State of New York. The Complaint, which names the Company, each of its current directors, and President, as a former director, as defendants, claims a breach of fiduciary duty relating to the terms of a proposed conversion of debt and preferred shares into common equity by Mr. Sillerman and/or his affiliates. The Complaint seeks unspecified damages and such relief as the Court may deem appropriate. The Company accepted service on October 4, 2016, and has agreed to respond by November 14, 2016. The Company believes that this claim is without merit.

The Company is subject to litigation and other claims that arise in the ordinary course of business. While the ultimate result of the Company’s outstanding legal matters cannot presently be determined, the Company does

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

10. Commitments and Contingencies - (continued)

not expect that the ultimate disposition will have a material adverse effect on its results of operations or financial condition. However, legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond the Company’s control. As such, there can be no assurance that the final outcome will not have a material adverse effect on the Company’s consolidated financial condition and results of operations.

11. Stockholders’ (Deficit) Equity

Series A Convertible Redeemable Preferred Stock

Prior to September 16, 2013, the Company had authorized a class of series A preferred shares, but none of those shares were issued or outstanding. On September 16, 2013, the Company eliminated the prior class of series A preferred shares and created a new class of Series A Convertible Redeemable Preferred Stock (the “Series A Convertible Redeemable Preferred Stock”). The Company authorized the issuance of up to 100,000 shares of the Series A Convertible Redeemable Preferred Stock. The designation, powers, preferences and rights of the shares of Series A Convertible Redeemable Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series A Convertible Redeemable Preferred Stock had an initial stated value of $1,000 per share (the “Stated Value”).
•	The shares of Series A Convertible Redeemable Preferred Stock were entitled to receive quarterly cumulative dividends at a rate equal to 7% per annum of the Stated Value whenever funds are legally available and when and as declared by the Company’s board of directors. If the Company declared a dividend or the distribution of its assets, the holders of Series A Convertible Redeemable Preferred Stock were entitled to participate in the distribution to the same extent as if they had converted each share of Series A Convertible Redeemable Preferred Stock held into Company common stock.
•	Each share of Series A Convertible Redeemable Preferred Stock was convertible, at the option of the holders, into shares of Company common stock at a conversion price of $23.00.
•	The Company could redeem any or all of the outstanding Series A Convertible Redeemable Preferred Stock at any time at the then current Stated Value, subject to a redemption premium of (i) 8% if redeemed prior to the one year anniversary of the initial issuance date; (ii) 6% if redeemed on or after the one year anniversary of the initial issuance date and prior to the two year anniversary of the initial issuance date; (iii) 4% if redeemed on or after the two year anniversary of the initial issuance date and prior to the three year anniversary of the initial issuance date; (iv) 2% if redeemed on or after the three year anniversary of the initial issuance date and prior to the 42 months anniversary of the initial issuance date; and (v) 0% if redeemed on or after the 42 months anniversary of the initial issuance date. However, no premium was due on the use of up to 33% of proceeds of a public offering of common stock at a price of $80.00 or more per share.
•	The Company was required to redeem the Series A Convertible Redeemable Preferred Stock on the fifth anniversary of its issuance.
•	Upon a change of control of the Company, the holders of Series A Convertible Redeemable Preferred Stock were entitled to a change of control premium of (i) 8% if redeemed prior to the one year anniversary of the initial issuance date; (ii) 6% if redeemed on or after the one year anniversary of the initial issuance date and prior to the two year anniversary of the initial issuance date; (iii) 4% if redeemed on or after the two year anniversary of the initial issuance date and prior to the three

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

11. Stockholders’ (Deficit) Equity - (continued)

year anniversary of the initial issuance date; (iv) 2% if redeemed on or after the three year anniversary of the initial issuance date and prior to the 42 months anniversary of the initial issuance date; and (v) 0% if redeemed on or after the 42 months anniversary of the initial issuance date.
•	The shares of Series A Convertible Redeemable Preferred Stock were senior in liquidation preference to the shares of Company common stock.
•	The shares of Series A Convertible Redeemable Preferred Stock had no voting rights except as required by law.
•	The consent of the holders of 51% of the outstanding shares of Series A Convertible Redeemable Preferred Stock was necessary for the Company to: (i) create or issue any Company capital stock (or any securities convertible into any Company capital stock) having rights, preferences or privileges senior to or on parity with the Series A Convertible Redeemable Preferred Stock; or (ii) amend the Series A Convertible Redeemable Preferred Stock.

At June 30, 2016 and 2015, there were no shares of Series A Convertible Redeemable Preferred Stock outstanding.

Series B Convertible Preferred Stock

On September 16, 2013, the Company created 50,000 shares of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”). The designation, powers, preferences and rights of the shares of Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series B Convertible Preferred Stock had an initial stated value of $1,000 per share.
•	The shares of Series B Convertible Preferred Stock were convertible, at the option of the holders, into shares of Company common stock at a conversion price of $23.00. The shares of Series B Convertible Preferred Stock could only be converted from and after the earlier of either of: (x) the first trading day immediately following (i) the closing sale price of the Company’s common stock being equal to or greater than $33.40 per share (as adjusted for stock dividends, stock splits, stock combinations and other similar transactions occurring with respect to the Company’s common stock from and after the initial issuance date) for a period of five consecutive trading days following the initial issuance date and (ii) the average daily trading volume of the Company’s common stock (as reported on Bloomberg) on the principal securities exchange or trading market where the Company’s common stock is listed or traded during the measuring period equaling or exceeding 1,250 shares of Company’s common stock per trading day (the conditions set forth in the immediately preceding clauses (i) and (ii) are referred to herein as the “Trading Price Conditions”) or (y) immediately prior to the consummation of a “fundamental transaction”, regardless of whether the Trading Price Conditions have been satisfied prior to such time. A “fundamental transaction” is defined as (i) a sale of all or substantially all of the assets of the Company, (ii) a sale of at least 90% of the shares of capital stock of the Company or (iii) a merger, consolidation or other business combination as a result of which the holders of capital stock of the Company prior to such merger, consolidation or other business combination (as the case may be) hold in the aggregate less than 50% of the Voting Stock of the surviving entity immediately following the consummation of such merger, consolidation or other business combination (as the case may be), in each case of clauses (i), (ii) and (iii), the Board determined that the aggregate implied value of the Company’s capital stock in such transaction was equal to or greater than $125,000.
•	The shares of Series B Convertible Preferred Stock were not redeemable by either the Company or the holders thereof.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

11. Stockholders’ (Deficit) Equity - (continued)

•	The shares of Series B Convertible Preferred Stock were on parity in dividends and liquidation preference with the shares of Company common stock, which were payable only if then convertible into common stock.
•	The shares of Series B Convertible Preferred Stock had no voting rights except as required by law.
•	The consent of the holders of 51% of the outstanding shares of Series B Convertible Preferred Stock was necessary for the Company to alter, amend or change any of the terms of the Series B Convertible Preferred Stock.

At June 30, 2016 and 2015, there were no shares of Series B Convertible Preferred Stock outstanding.

Series C Convertible Redeemable Preferred Stock

On October 24, 2014, the Company created a new class of Series C Convertible Redeemable Preferred Stock (the “Series C Convertible Redeemable Preferred Stock”). The Company authorized the issuance of up to 100,000 shares of the Series C Convertible Redeemable Preferred Stock. The rights, preferences, privileges and restrictions of the shares of Series C Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series C Convertible Redeemable Preferred Stock have a stated value of $1,000 per share.
•	Each holder of a share of Series C Convertible Redeemable Preferred Stock shall be entitled to receive dividends (“Dividends”) on such share equal to twelve percent (12%) per annum (the “Dividend Rate”) of the Stated Value before any Dividends shall be declared, set apart for or paid upon any junior stock or parity stock. Dividends on a share of Series C Convertible Redeemable Preferred Stock shall accrue daily at the Dividend Rate, commence accruing on the issuance date thereof, compound annually, be computed on the basis of a 360-day year consisting of twelve 30-day months and be convertible into common stock in connection with the conversion of such share of Series C Convertible Redeemable Preferred Stock.
•	Each share of Series C Convertible Redeemable Preferred Stock is convertible, at the option of the holders, on the basis of its stated value and accrued, but unpaid dividends, into shares of Company common stock at a conversion price of $80.00 per common stock share.
•	The Company may redeem any or all of the outstanding Series C Convertible Redeemable Preferred Stock at any time at the then current Stated Value plus accrued Dividends thereon plus a redemption premium equal to the Stated Value multiplied by 6%. However, no premium shall be due on the use of up to 33% of proceeds of a public offering of common stock at a price of $100.00 or more per share.
•	The Company is required to redeem each Series C Convertible Redeemable Preferred Stock on the tenth business day immediately following the fifth anniversary of its issuance. However, the Company shall have no obligation to mandatorily redeem any shares of Series C Convertible Redeemable Preferred Stock at any time that (x) the Company does not have surplus under Section 154 of the Delaware General Corporation Law (the “DGCL”) or funds legally available to redeem all shares of Series C Convertible Redeemable Preferred Stock, (y) the Company’s capital is impaired under Section 160 of the DGCL or (z) the redemption of any shares of Series C Convertible Redeemable Preferred Stock would result in an impairment of the Company’s capital under Section 160 of the DGCL; provided, that if the Company is prohibited from redeeming the shares due to those limitations, the Company will redeem the Shares as soon as possible after such restrictions are no longer applicable.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

11. Stockholders’ (Deficit) Equity - (continued)

•	Upon a change of control of the Company, each holder of Series C Convertible Redeemable Preferred Stock shall be entitled to require the Company to redeem from such holder all of such holder’s shares of Series C Convertible Redeemable Preferred Stock so long as such holder requests such redemption in writing at least one business day prior to the consummation of such change of control. The redemption amount per share equals the Stated Value thereof plus accrued Dividends plus a change of control premium equal to the stated value multiplied 6%.
•	The shares of Series C Convertible Redeemable Preferred Stock are senior in liquidation preference to all shares of capital stock of the Company unless otherwise consented to by a majority of the holders of shares of Series C Convertible Redeemable Preferred Stock.
•	The shares of Series C Convertible Redeemable Preferred Stock shall have no voting rights except as required by law.
•	The consent of the holders of a majority of the shares of Series C Convertible Redeemable Preferred Stock is necessary for the Company to amend the Series C certificate of designation.

The Series C Convertible Redeemable Preferred Stock is not classified as a component of stockholders’ (deficit) equity in the accompanying consolidated balance sheets. Likewise, the undeclared dividends related to Series C Convertible Redeemable Preferred Stock have been recorded as an addition within the Series C Convertible Preferred Stock account in the amount of $1,156 for the year ended June 30, 2016, and $468 for the year ended June 30, 2015.

On August 22, 2016, the Company amended the terms of the Series C Preferred Stock. The amendment provided that the Series C Preferred Stock is no longer convertible into common stock by its terms (though the Series C Preferred Stock held by Mr. Sillerman remains subject to the Exchange Agreement described in this section) and is no longer redeemable by holder five years after issuance. See Note 16, Subsequent Events.

Securities Purchase Agreement

Pursuant to the Securities Purchase Agreement discussed in Note 7, Loans Payable, SIC III acquired a total of 10,000 Shares of Series C Convertible Redeemable Preferred Stock for $10,000 as described below. The Company also agreed to issue to SIC III warrants to purchase a total of 25,000 shares of the Company’s common stock. The Company issued warrants to purchase 2,500 shares of the Company’s common stock for every $1,000 of purchase price paid for the shares. The exercise price of the warrants was 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants. Exercise of the warrants was subject to approval of the Company’s stockholders, which occurred on January 13, 2015.

On November 25, 2014, SIC III purchased 3,000 shares of Series C Convertible Redeemable Preferred Stock for $3,000. The shares of Series C Convertible Redeemable Preferred Stock were recorded in the accompanying consolidated balance sheet at its fair value as of the date of the purchase of November 25, 2014. In addition, in accordance with the Securities Purchase Agreement, the Company also issued SIC III warrants to purchase 7,500 shares of the Company’s common stock at an exercise price of $59.60, which was 10% above the closing price of the Company’s shares on the date prior to issuance.

On March 16, 2015, SIC III purchased 7,000 additional shares of Series C Convertible Redeemable Preferred Stock for $7,000. The shares of Series C Convertible Redeemable Preferred Stock were recorded in the accompanying consolidated balance sheet at its fair value as of the date of the purchase of March 16, 2015. In addition, in accordance with the Securities Purchase Agreement, the Company also issued SIC III warrants to purchase 17,500 shares of the Company’s common stock at an exercise price of $35.60, which was 10% above the closing price of the Company’s shares on the date prior to issuance.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

11. Stockholders’ (Deficit) Equity - (continued)

In connection with the Securities Purchase Agreement, the Company recorded total stock compensation expense based on the fair value of the Series C Convertible Redeemable Preferred Stock and warrants of $2,091 during the year ended June 30, 2015.

Preferred Stock Conversion

Sillerman Investment Company III, LLC (“SIC III”), an affiliate of Robert F.X. Sillerman, the Company’s Executive Chairman and Chief Executive Officer of the Company, owned 10,000 shares of Series C Convertible Redeemable Preferred Stock. On May 9, 2016 (the “Exchange Date”), the Company and SIC III entered into a Subscription Agreement pursuant to which SIC III subscribed for 1,129,032 shares of the Company’s common stock at a price of $6.20 per share. Accordingly, the aggregate purchase price for such shares was $7,000. The Company and SIC III agreed that SIC III would pay the purchase price for such shares by exchanging $7,000 shares of the Company’s Series C Convertible Redeemable Preferred Stock owned by SIC III for the common stock (the “Exchange”). All conditions of the Subscription Agreement have been satisfied, and therefore 1,129,032 shares of the Company’s common stock were issued to SIC III. Mr. Sillerman and his affiliates now own more than 50% of the outstanding shares of the Company’s common stock. The Company determined that this was a fair transaction and did not recognize any stock compensation expense in relation with the conversion.

On August 22, 2016, the Company and SIC III, SIC IV, SIC VI entered into an Note Exchange Agreement pursuant to which $30,175, which represents all of the outstanding principal and accrued interest of certain notes held by SIC III, SIC IV, and SIC VI other than $900 of debt held by SIC IV pursuant to that certain Line of Credit Grid Note dated as of June 11, 2015, was exchanged for 30,175 shares of the Company’s Series C Convertible Redeemable Preferred Stock at an exchange price of $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement (see Note 16, Subsequent events).

At June 30, 2016, there were 3,000 shares of Series C Convertible Redeemable Preferred Stock outstanding.

Series D Convertible Preferred Stock

On March 24, 2016, the Company created a new class of Series D Convertible Redeemable Preferred Stock (the “Series D Convertible Preferred Stock”). The Company authorized the issuance of up to 150 shares of the Series D Convertible Preferred Stock. The rights, preferences, privileges and restrictions of the shares of Series D Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series D Convertible Preferred Stock have a stated value of $1,000 per share.
•	Each share of Series D Convertible Preferred Stock is convertible, at the option of the holders, at a rate of 167 shares of common stock for one share of converted Series D Convertible Preferred Stock.
•	Shares of Series D Convertible Preferred Stock are not entitled to a liquidation preference.
•	Conversions of the Series D Convertible Preferred Stock shall be limited such that any given conversion shall not cause the holder’s aggregate beneficial ownership of the shares of common stock to exceed 9.99% of the Company’s outstanding common stock.
•	The shares of Series D Convertible Preferred Stock shall have no voting rights except as required by law.
•	The consent of the holders of a majority of the shares of Series D Convertible Preferred Stock is necessary for the Company to amend the Series D certificate of designation.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

11. Stockholders’ (Deficit) Equity - (continued)

On April 13, 2016, MGT Sports, Inc. (“MGT”) converted all 110 shares of the Company’s Series D Convertible Preferred Stock it held into shares of common stock of the Company. Accordingly, the Company issued 18,332 shares of common stock to MGT. Thereafter, there are no shares of the Company’s Series D Convertible Preferred Stock outstanding.

Public Offerings of Common Stock

On May 28, 2015, the Company closed an underwritten public offering of 181,309 shares of its common stock at a price of $50.00 per share, resulting in approximately $8,442 of net proceeds. The offering was made pursuant to a registration statement previously filed with the Securities and Exchange Commission which became effective on May 12, 2015.

On June 30, 2015, the Company closed an underwritten public offering of 102,439 shares of its common stock at a price of $41.00 per share, resulting in approximately $3,878 of net proceeds. The offering was made pursuant to a registration statement previously filed with the Securities and Exchange Commission which became effective on May 12, 2015.

Private Placements of Common Stock

Subscription Agreement

On December 3, 2015, the Company and SIC IV entered into a Subscription Agreement pursuant to which SIC IV subscribed for 437,500 shares of the Company’s common stock at a price of $9.40 per share. Accordingly, the aggregate purchase price for such shares was $4,112.

Non-controlling Interest

As discussed in Note 6, Acquisitions, on September 8, 2015, the Company acquired the assets of the DraftDay Business and its operations have been consolidated with the Company’s operations as of that date. The Company has recorded non-controlling interest in its Consolidated Balance Sheets and Consolidated Statements of Operations for the portion of the DraftDay Business that the Company does not own. In the year ended June 30, 2016, Sportech invested an additional $257 into the DraftDay Business in exchange for shares of Series A Preferred Stock of DDGG for $1 per share. In connection with termination of the Sportech MSA at June 30, 2016 (see Note 6, Acquisitions), Sportech returned 4,200 shares of DDGG stock. The Company reduced non-controlling interest by $378, which represents the fair value of these shares.

12. Share-Based Payments

Equity Incentive Plan

The 2011 Executive Incentive Plan (the “Plan”) of the Company was approved on February 21, 2011 by the written consent of the holder of a majority of the Company’s outstanding common stock. The Plan provides the Company the ability to grant to any officer, director, employee, consultant or other person who provides services to the Company or any related entity, options, stock appreciation rights, restricted stock awards, dividend equivalents and other stock-based awards and performance awards, provided that only employees are entitled to receive incentive stock options in accordance with IRS guidelines. The Company reserved 187,500 shares of common stock for delivery under the Plan. Pursuant to the Plan and the employment agreements, between February 15, 2011 and June 30, 2016, the Compensation Committee of the Company’s Board of Directors authorized the grants of restricted stock and stock options described below.

Restricted Stock

The per share fair value of RSUs granted with service conditions was determined on the date of grant using the fair market value of the shares on that date and is recognized as an expense over the requisite service period. This information does not include RSUs granted as part of the acquisitions of Wetpaint and Choose Digital.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

12. Share-Based Payments - (continued)

Description	Shares	Weighted Average Grant Date Fair Value
Nonvested at July 1, 2015	23,313	$1,044.60
Granted	17,571	32.60
Vested	(19,138)	944.60
Forfeited and canceled	(17,704)	74.80
Nonvested at June 30, 2016	4,042	$2,740.40

Compensation expense related to restricted stock was $11,720 and $23,562 for the years ended June 30, 2016 and 2015, respectively. As of June 30, 2016, there was $59 in unrecognized share-based compensation costs related to restricted stock.

During the fourth of fiscal 2016, the Company recorded an out-of-period adjustment related to the correction of an error for fiscal 2015 that was deemed immaterial for adjustment to the fiscal 2015 financial statements. The impact of the correction to the fiscal 2015 full year results was to decrease Selling, general and administrative expenses and accrued expense by $843. The adjustment was for erroneously recorded stock compensation expense on restricted stock units issued in connection with the Choose Digital acquisition. The Company corrected the error by decreasing accumulated deficit and accrued expenses by $843 as of June 30, 2016.

Stock Options

The following table summarizes the Company’s stock option activity for year ended June 30, 2016:

Description	Number of Options	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Outstanding at July 1, 2015	59,091	$223.80	8.97	$21
Granted	11,767	6.60	—	—
Exercised	—	—	—	—
Forfeited and canceled	(24,803)	68.60	—	—
Expired	(704)	64.40	—	—
Outstanding at June 30, 2016	45,351	238.40	8.53	—
Exercisable at June 30, 2016	41,982	$253.00	8.53	$—

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

12. Share-Based Payments - (continued)

The Company accounts for stock options based on the fair market value on the date of grant, with the resulting expense recognized over the requisite service period. The fair value of each option award is estimated using the Black-Scholes option valuation model. Expected volatility is based on the historical volatility of the price of the Company’s stock. The risk-free interest rate is based on U.S. Treasury Notes with a term equal to the expected life of the option. The Company uses historical data to estimate expected dividend yield, expected life and forfeiture rates. Options generally have an expiration of 10 years and vest over a period of 3 or 4 years. The fair value of options granted during the years ended June 30, 2016 and 2015 were estimated based on the following weighted average assumptions:

Description	Year Ended June 30,
	2016	2015
Expected volatility	80%	80%
Risk-free interest rate	1.94%	1.82%
Expected dividend yield	—	—
Expected life (in years)	6.50	6.50
Estimated fair value per option granted	$6.60	$42.20

Compensation expense related to stock options of $147 and $1,420 is included in the accompanying Consolidated Statements of Operations in Selling, general and administrative expenses for the years ended June 30, 2016 and 2015, respectively. As of June 30, 2016, there was approximately $157 of unrecognized stock-based compensation cost related to stock options, which will generally be recognized over a four year period.

13. Income Taxes

For the years ended June 30, 2016 and 2015, the Company did not record an income tax benefit because it has incurred taxable losses and has no history of generating taxable income and therefore the Company cannot presently anticipate the realization of a tax benefit on its Net Operating Loss (“NOL”) carryforward. At June 30, 2016 the Company has an NOL carryforward of $162.9 million, which will begin to expire in 2030. The Company has established a full valuation allowance against its deferred tax assets as of June 30, 2016 and 2015. Income tax expense for the years ended June 30, 2016 and 2015 was $0 and $0, respectively.

A reconciliation of the Company’s statutory U.S. federal tax rate and its effective tax rate is as follows:

Description	Year Ended June 30,
	2016	2015
Statutory U.S. federal tax rate	35.00%	35.00%
State and local income taxes – net of federal benefit	10.37%	10.37%
Valuation allowance	(45.37)%	(45.37)%
Effective tax rate	—%	—%

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

13. Income Taxes - (continued)

The components of deferred taxes as of June 30, 2016, are as follows:

Deferred tax assets:	(in thousands)
Share-based compensation	$92,824
Start-up expenditures	4,799
Other	2,043
Operating loss carryforward	79,476
Total deferred tax assets	179,142
Deferred tax liabilities:
Depreciation and amortization	(7,913)
Valuation allowance	(171,229)
Deferred tax asset, net	$—

The components of deferred taxes as of June 30, 2015, are as follows:

Deferred tax assets:	(in thousands)
Share-based compensation	$86,546
Start-up expenditures	5,236
Other	1,575
Operating loss carryforward	71,616
Total deferred tax asset	164,973
Deferred tax liabilities:
Depreciation and amortization	(6,156)
Valuation allowance	(158,817)
Deferred tax asset, net	$—

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

14. Related Party Transactions

Shared Services Agreements

In an effort to economize on costs and be efficient in its use of resources, the Company entered into a shared services agreement with Circle Entertainment Inc. (“Circle”) as of February 15, 2011, pursuant to which it shares costs for legal and administrative services in support of Mitchell J. Nelson, its then-General Counsel and General Counsel to Circle. The shared services agreement provides, in general, for sharing of the applicable support provided by either company to Mr. Nelson in connection with his capacity as General Counsel, and an allocation generally based on the services provided by Mr. Nelson, which were initially estimated to be divided evenly between the companies. The Company is responsible for advancing the salary to Mr. Nelson for both companies and will be reimbursed by Circle for such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant). The agreement provides for the Chief Executive Officer or President of each Company to meet periodically to assess whether the services have been

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

14. Related Party Transactions - (continued)

satisfactorily performed and to discuss whether the allocation has been fair. The Audit Committee of each company’s Board of Directors will then review and, if appropriate, approve the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances. Because this transaction is subject to certain rules regarding “affiliate” transactions, the Audit Committee and a majority of the independent members of the Company’s Board of Directors have approved the shared services agreement. This is deemed to be an affiliate transaction because Mr. Sillerman is the former Chairman, a Board member, and a greater than 10% stockholder of Circle and Mr. Nelson is Executive Vice President and General Counsel of Circle. For the years ended June 30, 2016 and June 30, 2015, the Company billed Circle $14 and $27, respectively. Such billings primarily relate to support consisting of legal and administrative services. These services are to be reviewed and, if appropriate, approved by Circle’s Audit Committee and the Company’s Audit Committee. The balance due from Circle as of June 30, 2016 and June 30, 2015 was $0 and $113, respectively. The Company wrote-off the accounts receivable balance of $127 in the year ended June 30, 2016, the write-off appears as a bad debt expense on the Consolidated Statements of Operations.

The parties terminated the Circle Shared Services Agreement effective as of January 1, 2016. Circle is in the process of liquidation and any claim to be made under the Circle Shared Services Agreement will survive the termination of the Circle Shared Services Agreement.

The Company also entered into a shared services agreement with SFX Entertainment Inc. (“SFX”), pursuant to which it shares costs for services provided by several of the Company’s and/or SFX’s employees. Such employees will continue to be paid by their current employers, and SFX will reimburse the Company directly for its portion of such salary and benefits and Company will reimburse SFX directly for its portion of such salary and benefits (but not for any bonus, option or restricted share grant made by either company, which will be the responsibility of the company making such bonus, option or restricted share grant). The agreement provides for the Chief Executive Officer or President of each company to meet periodically to assess whether the services have been satisfactorily performed and to discuss whether the allocation has been fair. The Audit Committee of each company’s Board of Directors will then review and, if appropriate, approve the allocations made and whether payments need to be adjusted or reimbursed, depending on the circumstances. The Company entered into an amendment (the “Amendment”) to the shared services agreement on January 22, 2015, pursuant to which the Company may provide additional services to SFX, and SFX may provide certain services to the Company. In particular, the shared services agreement provides that, in addition to services already provided, certain employees of the Company may provide human resources, content and programming, and facilities services to SFX, subject to reimbursement based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent. In addition, the Amendment provides that SFX may provide certain tax services to the Company, subject to reimbursement based on salary and benefits for the employees providing the services, plus 20% for miscellaneous overhead, based on a reasonable estimate of time spent.

The parties terminated the SFX Shared Services Agreement effective as of January 1, 2016. We continue to try to settle amounts remaining outstanding.

For the years ended June 30, 2016 and 2015, the Company billed SFX $188 and $978, net of amounts billed by SFX to the Company, respectively. The net balance due from SFX, including amounts related to the Sales Agency Agreement, discussed below, as of June 30, 2016 and June 30, 2015 was $142 and $146, respectively.

Sales Agency Agreement

On January 22, 2015, the Company entered into a sales agency agreement (the “Sales Agreement”) with SFX-94 LLC (“SFX-94”), a subsidiary of SFX, pursuant to which the Company appoints SFX-94 as its exclusive sales agent for the sale of advertising and sponsorships. Pursuant to the Sales Agreement, the Company consented to SFX-94’s hiring of 25 members of the Company’s sales team, and SFX-94 agreed that it will sell advertising and sponsorships on behalf of the Company during the term of the Sales Agreement.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

14. Related Party Transactions - (continued)

SFX-94 also agreed that it will maintain adequate staffing levels, generally consistent with staffing levels currently maintained by the Company, for the Company’s sale of advertising and sponsorships. The Company will pay SFX-94 a 25% commission on sales made by SFX-94. For barter transactions, the Company will reimburse SFX-94 for any out of pocket and direct costs incurred by SFX-94 with respect to such barter sales (rather than the commission set forth above), and third party ad networks will be excluded from the Sales Agreement. For the years ended June 30, 2016 and 2015, the Company was billed $424 and $471, respectively in connection with the Sales Agreement. On September 22, 2015, the parties terminated the Sales Agreement, and the Company subsequently hired 8 members of the SFX sales team as of that date.

Advertising Revenue

During the years ended June 30, 2016 and 2015, the Company provided certain advertising and related services to SFX and its subsidiaries. The total amount of net revenue was $37 and $487, respectively and such amounts were due from SFX at June 30, 2016 and 2015.

Marketing Expense

During the year ended June 30, 2015, SFX, and certain subsidiaries of SFX, provided certain marketing and related services to the Company. The total amount of marketing expense was $490 and such amount was due to SFX at June 30, 2015.

DraftDay

In October 2015 the Company entered into an agreement with DDGG to expand its rewards catalog and offer to its users the opportunity to redeem Viggle points for entry to DDGG’s fantasy sports contests. The Company agreed to pay DDGG the value of the entry fees for which points were redeemed. For the year ended June 30, 2016, $39 worth of Viggle points were redeemed for DDGG contest entry fees.

License Agreement

On March 10, 2014, the Company entered into an audio recognition and related loyalty program software license and services agreement with SFX. Pursuant to the terms of the license agreement, SFX paid the Company $5,000 to license its audio recognition software and related loyalty platform for a term of ten years. The amount was deferred and is being amortized over the ten year period. For the years ended June 30, 2016 and 2015, the Company recognized $500 and $500, respectively, of revenue related to this agreement.

Lines of Credit

See Note 9, Loans Payable, for a description of certain loans which have been provided by related parties. In addition, see Note 16, Subsequent Events, for additional discussion of certain related party transactions.

As described in Note 9, Loans Payable, on December 3, 2015, the Company and SIC IV entered into a Subscription Agreement pursuant to which SIC IV subscribed for 437,500 shares of the Company’s common stock at a price of $9.40 per share. Accordingly, the aggregate purchase price for such shares was $4,112. The Company and SIC IV agreed that SIC IV would pay the purchase price for such shares by reducing the amounts outstanding under the Line of Credit. As of December 3, 2015, there was $8,675 in outstanding principal amount under the Line of Credit. Accordingly, the principal amount of the Line of Credit was therefore reduced to $4,563.

Secured Line of Credit

On January 27, 2016, Sillerman Investment Company VI LLC (“SIC VI”), an affiliate of Robert F.X. Sillerman, the Executive Chairman and Chief Executive Officer of the Company, entered into a secured revolving loan agreement (the “Secured Revolving Loan”) with the Company and its subsidiaries, Wetpaint and Choose Digital (collectively, the “Subsidiaries”), pursuant to which the Company can borrow up to

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

14. Related Party Transactions - (continued)

$1,500. The Secured Revolving Loan bears interest at the rate of 12% per annum. In connection with the Secured Revolving Loan, the Company and the Subsidiaries have entered into a Security Agreement (the “Security Agreement”) with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company intends to use the proceeds from the Secured Revolving Loan to fund working capital requirements and for general corporate purposes in accordance with a budget to be agreed upon by SIC VI and the Company. As of June 30, 2016, $1,500 has been advanced thereunder. Because Mr. Sillerman is a director, executive officer and greater than 10% stockholder of the Company, a majority of the Company’s independent directors approved the transaction.

$500 Line of Credit

The Company and its subsidiaries entered into a secured, revolving Line of Credit on March 29, 2016 with SIC VI (the “Secured Revolving Line of Credit”), pursuant to which the Company can borrow up to $500. The Secured Revolving Line of Credit bears interest at the rate of 12% per annum. In connection with the Secured Revolving Line of Credit, the Company and the Subsidiaries have entered into a Security Agreement (the “Security Agreement”) with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc. The Company intends to use the proceeds from the Secured Revolving Line of Credit to fund working capital requirements and for general corporate purposes in accordance with a budget to be agreed upon by SIC VI and the Company. At June 30, 2016, $500 had been advanced thereunder.

Preferred Stock Conversion

Sillerman Investment Company III, LLC (“SIC III”), an affiliate of Robert F.X. Sillerman, the Company’s Executive Chairman and Chief Executive Officer of the Company, owned 10,000 shares of Series C Convertible Redeemable Preferred Stock. On May 9, 2016 (the “Exchange Date”), the Company and SIC III entered into a Subscription Agreement pursuant to which SIC III subscribed for 1,129,032 shares of the Company’s common stock at a price of $6.20 per share. Accordingly, the aggregate purchase price for such shares was $7,000. The Company and SIC III agreed that SIC III would pay the purchase price for such shares by exchanging 7,000 shares of the Company’s Series C Convertible Redeemable Preferred Stock owned by SIC III for the common stock (the “Exchange”). All conditions of the Subscription Agreement have been satisfied, and therefore 1,129 shares of the Company’s common stock were issued to SIC III. Mr. Sillerman and his affiliates now own more than 50% of the outstanding shares of the Company’s common stock. The Company determined that this was a fair transaction and did not recognize any stock compensation expense in relation with the conversion.

Related Approvals

Because the above transactions were subject to certain rules regarding “affiliate” transactions, the Company’s Audit Committee and a majority of the independent members of the Company’s Board of Directors approved each of these transactions.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

15. Fair Value Measurement

The Company values its assets and liabilities using the methods of fair value as described in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The three levels of fair value hierarchy are described below:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, and considers counter-party credit risk in its assessment of fair value. Observable or market inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions based on the best information available. The Company has certain assets and liabilities that are required to be recorded at fair value on a recurring basis in accordance with accounting principles generally accepted in the United States, as described below.

The Company issued 1,068 warrants in connection with the May 10, 2012 PIPE. Each warrant has a sale price of $8,800 and is exercisable into 1 share of common stock at a price of $12,800 over a term of three years. Further, the exercise price of the warrants is subject to “down round” protection, whereby any issuance of shares at a price below the current price resets the exercise price equal to a the price of newly issued shares (the “Warrants”). In connection with the PIPE Exchanges the exercise price of the Warrants was reset to $1,840 on September 16, 2013. The fair value of such warrants has been determined utilizing the Binomial Lattice Model in accordance with ASC 820-10. The fair value of the warrants when issued was $5,281 and was $443 as of June 30, 2013. 341 warrants were exchanged on September 16, 2013. The remaining 727 warrants were marked to market as of June 30, 2016 and 2015 to a fair value of $10 and $10, respectively. The Company recorded gains of $0 and $5 to other income, net in the Consolidated Statements of Operations for the years ended June 30, 2016 and June 30, 2015, respectively. The fair value of the warrant is classified as a long term liability on the Consolidated Balance Sheet as of June 30, 2016. The Company’s warrants were classified as a Level 3 input within the fair value hierarchy because they were valued using unobservable inputs and management’s judgment due to the absence of quoted market prices and inherent lack of liquidity.

The Company originally estimated the fair value of contingent consideration for the acquisition of Choose Digital to be $2,570. On June 24, 2015, the Company determined that the maximum amount of consideration of $4,792 should be recorded. As such, the Company adjusted the original estimate of consideration of $2,570 to a final value of $4,792. The increase of $2,222 is recorded as an expense and included in Selling, general and administrative expenses in the accompanying Consolidated Statements of Operations for the year ended June 30, 2015. The fair value of the contingent consideration is no longer classified as a Level 3 input and the obligation is presented in accounts payable and accrued expenses on the Consolidated Balance Sheets at June 30, 2016 and 2015.

On February 8, 2016, the Company received Perk warrants as part of the consideration in the sale of the Viggle business. The carrying amount of Perk warrants held is marked-to-market on a quarterly basis using the Monte Carlo valuation model, in accordance with ASC 820. The changes to fair value are recorded in the income statement. The fair value of the warrants when issued was $1,023. The warrants were marked to market as of June 30, 2016 to a fair value of $648. The Company recorded a loss of $376 to other income,

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

15. Fair Value Measurement - (continued)

net in the Consolidated Statements of Operations for the year ended June 30, 2016. The fair value of the warrant is classified as an other asset on the Consolidated Balance Sheets as of June 30, 2016. The Perk warrants were classified as a Level 3 input within the fair value hierarchy because they were valued using unobservable inputs and management’s judgment due to the absence of quoted market prices and inherent lack of liquidity.

In February 2016, the Company received 1,370,000 shares of Perk stock, which is publicly traded on the Toronto Stock Exchange, as part of the consideration in the sale of assets described in the Perk Agreement. These securities are short-term marketable securities, and have been classified as “available-for-sale” securities. Pursuant to ASC 320-10, “Investments — Debt and Equity Securities” the Company’s marketable securities are marked to market on a quarterly basis, with unrealized gains and losses recorded in equity as Other Comprehensive Income/Loss.

The cost and market value of the Perk shares at June 30, 2016 were as follows:

	June 30, 2016
	Cost	Market
Current:
Perk shares	$2,708	$2,495
Total	$2,708	$2,495

The cost of the Perk shares of $2,708 represents the fair value of the shares on the issuance date, February 8, 2016. The market value of the Perk shares of $2,495 represents the fair value of the stocks on June 30, 2016. The gross unrealized loss was $361 and the foreign exchange gain was $148 for the year ended June 30, 2016, respectively.

On September 30, 2016, the Company simultaneously entered into a Securities Purchase Agreement with Perk, and closed the sale to Perk of the remaining shares of Perk common stock, warrants, and right to be issued additional shares of common stock (under certain conditions) received as consideration under the closing of the Perk Agreement (see Note 16, Subsequent Events).

Non-financial Assets and Liabilities that are Measured at Fair Value on a Nonrecurring Basis

On a nonrecurring basis, the Company uses fair value measures when analyzing asset impairment. Long-lived assets and certain identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined such indicators are present and the review indicates that the assets will not be fully recoverable, based on undiscounted estimated cash flows over the remaining amortization periods, their carrying values are reduced to estimated fair value. Measurements based on undiscounted cash flows are considered to be Level 3 inputs. During the fourth quarter of each year, the Company evaluates goodwill and indefinite-lived intangibles for impairment at the reporting unit level. For each acquisition, the Company performed a detailed review to identify intangible assets and a valuation is performed for all such identified assets. The Company used several market participant measurements to determine estimated value. This approach includes consideration of similar and recent transactions, as well as utilizing discounted expected cash flow methodologies, and/or revenue or earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples, among other methods. The amounts allocated to assets acquired and liabilities assumed in the acquisitions were determined using Level 3 inputs. Fair value for property and equipment was based on other observable transactions for similar property and equipment. Accounts receivable represents the best estimate of balances that will ultimately be collected, which is based in part on allowance for doubtful accounts reserve criteria and an evaluation of the specific receivable balances.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

15. Fair Value Measurement - (continued)

Where goodwill has been allocated to a reporting unit and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal. Goodwill disposed in these circumstances is measured based on the relative values of the disposed operation and the portion of the reporting units retained. The relative fair value of each reporting unit is established using discounted expected cash flow methodologies, and/or revenue or EBITDA multiples, or other applicable valuation methods, which are considered to be Level 3 inputs.

The following table presents a reconciliation of assets measured at fair value on a recurring basis using unobservable inputs (level 3):

(in thousands)
Balance at July 1, 2015	$—
Perk warrants	1,023
Unrealized losses for the period including in other income (expense), net	(375)
Balance at June 30, 2016	$648

The following table presents a reconciliation of liabilities measured at fair value on a recurring basis using unobservable inputs: (level 3):

(in thousands)
Balance at July 1, 2015	$10
Additions to Level 3	—
Balance at June 30, 2016	$10

16. Subsequent Events

Secured Revolving Loan

On June 27, 2016, SIC VI entered into a secured revolving loan agreement (the “Secured Revolving Loan”) with the Company and its subsidiaries, pursuant to which the Company can borrow up to $1,200. The Secured Revolving Loan bears interest at the rate of 12% per annum and matures on December 31, 2016, barring any events of default or a change of control of the Company. Since June 30, 2016 and through the date of this filing, an additional $315 had been advanced thereunder. As a result of the exchange agreement referred to in “Note Exchange Agreement” below, this loan has been satisfied.

Exchange Agreement

On July 8, 2016, the Company and SIC III, SIC IV and SIC VI, each an affiliate of Mr. Sillerman, entered into an Exchange Agreement pursuant to which, subject to adjustment, (i) 3,000 shares of the Company’s Series C Preferred Stock owned by SIC III are to be exchanged for 890,898 shares of the Company’s common stock and (ii) all of the debt held by Mr. Sillerman and such affiliates is to be exchanged for 5,066,654 shares of the Company’s common stock. Issuance of the shares is conditioned upon approval of the Company’s shareholders (see “Shareholder Approval” in this section), the closing of an offering of the Company’s common stock in the amount of at least $10,000, approval of its Listing of Additional Shares application with NASDAQ, the Company shall not be subject to any bankruptcy proceeding, and various other conditions. The exchange price shall be equal to the lesser of $5.20 and the price at which the Debentures can be exchanged for shares of the Company’s common stock. The Company received an independent valuation with respect to the original exchange that the exchange price of $5.20 reflects fair value. Any additional change is subject to the receipt by the Company of an updated fair value determination. The agreement provides for termination in the event the conditions are not satisfied by March 31, 2017. At the date of this filing, this transaction has not yet closed.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

16. Subsequent Events - (continued)

Amended Exchange Agreement/Amended Grid Note

On July 18, 2016, SIC III, SIC IV and SIC VI, LLC entered into an amendment to the Exchange Agreement relating to the exchange of debt and shares of the Series C Preferred Stock of the Company for shares of the Company’s common stock. The Exchange Agreement modified the Grid Note to provide that SIC IV shall be entitled to repayment of up to $2,000 of the outstanding principal balance of the Grid Note and the Company shall be entitled to draw up to an additional $5,000. $4,291 remains available to draw under the Grid Note and at the date of this filing, the current balance is $1,609.

Note Exchange Agreement

On August 22, 2016, the Company and SIC III, SIC IV, and SIC VI, each an affiliate of Mr. Sillerman, entered into a Note Exchange Agreement pursuant to which $30,175, which represents all of the outstanding principal and accrued interest of the Note, the Loans, the Secured Revolving Loan, the Secured Revolving Promissory Note, the Secured Revolving Promissory Note II, and the Secured Revolving Promissory Note III (all described and defined in Note 9, Loans Payable) other than $900 of debt held by SIC IV pursuant to that certain Line of Credit Grid Promissory Note dated as of June 11, 2015 (see “Grid Note”), was exchanged for 30,175 shares of the Company’s Series C Preferred Stock (see “Amendment to Certificate of Designation of Series C Preferred Stock” in this section.) The exchange price is $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement, and subject to the additional obligations set forth in the Subordination Agreement and the Lockup Agreements. The Grid Note remains subject to the Exchange Agreement.

Rant Acquisition

On July 12, 2016, the Company and RACX, completed an acquisition pursuant to an Asset Purchase Agreement with Rant, Inc., pursuant to which RACX has acquired the assets of Rant used in the operation of Rant’s Rant.com independent media network and related businesses.

In consideration for the purchase of the Rant Assets, the Company (i) delivered a Secured Convertible Promissory Note to Rant in the amount of $3,000; (ii) assumed $2,000 of liabilities of Rant and (iii) issued to Rant 4,435 shares of Company Series E Convertible Preferred Stock.

Private Placement

On July 12, 2016, the Company closed a private placement (the “Private Placement”) of $4,444 principal amount of convertible debentures (the “Debentures”) and common stock warrants (the “Warrants”.) The Debentures and Warrants were issued pursuant to a Securities Purchase Agreement, dated July 12, 2016 (the “Purchase Agreement”), by and among us and certain accredited investors within the meaning of the Securities Act of 1933, as amended (the “Purchasers”). Upon the closing of the Private Placement, we received gross proceeds of $4,000 before placement agent fees and other expenses associated with the transaction. $1,162 of the proceeds was used to repay the Grid Note.

The Debentures mature on the one-year anniversary of the issuance date thereof. The Debentures are convertible at any time at the option of the holder into shares of the the Company’s common stock at an initial conversion price of $6.2660 per share (the “Conversion Price”). Based on such initial Conversion Price, the Debentures will be convertible into up to 780,230 shares of common stock. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the Conversion Price then in effect, the Conversion Price then in effect will be decreased to equal such lower price. The adjustments to the Conversion Price will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans or for certain acquisitions. In addition, the Conversion Price is subject to adjustment upon stock

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

16. Subsequent Events - (continued)

splits, reverse stock splits, and similar capital changes. However, in no event will the Conversion Price be less than $0.10 per share. The Debentures are secured by a first priority lien on substantially all of our assets in accordance with a security agreement.

The Debentures bear interest at 10% per annum with interest payable upon maturity or on any earlier redemption date. At any time after the issuance date, we will have the right to redeem all or any portion of the outstanding principal balance of the Debentures, plus all accrued but unpaid interest at a price equal to 120% of such amount. The holders of Debentures shall have the right to convert any or all of the amount to be redeemed into common stock prior to redemption. Subject to certain exceptions, the Debentures contain customary covenants against incurring additional indebtedness and granting additional liens and contain customary events of default. Upon the occurrence of an event of default under the Debentures, a holder of Debentures may require us to pay the greater of (i) the outstanding principal amount, plus all accrued and unpaid interest, divided by the Conversion Price multiplied by the daily volume weighted average price or (ii) 115% of the outstanding principal amount plus 100% of accrued and unpaid interest. Pursuant to the Debentures, we are required to make amortizing payments of the aggregate principal amount, interest, and other amounts outstanding under the Debentures. Such payments must be made beginning three months from the issuance of the Debentures and on the monthly anniversary through and including the maturity date. The Amortization Amount is payable in cash or in shares of our common stock pursuant to the conversion mechanism contained in the Debentures.

On July 20, 2016, we and the Purchasers entered into an Amendment to Securities Purchase Agreement and Consent to Modify Debentures (the “Amendment and Consent”). The Amendment and Consent provides that, while the Debentures are outstanding, Mr. Sillerman will guarantee that we shall have $1,000 available in our commercial bank account or otherwise available in liquid funds. At any time when our available funds fall below $1,000, Mr. Sillerman will provide (the “Sillerman Guaranty”) the amounts necessary to make-up the shortfall in an aggregate amount not to exceed $6,000; however, the first $5,000 of the guaranty shall be provided by drawing down on our Line of Credit with SIC IV. Any remaining amounts, up to a maximum aggregate of $1,000 million shall be provided by Sillerman. In connection with the Sillerman Guaranty, the Company’s independent directors approved a fee of $100 as compensation for providing such guaranty.

As a part of the Private Placement, we issued Warrants to the Purchasers providing them with the right to purchase up to an aggregate of 354,650 shares of the Company’s common stock at an initial exercise price of $6.5280 per share. Subject to certain limitations, the Warrants are exercisable on any date after the date of issuance and the exercise price for the Warrant is subject to adjustment for certain events, such as stock splits and stock dividends. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the conversion price of the Debentures, the exercise price of the Warrants will be decreased to a lower price based on the amount by which the conversion price of the Debentures was reduced due to such transaction. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans or for certain acquisitions. In addition, the exercise price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The Warrants will expire 5 years from the initial issuance date.

In addition, we issued to Aegis Capital Corporation (“Aegis”), the placement agent in connection with the Private Placement, Warrants providing them with the right to purchase up to an aggregate of 53,200 shares of our common stock at initial exercise price of $6.5280 per share. The Warrants issued to Aegis contain substantially the same terms as the Warrants issued to the Purchasers.

The Purchasers shall not have the right to convert the Debentures or exercise the Warrants to the extent that such conversion or exercise would result in such Purchaser being the beneficial owner in excess of 4.99% of our common stock. In addition, the Purchasers have no right to convert the Debentures or exercise the

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

16. Subsequent Events - (continued)

Warrants if the issuance of the shares of common stock upon such conversion or exercise would exceed the aggregate number of shares of our common stock which we may issue upon conversion of the Note and exercise of the Warrant without breaching our obligations under NASDAQ listing rules. Such limitation does not apply if our shareholders approve such issuances. We intend to promptly seek shareholder approval for issuances of shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants.

In connection with the Private Placement, we and the Purchasers entered into a Registration Rights Agreement under which we were required, on or before 30 days after the closing of the Private Placement, to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of our common stock issuable pursuant to the Debentures and Warrants and to use commercially reasonable efforts to have the registration declared effective as soon as practicable, but in no event later than 90 days after the filing date. We will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed, does not become effective on a timely basis, or does not remain available for the resale (subject to certain allowable grace periods) of the Registrable Securities, as such term is defined in the Registration Rights Agreement.

Also in connection with the Private Placement, certain stockholders of ours have executed Lock-Up Agreements, pursuant to which they have agreed not to sell any shares of our common stock until the later of (i) six months following the issuance of the Debentures or (ii) 90 days following the effectiveness of a resale registration statement filed pursuant to the requirements of the Registration Rights Agreement.

Amendment to Certificate of Designation of Series C Preferred Stock

On August 22, 2016, the Company amended the terms of the Series C Preferred Stock. The amendment provided that the Series C Preferred Stock is no longer convertible into common stock by its terms (though the Series C Preferred Stock held by Mr. Sillerman remains subject to the Exchange Agreement described above) and is no longer redeemable by holder five years after issuance. As amended, the rights, preferences, privileges and restrictions of the shares of Series C Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series C Convertible Redeemable Preferred Stock have a stated value of $1,000 per share.
•	Each holder of a share of Series C Convertible Redeemable Preferred Stock shall be entitled to receive dividends (“Dividends”) on such share equal to twelve percent (12%) per annum (the “Dividend Rate”) of the Stated Value before any Dividends shall be declared, set apart for or paid upon any junior stock or parity stock. Dividends on a share of Series C Preferred Stock shall accrue daily at the Dividend Rate, commence accruing on the issuance date thereof, compound annually, be computed on the basis of a 360-day year consisting of twelve 30-day months and be convertible into common stock in connection with the conversion of such share of Series C Preferred Stock.
•	The Company may redeem any or all of the outstanding Series C Preferred Stock at any time at the then current Stated Value plus accrued Dividends thereon plus a redemption premium equal to the Stated Value multiplied by 6%. However, no premium shall be due on the use of up to 33% of proceeds of a public offering of common stock at a price of $5.00 or more per share.
•	The shares of Series C Preferred Stock are senior in liquidation preference to all shares of capital stock of the Company unless otherwise consented to by a majority of the holders of shares of Series C Preferred Stock.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

16. Subsequent Events - (continued)

•	The shares of Series C Preferred Stock shall have no voting rights except as required by law.
•	The consent of the holders of a majority of the shares of Series C Preferred Stock is necessary for the Company to amend the Series C certificate of designation.

The Series C Preferred Stock is no longer convertible into common stock, except in accordance with the Exchange Agreement.

Shareholder Approval

Pursuant to the Information Statement on Form 14C filed by the Company on August 19, 2016, the holder of a majority of the Company’s issued and outstanding shares has authorized the issuance of shares for the following transactions:

•	A recapitalization plan involving the conversion of $34,800 of debt held by SIC III, SIC IV and SIC VI, each an affiliate of the Company’s Chairman and Chief Executive Officer and the conversion of 3,000 shares of the Company’s Series C Preferred Stock into up to 21,739,892 shares of the Company’s common stock;
•	The issuance of up to 3,722,224 shares of common stock issuable upon the conversion of debentures and warrants issued in connection with a private placement of convertible debentures;
•	The issuance of up to 9,484,691 shares of common stock upon the conversion of shares of our outstanding Series E Convertible Preferred Stock and convertible notes issued to Rant, Inc.; and
•	The issuance of up to 470,247 shares of common stock pursuant to an agreement with MGT Sports, Inc. to retire the debt owed by the Company to MGT Sports, Inc. by converting such debt into common stock of the Company.

Such approval became effective on behalf of the Company’s shareholders on September 15, 2016.

As a result, there could be dilution of our shareholders if those conversions are effectuated. Mr. Sillerman now has voting control of the Company and, to the extent he also converts in accordance with his exchange agreements, he will remain majority shareholder.

In addition, as set forth in the Information Statement, the majority shareholder also authorized the Board of Directors to effectuate the Reverse Stock Split (see below.)

MGT Note

On October 10, 2016, the Company satisfied the MGT Note through the issuance of 136,304 shares of its common stock and payment of interest of $16.

Reverse Stock Split

On September 16, 2016, the Company effected a reverse stock split (the “Reverse Stock Split”) whereby shareholders are entitled to receive one share for each 20 shares of common stock of the Company. Shareholders entitled to a fractional share will receive cash in lieu of fractional shares. As a result of the Reverse Stock Split, the Company has 3,023,701 shares of common stock outstanding as of September 16, 2016. The Reverse Stock Split was approved by the Company’s Board of Directors on September 9, 2016, in part, to enable the Company to regain and maintain compliance with the minimum closing bid price of $1.00 per share for continued listing on NASDAQ.

Function(x) Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share data)

16. Subsequent Events - (continued)

Potential NASDAQ Delisting

On August 26, 2016, Company received formal notification from NASDAQ indicating that, but for the $1.00 bid price requirement, the Company has demonstrated compliance with all requirements for continued listing on NASDAQ including the $2,500 stockholders’ equity requirement. As previously disclosed, the NASDAQ Hearings Panel required that the Company, on or before August 22, 2016, make a public filing with the SEC indicating that it had regained compliance with the minimum stockholders’ equity requirement, among other things. The Company had until September 30, 2016 to have its common stock meet such minimum. As a result of the reverse 1 for 20 stock split effectuated on September 16, 2016, trading in such stock has met the NASDAQ $1.00 minimum bid price requirement and the Company believes confirmation from NASDAQ should be forthcoming shortly.

Legal Proceedings

On September 9, 2016, CFGI, LLC, a former provider of consulting services to the Company, has filed suit in the New York County Supreme Court to collect approximately $200 owed by the Company to CFGI. The Company intends to defend its interests in this matter. Settlement discussions are underway.

A Complaint (Index #654984/2016) was filed by Andy Mule, on behalf of himself and others similarly situated, in the Supreme Court of the State of New York. The Complaint, which names the Company, each of its current directors, and President, as a former director, as defendants, claims a breach of fiduciary duty relating to the terms of a proposed conversion of debt and preferred shares into common equity by Mr. Sillerman and/or his affiliates. The Complaint seeks unspecified damages and such relief as the Court may deem appropriate. The Company accepted service on October 4, 2016, and has agreed to respond by November 14, 2016. The Company believes that this claim is without merit.

Appointment of President and Chief Operating Officer

On August 1, 2016, the Company entered into an employment agreement with Birame Sock, who has become the Company’s President and Chief Operating Officer.

Appointment of Chief Financial Officer

On July 5, 2016, the Company entered into an employment agreement with Michelle Lanken, who has become the Company’s Chief Financial Officer.

Sale of Perk, Inc. Shares

On September 30, 2016, the Company sold to Perk the remaining shares (1,013,068) of Perk common stock, the warrants for additional shares, and the right to the Earn-Out Shares received from Perk on the sale of the Viggle rewards business on February 8, 2016. The Company received $1,300 from Perk as consideration therefor. The execution of the Securities Purchase Agreement and closing were simultaneous.

Additional Investment in DraftDay Gaming Group, Inc.

Since July 1, 2016 and through October 11, 2016, in accordance with the Series A Preferred Stock agreement, the Company transferred an additional $144 to the DDGG subsidiary.

     Shares of
Common Stock

PROSPECTUS

Joint Book-Running Managers

Aegis Capital Corp.	Laidlaw & Company (UK) Ltd.

           , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the securities being offered.

Expense	Amount
SEC Registration Fee	$1,404.72
NASDAQ Listing Fee	2,000
FINRA Filing Fee	2,820.31
Printing and Engraving Expenses	10,000
Legal Fees and Expenses	375,000
Accounting Fees and Expenses	70,000
Transfer Agent and Registrar Fees and Expenses	5,000
Miscellaneous Fees and Expenses	5,000
Total	$471,225.03

Item 14. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of a Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, our bylaws and certificate of incorporation provide that we will indemnify and hold harmless any of our officers, directors, employees or agents and reimburse such persons for any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including attorney’s fees, incurred directly or indirectly in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, for which such persons served in any capacity at the request of us, to which such person is, was or is threatened to be made a party by reason of the fact that such person is, was or becomes a director, officer, employee or agent of us; provided that, (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of us, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) no indemnification is payable if a court having jurisdiction determined such indemnification to be unlawful. Additionally, no indemnification will be made in respect of any claim, issue or matter as to which such person was determined to be liable to us, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

We do not believe that such indemnification affects the capacity of such person acting as our officer, director or control person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

Issuance to SIC and SIC II to Restructure Debt and Equity Securities

On September 16, 2013, the Company, Sillerman Investment Company LLC (“SIC”) and Sillerman Investment Company II LLC (“SIC II”) entered into a series of transactions to restructure certain of the Company’s outstanding debt and equity securities. The transactions are designed to reduce the Company’s outstanding debt and aid the Company in future capital raising efforts. There was no underwriter involved in any of these transactions. As a consequence of these transactions, the Company issued a total of 33,320 shares of its Series A Convertible Redeemable Preferred Stock to SIC, 21,364.2 shares of its Series B Convertible Preferred Stock to SIC, and warrants to purchase 5,000,000 shares of the Company’s common stock at $0.69 per share to SIC II. The Company received no cash proceeds from these transactions. These transactions are more particularly described in Note 6, “Loans Payable” and Note 8, “Stockholders’ Equity (Deficit)” to the Consolidated Financial Statements of the Company for the quarter ended September 30, 2013 included in this Quarterly Report on Form 10-Q. In addition, all of the securities issued in the following transactions were issued in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

LOC Investors Exchange Agreement I

On November 25, 2013, as part of a PIPE Exchange, the Company and the LOC Investors entered into exchange agreements pursuant to which the LOC Investors agreed to exchange: (a) a total of 191,000 shares of the Company’s Common Stock and (b) warrants to purchase 191,000 shares of the Company’s common stock that they had received in the PIPE Transactions for: (i) a total of 955 shares of Series A Convertible Preferred Stock and (ii) a total of 439.3 shares of Series B Convertible Preferred Stock. As a condition of such exchange, the LOC Investors committed to fund a total of $955 under the New $25 Million Line of Credit, and the Company drew on those commitments on November 25, 2013. The debt to the LOC Investors is subordinate to the Company’s Term Loan Agreement with Deutsche Bank Trust Company Americas. As part of such draw, the Company also issued to the LOC Investors warrants to purchase 955,000 shares of the Company’s Common Stock at $1 per share. These warrants are exercisable for 5 years. The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the warrants issued to the LOC Investors were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

On December 16, 2013, the Company, and Viggle Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Viggle (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wetpaint.com, Inc., a Delaware corporation (“Wetpaint”), certain stockholders of Wetpaint (solely with respect to Articles 1, 5 and 6 and Subsection 11.1) and Shareholder Representative Services LLC, a Colorado limited liability company (solely in its capacity as the Stockholders’ Agent), pursuant to which Wetpaint became a wholly-owned subsidiary of the Company. In connection with this transaction, the Company issued 43,273,691 shares of the Company’s Common Stock to the former shareholders of Wetpaint. The Common Stock was issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

LOC Investors Exchange Agreement II

On November 25, 2013, as part of a PIPE Exchange, the Company and the LOC Investors entered into exchange agreements pursuant to which the LOC Investors agreed to exchange: (a) a total of 2,388 shares of the Company’s Common Stock and (b) warrants to purchase 2,388 shares of the Company’s common stock that they had received in the PIPE Transactions for: (i) a total of 955 shares of Series A Convertible Preferred Stock and (ii) a total of 439.3 shares of Series B Convertible Preferred Stock. As a condition of such exchange, the LOC Investors committed to fund a total of $955 under the New $25 Million Line of Credit, and the Company drew on those commitments on November 25, 2013. The debt to the LOC Investors is subordinate to the Company’s Term Loan Agreement with Deutsche Bank Trust Company Americas. As part of such draw, the Company also issued to the LOC Investors warrants to purchase 11,938 shares of the Company’s Common Stock at $80 per share. These warrants are exercisable for 5 years. The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the warrants issued to the LOC Investors were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

On December 16, 2013, the Company, and Viggle Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Viggle (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wetpaint.com, Inc., a Delaware corporation (“Wetpaint”), certain stockholders of Wetpaint (solely with respect to Articles 1, 5 and 6 and Subsection 11.1) and Shareholder Representative Services LLC, a Colorado limited liability company (solely in its capacity as the Stockholders’ Agent), pursuant to which Wetpaint became a wholly-owned subsidiary of the Company. In connection with this transaction, the Company issued 540,921 shares of the Company’s Common Stock to the former shareholders of Wetpaint. The Common Stock was issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

SIC IV Subscription Agreement

As reported on the Company’s Current Report on Form 8-K filed on December 7, 2015, on December 3, 2015, the Company and SIC IV entered into a Subscription Agreement pursuant to which SIC IV subscribed for 8,750,000 shares of the Company’s common stock at a price of $0.47 per share. Accordingly, the aggregate purchase price for such shares was $4,112,000. The form of Subscription Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 7, 2015.

MGT Sports Exchange Agreement

As previously reported on the Company’s Current Report on Form 8-K filed on March 30, 2016, the Company entered into an exchange agreement with MGT Sports, Inc. (“MGT Sports”), pursuant to which the Company issued 2,748,353 shares of its common stock and 110 shares of its Series D Preferred Stock in exchange for a reduction of $934 in principal amount of a promissory note the Company owed to MGT. The shares of Series D Preferred Stock were convertible into 366,630 shares of the Company’s common stock, and MGT converted all 110 shares on April 13, 2016, so that there are no shares of Series D Preferred Stock that remain outstanding, and MGT was issued an additional 366,630 shares of common stock. On October 10, 2016, we satisfied the MGT Note through the issuance of 136,304 shares of our common stock and payment of interest of $16.

All such shares issued to MGT were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

On April 25, 2016, the Company also entered into an exchange agreement with Kuusamo Capital Ltd. (“Kuusamo”), pursuant to which the Company issued 207,887 shares of its common stock to Kuusamo in exchange for a reduction of $71 in principal amount of a promissory note the Company owed to Kuusamo.

All such shares issued to Kuusamo were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

Sillerman Advisor Private Offering

On May 27, 2016, Reaz Islam, an advisor to Robert F.X. Sillerman, the Company’s Executive Chairman and Chief Executive Officer, purchased 666,667 shares of the Company’s common stock at a total purchase price of $200 pursuant to the Subscription Agreement for the private offering.

Private Placement

As described elsewhere in this prospectus, on July 12, 2016, the Company closed a private placement of $4,444,460 principal amount of Convertible Debentures (the “Debentures”) and Common Stock Purchase

Warrants (the “Warrants”). The Debentures and Warrants were issued pursuant to a Securities Purchase Agreement, dated July 12, 2016, (the “Purchase Agreement”) between the Company and certain accredited investors within the meaning of the Securities Act of 1933, as amended (the “Purchasers”). As a part of the Private Placement, the Company issued Warrants to the Purchasers. The Purchasers have received warrants providing them with the right to purchase up to an aggregate of 7,092,957 shares of the Company’s common stock at an initial exercise price of $0.3264 per share. In addition, the Company issued to Aegis Capital Corporation, the placement agent in connection with the Private Placement, warrants providing them with the right to purchase up to an aggregate of 1,063,944 shares of the Company’s common stock at an initial exercise price of $0.3264 per share. The warrants issued to Aegis Capital Corporation contain substantially the same terms as the warrants issued to the Purchasers. Upon the closing of the private placement, the Company received gross proceeds of $4.0 million before placement agent fees and other expenses associated with the transaction.

The issuance and sale of the securities issued in connection with the Financing has not been registered under the Securities Act. The Securities were sold in reliance upon exemptions from registration under Rule 506 of Regulation D under the Securities Act. Such securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. In determining that the issuance of the securities in the Financing qualified for an exemption under Rule 506 under the Securities Act, we relied on the following facts: the securities were offered to two institutional investors and we did not use general solicitation or advertising to market the securities; each of the investors represented that it was an accredited investor as defined in the rules and regulations under the Securities Act and that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; and the securities issued were restricted securities.

August Exchange Agreement

As described elsewhere in this prospectus, on August 22, 2016, the Company and SIC III, SIC IV, and SIC VI, each an affiliate of Sillerman, entered into a Note Exchange Agreement pursuant to which $30,175,000, representing all of the outstanding principal and accrued interest of certain notes held by SIC III, SIC IV, and SIC VI (the “Sillerman Notes”) other than $900,000 of debt held by SIC IV pursuant to that certain Line of Credit Grid Promissory Note dated as of June 11, 2015, was exchanged for 30,175 shares of our Series C Preferred Stock. The exchange price is $1,000 per share. The Note Exchange Agreement provides for the newly issued shares to be held subject to the obligations to convert the shares into common stock on the terms and on the conditions set forth in the Exchange Agreement, and subject to the additional obligations set forth in the Subordination Agreement and the Lockup Agreements. The $900,000 of debt that remained outstanding and future advances under the Grid Note will also remain subject to the Exchange Agreement.

The shares issued under the Note Exchange Agreement were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

Trade Payables

During 2016, $165,397 of debt payable to certain trade creditors was exchanged for 38,088 shares of Company common stock.

All shares issued to trade creditors were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

Item 16. Exhibits

Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Exhibits

The documents set forth below are filed herewith or incorporated herein by reference to the location indicated.

Exhibit Number
1.1	Underwriting Agreement*
3.1	Certificate of Incorporation(1)
3.2	By-Laws(2)
4.3	Form of Warrant(3)
5.1	Opinion of Reed Smith LLP*
10.1	Function(x) 2011 Executive Incentive Plan.(4)
10.2	Employment Agreement, dated February 16, 2011, between Function(x) Inc. and Robert F.X. Sillerman(5)
10.3	Shared Services and Reimbursement Agreement, dated February 15, 2011, between Circle Entertainment Inc. and Function(x) Inc.(6)
10.4	Promissory Note, dated February 8, 2011, between Robert F.X. Sillerman and Function(x) Inc.(7)
10.5	Asset Purchase Agreement, dated September 29, 2011, among Mobile Messaging Solutions (MMS), Inc., Watchpoints, Inc. and Function(x) Inc.(8)
10.6	Form of Unit Subscription Agreement for the Registrant’s private placement in August of 2012(9)
10.7	MMS Registration Rights Agreement(10)
10.8	Line of Credit Agreement dated December 23, 2011 between Function(x) Inc. and TIPPT Media Inc.(11)
10.9	Stockholders Agreement dated December 23, 2011 among Function(x) Inc., TIPPT Media Inc. and the other stockholders named therein.(12)
10.10	Loyalize Asset Purchase Agreement dated December 31, 2011 among Function(x) Inc., FN(x) I Holding Corporation and Trusted Opinion Inc.(13)
10.11	Amended and Restated Promotional Services Agreement, dated as of December 21, 2011, by and among TIPPT Media Inc., The 100 Mile Group, LLC and Jesse Itzler(14)
10.12	Form of Line of Credit Grid Promissory Note(15)
10.13	Form of Unit Subscription Agreement with respect to the registrant’s private placement in May of 2012(16)
10.14	Form of Warrant issued in the registrant’s private placement in May of 2012(17)
10.15	Limited Recourse Promissory Note issued by Tippt LLC in favor of the registrant, dated as of May 14, 2012(18)
10.16	Amended and Restated Promissory Note issued by Tippt Media Inc. in favor of the registrant, dated as of May 14, 2012(19)
10.17	Amended and Restated Stockholders Agreement, by and among Tippt Media, Inc., the registrant and the other stockholders of Tippt Media, Inc.(20)
10.18	Form of Line of Credit Grid Promissory Note dated as of June 29, 2012, issued by the registrant in favor of Sillerman Investment Company LLC(21)

Exhibit Number
10.19	Employment Agreement between Function(x) Inc. and John Small, dated as of August 16, 2011(22)
10.20	Consulting Agreement between Viggle Inc. and Benjamin Chen, dated as of September 12, 2011(23)
10.21	Employment Agreement, dated May 11, 2011 between Function(x) Inc. and Gregory Consiglio, as amended(24)
10.22	Amended and Restated Line of Credit Agreement, dated October 25, 2012, between Viggle Inc. and Sillerman Investment Company LLC(25)
10.23	Agreement and Plan of Merger, dated as of November 16, 2012(26)
10.24	Amended and Restated Line of Credit Grid Promissory Note, dated as of December 3, 2012, between Viggle Inc. and Sillerman Investment Company LLC(27)
10.25	Amended and Restated Line of Credit Grid Promissory Note, dated as of December 12, 2012, between Viggle Inc. and Sillerman Investment Company LLC(28)
10.26	Amended and Restated Line of Credit Grid Promissory Note, dated as of January 4, 2012, between Viggle Inc. and Sillerman Investment Company LLC(29)
10.27	Line of Credit Grid Promissory Note, dated as of February 11, 2013, between Viggle Inc. and Sillerman Investment Company II, LLC(30)
10.28	Term Loan Agreement, dated as of March 11, 2013, between Viggle Inc. and Deutsche Bank Trust Company Americas(31)
10.29	Guarantee Warrant(32)
10.30	$25,000,000 Line of Credit Note, dated as of March 11, 2013, between Viggle Inc. and Sillerman Investment Company II LLC(33)
10.31	Exchange Agreement, dated as of March 11, 2013, between Viggle Inc. and Sillerman Investment Company LLC(34)
10.32	8% Note, dated as of March 11, 2013, between Viggle Inc. and Sillerman Investment Company LLC(35)
10.33	Security Agreement for the $25,000,000 Line of Credit Note, dated as of March 11, 2013(36)
10.34	Security Agreement for the 8% Note, dated as of March 11, 2013(37)
10.35	Subordination Agreement dated as of March 11, 2013(38)
10.36	Rescission Agreement dated as of September 16, 2013(39)
10.37	Waiver, dated as of September 16, 2013(39)
10.38	Certificate of Elimination(39)
10.39	Certificate of Designations of the Series A Convertible Preferred Stock(39)
10.40	Certificate of Designations of the Series B Convertible Preferred Stock(39)
10.41	Exchange Agreement, dated as of September 16, 2013(39)
10.42	Warrant(39)
10.43	PIPE Exchange Agreement(39)
10.44	Form of Subordination Agreement(40)
10.45	Form of Exchange Agreement for LOC Investors(41)
10.46	Form of Commitment Letter under New $25,000,000 Line of Credit(42)
10.47	Agreement and Plan of Merger, dated as of December 16, 2013, by and among Viggle Inc., Viggle Merger Sub Inc., wetpaint.com, Inc., certain stockholders of wetpaint.com, Inc. (solely with respect to Articles 1, 5 and 6 and Subsection 11.1) and the Shareholder Representative Services LLC (solely in its capacity as the Stockholders’ Agent)(43)

Exhibit Number
10.48	Promissory Note, dated as of December 11, 2013, issued by Viggle Inc. to Sillerman Investment Company II LLC(44)
10.49	Second Amendment, dated as of December 16, 2013, by and between Viggle Inc. and Deutsche Bank Trust Company Americas, and its successors and assigns(45)
10.50	Amended and Restated Viggle Inc. 2011 Executive Incentive Plan(46)
10.51	Revolving Loan Agreement(47)
10.52	Stockholders Agreement, dated as of January 29, 2014, by and among the registrant, Nancy Lee, as representative and former stockholders of Dijit Media, Inc.(48)
10.53	Amended Form of Warrant for May 2012 PIPE Transaction(49)
10.54	Third Amendment, dated as of February 13, 2014, by and between Viggle Inc. and Deutsche Bank Trust Company Americas, and its successors and assigns(50)
10.55	Form of Certificate of Amendment to Articles of Incorporation(51)
10.56	Fourth Amendment, dated as of March 11, 2014, by and between Viggle Inc. and Deutsche Bank Trust Company Americas, and its successors and assigns(52)
10.57	Pledge and Security Agreement, dated as of March 11, 2014, by and between Viggle Inc. and Deutsche Bank Trust Company Americas, and its successors and assigns(53)
10.58	Software License and Services Agreement, dated as of March 10, 2014, by and between Viggle Inc. and SFX Entertainment, Inc.(54)
10.59	Amendment to Articles of Incorporation of Viggle Inc.(55)
10.60	Amendment to the Employment Agreement of Robert F.X. Sillerman(56)
10.61	Form of Amendment to the Employment Agreements of Gregory Consiglio, John Small and Kevin Arrix(57)
10.62	Form of Exchange Agreement with Holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock(58)
10.63	Agreement and Plan of Merger, dated as of June 24, 2014, by and among Viggle Inc., Viggle Merger Sub III Inc., Choose Digital Inc., certain stockholders of Choose Digital Inc., and (solely with respect to Articles 1, 5 and 6 and Subsection 10.1) Amossyklein Family Holdings, LLLP (solely in its capacity as the Stockholders’Agent)(59)
10.64	Certificate of Designation of Series C Preferred Stock(60)
10.65	Securities Purchase Agreement dated October 24, 2014 by and between the Company and Sillerman Investment Company III, LLC(61)
10.66	Line of Credit Promissory Note, dated as of October 24, 2014 issued by the Company in favor of Sillerman Investment Company III, LLC(62)
10.67	Form of Warrant issuable pursuant to the Securities Purchase Agreement(63)
10.68	Registration Rights Agreement, dated as of October 24, 2014, by and between the Company and Sillerman Investment Company III LLC(64)
10.69	Fifth Amendment to Term Loan Agreement, dated as of October 24, 2014, by and between the Company and Deutsche Bank Trust Company Americas(65)
10.70	Subordination Agreement, dated as of October 24, 2014, by and between Sillerman Investment Company III LLC and Deutsche Bank Trust Company Americas, and acknowledged by the Company(66)
10.71	Sales Agency Agreement dated January 22, 2015 by and between the Company and SFX-94 LLC(67)
10.72	Amended and Restated Shared Services Agreement(68)
10.73	Amendment to the Employment Agreement between the Company and Greg Consiglio(69)

Exhibit Number
10.74	Amendment to the Employment Agreement between the Company and Kevin Arrix(70)
10.75	Line of Credit Grid Promissory Note, dated as of June 11, 2015, by and between the Company and Sillerman Investment Company IV LLC(71)
10.76	Forbearance Agreement dated as of July 31, 2015 by and between Viggle Inc. and AmossyKlein Family Holdings, LLLP(72)
10.77	Asset Purchase Agreement by and among by and among MGT Sports, Inc., MGT Capital Investments, Inc., DraftDay Gaming Group, Inc., and Viggle Inc., dated as of September 8, 2015(73)
10.78	Stockholders’ Agreement of DraftDay Gaming Group, Inc., dated as of September 8, 2015(74)
10.79	Form of Promissory Note between Viggle Inc. and MGT Sports, Inc.(75)
10.80	Separation Agreement between Viggle Inc. and Kevin Arrix(76)
10.81	Amended and Restated Employment Agreement between Viggle Inc. and Olga Bashkatova(77)
10.82	Subscription Agreement dated December 3, 2015 between Viggle Inc. and Sillerman Investment Company IV LLC(78)
10.83	Asset Purchase Agreement, dated as of December 13, 2015, by and between Viggle Inc. and Perk.com Inc.(79)
10.84	Credit Agreement, dated as of December 13, 2015, by and between Viggle Inc. and Perk.com Inc.(80)
10.85	Amendment to Amended and Restated Certificate of Incorporation(81)
10.86	Amendment to Employment Agreement of Mitchell J. Nelson(82)
10.87	Secured Revolving Promissory Note dated January 27, 2016 between DraftDay Fantasy Sports Inc. and Sillerman Investment Company VI LLC(83)
10.88	Security Agreement dated January 27, 2016 between DraftDay Fantasy Sports Inc. and Sillerman Investment Company VI LLC(84)
10.89	Certificate of Designation of Series D Preferred Stock(85)
10.90	Form of Exchange Agreement between DraftDay Fantasy Sports Inc. and MGT Sports, Inc.(86)
10.91	Secured Revolving Promissory Note dated March 29, 2016 between DraftDay Fantasy Sports Inc. and Sillerman Investment Company VI LLC(87)
10.92	Security Agreement dated March 29, 2016 between DraftDay Fantasy Sports Inc. and Sillerman Investment Company VI LLC(88)
10.93	Binding Term Sheet between DraftDay Fantasy Sports Inc. and Rant Inc.(89)
10.94	Secured Revolving Promissory Note dated April 29, 2016 between DraftDay Fantasy Sports Inc. and Sillerman Investment Company VI LLC(90)
10.95	Security Agreement dated April 29, 2016 between DraftDay Fantasy Sports Inc. and Sillerman Investment Company VI LLC(91)
10.96	Subscription Agreement, dated as of May 9, 2016, by and between DraftDay Fantasy Sports Inc. and Sillerman Investment Company III LLC(92)
10.97	Amendment No. 1 to the Forbearance Agreement dated as of May 12, 2016, by and between DraftDay Fantasy Sports Inc. and AmossyKlein Family Holdings, LLLP(93)
10.98	Secured Revolving Promissory Note dated May 16, 2016 between DraftDay Fantasy Sports Inc. and Sillerman Investment Company VI LLC(94)
10.99	Security Agreement dated May 16, 2016 between DraftDay Fantasy Sports Inc. and Sillerman Investment Company VI LLC(95)
10.100	Exchange Agreement dated June 14, 2016 between DraftDay Fantasy Sports Inc. and MGT Sports, Inc.(96)

Exhibit Number
10.101	Secured Revolving Promissory Note dated June 27, 2016 between DraftDay Fantasy Sports and Sillerman Investment Company VI LLC(97)
10.102	Security Agreement dated June 27, 2016 between DraftDay Fantasy Sports Inc. and Sillerman Investment Company VI LLC(98)
10.103	Convertible Promissory Note dated June 27, 2016 between DraftDay Fantasy Sports Inc. and Reaz Islam(99)
10.104	Employment Agreement between DraftDay Fantasy Sports Inc. and Michelle Lanken(100)
10.105	Asset Purchase Agreement between Function(x) Inc. and Rant, Inc.(101)
10.106	Certificate of Designation of Series E Preferred Stock(102)
10.107	Secured Convertible Note between Function(x) Inc. and Rant, Inc.(103)
10.108	Note Purchase Agreement between Function(x) Inc. and Rant, Inc.(104)
10.109	Security Agreement between Function(x) Inc. and Rant, Inc.(105)
10.110	Subordination Agreement between Function(x) Inc., Sillerman Investment Company III LLC, Sillerman Investment Company IV LLC, Sillerman Investment Company VI LLC and Rant, Inc.(106)
10.111	Intercreditor Agreement between Function(x) Inc., Sillerman Investment Company III LLC, Sillerman Investment Company IV LLC, Sillerman Investment Company VI LLC and Rant, Inc.(107)
10.112	Securities Purchase Agreement dated July 8, 2016(108)
10.113	Security Agreement dated July 8, 2016 between Function(x) Inc. and holders of Debentures(109)
10.114	Registration Rights Agreement dated July 8, 2016(110)
10.115	Form of Debenture(111)
10.116	Form of Warrant(112)
10.117	Form of Lock-Up Agreement(113)
10.118	Exchange Agreement dated July 8, 2016 between Function(x) Inc. and Sillerman Investment Company III LLC, Sillerman Investment Company IV LLC, and Sillerman Investment Company VI LLC(114)
10.119	Amendment to Securities Purchase Agreement and Consent to Modify Debentures dated July 20, 2016(115)
10.120	Amendment to Subordination Agreement dated July 20, 2016(116)
10.121	Amendment to Exchange Agreement dated July 20, 2016(117)
10.122	Employment Agreement of Birame Sock(118)
10.123	Amended and Restated Certificate of Designations of the Series C Preferred Stock of Function(x) Inc.(119)
10.124	Note Exchange Agreement dated August 22, 2016 between Function(x) Inc., Sillerman Investment Company III LLC, Sillerman Investment Company IV LLC and Sillerman Investment Company VI LLC(120)
10.125	Amendment to Certificate of Incorporation of Function(x) Inc.(121)
10.126	Securities Purchase Agreement between Function(x) Inc. and Perk Inc.(122)
10.127	Waiver Agreement between Function(x) Inc. and Barry Honig, as collateral agent(123)
10.128	License Agreement between Function(x) Inc. and Bajaar, LLC(124)
14.1	Code of Business Conduct and Ethics(125)

Exhibit Number
21.1	List of Subsidiaries(126)
23.1	Consent of BDO USA LLP*
23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)*

(1)	Incorporated by reference to Exhibit D to the registrant’s Proxy Statement on Schedule 14D filed on August 16, 1994. Amendments thereto are incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 16, 2011 and to the Registrant’s Current Report on Form 8-K filed on June 7, 2012. In addition, the Certificate of Designations for the registrant’s Series C Convertible Preferred Stock, the only class of preferred stock outstanding, is incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 27, 2014
(2)	Incorporated by reference to the registrant’s Exhibit E to Proxy Statement on Schedule 14A filed on August 16, 1994
(3)	Incorporated by reference to the registrant’s registration statement on Form S-1 filed on May 25, 2011
(4)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed on February 22, 2011
(5)	Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on February 16, 2011
(6)	Incorporated by reference to Exhibit 10.7 to the registrant’s registration statement on Form S-1/A filed on October 7, 2011
(7)	Incorporated by reference to Exhibit 10.8 to the registrant’s registration statement on Form S-1/A filed on October 7, 2011
(8)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 3, 2011
(9)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on August 26, 2011
(10)	Incorporated by reference to Exhibit 10.13 to the registrant’s Registration Statement on Form S-1/A filed on November 23, 2011
(11)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 29, 2011.
(12)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current report on Form 8-K filed on December 29, 2011.
(13)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on January 4, 2012
(14)	Incorporated by reference to Exhibit 10.18 to the registrant’s registration statement on Form S-1/A filed on April 5, 2012
(15)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on April 9, 2012
(16)	Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 8-K filed on May 15, 2012
(17)	Incorporated by reference to Exhibit 10.2 to the registrant’s Quarterly Report on Form 8-K filed on May 15, 2012
(18)	Incorporated by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 8-K filed on May 15, 2012
(19)	Incorporated by reference to Exhibit 10.4 to the registrant’s Quarterly Report on Form 8-K filed on May 15, 2012
(20)	Incorporated by reference to Exhibit 10.5 to the registrant’s Quarterly Report on Form 8-K filed on May 15, 2012
(21)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 6, 2012

(22)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on September 14, 2012
(23)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on September 14, 2012
(24)	Incorporated by reference to Exhibit 13.2 to the registrant’s Quarterly Report on Form 10-Q filed on May 12, 2011. An amendment to the agreement is incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on November 5, 2012
(25)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on November 5, 2012
(26)	Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on November 19, 2012
(27)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 7, 2012
(28)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 17, 2012
(29)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on January 11, 2013
(30)	Incorporated by reference to Exhibit 10.35 to the registrant’s Quarterly Report on Form 10-Q filed February 14, 2013
(31)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on March 15, 2013
(32)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on March 15, 2013
(33)	Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on March 15, 2013
(34)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K/A filed on March 19, 2013
(35)	Incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed on March 15, 2013
(36)	Incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed on March 15, 2013
(37)	Incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed on March 15, 2013
(38)	Incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed on March 15, 2013
(39)	Incorporated by reference to the Exhibits 10.36, 10.37, 10.38, 10.39, 10.40, 10.41, 10.42 and 10.43 to the registrant’s Annual Report on Form 10-K filed on September 17, 2013
(40)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 2, 2013
(41)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on December 2, 2013
(42)	Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on December 2, 2013
(43)	Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on December 16, 2013
(46)	Incorporated by reference to Exhibit 2.2 to the registrant’s Current Report on Form 8-K filed on December 16, 2013
(44)	Incorporated by reference to Exhibit 2.3 to the registrant’s Current Report on Form 8-K filed on December 16, 2013
(46)	Incorporated by reference to the registrant’s Preliminary Information Statement on Schedule 14C filed on January 10, 2014

(47)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on February 6, 2014
(48)	Incorporated by reference to Exhibit 1.1 to the Schedule 13D/A filed on February 10, 2014
(49)	Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q filed on February 10, 2014
(50)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on February 20, 2014
(51)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on March 10, 2014
(52)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on March 14, 2014
(53)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on March 14, 2014
(54)	Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on March 14, 2014
(55)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on March 18, 2014
(56)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on March 18, 2014
(57)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on March 18, 2014
(58)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on March 24, 2014
(59)	Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on June 25, 2014
(60)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 27, 2014
(61)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 27, 2014
(62)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on October 27, 2014
(63)	Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on October 27, 2014
(64)	Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on October 27, 2014
(65)	Incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed on October 27, 2014
(66)	Incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed on October 27, 2014
(67)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on January 23, 2015
(68)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on January 23, 2015
(69)	Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on January 23, 2015
(70)	Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on January 23, 2015
(71)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on June 12, 2015
(72)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on August 6, 2015

(73)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on September 9, 2015
(74)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on September 9, 2015
(75)	Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on September 9, 2015
(76)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 2, 2015
(77)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 27, 2015
(78)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 7, 2015
(79)	Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on December 14, 2015
(80)	Incorporated by reference to Exhibit 2.2 to the registrant’s Current Report on Form 8-K filed on December 14, 2015
(81)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on January 28, 2016
(82)	Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on January 28, 2016
(83)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on February 2, 2016
(84)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on February 2, 2016
(85)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on March 30, 2016
(86)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on March 30, 2016
(87)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on March 30, 2016
(88)	Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on March 30, 2016
(89)	Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on April 29, 2016
(90)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 3, 2016
(91)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on May 3, 2016
(92)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 13, 2016
(93)	Incorporated by reference to Exhibit 10.78 to the registrant’s Quarterly Report on Form 10-Q filed on May 16, 2016
(94)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 20, 2016
(95)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on May 20, 2016
(96)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on June 17, 2016
(97)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on June 30, 2016
(98)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on June 30, 2016

(99)	Incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed on June 30, 2016
(100)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 6, 2016
(101)	Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(102)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(103)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(104)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(105)	Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(106)	Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(107)	Incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(108)	Incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(109)	Incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(110)	Incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(111)	Incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(112)	Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(113)	Incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(114)	Incorporated by reference to Exhibit 10.12 to the registrant’s Current Report on Form 8-K filed on July 13, 2016
(115)	Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on July 26, 2016
(116)	Incorporated by reference to Exhibit 2.2 to the registrant’s Current Report on Form 8-K filed on July 26, 2016
(117)	Incorporated by reference to Exhibit 2.3 to the registrant’s Current Report on Form 8-K filed on July 26, 2016
(118)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on August 3, 2016
(119)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on August 22, 2016
(120)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on August 22, 2016
(121)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on September 16, 2016
(122)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 6, 2016
(123)	Incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed on November 14, 2016
(124)	Incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed on November 25, 2016

(125)	Incorporated by reference to Exhibit 14.1 to the registrant’s Information Statement on Form S-1/A filed on October 7, 2011
(126)	Incorporated by reference to Exhibit 21.1 to the registrant’s Annual Report on Form 10-K filed on October 12, 2016
*	Filed herewith

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used to referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on January 19, 2017.

FUNCTION(X) INC.
Date: January 19, 2017	By: /s/ Robert F.X. Sillerman Robert F.X. Sillerman Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Robert F.X. Sillerman Robert F.X. Sillerman	Executive Chairman and Chief Executive Officer (Principal Executive Officer)	January 19, 2017
/s/ Michelle Lanken Michelle Lanken	Chief Financial Officer	January 19, 2017
* Birame Sock	President	January 19, 2017
/s/ Brian Rosin Brian Rosin	Chief Operating Officer	January 19, 2017
* Mitchell J. Nelson	Director, Executive Vice President and Secretary	January 19, 2017
* Frank Barnes	Director	January 19, 2017
* Michael Meyer	Director	January 19, 2017
* Peter Horan	Director	January 19, 2017

* By:	/s/ Mitchell J. Nelson Mitchell J. Nelson Attorney-in-Fact